                         Total Number of Pages:  _____
                     Exhibit Index Located on Page:  _____
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         FULTON FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 Pennsylvania
                       ---------------------------------
                        (State or other jurisdiction of
                        incorporation or organization)

        6711                                                   23-2195389
-------------------------                              -------------------------
(Primary SIC Code Number)                                   (I.R.S. Employer
                                                         Identification Number)

                                One Penn Square
                                 P.O. Box 4887
                         Lancaster, Pennsylvania 17604
                                (717) 291-2411
   --------------------------------------------------------------------------
   (Address and telephone number of registrant's principal executive offices)

          Rufus A. Fulton, Jr., President and Chief Executive Officer
                         Fulton Financial Corporation
                                One Penn Square
                                 P.O. Box 4887
                         Lancaster, Pennsylvania 17604
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

Copy To:                                     Copy To:
Paul G. Mattaini, Esquire                    Douglas P. Faucette,Esquire
Barley, Snyder, Senft & Cohen, LLP           Muldoon, Murphy & Faucette
126 East King Street                         5101 Wisconsin Avenue, N.W.
Lancaster, PA  17602-2893                    Washington, D.C.  20016
(717) 299-5201                               (202) 362-0840




     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CROSS REFERENCE SHEET PURSUANT
                          TO ITEM 501 OF REGULATION S-K
                         ------------------------------

ITEM OF FORM S-4                              LOCATION IN PROSPECTUS
----------------                              ----------------------

1.    Forepart of Registration                Facing Page of Registration
      Statement and Outside Front             Statement; Cross Reference Sheet;
      Cover Page of Prospectus                and Outside Front Cover Page

2.    Inside Front and Outside                AVAILABLE INFORMATION;
      Back Cover Pages of Prospectus          TABLE OF CONTENTS

3.    Risk Factors, Ratio of Earnings         SUMMARY
      to Fixed Charges and Other
      Information

4.    Terms of the Transaction                THE FFC/WNB MERGER; INFORMATION
                                              CONCERNING FULTON FINANCIAL
                                              CORPORATION AND DESCRIPTION OF FFC
                                              COMMON STOCK; INCORPORATION OF
                                              CERTAIN DOCUMENTS BY REFERENCE

5.    Pro Forma Financial Information         PRO FORMA COMBINED FINANCIAL
                                              INFORMATION

6.    Material Contacts with the              GENERAL INFORMATION--SPECIAL
      Company Being Acquired                  MEETING OF WNB SHAREHOLDERS--
                                              Interests of Certain Persons in
                                              Matters To Be Acted Upon; THE
                                              FFC/WNB MERGER

7.    Additional Information Required         Not Applicable
      for Reoffering by Persons and
      Parties Deemed to be Underwriters

8.    Interests of Named Experts and          EXPERTS; LEGAL MATTERS
      Counsel

9.    Disclosure of Commission Position       INFORMATION CONCERNING FULTON
      on Indemnification for Securities       FINANCIAL CORPORATION AND
      Act Liabilities                         DESCRIPTION OF FFC COMMON STOCK
                                              --Indemnification

10.   Information with Respect to S-3         INCORPORATION OF CERTAIN
      Registrants                             DOCUMENTS BY REFERENCE; PRO FORMA
                                              COMBINED FINANCIAL INFORMATION;
                                              INFORMATION CONCERNING FULTON
                                              FINANCIAL CORPORATION AND
                                              DESCRIPTION OF FFC COMMON STOCK

11.   Incorporation of Certain                INCORPORATION OF CERTAIN
      Information by Reference                DOCUMENTS BY REFERENCE

12.   Information with Respect to S-2         Not Applicable
      or S-3 Registrants

13.   Incorporation of Certain                Not Applicable
      Information by Reference

14.   Information with Respect to             Not Applicable
      Registrants Other Than S-3 or
      S-2 Registrants

15.   Information with Respect to             Not Applicable
      S-3 Companies

16.   Information with Respect to S-2         Not Applicable
      or S-3 Companies

17.   Information with Respect to             COMPARATIVE STOCK PRICES AND
      Companies Other Than S-2 or             DIVIDENDS AND RELATED SHAREHOLDER
      S-3 Companies                           MATTERS; INFORMATION CONCERNING
                                              THE WOODSTOWN NATIONAL BANK &
                                              TRUST COMPANY

18.   Information if Proxies, Consents        SUMMARY; GENERAL INFORMATION--
      or Authorizations are to be             SPECIAL MEETING OF WNB
      Solicited                               SHAREHOLDERS; THE FFC/WNB MERGER;
                                              INFORMATION CONCERNING THE
                                              WOODSTOWN NATIONAL BANK & TRUST
                                              COMPANY; INCORPORATION OF CERTAIN
                                              DOCUMENTS BY REFERENCE

19.   Information if Proxies, Consents        Not Applicable
      or Authorizations Are Not to be
      Solicited or in an Exchange Offer

                                                              December 13, 1996



Dear Shareholder:

     You are cordially invited to a Special Meeting of Shareholders (the "Meeting") of The Woodstown National Bank & Trust Company ("WNB") to be held on January 22, 1997, at 11:00 a.m., at the Salem County Sportsmen's Club, Inc., Route 40, Carney's Point, New Jersey.

     At the Meeting, holders of all outstanding shares of Common Stock, par value $0.22 per share (the "Shares"), of WNB will be asked to consider and vote upon a proposal to approve the merger (the "Merger") of WNB and a subsidiary of Fulton Financial Corporation ("FFC"), in accordance with the terms of the Merger Agreement dated September 30, 1996, as amended as of November 1, 1996, between WNB and FFC (the "Merger Agreement"). Following the Merger, the resulting bank will operate as a wholly-owned subsidiary of FFC under the name "The Woodstown National Bank & Trust Company." Pursuant to the Merger Agreement, each Share outstanding at the effective date of the Merger will automatically be converted into the right to receive 1.60 shares of FFC's Common Stock, and cash will be paid in lieu of fractional shares. Consummation of the Merger is subject to certain conditions, including the approval of the merger by various regulatory agencies and approval of the WNB shareholders as described below.

     The Board of Directors of WNB has approved and declared the Merger advisable and recommends that the shareholders of WNB vote in favor of the Merger Agreement.

     It is very important that you be represented at the meeting, regardless of whether you plan to attend in person. The affirmative vote of two-thirds of the outstanding shares of WNB Common Stock will be required to approve the Merger Agreement. Consequently, your failure to vote would have the same effect as a vote against the Merger. You are therefore urged to execute and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure your shares will be voted at the Meeting.

                                              Sincerely yours,



                                              Samuel H. Jones, Jr.
                                              Chairman of the Board

                  The Woodstown National Bank & Trust Company
                             One South Main Street
                         Woodstown, New Jersey  08098

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be Held January 22, 1997


To the Shareholders of
The Woodstown National Bank & Trust Company:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Woodstown National Bank & Trust Company ("WNB") will be held at The Salem County Sportsmen's Club, Inc., Route 40, Carney's Point, New Jersey, on January 22, 1997, at 11:00 a.m. local time, for the following purposes:

     (1) To consider and vote upon a proposal to approve the merger (the "Merger") of WNB and a subsidiary of Fulton Financial Corporation ("FFC"), in accordance with the terms of the Merger Agreement dated September 30, 1996, as amended as of November 1, 1996, between WNB and FFC (a copy of which, without exhibits or schedules, is attached to the accompanying Proxy Statement/Prospectus as Exhibit A). In the Merger, each of the outstanding shares of Common Stock, par value $0.22 per share (the "Shares"), of WNB will automatically be converted into the right to receive 1.60 shares of FCC's Common Stock. Following the Merger, the resulting bank will operate as a wholly-owned subsidiary of FFC under the name "The Woodstown National Bank & Trust Company." The Merger is more fully described in the accompanying Proxy Statement; and

     (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof, including, without limitation, a motion to adjourn or postpone the Meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise .

     The Board of Directors has fixed the close of business on December 11, 1996, as the record date for the Special Meeting. Only those persons who are record holders of WNB Common Stock at such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. The attached Proxy Statement/Prospectus forms a part of this Notice and is incorporated herein by reference.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF WNB ENTITLED TO VOTE THEREON WILL BE REQUIRED TO ADOPT THE MERGER AGREEMENT PROVIDING FOR THE MERGER OF WNB WITH A SUBSIDIARY OF FFC. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                       By order of the Board of Directors



                                       Ralph Homan
                                       Secretary

Woodstown, New Jersey
December 13, 1996

                           PROXY STATEMENT/PROSPECTUS
                           --------------------------

                          FULTON FINANCIAL CORPORATION
                                ONE PENN SQUARE
                                 P.O. BOX 4887
                         LANCASTER, PENNSYLVANIA 17604
                                 (717) 291-2411

                       ----------------------------------

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
                             One South Main Street
                          WOODSTOWN, NEW JERSEY 08098
                                 (609) 769-0040

                       ----------------------------------

     This Proxy Statement/Prospectus relates to (i) the Special Meeting of Shareholders (the "Special Meeting") of The Woodstown National Bank & Trust Company ("WNB") to be held on January 22, 1997, and (ii) the issuance of up to 2,880,000 shares of the $2.50 par value common stock of Fulton Financial Corporation ("FFC") to be issued in connection with, and conditioned upon, the effectiveness of the merger of WNB with a subsidiary of FFC (the "Merger"). The Merger is described more fully in this Proxy Statement/Prospectus.

                       ----------------------------------

     No person has been authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall under any circumstances create any implication that the information contained herein is correct at any time subsequent to the date hereof.

                       ----------------------------------

     This Proxy Statement/Prospectus does not cover resales of shares of FFC Common Stock issued to affiliates of WNB in connection with the Merger described herein. No such person is authorized to make use of this Proxy
Statement/Prospectus in connection with any such resale.

                       ----------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------

     THESE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                       ----------------------------------

       The date of this Proxy Statement/Prospectus is December 13, 1996.

                             AVAILABLE INFORMATION
                             ---------------------

     FFC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith FFC files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such periodic reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the Regional Offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048; Curtis Center, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained, at prescribed rates, by delivering a request to the Public Reference Section of the SEC at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a web site (http://www.sec.gov) that contains periodic reports, proxy and information statements and other information regarding companies which are subject to the reporting requirements of the 1934 Act. FFC Common Stock is listed on the NASDAQ Stock Market and material as to FFC can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT AND THE RELATED EXHIBITS THAT FFC HAS FILED WITH THE SEC (CERTAIN PARTS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC), AND TO WHICH REFERENCE IS HEREBY MADE. THIS PROXY STATEMENT/PROSPECTUS IS PART OF THE REGISTRATION STATEMENT AND SUCH REGISTRATION STATEMENT, INCLUDING EXHIBITS, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC LISTED ABOVE. THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. FFC WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM THIS PROXY STATEMENT/ PROSPECTUS IS DELIVERED, A COPY OF ANY AND ALL DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE HEREIN. SUCH REQUESTS SHOULD BE DIRECTED TO WILLIAM R. COLMERY, SECRETARY, FULTON FINANCIAL CORPORATION, ONE PENN SQUARE, P.0. BOX 4887, LANCASTER, PENNSYLVANIA 17604,
TELEPHONE: (717) 291-2852. IN ORDER TO INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JANUARY 8, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                -----------------------------------------------

     The following documents and information are hereby incorporated by reference into this Proxy Statement/Prospectus:

     1.  FFC's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. FFC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

     3. FFC's Current Reports on Form 8-K dated February 29, 1996, April 16, 1996 and October 7, 1996.

     All documents filed by FFC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the Annual Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                           Page
SUMMARY...................................................................    1
-------
     The WNB Special Meeting..............................................    1
     -----------------------
     Purpose of the Meeting...............................................    1
     ----------------------
     The Parties..........................................................    1
     -----------
     Required Vote........................................................    2
     -------------
     Terms of the Merger..................................................    2
     -------------------
     Conversion and Exchange of Shares of WNB Common Stock................    3
     -----------------------------------------------------
     Reasons for the Merger...............................................    3
     ----------------------
     Opinion of WNB's Financial Advisor...................................    4
     ----------------------------------
     Management and Operations Following the Merger.......................    4
     ----------------------------------------------
     Effective Date.......................................................    5
     --------------
     Termination of the Merger Agreement..................................    5
     -----------------------------------
     Comparison of Shareholder Rights.....................................    5
     --------------------------------
     Restrictions on Resales by Affiliates................................    5
     -------------------------------------
     Federal Income Tax Consequences......................................    5
     -------------------------------
     Accounting Treatment.................................................    6
     --------------------
     Dissenters' Rights...................................................    6
     ------------------
     Limitations on Negotiations; Warrant Granted to FFC..................    6
     ---------------------------------------------------
     Conditions and Amendments............................................    7
     -------------------------
     Comparative Stock Prices.............................................    7
     ------------------------
     Selected Historical and Pro Forma Combined Per Share Data..............  8
     ---------------------------------------------------------
     Selected Historical Financial Data...................................   14
     ----------------------------------

GENERAL INFORMATION--SPECIAL MEETING OF WNB SHAREHOLDER...................   19
-------------------------------------------------------
     Introduction.........................................................   19
     ------------
     Date, Time and Place of Special Meeting..............................   19
     ---------------------------------------
     Shareholders Entitled to Vote........................................   19
     -----------------------------
     Purpose of Meeting...................................................   19
     ------------------
     Solicitation of Proxies..............................................   19
     -----------------------
     Quorum and Required Vote.............................................   19
     ------------------------
     Revocation and Voting of Proxies.....................................   20
     --------------------------------
     Shares Outstanding and Principal Holders Thereof.....................   20
     ------------------------------------------------
     Interests of Certain Persons in Matters To Be Acted Upon.............   21
     --------------------------------------------------------
     Recommendation of the Board of Directors of WNB......................   22
     -----------------------------------------------

THE FFC/WNB MERGER........................................................   23
------------------
     General Information..................................................   23
     -------------------
     Background of the Merger.............................................   24
     ------------------------
     Reasons for the Merger; Recommendation of WNB Board..................   25
     ---------------------------------------------------
     Additional Reasons for the Merger....................................   26
     ---------------------------------
     Opinion of Financial Advisor to The Woodstown National Bank & Trust
     -------------------------------------------------------------------
          Company.........................................................   28
          -------
     Discounted Cash Flow Analysis........................................   32
     -----------------------------
     Conversion and Exchange of Shares....................................   34
     ---------------------------------
     Business Pending The Effective Date..................................   36
     -----------------------------------
     Conditions, Amendment and Termination................................   37
     -------------------------------------
     Effective Date of the Merger.........................................   38
     ----------------------------
     Management and Operations Following the Merger.......................   38
     ----------------------------------------------
     Federal Income Tax Consequences......................................   39
     -------------------------------
     Accounting Treatment.................................................   40
     --------------------
     Rights of Dissenting Shareholders....................................   41
     ---------------------------------
     Restrictions on Resale of FFC Common Stock Held By Affiliates of
     ----------------------------------------------------------------
          WNB.............................................................   42
          ---
     Warrant Agreement....................................................   43
     -----------------

COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED--SHAREHLDER MATTER.....   45
---------------------------------------------------------------------
     Common Stock of FFC..................................................   45
     -------------------
     Common Stock of WNB..................................................   45
     -------------------


PRO FORMA COMBINED FINANCIAL INFORMATION..................................   46
----------------------------------------

INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
---------------------------------------------------
  AND DESCRIPTION OF FFC COMMON STOCK.....................................   59
  -----------------------------------
     General..............................................................   59
     -------
     Loan Policies and Portfolio Quality..................................   60
     -----------------------------------
     Legal Proceedings....................................................   61
     -----------------
     General Description of FFC Common Stock..............................   61
     ---------------------------------------
     Dividends............................................................   61
     ---------
     Dividend Reinvestment Plan...........................................   62
     --------------------------
     Securities Laws......................................................   62
     ---------------
     Antitakeover Provisions..............................................   63
     -----------------------
     Indemnification......................................................   64
     ---------------
     Comparison of Shareholder Rights.....................................   64
     --------------------------------

INFORMATION CONCERNING THE WOODSTOWN NATIONAL BANK & TRUST COMPANY........   67
------------------------------------------------------------------
     Description of Business and Property.................................   67
     ------------------------------------
     WNB Common Stock Market Price and Dividends..........................   67
     -------------------------------------------
     Information About Directors and Executive Officers...................   68
     --------------------------------------------------
     Selected Historical Financial Data...................................   68
     ----------------------------------
     WNB Supplementary Financial Information
     ---------------------------------------
         Financial Statements for the Interim Period Ended
         -------------------------------------------------
         September 30, 1996...............................................   71
         ------------------
         Management's Discussion and Analysis of Financial Condition
         -----------------------------------------------------------
           and Results of Operations for the Interim Period Ended
           ------------------------------------------------------
           September 30, 1996.............................................   75
           ------------------
         Merger Activity..................................................   75
         ---------------
         Results of Operations............................................   75
         ---------------------
         Net Interest Income..............................................   75
         -------------------
         Provision and Allowance for Loan Losses..........................   76
         ---------------------------------------
         Other Income.....................................................   77
         ------------
         Other Expenses...................................................   77
         --------------
         Income Taxes.....................................................   77
         ------------
         Net Interest Income..............................................   78
         -------------------
         Provision and Allowance for Loan Losses..........................   79
         ---------------------------------------
         Other Income.....................................................   79
         ------------
         Other Expenses...................................................   79
         --------------
         Income Taxes.....................................................   79
         ------------
         Financial Condition..............................................   79
         -------------------
         Additional Statistical Disclosure................................   81
         ---------------------------------
         Quarterly Consolidated Results of Operations.....................   85
         --------------------------------------------

EXPERTS...................................................................   86
-------

LEGAL MATTERS.............................................................   86
-------------

ADDITIONAL INFORMATION....................................................   86
----------------------

OTHER MATTERS.............................................................   86
-------------

EXHIBITS
     Exhibit A - Merger Agreement........................................    A-1
     Exhibit B - Opinion of McConnell, Budd & Downes.....................    B-1
     Exhibit C - Warrant Agreement and Warrant...........................    C-1
     Exhibit D - Statute Relating to Dissenters' Rights..................    D-1
     Exhibit E - 1995 and 1994 Annual Reports to Shareholders of The
                  Woodstown National Bank & Trust Company................    E-1

                                    SUMMARY
                                    -------


     The following is a summary of certain information set forth in this Proxy Statement/Prospectus regarding the Merger between WNB and a subsidiary of FFC. This summary is provided for convenience only and does not set forth completely all material features of the Merger. This summary should be read in conjunction with and is qualified in its entirety by the more detailed information which is set forth elsewhere in this Proxy Statement/Prospectus and the attached Exhibits or which is incorporated herein by reference.

                            The WNB Special Meeting
                            -----------------------

     A Special Meeting of the shareholders of WNB will be held on January 22, 1997, at 11:00 a.m., local time, at the Salem County Sportsmen's Club, Inc., Route 40, Carney's Point, New Jersey. Only those shareholders of record at the close of business on December 11, 1996, will be entitled to receive notice of and to vote at the meeting. As of the record date, there were outstanding 1,800,000 shares of the common stock, par value $0.22 per share, of WNB ("WNB Common Stock"), each of which is entitled to one vote. See GENERAL INFORMATION-- SPECIAL MEETING OF WNB SHAREHOLDERS.

                            Purpose of the Meeting
                            ----------------------

     The shareholders of WNB will be asked at the Special Meeting to consider and vote upon a proposal to approve and adopt the Merger Agreement, dated September 30, 1996, as amended as of November 1, 1996, between FFC and WNB, under the terms of which (i) FFC will organize a national banking association ("WNB Interim National Bank") as a wholly-owned subsidiary of FFC and cause WNB Interim National Bank to become a party to the Merger Agreement, (ii) WNB will be merged with and into WNB Interim National Bank, (iii) WNB Interim National Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Woodstown National Bank & Trust Company" (all references to WNB in this Prospectus/Proxy Statement with respect to matters after the Merger shall be deemed to refer to such resulting bank), and
(iv) all of the outstanding shares of WNB Common Stock, par value $.22 per share, will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). WNB's shareholders will receive cash in lieu of fractional shares of FFC Common Stock. See THE FFC/WNB MERGER. The Merger Agreement, dated September 30, 1996, as amended as of November 1, 1996, between FFC and WNB, without exhibits or schedules (the "Merger Agreement"), is attached as Exhibit A to this Proxy Statement/Prospectus.

                                  The Parties
                                  -----------

     Fulton Financial Corporation:  Fulton Financial Corporation ("FFC") is a
     ----------------------------
Pennsylvania business corporation and a registered bank holding company that maintains its headquarters in Lancaster, Pennsylvania. As a bank holding company, FFC engages in a general commercial and retail banking and trust business, and also in related financial businesses, through its thirteen directly-held bank and nonbank subsidiaries. FFC's bank subsidiaries currently operate eighty-five banking offices in Pennsylvania, fifteen banking offices in Maryland, seven banking offices in Delaware, and seven banking offices in New Jersey. As of September 30, 1996, FFC had consolidated total assets of approximately $3.7 billion.

     The principal assets of FFC are the following nine wholly-owned bank subsidiaries, each of which is a bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"): (i) Fulton Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (ii) Farmers Trust Bank, a Pennsylvania bank and trust company which is a member of the Federal Reserve System, (iii) Swineford National

Bank, a national banking association which is a member of the Federal Reserve System, (iv) Lafayette Bank, a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (v) FNB Bank, National Association, a national banking association which is a member of the Federal Reserve System,
(vi) Great Valley Savings Bank, a Pennsylvania stock savings bank which is not a member of the Federal Reserve System, (vii) Hagerstown Trust Company, a Maryland trust company which is not a member of the Federal Reserve System, (viii) Delaware National Bank, a national banking association which is a member of the Federal Reserve System, and (ix) The Bank of Gloucester County, a New Jersey bank which is not a member of the Federal Reserve System. In addition, FFC has four wholly-owned nonbank direct subsidiaries: (1) Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton Bank and Farmers Trust Bank maintain branch offices or other facilities, (2) Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by FFC's bank subsidiaries, (3) Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and certain limited partnership interests in partnerships invested in low and moderate income housing projects and (4) FFC Management, Inc., which owns certain securities.

     The principal executive offices of FFC are located at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604, and FFC's telephone number is
(717) 291-2411.

     The Woodstown National Bank & Trust Company:  The Woodstown National Bank &
     -------------------------------------------
Trust Company ("WNB") is a national banking association that maintains its headquarters in Woodstown, New Jersey. WNB operates six banking offices in Salem and Gloucester Counties, New Jersey. WNB is an FDIC-insured bank and is a member of the Federal Reserve System. As of September 30, 1996, WNB had total consolidated assets of approximately $255 million, and held total deposits of approximately $230 million.

     Woodstown Investment Company ("WIC") is a Delaware business corporation which is a wholly-owned subsidiary of WNB.

     The principal executive offices of WNB are located at One South Main Street, Woodstown, New Jersey 08098, and WNB's telephone number is
(609) 769-0040.

                                 Required Vote
                                 -------------

     The affirmative vote of shareholders holding at least two-thirds of the issued and outstanding shares of WNB Common Stock given at a duly convened meeting of the shareholders of WNB is required in order to approve the Merger Agreement. As of December 11, 1996, the directors and executive officers of WNB and their affiliates owned beneficially approximately 46.4 percent of the outstanding shares of WNB Common Stock. WNB understands that the executive officers, and all of the directors of WNB who voted for the Merger, who own WNB Common Stock representing approximately 37.8 percent of the outstanding Shares of WNB Common Stock, presently intend to vote (in their respective capacities as shareholders of WNB) their shares of WNB Common Stock in favor of the proposal to adopt the Merger Agreement. As of December 11, 1996 the directors and executive officers of FFC and their affiliates did not own any shares of WNB Common Stock. See GENERAL INFORMATION--SPECIAL MEETING OF WNB SHAREHOLDERS-- Shares Outstanding and Principal Holders Thereof; and INFORMATION CONCERNING THE WOODSTOWN NATIONAL BANK & TRUST COMPANY.

                              Terms of the Merger
                              -------------------

     Under the terms of the Merger Agreement: (i) FFC will organize a national banking association ("WNB Interim National Bank") as a wholly-owned subsidiary of FFC and cause WNB Interim National Bank to become a party to the Merger

Agreement, (ii) WNB will be merged with and into WNB Interim National Bank,
(iii) WNB Interim National Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Woodstown National Bank & Trust Company," and (iv) each of the outstanding shares of WNB Common Stock will be converted into 1.60 shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). WNB's shareholders will receive cash in lieu of fractional shares of FFC Common Stock. See THE FFC/WNB MERGER.

             Conversion and Exchange of Shares of WNB Common Stock
             -----------------------------------------------------

     On the effective date of the Merger (the "Effective Date"), which is expected to occur during the first quarter of 1997, each share of WNB Common Stock then issued and outstanding will be converted into the right to receive
1.60 shares (the "Conversion Ratio") of FFC Common Stock.

     The Conversion Ratio is subject to adjustment in the event of a stock dividend or similar transaction involving FFC Common Stock prior to the Effective Date. No fractional shares of FFC Common Stock will be issued in connection with the Merger. In lieu of the issuance of any fractional share to which any former WNB shareholder would otherwise be entitled, each such former shareholder of WNB will receive in cash an amount equal to the fair market value of his or her fractional interest, which shall be determined by multiplying such fraction by the Closing Market Price. The Closing Market Price is defined in the Merger Agreement as the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date of the Merger, as reported on the NASDAQ National Market. See THE FFC/WNB MERGER.

     Each former shareholder of WNB will be required to surrender to FFC the certificates representing WNB Common Stock held by him or her in accordance with the instructions which will be sent to him or her immediately following the Effective Date. Upon proper surrender of his or her WNB Common Stock certificates, each such former shareholder of WNB will be promptly issued a stock certificate representing the whole number of shares of FFC Common Stock into which such shareholder's shares of WNB Common Stock shall have been converted, together with a check in the amount of any cash, without interest, to which he or she is entitled in lieu of the issuance of a fractional share. FFC may withhold dividends payable after the Effective Date to any former shareholder of WNB who has received written instructions from FFC but has not at that time surrendered his or her WNB Common Stock certificates. Any dividends so withheld will be paid, without interest, to any such former shareholder of WNB upon the proper surrender of his or her WNB Common Stock certificates. See THE FFC/WNB MERGER--Conversion and Exchange of Shares, and the Merger Agreement attached as Exhibit A to this Proxy Statement/Prospectus. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                            Reasons for the Merger
                            ----------------------

     The Boards of Directors of FFC and WNB have determined that the Merger is in the best interests of both organizations. In the case of FFC, the acquisition of WNB will enable FFC to expand its operations in New Jersey. FFC considers New Jersey to be an attractive area for expansion of its business and believes that the acquisition of WNB will result in a favorable diversification of FFC's assets and earnings. FFC believes WNB's market is similar to many of the markets that FFC's subsidiary banks currently serve, i.e., markets with a strong small business component.

     WNB's Board of Directors has concluded that, in the rapidly changing and increasingly competitive market for financial services, it can compete more effectively as part of a larger banking organization with more resources and a wider range of products and services than those which WNB currently offers.

Through the Merger, WNB believes it can expand its resources and its range of products and services on an accelerated timetable as compared to reliance solely on internal growth. In general, therefore, one reason WNB is entering into the Merger is because it believes it can better maximize its shareholders' return through an affiliation with a larger, more diversified financial institution. WNB's Board of Directors believes that FFC's greater resources will enable WNB to remain competitive and to offer expanded services to its customers and the communities it serves. In particular, WNB believes FFC's strong small business services will further enhance WNB's reputation in this area.

     In addition, the Merger with FFC will increase the liquidity of the stock held by WNB's shareholders by exchanging it for stock in a larger banking organization that is listed on the NASDAQ National Market. FFC anticipates that WNB will retain a strong degree of autonomy which will enable it to preserve its commitment to community-oriented banking.

     In considering the Merger, WNB's Board of Directors considered, among other things, the financial terms of the Merger, the structure of the transaction, the historic and financial performance of FFC and the opinion of its financial advisors as to the fairness of the transaction, from a financial point of view, to WNB shareholders.

     See THE FFC/WNB MERGER--Background of the Merger; Reasons for the Merger; Recommendations of the WNB Board; and Additional Reasons for the Merger.

                      Opinion of WNB's Financial Advisor
                      ----------------------------------

     WNB engaged McConnell, Budd & Downes, Inc. to act as its financial advisor for the purpose of evaluating the financial terms of the Merger. McConnell, Budd & Downes has delivered to WNB's Board of Directors an opinion stating that the Merger is fair to the shareholders of WNB from a financial point of view. A copy of McConnell, Budd & Downes' opinion is attached to this Proxy Statement/Prospectus as Exhibit B and should be read in its entirety with respect to the assumptions made and the other matters considered by McConnell, Budd & Downes in rendering its opinion. See THE FFC/WNB MERGER--Opinion of Financial Advisor.

                Management and Operations Following the Merger
                ----------------------------------------------

     Under the terms of the Merger Agreement, WNB will merge with and into WNB Interim National Bank and WNB Interim National Bank will survive the Merger and operate as a wholly-owned banking subsidiary of FFC under the name "The Woodstown National Bank & Trust Company." Following the Merger, the Board of Directors of FFC will consist of (i) the same persons who are members of the Board of Directors of FFC immediately before the Merger, each of whom will serve until his or her successor is elected and has qualified, and (ii) a director of WNB, designated (subject to reasonable approval by FFC) by vote of WNB's Board of Directors prior to the Effective Date. Under the terms of the Merger Agreement, for a period of five years after the Effective Date of the Merger, the FFC Board of Directors shall nominate such designee for election, and support his or her election, at each annual meeting of shareholders of FFC at which such designee's term expires. During such period, if such designee ceases to serve as a director of FFC, the Board of Directors of WNB shall have the right to designate one other person to serve as a director of FFC, subject to the concurrence of FFC as to the person designated.

     Immediately following the Merger, the Board of Directors of WNB will consist of the same persons who are members of the Board of Directors of WNB immediately before the Merger, each of whom will serve until his or her successor is elected and has qualified.

                                Effective Date
                                --------------

     As soon as reasonably practicable after all applicable conditions to the consummation of the Merger have been met or waived, FFC and WNB will inform the Office of the Comptroller of the Currency (the "OCC") of the planned consummation date of the Merger and submit the required documentation for consummation. FFC and WNB presently intend to consummate the Merger during the first quarter of 1997, assuming that WNB's shareholders adopt the Merger Agreement, all required regulatory approvals are obtained, all applicable waiting periods have expired, and all other conditions have been met or waived as of the closing of the Merger. See THE FFC/WNB MERGER--Effective Date.

                      Termination of the Merger Agreement
                      -----------------------------------

     Either FFC or WNB may terminate the Merger Agreement and cancel the Merger if (i) the other party has committed a material breach of any representation, warranty or covenant contained in the Merger Agreement and has not cured such breach within thirty (30) days after receiving written notice thereof, or (ii) all applicable conditions have not been satisfied by September 30, 1997. FFC and WNB may also terminate the Merger Agreement and cancel the Merger by mutual consent in writing. WNB may terminate the Merger Agreement and cancel the Merger if the Closing Market Price of FFC Common Stock is equal to or less than $12.00. See THE FFC/WNB MERGER--Conditions, Amendment and Termination.

                       Comparison of Shareholder Rights
                       --------------------------------

     Upon consummation of the Merger, the shareholders of WNB will become shareholders of FFC. There are differences between the rights of holders of WNB Common Stock and FFC Common Stock. These differences arise from (i) differences between the respective state and federal laws applicable to WNB and FFC, and
(ii) differences between the Articles of Association and Bylaws of WNB and the Articles of Incorporation and Bylaws of FFC. The material differences between WNB Common Stock and FFC Common Stock include the following: (i) FFC has adopted a Shareholder Rights Plan, which provides FFC's shareholders with certain stock-related rights in the event of a hostile takeover, but may also have the effect of discouraging such a takeover, while WNB has not adopted any such plan; and (ii) FFC Common Stock is registered under the 1934 Act and is traded on the NASDAQ National Market, while WNB Common Stock is not registered under the 1934 Act and is not actively traded in an organized market. See INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK--Antitakeover Provisions; Comparison of Shareholder Rights.

                     Restrictions on Resales by Affiliates
                     -------------------------------------

     The resale of shares of FFC Common Stock received in connection with the Merger by persons who are executive officers, directors or ten percent shareholders of WNB will be subject to certain restrictions. See THE FFC/WNB MERGER--Restrictions on Resale of FFC Common Stock Held by Affiliates of WNB.

                        Federal Income Tax Consequences
                        -------------------------------

     The Merger is structured to qualify as a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, no taxable gain or loss will be recognized by the shareholders of WNB upon their receipt of FFC Common Stock in exchange for WNB Common Stock, except to the extent that any shareholders of WNB receive cash in lieu of the issuance of fractional shares of FFC Common Stock. An opinion has been provided by Barley, Snyder, Senft & Cohen, counsel for FFC, confirming these and certain other federal income tax consequences of the Merger. However, each shareholder of WNB is urged to consult his or her own tax advisor concerning the particular tax consequences of the Merger as they affect his or her individual circumstances. See THE FFC/WNB MERGER--Federal Income Tax Consequences.

                             Accounting Treatment
                             --------------------

     Consummation of the Merger is subject to the condition that the Merger can be treated as a pooling-of-interests for financial accounting purposes. FFC currently intends to exercise its right to cancel the Merger if such condition could not be satisfied. FFC shall not have the right to terminate the Merger Agreement, however, if the inability to use "pooling-of-interest" accounting treatment is due solely to actions by FFC taken after the date of the Merger Agreement. See THE FFC/WNB MERGER--Accounting Treatment.

                              Dissenters' Rights
                              ------------------

     The shareholders of WNB are entitled to exercise dissenters' rights, assuming the Merger is consummated, in accordance with the provisions of Section 215(a) of the U.S. Code. FFC has the right to terminate the Merger Agreement if WNB shareholders exercise dissenters' rights with respect to 10% or more of the WNB Common Stock. Additionally, the exercise of such rights by holders of an aggregate of 10% or more of the WNB Common Stock could affect the ability of FFC to use "pooling-of-interest" accounting treatment. Therefore, each of the executive officers and directors of WNB has signed an agreement not to exercise dissenters' rights in connection with the Merger. See THE FFC/WNB MERGER--Rights of Dissenting Shareholders and Exhibit D -Statute Relating to Dissenters' Rights.

              Limitations on Negotiations; Warrant Granted to FFC
              ---------------------------------------------------

     The Merger Agreement provides that WNB shall not, nor shall it permit any officer, director, employee, agent, consultant or representative to: (a) solicit, initiate or encourage any proposal for a merger with or other acquisition of WNB or WIC, or any material portion of their assets or properties, with or by any person other than FFC; or (b) cooperate with, or furnish any non-public information concerning WNB or WIC to, any person in connection with such a proposal; provided, however, that the WNB Board of Directors shall be free to take such action as the Board of Directors determines, in good faith, that in the exercise of its fiduciary duties, after receipt of a written opinion of outside counsel, is required in the best interests of WNB and its shareholders.

     Simultaneously with the execution of the Merger Agreement, WNB and FFC entered into a Warrant Agreement, dated September 30, 1996 (the "Warrant Agreement"), a copy of which is attached hereto as Exhibit C. Pursuant to the Warrant Agreement, WNB has issued to FFC a warrant (the "Warrant") to purchase an aggregate of up to 358,200 shares of WNB Common Stock fully paid and non-assessable shares of WNB Common Stock, representing 19.9% of the issued and outstanding shares of the WNB Common Stock, at a price per share equal to $24.00, the price at which WNB Common Stock had recently traded prior to the date of execution of the Warrant Agreement, subject to adjustment as provided for in the Warrant Agreement and the Warrant. The Warrant is exercisable only upon the occurrence of specified events relating generally to the support by WNB of a proposal to acquire WNB by a party other than FFC, an acquisition by a third party or group of 25% or more of the outstanding shares of WNB Common Stock, or the failure of WNB's shareholders to approve the Merger following the announcement by any party other than FFC of an offer or proposal to acquire 25% or more of the outstanding shares of WNB Common Stock. To the knowledge of WNB, no event giving rise to the right to exercise the Warrant has occurred as of the date of this Proxy Statement/Prospectus. The execution of the Warrant Agreement was required by FFC as a condition to its execution of the Merger Agreement, and the effect of the Warrant Agreement is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire WNB. See THE FFC WNB MERGER--Warrant Agreement.

     The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with WNB.

                           Conditions and Amendments
                           -------------------------

     Consummation of the Merger is subject to various conditions and contingencies, including, among others, approval by the shareholders of WNB, approval by the Federal Reserve Board, approval by the Office of the Comptroller of the Currency, approval by the New Jersey Department of Banking, notice to the Maryland State Bank Commissioner, and the absence of an injunction issued by a court of competent jurisdiction enjoining the performance by FFC or WNB of any of their obligations under the Merger Agreement.

     To the extent permitted by law, the Merger Agreement may be amended at any time before the Effective Date by a written instrument duly authorized, executed and delivered by FFC and WNB; provided, however, that any amendment to the Conversion Ratio shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of WNB in accordance with applicable law. See THE FFC/WNB MERGER--Conditions, Amendment and Termination.

                           Comparative Stock Prices
                           ------------------------

     On September 27, 1996, the last trading day before public announcement of the Merger Agreement, the per share closing bid and asked quotations for FFC Common Stock were $20.00 and $20.50, respectively, as reported on the NASDAQ National Market ("NASDAQ"). The pro forma equivalent per share closing bid and asked quotations for such date, based on an exchange ratio of 1.60 shares of FFC Common Stock for each share of WNB Common Stock, were $32.00 and $32.80, respectively.

     WNB Common Stock has historically been traded on an extremely limited basis. Bid quotations are published by Ryan, Beck & Co., Monroe Securities and
F. J. Morrissey. The two most recent trades known to management occurred in April 1996 and November 1996, both sales for $25 per share. The following table sets forth bid quotations for the WNB Common Stock as of September 27, 1996 (there were no asked quotations available):


                     ====================================
                                          BID PRICE
                                           09/27/96
                     ====================================
                     Ryan, Beck & Co.       $26.25
                     Robert Carmichel
                     (800) 395-7926
                     ------------------------------------
                     Monroe Securities      $25.00
                     Helen Rubens
                     (800) 766-5560
                     ------------------------------------
                     F. J. Morrissey        $21.50
                     Tom Morrissey
                     (800) 842-8928
                     ====================================


      The foregoing historical and pro forma equivalent per share market information is summarized in the following table:

                                                        Pro Forma
                               Historical               Equivalent
                             Price Per Share          Price Per Share
                             ---------------          ---------------
FFC Common Stock
----------------

09/27/96 Bid Price                $20.00                  $32.00/1/
09/27/96 Asked Price              $20.50                  $32.80


WNB Common Stock
----------------

09/27/96 Bid Price/2/             $24.25
09/27/96 Asked Price/3/           $   -

------------------------------------

/1/ Based upon the product of the Conversion Ratio (1.60) and the closing price of FFC common stock on September 27, 1996 ($20.00).

/2/ Represents an average of the bid prices quoted by the three market makers for the WNB Common Stock.

/3/   No asked price was available on these dates.


      The closing bid and asked quotations on NASDAQ for FFC Common Stock on December 9, 1996, were $21.00 and $21.75, respectively, per share, and the closing sale price was $21.375 per share. The most recent sale price known to management for WNB Common Stock immediately prior to September 30, 1996, was $25.00 per share. More detailed information concerning comparative stock prices is set forth elsewhere in this Proxy Statement/Prospectus. See COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS.


           Selected Historical and Pro Forma Combined Per Share Data
           ---------------------------------------------------------

      The following tables set forth, at the dates and for the periods indicated, financial information relating to FFC Common Stock and WNB Common Stock on a per share historical and pro forma combined basis. The pro forma and equivalent per share information is presented on the basis of an exchange ratio of 1.60 shares of FFC Common Stock for each share of WNB Common Stock.

 The information set forth in the tables below should be read in conjunction with the pro forma combined financial information, including the notes thereto, set forth elsewhere in this Proxy Statement/ Prospectus, the financial statements of FFC, including the notes thereto, which are incorporated herein by reference, and the financial statements of WNB, including the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus. See PRO FORMA COMBINED FINANCIAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; INFORMATION CONCERNING THE WOODSTOWN NATIONAL BANK & TRUST COMPANY.

                   Selected Historical and Pro Forma Combined
                               Per Share Data (A)





                                       As of and for Nine Months Ended September 30
                                       ----------------------------------------------------
FULTON FINANCIAL CORPORATION (FFC)
----------------------------------
                                                        1996         1995
                                                    ------------------------
Historical Per Common Share:
----------------------------
Average Shares Outstanding                        32,939,454   32,928,042
Book Value                                            $11.36       $10.55
Cash Dividends                                        $0.495       $0.420
  Net Income                                           $1.16        $1.08

FFC, WNB Combined Pro Forma Per Common Share:
---------------------------------------------

Average Shares Outstanding                        35,819,454   35,808,042
Book Value                                            $11.10       $10.32
Cash Dividends                                        $0.482       $0.410
  Net Income                                           $1.13        $1.06

------------------

(A) The above combined pro forma per share information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends by each institution through the period.

                   Selected Historical and Pro Forma Combined
                               Per Share Data (A)



FULTON FINANCIAL CORPORATION (FFC)
----------------------------------
                                        As of and for the Year Ended December 31
                                        ----------------------------------------

                                       1995         1994          1993         1992         1991
                                    ----------------------------------------------------------------

Historical Per Common Share:
---------------------------
Average Shares Outstanding           32,918,731   32,693,447   32,387,061    32,030,040   32,246,277
Book Value                               $10.78        $9.70        $9.18         $8.32        $7.83
Cash Dividends                           $0.566       $0.501       $0.456        $0.376       $0.351
Income From Operations:
 Income Before Cumulative Effect
  of Changes in Accounting
  Principles                              $1.44        $1.30        $1.17         $0.86        $0.95
 Effect of Changes in Accounting
  Principles                                  -            -       ($0.11)            -            -

  Net Income                              $1.44        $1.30        $1.06         $0.86        $0.95

FFC, WNB Combined Pro Forma Per Common Share:
--------------------------------------------

Average Shares Outstanding           35,798,731   35,573,447   35,267,061    34,910,040   35,126,277
Book Value                               $10.54        $9.49        $8.95         $8.10        $7.61
Cash Dividends                           $0.554       $0.490       $0.448        $0.373       $0.349
Income From Operations:
 Income Before Cumulative Effect
  of Changes in Accounting
  Principles                              $1.41        $1.28        $1.16         $0.87        $0.94
 Effect of Changes in Accounting
  Principles                                  -            -       ($0.10)            -            -

  Net Income                              $1.41        $1.28        $1.06         $0.87        $0.94

(A) The above combined pro forma per share information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods.

         SELECTED HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA (A)

                                   As of or for the Nine Months Ended September 30
                                   -----------------------------------------------

The Woodstown National Bank &                    1996            1995
-----------------------------      -----------------------------------------------
Trust Company (WNB)
-------------------

Historical Per Common Share:
  Average Shares Outstanding                   1,800,000       1,800,000
  Book Value                                     $13.150          $12.21
  Cash Dividends                                  $0.540          $0.465

  Net Income                                       $1.12           $1.28

WNB, FFC Combined Pro Forma Per
Common Share:
  Book Value                                      $17.77          $16.50
  Cash Dividends                                   $0.77           $0.66

  Net Income                                       $1.81           $1.69


(A) The above combined pro forma per-share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods.

         SELECTED HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA (A)


                                                                For the Years Ended December 31
                                                  ------------------------------------------------------------

The Woodstown National Bank & Trust Company          1995        1994        1993         1992         1991
-------------------------------------------       ------------------------------------------------------------
Trust Company (WNB)
-------------------

Historical Per Common Share:
  Average Shares Outstanding                       1,800,000   1,800,000   1,800,000    1,800,000    1,800,000
  Book Value                                          $12.56      $11.39      $10.22        $9.11        $8.10
  Cash Dividends                                       $0.66       $0.59       $0.57        $0.55        $0.52
  Income From Operations:
    Income Before Cumulative Effect Of
      Changes In Accounting Principles                 $1.83       $1.75       $1.68        $1.63        $1.33
    Effect Of Changes In Accounting Principles             -           -           -       ($0.07)           -
    Net Income                                         $1.83       $1.75       $1.68        $1.56        $1.33

WNB, FFC Combined Pro Forma Per
Common Share:
  Book Value                                          $16.87      $15.19      $14.33       $12.95       $12.17
  Cash Dividends                                       $0.89       $0.78       $0.72        $0.60        $0.56
  Income From Operations:
    Income Before Cumulative Effect Of
      Changes In Accounting Principles                 $2.26       $2.05       $1.86        $1.39        $1.50
  Effect of Changes in Accounting Principles               -           -      ($0.16)           -            -
    Net Income                                         $2.26       $2.05       $1.70        $1.39        $1.50


(A) The above combined pro forma per-share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits by each institution through the periods.

                       Selected Historical Financial Data
                       ----------------------------------

 The following tables present selected unaudited historical financial data for FFC and WNB. The following information should be read in conjunction with the pro forma combined financial information, including the notes thereto, set forth elsewhere in this Proxy Statement/Prospectus, the financial statements of FFC, including the notes thereto, which are incorporated herein by reference, and the financial statements of WNB, including the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus. See PRO FORMA COMBINED FINANCIAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; INFORMATION CONCERNING THE WOODSTOWN NATIONAL BANK & TRUST COMPANY.

                         Fulton Financial Corporation
                      Selected Historical Financial Data
                                (In Thousands)

                                                                As of or for the Nine Months Ended September 30
                                                                -----------------------------------------------
                                                                       1996                        1995
                                                                -----------------------------------------------
Summary of Operations
---------------------
  Net interest income                                                  $114,859                   $107,080
  Provision for loan losses                                               2,794                      2,021
                                                                -----------------------------------------------
  Net interest income after provision
    for loan losses                                                     112,065                    105,059
  Other operating income                                                 23,602                     21,271
  Other operating expense                                                81,767                     77,214
  Income tax expense                                                     15,555                     13,446
                                                                -----------------------------------------------
  Net Income                                                            $38,345                    $35,670
                                                                ===============================================
Average Balance Sheet Totals
----------------------------
  Total assets                                                       $3,581,063                 $3,355,036
  Investment securities and
    money market investments                                            740,107                    729,907
  Loans and leases
    (net of unearned income)                                          2,578,015                  2,369,937
  Total deposits                                                      2,961,647                  2,803,507
  Long-term debt and lease obligations                                   27,136                     30,522
  Shareholders' equity                                                  363,854                    331,185

Actual Balance at Period End
----------------------------
  Total assets                                                       $3,744,663                 $3,472,200
  Long-term debt and lease obligations                                   21,074                     35,912

                          Fulton Financial Corporation
                       Selected Historical Financial Data
                                 (In Thousands)

                                                                     At or for the Year Ended December 31
                                               ------------------------------------------------------------------------------

                                                       1995          1994             1993          1992            1991

                                               ------------------------------------------------------------------------------
Summary of Operations
---------------------
 Net interest income                                 $143,774       $131,930        $120,702       $111,339       $103,247
 Provision for loan losses                              3,833          2,715           5,676         15,437          6,477
                                               -----------------------------------------------------------------------------
Net interest income after provision
  for loan losses                                     139,941        129,215         115,026         95,902         96,770
 Other operating income                                29,889         26,397          29,939         25,636         20,532
 Other operating expense                              104,611         97,508          95,006         87,025         78,677
 Income tax expense                                    17,907         15,587          12,043          7,064          8,006
                                               -----------------------------------------------------------------------------
 Income before cumulative effect
  of changes in accounting principles                  47,312         42,517          37,916         27,449         30,619
 Cumulative effect of changes in
  accounting principles                                    --             --          (3,457)            --             --
                                               -----------------------------------------------------------------------------
  Net Income                                          $47,312        $42,517         $34,459        $27,449        $30,619
                                               =============================================================================

Average Balance Sheet Totals
----------------------------
 Total assets                                      $3,382,052     $3,091,720      $2,884,838     $2,770,438     $2,609,115
 Investment securities and
  money market investments                            733,391        789,359         800,479        690,643        623,912
 Loans and leases
  (net of unearned income)                          2,390,719      2,059,883       1,861,478      1,782,209      1,706,385
 Total deposits                                     2,822,914      2,572,737       2,486,903      2,426,582      2,260,863
 Long-term debt and lease obligations                  31,643         17,750          11,545         15,636         15,763
 Shareholders' equity                                 335,633        308,273         278,026        260,619        241,138

Actual Balance at Period End
----------------------------

 Total assets                                      $3,524,568     $3,338,427      $2,954,908     $2,896,010     $2,722,388
 Long-term debt and lease obligations                  34,689         27,283          13,051         16,764         15,199

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
                      Selected Historical Financial Data
                                (In Thousands)

                                                              As of or for the Nine Months Ended September 30
                                                              -----------------------------------------------
                                                                        1996                  1995
                                                              -----------------------------------------------
Summary of Operations
---------------------

   Net interest income                                                  $8,237                $7,084
   Provision for loan losses                                               585                    90
                                                              -----------------------------------------------
   Net interest income after provision
     for loan losses                                                     7,652                 6,994
   Other operating income                                                  997                   906
   Other operating expense                                               5,028                 4,352
   Income tax expense                                                    1,597                 1,239
                                                              -----------------------------------------------

   Net Income                                                           $2,024                $2,309
                                                              ===============================================

Average Balance Sheet Totals
----------------------------

   Total assets                                                       $255,753              $239,261
   Investment securities and
     money market investments                                           65,535                61,305
   Loans and leases
     (net of unearned income)                                          176,227               166,411
   Total deposits                                                      230,965               214,431
   Long-term debt and lease obligations                                      -                     -
   Shareholders' equity                                                 23,573                21,199

Actual Balance at Period End
----------------------------

   Total assets                                                       $254,834              $251,595
   Long-term debt and lease obligations                                      -                     -

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
                      Selected Historical Financial Data
                                (In Thousands)

                                                                       At or for the Year Ended December 31
                                            ---------------------------------------------------------------------------------------
                                                        1995           1994          1993          1992           1991
                                            ---------------------------------------------------------------------------------------
Summary of Operations
---------------------

 Net interest income                                  $9,612          $9,749        $9,138        $8,730         $7,513
 Provision for loan losses                                90             239           472           676            899
                                            ---------------------------------------------------------------------------------------
 Net interest income after provision
  for loan losses                                      9,522           9,510         8,666         8,054          6,614
 Other operating income                                1,376           1,198         1,158           944            808
 Other operating expense                               5,910           5,923         5,050         4,550          4,391
 Income tax expense                                    1,701           1,632         1,743         1,518            641
                                            ---------------------------------------------------------------------------------------
 Income before cumulative effect
  of changes in accounting principles                  3,287           3,153         3,031         2,930          2,390
 Cumulative effect of changes in
  accounting principles                                    -               -             -          (131)             -
                                            ---------------------------------------------------------------------------------------

 Net Income                                           $3,287          $3,153        $3,031        $2,799         $2,390
                                            =======================================================================================

Average Balance Sheet Totals
------------------------------

 Total assets                                       $243,109        $220,478      $211,530      $202,772       $198,807
 Investment securities and
   money market investments                           63,538          56,493        56,029        53,495         48,621
 Loans and leases
  (net of unearned income)                           167,748         153,794       146,961       141,453        142,709
 Total deposits                                      218,595         199,946       192,929       185,998        184,103
 Long-term debt and lease obligations                      -               -             -             -              -
 Shareholders' equity                                 21,460          19,363        17,549        15,882         13,995

Actual Balance at Period End
----------------------------

 Total assets                                       $254,593        $229,820      $212,169      $207,659       $199,598
 Long-term debt and lease obligations                      -               -             -             -              -

           GENERAL INFORMATION--SPECIAL MEETING OF WNB SHAREHOLDERS
           --------------------------------------------------------

Introduction
------------

    This Proxy Statement/Prospectus is being furnished to the holders of WNB Common Stock in connection with the solicitation by WNB's Board of Directors of proxies to be voted at the Special Meeting to be held on January 22, 1997. The purpose of the meeting is to consider and vote upon a proposal adopted by the Board of Directors of WNB to approve and adopt the Merger Agreement between FFC and WNB, the terms of which are described herein.

    All information set forth in this Proxy Statement/Prospectus which relates to FFC has been provided or verified by FFC, and all information which relates to WNB has been provided or verified by WNB.

Date, Time and Place of Special Meeting
---------------------------------------

    The Special Meeting of the shareholders of WNB will be held on January 22, 1997, at 11:00 a.m., local time, at The Salem County Sportsmen's Club, Inc., Route 40, Carney's Point, New Jersey.

Shareholders Entitled to Vote
-----------------------------

    The Board of Directors of WNB has fixed the close of business on December 11, 1996, as the record date (the "Record Date") for the determination of holders of WNB Common Stock entitled to receive notice of and to vote at the Special Meeting.

Purpose of Meeting
------------------

    The shareholders of WNB will be asked at the Special Meeting to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement, and (ii) such other matters as may properly be brought before the meeting and any adjournments thereof, including without limitation, a motion to adjourn or postpone the Meeting to another time and place for the purpose of soliciting proxies in favor of the Merger Agreement or otherwise.

Solicitation of Proxies
-----------------------

    This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of WNB for use at the Special Meeting and at any adjournments thereof. The expenses to be incurred in soliciting proxies will be borne by WNB. In addition to the use of the mails, the directors, officers and employees of WNB may, without additional compensation, solicit proxies personally or by telephone or telegram.

Quorum and Required Vote
------------------------

    Each share of WNB Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. The holders of a majority of the outstanding shares of WNB Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The judges of election will treat shares of WNB Common Stock represented by a properly signed and returned proxy as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judges of election will treat shares of WNB Common Stock represented by "broker non-votes" (i.e., shares of WNB Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, and (iii) over which the record holder has indicated on the proxy card or otherwise notified WNB that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

    The affirmative vote of shareholders holding at least two-thirds of the issued and outstanding shares of WNB Common Stock at the Special Meeting is required in order to approve the Merger Agreement. Consequently, your failure to vote would have the same effect as a vote against the Merger. Abstentions and broker non-votes will be counted as shares of WNB Common Stock that are outstanding, but will not be counted as votes in favor of adoption of the Merger Agreement. Consequently, abstentions and broker non-votes will have the same effect as a vote against adoption of the Merger Agreement.

Revocation and Voting of Proxies
--------------------------------

    The execution and return of the enclosed proxy form will not affect a shareholder's right to attend the Special Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted at the Special Meeting, by (i) delivering notice of revocation or a later-dated proxy to Ralph Homan, Secretary, The Woodstown National Bank & Trust Company, One South Main Street, Woodstown, New Jersey 08098, or (ii) appearing at the meeting and notifying the person in charge thereof that the shareholder wishes to vote his or her shares of WNB Common Stock in person. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Special Meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the proposal to approve the Merger Agreement between WNB and FFC. Although the Board of Directors knows of no other business to be presented at the Special Meeting, in the event that any other matters are properly brought before the meeting and in the absence of instructions to the contrary, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of WNB.

Shares Outstanding and Principal Holders Thereof
------------------------------------------------

    As of the close of business on December 11, 1996, WNB had outstanding 1,800,000 shares of $0.22 par value per share Common Stock, which shares were held by 266 holders of record. WNB has no other stock issued or outstanding. There are 358,200 shares of WNB Common Stock reserved for issuance upon exercise of the Warrant.

    As of December 11, 1996 the directors and executive officers of WNB and their affiliates owned beneficially a total of 835,486 shares of WNB Common Stock (representing approximately 46.4 percent of such shares issued and outstanding). The executive officers and each of the directors who voted for the Merger intend to vote their shares, representing approximately 37.8 percent of the outstanding Shares of WNB Common Stock, in favor of the proposal to approve the Merger Agreement.

    To the knowledge of WNB's management, as of December 11, 1996, the following persons owned of record or beneficially more than five percent of the outstanding shares of WNB Common Stock:

===========================================================================
         Name                              Number of Shares     Percent
 of Beneficial Owner        Position      Beneficially Owned    of Class
 -------------------        --------      ------------------    --------
===========================================================================
Samuel H. Jones, Jr.      Chairman and          355,047           19.72
                            Director
===========================================================================
Ethel M. Doble              Director            243,900           13.55
---------------------------------------------------------------------------
===========================================================================
---------------------------------------------------------------------------
Richard O. Erdner         President &           154,833            8.66
                            Director
===========================================================================

Interests of Certain Persons in Matters To Be Acted Upon
--------------------------------------------------------

    Except as described in this section, the directors and executive officers of WNB have no substantial interest in the Merger, other than in their capacity as shareholders of WNB. As shareholders, the directors and executive officers of WNB will be entitled to receive FFC Common Stock in exchange for their WNB Common Stock in the same proportion and on the same terms and conditions as all other shareholders of WNB.

    Directors of WNB who are not also executive officers of WNB currently receive $20,000 annually. Upon completion of the Merger, FFC has agreed for a period of five years after the Effective Date to continue in office the present directors of WNB who indicate their desire to serve. Each non-employee director of WNB shall receive director's fees from WNB of $10,000 annually and shall continue to receive such other incidental benefits as he or she was receiving from WNB prior to the Effective Date. Each director of WNB who has reached age 70 as of the Effective Date, or who reaches such age within three years thereafter, shall be permitted to serve for a period of at least three years after the Effective Date before becoming subject to FFC's mandatory retirement rules for directors.

    On or promptly after the Effective Date of the Merger, FFC will appoint one of WNB's current directors (designated, subject to the reasonable approval of FFC, by vote of WNB's Board of Directors) to its Board of Directors. WNB has indicated to FFC that such designee will initially be Samuel H. Jones, Jr., a director of WNB. Such designee will receive the same annual fees and other benefits (including life insurance benefits) that are provided generally to non-employee directors of FFC. Non-employee directors of FFC currently receive an annual fee of $7,500.

    FFC has agreed, following the Merger (i) to cause WNB to pay compensation to each person who was employed by WNB or WIC on or after the Effective Date and who continues to be employed after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from WNB or WIC prior to the Effective Date, (ii) that WNB shall provide employee benefits to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving from WNB as a full-time employee prior to the Effective Date, and (iii) that WNB shall provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking subsidiaries owned by FFC. In addition, FFC has agreed to cause WNB to satisfy WNB's obligations under existing WNB employee benefit plans.

    The directors and officers of FFC do not have any special interest in the Merger (other than in their capacity as shareholders of FFC) and will not receive any special consideration or compensation in connection with its consummation.

    WNB has adopted The Woodstown National Bank & Trust Company Change of Control Severance Pay Plan (the "Severance Plan"), which provides for certain severance benefits to each of five executive officers upon a qualified termination following a change of control of WNB. The Merger will be considered a change of control under the Severance Plan. Any covered officer who, within two years following the date of shareholder approval of the Merger, (a) is involuntarily terminated (except for termination due to death, disability, retirement or termination for cause), or (b) voluntarily terminates his or her employment, within sixty days of having the terms or conditions of his or her employment changed (as defined in the Severance Plan), shall receive severance pay amounting to two times his or her base compensation, including bonus, at the time of the termination. In addition, the officer will receive for two years medical, pension, life insurance, unused vacation and other similar benefits comparable to those furnished immediately prior to the termination. It is anticipated that each of the executive officers will continue to be employed with WNB following the Merger. However, if each of the executive officers was to be terminated following the change of control and severance benefits were triggered, based on current salaries and benefits, the executive officers would receive severance benefits worth in the aggregate $1,047,493.

Recommendation of the Board of Directors of WNB
-----------------------------------------------

    For the reasons stated in this Proxy Statement/Prospectus, the Board of Directors of WNB has approved the Merger Agreement and believes the Merger is in the best interests of the shareholders of WNB. Accordingly, the Board of Directors recommends that the shareholders vote in favor of the proposal to approve the Merger Agreement. See THE FCC/WNB MERGER--Background of the Merger, Reasons for the Merger; Recommendation of the Board of Directors of WNB, and Additional Reasons for the Merger.

    Certain of the directors and officers of WNB have personal interests in the consummation of the Merger in addition to their interests as shareholders of WNB. See GENERAL INFORMATION--SPECIAL MEETING OF WNB SHAREHOLDERS--Interests of Certain Persons in Matters To Be Acted Upon.

                              THE FFC/WNB MERGER
                              ------------------

General Information
-------------------

    The shareholders of WNB will be asked at the Special Meeting to consider and vote upon a proposal to approve the Merger Agreement between FFC and WNB. Under the Merger Agreement: (i) FFC will organize a national banking association ("WNB Interim National Bank") as a wholly-owned subsidiary of FFC and cause WNB Interim National Bank to become a party to the Merger Agreement, (ii) WNB will be merged with and into WNB Interim National Bank, (iii) WNB Interim National Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Woodstown National Bank & Trust Company", and (iv) all of the outstanding shares of the common stock of WNB, par value $.22 per share ("WNB Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock").

    WNB is a national bank with one subsidiary, Woodstown Investment Company ("WIC"). FFC is a Pennsylvania bank holding company. Following the Merger, WNB will be a wholly-owned subsidiary of FFC without any change in its present management or board of directors. FFC will be the parent company of WNB, and will continue to be a registered bank holding company that is regulated by the Federal Reserve Board.

    The precise terms and conditions of the Merger are set forth in the Merger Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. THE DISCUSSION WHICH FOLLOWS IS INTENDED ONLY AS A SUMMARY OF CERTAIN TERMS OF THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT/PROSPECTUS.

    The Board of Directors of WNB, by a vote of those directors present at its meeting on September 30, 1996, adopted the following resolutions approving the Merger Agreement:

    Whereas, the Board of Directors of The Woodstown National Bank & Trust Company believes that the Merger is in the best interests of the shareholders of The Woodstown National Bank & Trust Company, and recommends that the shareholders vote for the following resolutions, which will be presented at the special meeting.

    RESOLVED, that the merger of The Woodstown National Bank & Trust Company with and into WNB Interim National Bank, a subsidiary of Fulton Financial Corporation, is approved on substantially the terms and conditions set forth in the Merger Agreement presented to this meeting, subject to approval by bank supervisory authorities. Following the merger, the resulting bank will operate as a wholly-owned subsidiary of Fulton Financial Corporation under the name "The Woodstown National Bank & Trust Company." Pursuant to the Merger Agreement, each share of common stock of The Woodstown National Bank & Trust Company outstanding at the effective date of the merger will automatically be converted into the right to receive 1.60 shares of the common stock of Fulton Financial Corporation and cash will be paid in lieu of fractional shares.

    RESOLVED, that the proper officers of The Woodstown National Bank & Trust Company are authorized and directed to file the Plan of Merger with the Office of the Comptroller of the Currency.

    RESOLVED, that the proper officers of The Woodstown National Bank & Trust Company are authorized and directed to take such additional actions and execute such additional documents on behalf of The Woodstown National Bank &

Trust Company as they shall deem necessary or appropriate to consummate the Merger, the Merger Agreement, the Plan of Merger, and the transactions contemplated thereunder.

Background of the Merger
------------------------

    Beginning in January 1995, WNB began to receive a number of unsolicited preliminary indications of interests to acquire or enter into a strategic alliance with WNB. Informal discussions were held with several parties, but none of these discussions were pursued further. Partially in response to these indications of interest, as well as the intensifying competition and consolidation in the banking industry, the Board of Directors of WNB began a review of the bank's long-term business plan. As part of this process, WNB hired a consultant to assist in the preparation of a strategic plan and to assist WNB in improving the liquidity of WNB Common Stock.

    In March 1996, WNB was approached by a representative of The Bank of Gloucester County, which shortly beforehand had been acquired by FFC, regarding FFC's interest in discussing a strategic alliance with WNB. Shortly thereafter, members of the WNB Executive Committee and FFC held preliminary discussions regarding the possibility of entering into a transaction whereby FFC would acquire WNB, with WNB remaining as a wholly-owned subsidiary of FFC. In April, upon the advice of WNB's consultant, WNB hired special counsel to advise the WNB Board of Directors with regard to their legal obligations in the course of its strategic planning process.

    In the Spring of 1996, WNB was approached by two separate local financial institutions, each seeking to discuss the possibility of entering into a merger-of-equals transactions. Upon consideration, the WNB Board decided not to pursue discussions with either institution due to the lack of a premium associated with mergers-of-equals type transactions. On May 28, 1996, the WNB Executive Committee once again met with representatives of FFC. At that time FFC presented a verbal indication of interest to acquire WNB in a stock transaction valued at approximately two times the book value of WNB Common Stock. Additionally, WNB would remain as a wholly-owned subsidiary of FFC.

    At this point, special counsel advised the WNB Board of Directors to engage an investment banking firm. On June 20, 1996, WNB engaged the investment banking firm of McConnell, Budd & Downes ("MB&D"), to assist in developing a strategic plan for WNB and in evaluating the FFC indication of interest. During the next several weeks, management of WNB, with the assistance of MB&D, developed a five-year financial plan for WNB, assuming it remained independent. On August 6, 1996, following a valuation analysis of WNB and an analysis of the FFC indication of interest by MB&D, and a presentation by special counsel regarding the fiduciary duties of the board of directors, the WNB Board of Directors authorized MB&D to (a) conduct a limited market check regarding the FFC indication of interest by contacting several institutions MB&D had identified as potentially having an interest in acquiring WNB and (b) meet with FFC to clarify its interest in WNB.

    In mid-August 1996, representatives of MB&D and the WNB Executive Committee met with representatives of FFC. At such time, FFC confirmed its indication of interest to acquire WNB in a transaction whereby each share of WNB Common Stock would be exchanged for 1.462 shares of FFC Common Stock, an exchange valued at approximately two times the book value of WNB Common Stock. In addition to FFC, during this time MB&D contacted five other financial institutions it had identified as having a potential interest in acquiring WNB. Three of the five financial institutions contacted signed confidentiality agreements and received preliminary due diligence information regarding WNB. Of these three institutions, one institution, a regional bank holding company, provided a written indication of interest to acquire WNB in a stock transaction. Similar to the FFC indication of interest, WNB would remain as a wholly-owned subsidiary of the regional bank holding company.

    On September 3, 1996, the WNB Board of Directors met to consider the two indications of interests. Following a detailed presentation and analyses from MB&D regarding the two indications of interest and a presentation from special counsel regarding the Board's fiduciary duties, WNB decided to approach FFC and the regional bank holding company and ask each to submit a final indication of interest. On September 10, 1996, following the receipt of a revised indication of interest from both FFC and the regional bank holding company, the WNB Board of Directors met, with MB&D and special counsel present, to evaluate each indication of interest. At such time, MB&D made a detailed presentation regarding each indication of interest. FFC had presented an offer to exchange each share of WNB Common Stock for 1.6 shares of FFC Common Stock, equating to a market value on that date of $31.60 for each share of WNB Common Stock. The regional bank holding company offered to acquire all of the outstanding shares of WNB Common Stock at an exchange ratio dependent upon the market price of the regional bank holding company's stock at the time of consummation of the potential transaction. On the date of WNB's consideration, the regional banking holding company's indication of interest equated to a market value below that represented by the FFC offer. WNB would remain as a wholly-owned subsidiary pursuant to both indications of interest. Following a recommendation from MB&D and review of its fiduciary duties by special counsel, the WNB Board of Directors decided to pursue the FFC indication of interest.

    During the next several weeks, FFC and WNB conducted due diligence examinations of each other and continued to negotiate the specific terms and conditions of a definitive merger agreement. On September 30, 1996, the WNB Board of Directors, with MB&D and special counsel present, met to consider the definitive agreement with FFC. Special counsel reviewed the specific terms of the Merger Agreement, Warrant Agreement and other exhibits and responded to specific questions of directors. MB&D gave an analysis of the financial terms of the Merger, as well as a presentation regarding the value of FFC Common Stock. At such time, MB&D gave an oral opinion that the consideration to be received by WNB shareholders pursuant to the Merger Agreement was fair from a financial point of view. Following a lengthy discussion, the WNB Board of Director determined that acceptance of the FFC offer was in the best interests of holders of WNB Common Stock and approved the Merger Agreement by a vote of 7-1, with Mr. Richard Erdner voting against approval. Subsequently, the Merger Agreement and Warrant Agreement were executed.

Reasons for the Merger; Recommendation of WNB Board
---------------------------------------------------

    The WNB Board of Directors, with the assistance of outside financial and legal advisors, has evaluated the financial, legal and market conditions bearing on the decision to recommend the Merger. The terms of the Merger, including the price, are a result of arm's length negotiations between representatives of WNB and FFC. In reaching its determination that the Merger and Warrant Agreements are fair to, and in the best interests of WNB and holders of WNB Common Stock, the WNB Board of Directors considered a number of factors, both from a short and long term perspective, including, without limitation, the following:

         (i) the WNB Board of Director's familiarity with and review of WNB's business, financial condition, results of operations, management, prospects, including, but not limited to, its potential growth, development, productivity and profitability, and the business risks associated therewith;

         (ii) the current and prospective environment in which WNB operates, including national and local economic conditions, the competitive environment for financial institutions generally, the regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry, particularly in WNB's market area;

         (iii) information concerning the business, operations, asset quality and prospects of FFC, including its recent acquisitions and the recent performance of FFC Common Stock;

         (iv) the oral and written presentations, and the oral and written opinions, of WNB's financial advisor, MB&D, that the consideration was fair to the holders of WNB Common Stock from a financial point of view;

         (v) the WNB Board of Director's belief that the terms of the proposed Merger Agreement with FFC were attractive in that it would allow WNB shareholders to receive stock in the Merger, thus permitting shareholders to defer any tax liability associated with the increase in the value of their stock as a result of the Merger, and to become shareholders in FFC, a company with strong operations, management, earnings performance and stock liquidity;

         (vi) the structure of the Merger, whereby WNB will be a wholly-owned subsidiary of FFC and will continue to provide quality service to the community and customers served by WNB;

         (vii) the addition of products and services, as well as greater resources, which will be afforded WNB customers as a result of the Merger; and

         (viii)  the alternative strategic courses available to WNB.

    THE IMPORTANCE OF THESE FACTORS RELATIVE TO ONE ANOTHER CANNOT PRECISELY BE DETERMINED OR STATED HEREIN. THE WNB BOARD OF DIRECTORS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT WNB STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.



Additional Reasons for the Merger
---------------------------------

    Recent changes in federal and state banking laws and regulations have had a major impact upon the banking industry in Pennsylvania, New Jersey and throughout the United States. For example, due to changes in Pennsylvania law that became effective in March, 1990, Pennsylvania banks may establish banking offices throughout the state, and bank holding companies located in a number of other states may acquire Pennsylvania banks. Similarly, New Jersey law permits statewide branching by New Jersey banks and also permits bank holding companies located in other states to acquire New Jersey banks under specified conditions. In response to these and other recent changes, many mergers and consolidations involving Pennsylvania and New Jersey banks and bank holding companies have occurred.

    WNB and FFC believe that further merger activity within Pennsylvania and New Jersey is likely to occur in the future, resulting in increased concentration levels in banking markets within Pennsylvania and New Jersey and other significant changes in the competitive environment. Mergers between Pennsylvania and New Jersey banks are currently authorized under federal law as embodied in the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"). The Riegle-Neal Act allows adequately capitalized and managed bank holding companies to acquire banks in any state starting one year after enactment (September 29, 1995). In addition, the

Reigle-Neal Act allows interstate bank merger transactions beginning June 1, 1997, or on any earlier date that the relevant states pass legislation authorizing mergers with out-of-state banks.

    Both New Jersey and Pennsylvania have enacted laws that permit interstate bank mergers pursuant to the Reigle-Neal Act. Therefore, New Jersey and Pennsylvania banks currently are permitted to merge with each other. Through interstate merger transactions, banks can acquire branches of out-of-state banks by converting their offices into branches of the resulting bank. Under current New Jersey and Pennsylvania law, an acquiring bank in an interstate merger may purchase individual branches (i.e., less than all of the branches) of the selling bank.

    Under the Riegle-Neal Act, banks may also establish and operate a "de novo branch" in any state that "opts-in" to de novo branching. Pennsylvania has adopted a law permitting out-of-state banks to open de novo branches in Pennsylvania, as long as the home state of each such bank would offer reciprocal de novo branching opportunities to Pennsylvania banks. New Jersey, however, does not allow out-of-state banks to establish de novo branches within its borders. Accordingly, interstate branching between New Jersey and Pennsylvania may currently occur only through interstate merger transactions. The Riegle-Neal Act permits foreign banks to establish branches, either de novo or by merger, to the same extent as similarly situated domestic banks. In other words, a foreign bank may establish and operate interstate branches to the same extent that the establishment and operation of such branches would be permitted if the foreign bank were a national bank or state bank. All of the foregoing changes made by the Reigle-Neal Act are expected to intensify competition in local, regional and national banking markets.

    In addition, recent changes in federal banking laws have significantly increased the severity and complexity of federal banking regulations, as well as the costs that banks must incur in complying with those regulations. For example, pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), the federal banking agencies have established guidelines for real estate lending by FDIC-insured banks, including maximum loan-to-value ratios for various types of real estate loans. FDICIA requires each FDIC-insured bank to comply with a number of administrative standards (including audit requirements) that are designed to enhance the bank's safety and soundness. FDICIA also contains "Truth in Savings" provisions that require extensive disclosures regarding the rates of interest paid and the fees charged by FDIC-insured banks with respect to their deposit accounts. FDICIA further provides greatly expanded authority to the federal banking agencies to impose administrative enforcement sanctions (including cease-and-desist orders, civil money penalties, and officer removal or suspension orders) against FDIC-insured banks that fail to maintain adequate capital levels or that engage in unsafe or unsound banking practices. These changes in federal law have added significantly to the cost and complexity of operating a bank and have made it more difficult for smaller independent banks like WNB to compete with large banking organizations.

    From the standpoint of WNB, the Merger presents an attractive opportunity for WNB to gain access to the managerial expertise and specialized services offered by FFC, thereby permitting WNB's banking offices to provide a broader range of services to their customers in the face of increasing competition from larger financial institutions. FFC will operate WNB, following the proposed Merger, as a separate subsidiary bank and expects to retain WNB's current executive officers and directors. While FFC will exercise an oversight role and provide financial backing, administrative support services and other resources to WNB, it is expected that WNB, like FFC's other subsidiary banks, will operate as a semi-autonomous community bank.

Accordingly, it is anticipated, following the Merger, that WNB will continue to follow substantially the same policies regarding interest rates and other terms and conditions for its deposits and loans.

    FFC believes that WNB is already satisfactorily meeting the banking needs of the community which it serves. WNB will continue to operate as a community bank in a market which has experienced considerable consolidation.

    However, FFC expects that WNB will be able to expand its banking activities as a result of the acquisition. WNB will be encouraged to offer such new products and services as bank-by-phone and debit cards. In addition, FFC expects that WNB will be able to offer additional cash management services for its business customers, expand its trust services and indirect automobile lending programs. WNB will also be able to extend larger commercial loans in its market area by granting participation interests in such loans to other subsidiary banks of FFC. Because FFC shares WNB's philosophy of community banking, WNB's offices will maintain their community orientation after WNB merges with FFC. Thus, the Merger will enhance the ability of WNB's offices to remain competitive and to satisfy local customers' financial needs.

    The Merger will benefit FFC by establishing a market presence in Salem County, New Jersey and by increasing FFC's current market presence in Gloucester County, New Jersey. FFC's acquisition of WNB will represent its second banking operation in New Jersey. FFC's senior management has selected New Jersey as a strategic area for expansion of its business and believes that the Merger will result in a favorable diversification of FFC's banking operations. FFC believes WNB's market is similar to many of the markets that FFC's subsidiary banks currently serve, i.e., community-oriented markets with strong potential for attracting business from consumers and small businesses. In sum, the Merger will benefit both parties by allowing FFC to achieve a broader geographic diversification of its operations and by enabling WNB to affiliate with a larger multi-bank holding company that has a significant presence in central and northeastern Pennsylvania, western Maryland, southern Delaware and southwestern New Jersey. The Merger will thereby place WNB in a better position to compete effectively in the rapidly changing market for financial services.

    As described above, the Boards of Directors of FFC and WNB have approved the terms of the Merger Agreement. The Board of Directors of WNB believes that the terms of the Merger are fair to and in the best interests of WNB and its shareholders. WNB's Board of Directors also believes that the Merger will enhance the ability of WNB's offices to satisfy the financial needs of their customers and the communities which they serve.

Opinion of Financial Advisor to The Woodstown National Bank & Trust Company
---------------------------------------------------------------------------

    Since August 2, 1996, McConnell, Budd & Downes, Inc. ("MB&D") has formally acted as financial advisor to WNB on a contractual basis. MB&D met with WNB's management and directors six times, beginning in the middle of June 1996, prior to its formal engagement. The scope of MB&D's assignment encompassed a facet of WNB's strategic planning process; the evaluation of the options of either remaining independent or pursuing a possible upstream affiliation with another banking organization. MB&D advised WNB throughout the process that has led to the proposed transaction. MB&D was retained by WNB in response to the receipt of a non-binding expression of interest from another banking entity. Representatives of MB&D participated in an additional seven meetings with management and attended eight meetings of the Board of Directors during the process. MB&D periodically advised WNB of progress made and repeatedly analyzed WNB's options.

    MB&D was retained based on its qualifications and experience in the financial analysis of financial institutions and its extensive experience with merger and acquisition transactions involving financial institutions. MB&D, of Morristown, New Jersey, is a financial consulting and investment banking firm specializing in the banking and thrift industries. MB&D is also an NASDAQ broker-dealer specializing in the securities of banking and thrift entities and produces equity research for institutional and high net-worth investors in the securities of financial institutions.

    MB&D has delivered its oral opinion as of September 30, 1996 and its written opinion as of the date of this Proxy Statement, that, subject to the limitations set forth in the opinions, the Conversion Ratio provided for in the Merger Agreement is fair to the holders of WNB Common Stock from a financial point of view.

    The full text of the opinion of MB&D dated the date of this Proxy Statement that sets forth assumptions made, matters considered and limits on the review undertaken is attached hereto as Exhibit B. WNB's shareholders are urged to read both this section and the opinion in their entirety. MB&D's opinion is directed to the Conversion Ratio that will be obtained in the Merger and does not constitute a recommendation to any holder of WNB Common Stock as to how such holder should vote at the WNB meeting. The summary of the opinion of MB&D set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion itself. The conclusion of the oral opinion of September 30, 1996 is the same as the conclusion of the opinion that appears in Exhibit B.

    In arriving at its opinion, MB&D (i) reviewed the Merger Agreement, the Warrant Agreement, and a final draft of this Prospectus/Proxy Statement; (ii) reviewed publicly available business and financial information related to FFC and WNB and certain internal financial information and financial projections prepared for MB&D by the managements of WNB and FFC; (iii) held discussions with members of the senior management and WNB's Board concerning the past and current results of operations of WNB, its current financial condition and management's opinion of the banks's future prospects; (iv) held discussions with members of the senior management of FFC concerning the past and current results of operations of FFC, its current financial condition and management's opinion of FFC's future prospects; (v) reviewed the specific acquisition analysis models employed by MB&D to evaluate potential business combinations of banking companies; (vi) considered certain financial and stock market data of FFC (including historical reported price and trading volume) and compared that information with similar information for other publicly held bank holding companies; (vii) considered the results of the market check conducted; (viii) reviewed a number of other recently announced transactions involving the acquisition of banking institutions; (ix) performed such other studies and analyses as MB&D considered appropriate under the circumstances associated with this particular transaction. No limitations were imposed by the WNB Board upon MB&D with respect to the investigations made or procedures followed by MB&D in rendering its opinion.

    MB&D's opinion takes into account its assessment of general economic, market and financial conditions, its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking and thrift industry generally. For purposes of reaching its opinion, MB&D has assumed and relied upon the accuracy and completeness of information provided to it by WNB and FFC, and does not assume any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of either WNB or FFC. With respect to the financial projections reviewed by MB&D in the course of rendering its opinion, MB&D has assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of each of WNB and FFC as to the most likely future performance of their respective companies. Finally, MB&D has not been furnished with any independent appraisals of the assets or liabilities of either WNB or FFC.

     The following is a summary of the analyses employed by MB&D in connection with rendering its written opinion. Given that it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of all the matters considered by MB&D in arriving at its opinion. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analysis must be considered as a whole and believes that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In its analysis, MB&D has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either WNB or FFC.

     Estimates that comprise a part of MB&D's analysis are not necessarily indicative of actual value or predictive of future results or values. Estimates of values referenced in any such analysis are not intended to be appraisals and may not reflect the price at which the companies or their securities may actually be sold.

     The following is a summary of the analyses completed by MB&D in connection with rendering and reaffirming its opinion.

Analysis of the Anticipated Transaction and the Exchange Ratio:
--------------------------------------------------------------

     The consideration of the Conversion Ratio, valued at the closing price of FFC common stock, $20.375, on the day prior to the announcement of the Merger Agreement (September 27, 1996), as well as the 30-day average closing price of FFC common stock, $19.694, on the thirty trading days prior to the announcement of the Merger Agreement, represents the following transaction values and multiples:

     .  Transaction Value:

     $32.60 per share of WNB Common Stock based upon the FFC closing price on September 27, 1996 with an aggregate transaction value of $58,680,000.00. $31.51 based upon the 30-day average closing price for FFC Common Stock for the period ended September 27, 1996 with an aggregate transaction value of $56,718,000.00.

     .  Multiple of Earnings:

     Based upon the September 27, 1996 FFC Common Stock single day closing
     ---------------------------------------------------------------------
     price:
     -----

     17.81 times reported earnings for the fiscal year ended December 31, 1995.

     14.89 times reported earnings for the trailing 12 months, excluding certain merger related expenses, ending September 30, 1996. 15.52 times WNB's budgeted earnings for the fiscal year ending December 31, 1996.

     Based upon the 30-day average closing price for FFC Common Stock for the
     ------------------------------------------------------------------------
     Period ending September 27, 1996
     --------------------------------

     17.22 times reported earnings for the fiscal year ended December 31, 1995.
     14.39 times reported earnings for the trailing 12 months, excluding certain merger related expenses, ending September 30, 1996. 15.00 times WNB's budgeted earnings for the fiscal year ending December 31, 1996.

     .  Multiple of Book Value:

     Based upon the September 27, 1996 FFC Common Stock single day closing
     ---------------------------------------------------------------------
     price:
     -----

     2.41 times tangible book value as of September 30, 1996.

     Based upon the 30-day average closing price for FFC Common Stock for the
     ------------------------------------------------------------------------
     period ending September 27, 1996
     --------------------------------

     2.33 times tangible book value as of September 30, 1996.

     .  Specific Acquisition Analysis:

     MB&D employs a number of proprietary analysis models to examine hypothetical transactions involving banking and/or thrift companies. The models use forecast earnings data, selected current period balance sheet and income statement data, current market and trading information and a number of assumptions as to interest rates for borrowed funds, opportunity costs of funds, discount rates, dividend streams, effective tax rates and transaction structures (the alternative or combinative uses of common equity, cash, debt or other securities to fund a transaction). The models distinguish between purchase and pooling accounting treatments and inquire into the likely economic feasibility of a given hypothetical transaction, at a given price level or specified exchange rate and employing a specified transaction structure. The models also permit an examination of the capital adequacy of the pro forma institution.

     In connection with the agreement, MB&D evaluated the Conversion Ratio in a pooling transaction where the consideration to be received by WNB shareholders is FFC Common Stock. Due to the relative size of the interested parties, the proposed merger would have virtually no effect on FFC's future results. On the basis of the financial projections of the respective managements, the relatively small amount of nominal earnings dilution will be outweighed by the anticipated positive effects of combining the two institutions. The positive effects are comprised of both earning enhancements and efficiencies. MB&D anticipates that the transaction will become accretive to the projected future stand-alone earnings per share of FFC.

Discussions with Other Hypothetical Merger Partners:
---------------------------------------------------

     As part of its assignment, MB&D was directed by WNB's Board of Directors to analyze other hypothetical merger partners. Using publicly available information and without contacting any other banking institution, MB&D analyzed hypothetical transactions with 18 institutions that it believed would conceivably have had an interest in WNB. As part of the analysis, MB&D reviewed deal structure, pricing capabilities, projected pro-forma results and compatibility of franchises. For proposed pooling transactions, MB&D evaluated the market value and liquidity of the hypothetical acquiror's common stock, anticipated dividend income, and capital adequacy. MB&D presented its findings to the WNB's board for consideration, and recommended that WNB approach five institutions in addition to FFC. Three of the five contacted institutions signed confidentiality agreements and were provided with due diligence materials. Each institution, including FFC, was asked to render a non binding indication of interest. This process resulted in WNB's board receiving two indications of interest, FFC's and one additional institution. WNB's Board, after consulting with MB&D, determined that the FFC indication was superior to the other indication received by WNB.

Discounted Cash Flow Analysis
-----------------------------

     As part of its assignment, MB&D, in conjunction with senior management and the board, analytically developed alternative strategic plans for WNB. The plan encompassed a five year period. Different strategies concerning growth, level of service, costs, asset quality, margins, interest rates and competition were implemented into an overall plan for WNB. Three distinct scenarios were developed. Each scenario yielded distinct performance characteristics. The scenario that yielded the highest performance during the planning period was inserted into a Discounted Cash Flow model that has been developed by MB&D. Discounted cash flow analyses permit the conceptual examination of the present discounted values of potential future results employing selected assumptions and discount rates.

     The following assumptions and projections are a summary of the analyzed business plan and the discounted cash flow model utilized.

     1. On a per share basis, a control sale is possible currently at a P/E ratio (using estimated 1996 earnings) of 15.52 times or $32.60 in FFC Common Stock.

     2. WNB's rate of growth for assets will average 6.51% per annum for the five year period.

     3. WNB's average return on assets over the five year period will be 1.37%. Average return on assets for the final fiscal year of the planning period is projected to be 1.40%.

     4. WNB's dividend payout ratio is projected to average 36.52% throughout the period.

     5.  A discount rate of 12% was applied to all cash flows.

     The last variable needed to project a present value per share is a terminal Price/Earnings multiple. MB&D employed hypothetical terminal control trans-action P/E multiples ranging from 14 times to 16 times. It is MB&D's opinion that the P/E multiple for a transaction in 2000, the last year of the planning period, would likely fall within this range. The resulting present values fell within a range of $24.67 (P/E multiple of 14) to $27.76 (P/E multiple of 16).

     It is important to note that the discount factors embody both the concept of a riskless time value of money and risk factors that reflect the uncertainty of the forecast cash flows and terminal price/earnings multiples. Use of higher discount rates would result in lower discounted present values.

Conversely, use of lower discount rates would result in higher discounted present values.

     The assumptions employed and the viability of maintaining such high levels of performance were then discussed with both WNB's management and the board. Within this context, both external and internal factors were discussed. Consideration was given to the present health and future prospects of the banking environment within the State of New Jersey. Also, MB&D advised the WNB board that although discounted cash flow analysis is a widely used valuation methodology, it relies on numerous assumptions, including discount rates, terminal values, earnings and asset growth, as well as dividend payout ratios.

     .  Analysis of Other Comparable Transactions:

     MB&D has reviewed twenty-one publicly announced transactions involving a commercial bank as the target in the State of New Jersey and the New York metropolitan area. These transactions were announced between January of 1995 and September of 1996.

     MB&D is reluctant to place undue emphasis on "comparable analysis" as a valuation methodology due to what it considers to be inherent limitations of the application of the results to specific cases. We have observed that such analysis as employed by some industry participants and financial advisors often fails to adequately take into consideration such factors as: material differences in the underlying capitalization of the institutions which are being acquired; difference in the historic earnings (or loss) patterns recorded by the compared institutions which can depict a very different trend than might be implied by examining only recent financial results; failure to exclude non-recurring profit or loss items from the last twelve months earnings streams of target companies, which can distort apparent earnings multiples; differences in the form or forms of consideration used to complete the transaction; differences between the planned method of accounting for the completed transaction and such factors as the relative population demographics of the acquired entities markets as compared or contrasted to such factors for the markets in which comparables are doing business. Comparables analysis also rarely seems to take into consideration the degree of facilities overlap between the acquiror's market and that of the target or the absence of such overlap and the resulting cost savings differentials between two otherwise apparently comparable transactions. MB&D consequently believes that comparables analysis is problematic at best.

     Nevertheless, in September of 1996, MB&D reviewed the publicly available information concerning the sample of transactions described above. Within this universe the average (mean) multiple of book value paid by the acquiror was 2.19 times and the maximum multiple paid was 2.94 times, while the minimum multiple was 1.46 times. These statistics can be compared to a multiple of 2.41 (using September 27, 1996 FFC Common Stock single day closing price) which can be derived for the pending transaction. With respect to trailing 12 months earnings multiples for this same data sample, the average P/E multiple paid was
18.10 times and the maximum multiple was 32.50 times, while the minimum multiple was 8.63 times. These statistics can be compared to a multiple of 14.89 which can be derived for the pending transaction (WNB's trailing .2 minimum earnings excludes certain merger related expenses).

     .  Compensation of MB&D:

     Pursuant to a letter agreement with WNB dated August 2, 1996, MB&D has received a fee of $10,000.00 to render financial advisory and investment banking services to WNB. MB&D received an additional fee of $100,000.00 pursuant to a letter agreement dated September 20, 1996. Under this agreement MB&D provided specific strategic planning and financial modeling for WNB as a part of its strategic plan development, with analysis of both the plan objectives and the tactical option under consideration. In a third letter agreement dated September 19, 1996, WNB stipulates that upon the execution of a definitive agreement WNB will pay MB&D a fee in the amount of $100,000.00. In addition, WNB will pay to MB&D a fee of $150,000.00 promptly after the mailing of this Proxy Statement containing MB&D's Fairness Opinion. Finally, WNB will pay an additional cash fee to MB&D equivalent to 0.65% (65 basis points) multiplied by the fair market value of the consideration received by the shareholders of WNB at the time of closing of the transaction. This final fee will be reduced by the amount of $250,000.00 already actually paid to MB&D in conjunction with the transaction under the September 19, 1996 agreement (excluding reimbursements).

     In each of the three letter agreements, WNB has agreed to reimburse MB&D for its reasonable out-of-pocket expenses incurred. WNB also has agreed to indemnify MB&D and its directors, officers and employees against certain losses, claims, damages and liabilities relating to or arising out of MB&D's engagement, including liabilities under the federal securities laws.

     MB&D has filed a written consent with the SEC relating to the inclusion of its fairness opinion and the references to such opinion and to MB&D in the Registration Statement in which this Proxy Statement/Prospectus is included. In giving such consent, MB&D did not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations thereunder.

Conversion and Exchange of Shares
---------------------------------

     On the Effective Date of the Merger, each share of WNB Common Stock then issued and outstanding will automatically be converted into and become the right to receive 1.60 shares (subject to adjustment for stock dividends, stock splits and similar transactions) of FFC Common Stock.

     No fractional shares of FFC Common Stock will be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he or she would otherwise be entitled, each former shareholder of WNB will receive cash in an amount equal to the fair market value of his or her fractional interest, determined by multiplying such fractional interest by the Closing Market Price of FFC Common Stock.

     The Closing Market Price is defined in the Merger Agreement as the average of the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date (the "Price Determination Period"), as reported on the NASDAQ National Market. If NASDAQ fails to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid prices for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted by F.J. Morrissey & Company, Inc. and by Ryan, Beck & Co., or if these two firms are not then making a market in FFC Common Stock, by two brokerage firms who are then making a market in FFC Common Stock to be selected by FFC and approved by WNB.

     Following the Effective Date, WNB shareholders will exchange their WNB Common Stock certificates for FFC Common Stock certificates in accordance with the procedures described below in this section. FFC and WNB anticipate that the Effective Date will occur during the first quarter of 1997, assuming no difficulties are encountered in obtaining the required regulatory approvals and all other conditions to closing are satisfied without unexpected delay.

     Following the Effective Date, each former shareholder of WNB will be obliged to surrender to FFC the WNB Common Stock certificates held by him or her. Detailed instructions concerning the procedure for surrendering WNB Common Stock certificates will be sent by FFC to each former shareholder of WNB on or promptly after the Effective Date. Upon proper surrender of his or her WNB Common Stock certificates, each former shareholder of WNB will be issued a stock certificate representing the number of whole shares of FFC Common Stock into which his or her shares of WNB Common Stock have been converted, together with a check in the amount of any cash, without interest, to which he or she is entitled in lieu of the issuance of any fractional share of FFC Common Stock. SHAREHOLDERS OF WNB SHOULD NOT SURRENDER THEIR WNB COMMON STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS TO DO SO FROM FFC. PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

     Following the Effective Date, and until properly surrendered, each WNB Common Stock certificate will be deemed for all corporate purposes to represent the number of whole shares of FFC Common Stock which the holder would be entitled to receive upon its surrender, except that FFC may withhold dividends payable after the Effective Date to any former shareholder of WNB who has received written instructions from FFC but has not at that time surrendered his or her WNB Common Stock certificates. Any dividends so withheld will be paid, without interest, to any such former shareholder of WNB upon the proper surrender of his or her WNB Common Stock certificates.

     All WNB Common Stock certificates must be surrendered to FFC within two years after the Effective Date. In the event that any former shareholder of WNB does not properly surrender his or her WNB Common Stock certificates within that time, the shares of FFC Common Stock that would otherwise have been issued to him or her may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he or she is entitled in lieu of the issuance of a fractional share and any previously accrued and unpaid dividends, will be held in a non-interest bearing account for his or her benefit. From and after any such sale, the sole right of such former shareholder of WNB will be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends will be paid to such former shareholder of WNB, without interest, upon proper surrender of his or her WNB Common Stock certificates.

     In the event that a former WNB shareholder is unable to surrender his or her WNB Common Stock certificates due to loss or mutilation thereof, he or she may make a constructive surrender by following procedures comparable to those customarily followed by FFC in issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Instructions for making a constructive surrender of lost or mutilated WNB Common Stock certificates will be included in the written instructions to be sent by FFC to former WNB shareholders after the effective date of the Merger.

     THE FOREGOING DISCUSSION RELATING TO THE CONVERSION AND EXCHANGE OF WNB COMMON STOCK IS ONLY A SUMMARY WHICH IS PROVIDED FOR CONVENIENCE. THE FOREGOING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE TERMS OF ARTICLE II OF THE MERGER AGREEMENT.

Business Pending The Effective Date
-----------------------------------

     Pursuant to the Merger Agreement, WNB and WIC are required, pending the Effective Date, to conduct their respective businesses in the usual, regular and ordinary manner and consistent with past practice. WNB and WIC are also required to use their best efforts to preserve their present business organizations, retain the services of their present officers and employees, and maintain existing relationships with persons having business dealings with them. In general, WNB and WIC may not take any action outside the ordinary course of business without the prior written consent of FFC.

     Pending the Effective Date, WNB is not permitted to declare or pay a cash dividend on the WNB Common Stock; provided, however, that WNB may declare and pay a dividend of up to $.21 per share of WNB Common Stock on (i) December 15, 1996; (ii) March 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on April 15, 1997; (iii) June 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 1997; and (iv) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997 (it being the intent of FFC and WNB that WNB be permitted to pay a dividend on the WNB Common Stock on the dates indicated in subsections
(ii), (iii) and (iv) above only if the shareholders of WNB, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

     WNB has agreed that, pending the Effective Date, it shall and shall cause WIC to (i) use all reasonable efforts to carry on their respective businesses in, and only in, the ordinary course of business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with WNB or WIC; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to WNB or WIC; (v) keep in full force and effect all insurance policies now carried by WNB or WIC; (vi) perform in all material respects each of their obligations under all material contracts to which WNB or WIC is a party or by which either of them may be bound or which relate to or affect its properties, assets and business; (vii) maintain their books of account and other records in the ordinary course of business;
(viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to WNB or WIC and to the conduct of their businesses; (ix) not amend WNB's or WIC's Articles of Association, Certificate of Incorporation or Bylaws;
(x) not enter into or assume any material contract, incur any material liability or obligation, or make any material commitment, except in the ordinary course of business; (xi) except as permitted by subparagraph (xxiii) below, not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in the Merger Agreement; (xiii) except as permitted in
Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of WNB Common Stock; (xiv) not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of WNB Common Stock or any other equity or debt securities of WNB;
(xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any WNB benefit plan for, or enter into or amend any employment obligation with, any officer, director, employee or consultant of WNB or WIC, except that WNB and WIC may grant reasonable salary increases and bonuses to their officers and employees in the ordinary course of business to the extent consistent with their past practice; (xvi) not enter into any related party transaction except in the ordinary course of business consistent with past practice; (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by WNB with respect to its fiscal year ending December 31, 1996, WNB and WIC shall consult with FFC and shall act in accordance with generally accepted accounting principles and WNB's and WIC's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on WNB and WIC except in the ordinary course of business consistent with past practice; (xx) except with respect to existing plans related to the Mantua Township Branch, not make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with customary banking practice; (xxiii) not make purchases of securities for its investment portfolio without prior consultation with FFC; or
(xxiv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of the Merger Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Internal Revenue Code.

     WNB has purchased and sold participation interests in commercial loans with FFC's existing subsidiary in New Jersey, The Bank of Gloucester County. WNB has also begun to work with another FFC subsidiary, Fulton Bank, to expand its indirect automobile lending program. Other than these relationships, there have been no material contracts or other transactions between WNB or WIC and FFC since the execution of the Merger Agreement, nor have there been any material contracts, arrangements, relationships or transactions between WNB or WIC and FFC during the past five years.

Conditions, Amendment and Termination
-------------------------------------

     The obligations of FFC and WNB to consummate the Merger are subject to the following conditions and contingencies set forth in the Merger Agreement:
(i) approval of the Merger by the shareholders of WNB, (ii) approval of the Merger by the Federal Reserve Board, (iii) approval of the Merger by the Office of the Comptroller of the Currency ("OCC"), (iv) approval of the Merger by the New Jersey Department of Banking, (v) the absence of an injunction issued by a court of competent jurisdiction enjoining the performance by FFC or WNB of any of their obligations under the Merger Agreement, (vi) the receipt of a favorable opinion of counsel with respect to certain federal income tax consequences relating to the Merger, which are discussed below under THE FFC/WNB MERGER--Federal Income Tax Consequences, (vii) the continuing accuracy in all material respects of the representations, warranties and covenants made by FFC and WNB in the Merger Agreement, (viii) the receipt by FFC of satisfactory agreements from shareholders of WNB who are affiliates of WNB or FFC regarding certain actions which could affect pooling-of-interests accounting for the Merger, (ix) the receipt of opinions from counsel for WNB and counsel for FCC regarding certain legal matters, (x) effectiveness of a registration statement relating to the FFC Common Stock with the SEC and listing of such FFC Common Stock on NASDAQ; (xi) confirmation by FFC and its accountants that the Merger can be accounted for as a pooling-of-interests for financial reporting purposes, and (xii) the delivery of certificates at the closing by officers of FFC and WNB confirming satisfaction of the foregoing conditions.

     To the extent permitted by law, the Merger Agreement may be amended by mutual consent and any term or condition thereof may be waived by the party entitled to its benefit at any time before the Effective Date, whether before or after the approval of the Merger Agreement by WNB's shareholders and without seeking further shareholder approval; provided, however, that the ratio at which shares of WNB Common Stock will be converted into shares of FFC Common Stock may not be waived or amended until such amendment has been approved, adopted or ratified by the shareholders of WNB in accordance with applicable law.

     The Merger Agreement may be terminated at any time prior to the Effective Date by the mutual written consent of FFC and WNB. In addition, the Merger Agreement may be terminated unilaterally by either FFC or WNB if (A) any condition to the Merger has not been satisfied by September 30, 1997, or (B) the other party has committed a material breach of any representation, warranty or covenant contained in the Merger Agreement and has not cured such breach within thirty (30) days after receiving written notice thereof. In addition, WNB may terminate the Merger Agreement if the Closing Market Price of FFC Common Stock is equal to or less than $12.00.

Effective Date of the Merger
----------------------------

     The Merger will become effective on the date approved by the OCC pursuant to the Plan of Merger and the National Bank Act. FFC and WNB presently intend to consummate the Merger during the first quarter of 1997, assuming that the Merger has been approved by WNB's shareholders, all required regulatory approvals have been obtained, and all other conditions to closing have been satisfied or waived by that time. The Merger Agreement provides that the closing of the Merger shall be held within thirty (30) days after the receipt of all required regulatory approvals and the expiration of all applicable waiting periods. See THE FFC/WNB MERGER--Conditions, Amendment and Termination.

Management and Operations Following the Merger
----------------------------------------------

     On the Effective Date, WNB will merge with and into WNB Interim National Bank, a newly created wholly-owned subsidiary of FFC. WNB Interim National Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC after the Merger under the name "The Woodstown National Bank & Trust Company," and the shareholders of WNB will become shareholders of FFC.

 The Merger Agreement provides that, for a period of five (5) years after the Effective Date, FFC shall (subject to the right of FFC to terminate its obligations as a result of regulatory considerations, safe and sound banking practices or the exercise of their fiduciary duties by FFC's directors) (i) preserve the business structure of WNB as a national banking association; (ii) preserve the present name of WNB; and (iii) continue in office the present directors of WNB who indicate their desire to serve (the "WNB Continuing Directors"), provided, that (A) each non-employee WNB Continuing Director shall
             --------
receive director's fees from WNB of $10,000 per director annually and shall continue to receive such other incidental benefits as he or she was receiving from WNB prior to the Effective Date (such benefits being previously disclosed to FFC), and (B) each WNB Continuing Director who has reached the age of 70 as of the Effective Date, or who reaches such age within three (3) years thereafter, shall be permitted to serve for a period of three (3) years after the Effective Date before becoming subject to FFC's mandatory retirement rules for directors. WNB Director Joseph E. Colson is the only WNB director over the age of 70. Notwithstanding anything in the Merger Agreement to the contrary, the WNB Continuing Directors, in their exercise of their fiduciary duty as to the best interests of WNB and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions.

     FFC has agreed, following the Merger, to cause WNB to satisfy its employment obligations with persons who are officers and employees of WNB or WIC as of the Effective Date. FFC has also agreed to cause WNB to satisfy its obligations under WNB's existing employee benefit plans.

     WNB has adopted The Woodstown National Bank & Trust Company Change of Control Severance Pay Plan, which provides for certain severance benefits to Ralph Homan, Sandra K. Battle, F. Steven Meddick, Sr., Charles W. Sutton, Sr. and Donald C. Ulzheimer upon a qualified termination following a change of control of WNB. The Merger will be considered a change of control under the Severance Plan. Any covered officer who, at any time within two years following the date of shareholder approval of the Merger, (A) is involuntarily terminated, except for termination due to death, disability, retirement or termination for cause, or (B) voluntarily terminates his or her employment, within sixty days of having the terms or conditions of his or her employment changed (defined as (i) reassignment to a lower grade; (ii) a reduction in salary; (iii) a reduction in eligibility to participate in employee benefit or other compensation plans; (iv) a change in or limitation of duties or powers; (v) a relocation of regular assigned work place by more than twenty-five additional miles from residence;
(vi) removal of the officer from or failure to reelect him or her to the position held immediately prior to the change of control or (vii) a reduction in the officer's benefit plans which exist immediately prior to the change of control) shall receive severance pay amounting to two times his or her base compensation, including bonus, at the time of the termination. Such amount shall be paid in weekly installments for a period of two years. In addition, the officer will receive for two years medical, pension, life insurance, unused vacation and other similar benefits comparable to those furnished immediately prior to the termination. It is anticipated that each of the executive officers will continue to be employed with WNB following the Merger. However, if each of the executive officers was to be terminated following the change of control and severance benefits were triggered, based on current salaries and benefits the executive officers would receive severance benefits in the aggregate of $1,047,493.

Federal Income Tax Consequences
-------------------------------

     Pursuant to the Merger Agreement, an opinion has been provided to WNB and FFC by Barley, Snyder, Senft & Cohen, LLP, counsel for FFC, which states that, for federal income tax purposes:

     1.  The Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended;

     2. No gain or loss will be recognized by FFC, WNB Interim National Bank or WNB by reason of the Merger;

     3. The bases of the assets of WNB immediately after the Merger will be the same as the bases of such assets immediately prior to the Merger;

     4. The holding period of the assets of WNB immediately after the Merger will include the period during which such assets were held by WNB prior to the Merger;

     5. A holder of WNB Common Stock who receives shares of FFC Common Stock in exchange for his or her WNB Common Stock pursuant to the Merger (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange;

     6. A holder of WNB Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he or she received a fractional share of FFC Common Stock pursuant to the Merger and FFC then redeemed such fractional share for the cash. The holder of WNB Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

     7. The tax basis of the shares of FFC Common Stock to be received by WNB shareholders pursuant to the Merger Agreement will be the same as the basis of the shares of WNB Common Stock surrendered in exchange therefor decreased by the amount of cash received and increased by the amount of any gain recognized on the exchange; and

     8. The holding period of the shares of FFC Common Stock to be received by the shareholders of WNB will include the period during which they held the shares of WNB Common Stock surrendered, provided the shares of WNB Common Stock are held as a capital asset on the date of the exchange.

     THE FOREGOING IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER PRESENT LAW. EACH SHAREHOLDER OF WNB IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER AS THEY AFFECT HIS OR HER INDIVIDUAL CIRCUMSTANCES, INCLUDING THE IMPACT OF ANY APPLICABLE ESTATE, GIFT, STATE, LOCAL, FOREIGN OR OTHER TAX.

Accounting Treatment
--------------------

     The Merger Agreement contemplates that the Merger will be treated as a pooling-of-interests for financial accounting purposes. If FFC would be required to purchase more than ten percent of the outstanding shares of WNB Common Stock for cash or if other conditions arise which would prevent the Merger from being treated as a pooling-of-interests for financial accounting purposes, FFC has the right to terminate the Merger Agreement and to cancel the Merger; provided, however, that FFC shall have no right to terminate the Merger Agreement if the inability to use pooling-of-interest accounting treatment is due solely to actions by FFC taken after the date of the Merger Agreement. FFC presently intends to exercise its right of termination if the Merger could not be treated as a pooling-of-interests for financial accounting purposes.

     Although it has no intention of doing so, FFC could choose to waive its right of termination and go forward with the proposed merger even if the merger could not be treated as a pooling of interests for financial accounting purposes. In that event, the following would occur: (i) the merger between WNB and a subsidiary of FFC would be treated as a purchase transaction under financial accounting principles; (ii) FFC would file a post-effective amendment, presenting revised financial disclosures and updated information, to the registration statement of which this Proxy Statement/Prospectus is a part; and
(iii) WNB's management would resolicit proxies from WNB's shareholders.

Rights of Dissenting Shareholders
---------------------------------

     In accordance with the provisions of Section 215(a) of Title 12, United States Code (12 U.S.C. (S) 215(a)), any shareholder of WNB who wishes to exercise dissenter's rights with respect to the proposed merger must either (i) vote against the proposed merger, or (ii) file a written notice, prior to or at the special meeting of shareholders convened to vote on the proposed merger, stating that he or she dissents from the Plan of Merger, which written notice should be addressed to The Woodstown National Bank & Trust Company, One South Main Street, Woodstown, New Jersey 08098. In addition, any shareholder of WNB wishing to exercise dissenter's rights must make a written request for payment to FFC, accompanied by the surrender of his or her WNB Common Stock certificates, at any time before thirty days after the effective date of the merger, which written request and surrender should be sent to William R. Colmery, Secretary, Fulton Financial Corporation, One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604. Any dissenting shareholder who fails to follow the procedures specified in this paragraph will lose his or her dissenter's rights under the foregoing provisions.

     Any dissenting shareholder who does comply with the procedures described in the preceding paragraph (a "Qualified Dissenting Shareholder") will be entitled, following the effective date of the merger, to receive in cash the value of the shares of WNB Common Stock held by him or her, determined as of the day on which the special meeting of WNB's shareholders was held to authorize the merger. The value of any shares of WNB Common Stock held by a Qualified Dissenting Shareholder will be determined by an appraisal committee of three persons. One member of the appraisal committee will be chosen by a majority vote of the Qualified Dissenting Shareholders, one member will be chosen by the Board of Directors of FFC, and the third member will be selected by the two members so chosen. The valuation of the shares may be agreed upon by any two members of the appraisal committee.

     If the appraisal committee's valuation is not satisfactory to any Qualified Dissenting Shareholder, such Shareholder may, within five days after receiving notice of such valuation, appeal to the Comptroller of the Currency (Comptroller), who will make a binding and final reappraisal as to the value of the shares held by such Shareholder. If within ninety days from the effective date of the merger, (i) one or more appraisal committee members have not been selected for any reason, or (ii) the appraisal committee has been unable to agree, by a vote of two or more members, on the value of the shares held by Qualified Dissenting Shareholders, the Comptroller, upon the written request of any interested party, will make a binding and final appraisal of the value of such shares. The expenses of the Comptroller in making a reappraisal or appraisal will be paid by FFC.

     FFC will pay to the Qualified Dissenting Shareholders the value of the shares ascertained. The shares of FFC Common Stock which would have been delivered to Qualified Dissenting Shareholders had they not requested payment will be sold by FFC at an advertised public auction, and FFC shall have the right to purchase such shares at the auction, if it is the highest bidder, for the purpose of reselling such shares within thirty days thereafter to any person and at a price, not less than par value, as FFC's Board of Directors may determine. If the shares are sold at public auction at a price greater than the amount paid to the Qualified Dissenting Shareholders, the excess shall be paid to the Qualified Dissenting Shareholders.

     THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF THE RIGHTS AND OBLIGATIONS OF A DISSENTING SHAREHOLDER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF SECTION 215(a) OF TITLE 12, UNITED STATES CODE, WHICH ARE REPRODUCED AND SET FORTH IN FULL IN EXHIBIT D TO THIS PROSPECTUS/PROXY STATEMENT.

     FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN 12 U.S.C. (S) 215(a) GOVERNING THE EXERCISE OF DISSENTERS' RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS. SHAREHOLDERS MAY WISH TO CONSULT LEGAL COUNSEL IF THEY ARE CONSIDERING A POSSIBLE EXERCISE OF DISSENTERS' RIGHTS.

     Pursuant to the Merger Agreement, FFC has the right to terminate such Agreement and to cancel the proposed merger if WNB shareholders exercise dissenters' rights with respect to 10% or more shares of WNB Common Stock. FFC negotiated for this right of termination in order to limit the amount of cash that would be paid to WNB shareholders in connection with the proposed merger and to provide greater assurance that the merger would be treated as a pooling-of-interests for financial accounting purposes. Additionally, the exercise of such right by the holders of an aggregate of 10% or more of the Common Stock could affect the ability of FFC to use "pooling-of-interest" accounting treatment. Therefore, each of the executive officers and directors of WNB have signed an agreement not to exercise dissenters' rights in connection with the Merger. FFC could waive this right of termination but has no present intention to do so. See THE FFC/WNB MERGER--Conditions, Amendment and Termination, and THE FFC/WNB MERGER--Accounting Treatment.

Restrictions on Resale of FFC Common Stock Held By Affiliates of WNB
----------------------------- --------------------------------------

     The shares of FFC Common Stock to be issued upon consummation of the Merger have been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act") and, following the Merger, may be freely resold or otherwise transferred by all former shareholders of WNB, except those former shareholders who are deemed to be "affiliates" of WNB within the meaning of SEC Rules 144 and 145. In general terms, any person who is an executive officer, director or ten percent shareholder of WNB at the time of the Special Meeting may be deemed to be an affiliate of WNB for purposes of SEC Rules 144 and 145.

     FFC Common Stock received by persons who are deemed to be affiliates of WNB may be resold only: (i) in compliance with the provisions of SEC Rule 145(d),
(ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC. In very general terms, SEC Rule 145(d) would permit an affiliate of WNB to sell shares of FFC Common Stock received by him or her in connection with the Merger in ordinary brokerage transactions, subject to certain limitations on the number of shares of FFC Common Stock which may be sold during any consecutive three-month period. Notwithstanding the foregoing, an affiliate of WNB (as a general rule and subject to an exception in the case of certain de minimis sales) may not sell
                                               -- -------
any shares of FFC Common Stock received by him or her in exchange for his or her shares of WNB Common Stock until after the publication of financial results covering at least thirty days of post-Merger combined operations of FFC.

     Under the terms of the Merger Agreement, each person who may be deemed to be an affiliate of WNB is required, prior to the closing of the Merger, to deliver to FFC an agreement, in form and substance satisfactory to FFC, acknowledging and agreeing to abide by the limitations imposed by the 1933 Act and the rules of the SEC thereunder regarding the sale or other disposition of the shares of FFC Common Stock to be received by him or her pursuant to the Merger.

Warrant Agreement
-----------------

     Simultaneously with the execution of the Merger Agreement, WNB and FFC executed a Warrant Agreement, dated September 30, 1996 (the "Warrant Agreement"). A copy of the Warrant Agreement is attached as Exhibit C to this Proxy Statement. The following description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, which is incorporated herein in its entirety.

     Pursuant to the Warrant Agreement, WNB issued to FFC a warrant (the "Warrant") to purchase from WNB up to 358,200 fully paid and non-assessable shares of WNB Common Stock at a price per share equal to $24.00, subject to adjustment as provided for in the Warrant Agreement (such exercise price, as so adjusted, is referred to herein as the "Exercise Price"). The execution of the Warrant Agreement was required by FFC as a condition to its execution of the Merger Agreement, and the effect of the Warrant Agreement is to increase the likelihood that the Merger will occur by making it more difficult and expensive for another party to acquire WNB.

     The Warrant may be exercised in whole or in part at any time or from time to time on or after the occurrence of an Exercise Event (as defined below) until termination of the Warrant Agreement. So long as the Warrant is owned by FFC, it may be exercised for no more than the number of shares of WNB Common Stock equal to 358,200 (subject to adjustment as described below) less the number of shares of WNB Common Stock at the time owned by FFC.

     FFC may not sell, assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of WNB, except upon or after the occurrence of any of the following events (each of which constitutes an Exercise Event): (i) a knowing breach by WNB of any representation, warranty or covenant set forth in the Merger Agreement which would permit FFC to terminate the Merger Agreement; (ii) the failure of WNB's shareholders to approve the Merger Agreement at a meeting called for such purpose if, at the time of such meeting, there has been an announcement by any person other than FFC of an offer or proposal to acquire 25% or more of the outstanding shares of WNB Common Stock (before giving effect to any exercise of the Warrant), or to acquire, merge or consolidate with WNB, or to purchase all or substantially all of WNB's assets;
(iii) the acquisition by any person of beneficial ownership of 25% or more of the outstanding shares of WNB Common Stock (before giving effect to any exercise of the Warrant); (iv) any person other than FFC shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of WNB such that, upon consummation of such offer, such person would have beneficial ownership of 25% or more of the outstanding shares of WNB Common Stock (before giving effect to any exercise of the Warrant); (v) WNB shall have entered into an agreement, letter of intent or other understanding with any person other than FFC providing for such person (A) to acquire, merge, consolidate or enter into a statutory share exchange with WNB or to purchase all or substantially all of WNB's assets, or (B) to negotiate with WNB with respect to any of the events or transactions mentioned in the preceding clause (A); or (vi) termination or attempted termination of the

Merger Agreement by WNB under Section 5.7 thereof (relating to the exercise by the directors of WNB of their fiduciary duty).

     The Warrant may be exercised by presentation and surrender thereof to WNB at its principal office accompanied by (i) a written notice of exercise, (ii) payment of the Exercise Price for the number of shares of WNB Common Stock specified in such notice, and (iii) a certificate of the holder of the Warrant (the Holder) specifying the event or events which have occurred and which entitle the Holder to exercise the Warrant. Upon such presentation and surrender, WNB shall issue promptly to the Holder the number of shares of WNB Common Stock to which the Holder is entitled. If the Warrant is exercised in part, WNB will, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant entitling the Holder to purchase the balance of the shares of WNB Common Stock issuable thereunder.

     Generally, in the event of any change in the outstanding shares of WNB's Common Stock by reason of a stock dividend, stock split or stock reclassification, the number and kind of shares or securities subject to the Warrant and the Exercise Price shall be appropriately and equitably adjusted so that the Holder shall receive upon exercise of the Warrant the number and class of shares or other securities or property that the Holder would have received in respect of the shares of WNB Common Stock that could have been purchased upon exercise of the Warrant if the Warrant could have been and had been exercised immediately prior to such event. If, at any time after the Warrant may be exercised or sold by FFC, WNB has received a written request from FFC, WNB shall prepare, file and keep effective and current a registration statement under the Securities Act of 1933, as amended, covering the Warrant and/or the shares of WNB Common Stock issued or issuable upon exercise of the Warrant. All expenses incurred by WNB in complying with such registration requirements will be paid by WNB. FFC will pay all expenses incurred by FFC in connection with such registration requirements, including fees and disbursements of its counsel and accountants, underwriting discounts and commissions, and transfer taxes payable by FFC.

     The Warrant and the rights conferred thereby will terminate (i) upon the Effective Date, (ii) upon a valid termination of the Merger Agreement prior to the occurrence of an Exercise Event, or (iii) to the extent the Warrant has not previously been exercised, sixty (60) days after the occurrence of an Exercise Event.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS
                     --------------------------------------
                         AND RELATED SHAREHOLDER MATTERS
                     --------------------------------------

Common Stock of FFC
-------------------

     FFC Common Stock is traded in the over-the-counter market and is listed on the NASDAQ National Market ("NASDAQ") under the symbol "FULT." The following table sets forth, for the periods indicated, the high and low closing sale price for FFC Common Stock as reported on NASDAQ and cash dividends paid per share.

                                                     Cash Dividends
1995                       High          Low         Paid Per Share
----                       ----          ---         --------------

First Quarter            $16.95       $15.70              0.132
Second Quarter           $17.50       $16.32              0.142
Third Quarter            $18.30       $16.14              0.146
Fourth Quarter           $20.68       $17.73              0.146

1996
----

First Quarter            $20.23       $18.41              0.155
Second Quarter           $20.75       $18.75              0.170
Third Quarter            $20.75       $18.63              0.170

     On September 27, 1996, the last trading day before public announcement of the Merger Agreement, the high and low quotations for FFC Common Stock were $20.50 and $20.00, respectively, and the closing sale price was $20.38 per share, as reported on NASDAQ. On December 9, 1996, the closing bid and asked quotations for FFC Common Stock as reported on NASDAQ were $21.00 and $21.75, respectively, per share, and the closing sale price was $21.375 per share. As of September 30, 1996, FFC Common Stock was held by 11,245 holders of record.

     FFC has in the past paid regular quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year.

Common Stock of WNB
-------------------

     WNB's Common Stock is traded in the over-the-counter market. Trading activity historically has been extremely limited. For example, two most recent trades known to management occurred in April 1996 and November 1996. There has never been an organized public trading market for WNB's outstanding Common Stock. Bid quotations are published by Ryan, Beck & Co., Monroe Securities and
F. J. Morrissey. Additionally, prior to this year the WNB Trust Department has held an annual auction for the sale of three hundred (300) shares of WNB Common Stock in the parking lot of WNB's headquarters. The terms of the auction sale provided for each successful bidder to obtain twenty-five share lots along with the option to purchase an additional twenty-five shares. Historically, every successful bidder has exercised the option to purchase additional shares. The most recent auction was held on September 17, 1995, and the average sales prices were greater than four times the book value of WNB Common Stock. The Board of Directors believes the prices at these ceremonial auction sales are not representative of the actual value of the stock due to the informal nature of these auctions and the de minimus amounts of common stock sold.

     The table below reports the cash dividends paid per share during the periods indicated. Due to the extremely limited and private nature of sales of WNB Common Stock, WNB management was unable to compile meaningful data regarding the historical number of shares traded and the price range for such shares.

                      Cash Dividends
                      Paid Per Share
                      --------------
     1995
     ----

First Quarter             $0.155
Second Quarter             0.155
Third Quarter              0.155
Fourth Quarter             0.195

     1996
     ----

First Quarter              0.18
Second Quarter             0.18
Third Quarter              0.18

 The last sale of WNB Common Stock known to management occurred on December 9, 1996 at $25.00 per share. As of the close of business on December 11, 1996, WNB's Common Stock was held by approximately 266 holders of record. WNB's ability to declare or pay cash dividends prior to the Effective Date of the Merger is limited by the Merger Agreement. See THE FFC/WNB MERGER -- Business Pending the Effective Date.


                    PRO FORMA COMBINED FINANCIAL INFORMATION
                    ----------------------------------------

 The unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of income of FFC set forth below give effect, using the pooling-of-interests method of accounting, to the proposed acquisition of WNB (based upon an exchange ratio of 1.60 shares of FFC Common Stock for each share of WNB Common Stock). The unaudited pro forma combined condensed financial statements are presented as though the Merger between FFC and WNB had occurred on September 30, 1996.

 The unaudited pro forma financial information, including the notes thereto set forth below, is not necessarily indicative of the financial condition or results of operations of FFC as they would have been had the proposed acquisition of WNB occurred during the periods presented or as they may be in the future. The unaudited pro forma financial information set forth below should be read in conjunction with the financial statements of FFC, including the notes thereto, which are incorporated herein by reference, and the financial statements of WNB, including the notes thereto, which are set forth elsewhere in this Proxy Statement/Prospectus. See INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; THE WOODSTOWN NATIONAL BANK & TRUST COMPANY--INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL INFORMATION.

                         Fulton Financial Corporation
                 Pro Forma Combined Balance Sheet (Unaudited)
                              September 30, 1996
                            (Dollars in Thousands)
                 --------------------------------------------

                                         Fulton
                                         Financial       The Woodstown National                 Pro Forma
                                         Corporation     Bank & Trust Company   Adjustments     Combined
                                       ----------------------------------------------------------------------
Assets
    Cash and Due from Banks              $  190,897            $ 11,579             $0         $  202,476
    Interest Bearing Deposits                 2,056                  18                             2,074
    Federal Funds Sold and Securities
       Under Agreements to Resell                --               3,590                             3,590
    Mortgage Loans Held for Sale                510                 749                             1,259
    Investment Securities:
       Securities Held to Maturity          415,349              40,744                           456,093
       Securities Available for
         Sale                               321,046              12,622                           333,668
    Loans                                 2,708,702             180,352                         2,889,054
       Less: Allowance for Loan
              Losses                        (40,519)             (2,581)                          (43,100)
              Unearned Income                (7,280)               (716)                           (7,996)
                                       ----------------------------------------------------------------------
       Net Loans                          2,660,903             177,055              0          2,837,958
                                       ----------------------------------------------------------------------
  Premises and Equipment                     51,037               4,925                            55,962
  Accrued Interest Receivable                24,198               1,619                            25,817
  Other Assets                               78,667               1,933                            80,600
                                       ----------------------------------------------------------------------
     TOTAL ASSETS                        $3,744,663            $254,834             $0         $3,999,497
                                       ======================================================================

Liabilities
  Deposits:
    Non-Interest Bearing                   $474,541             $43,360                          $517,901
    Interest Bearing                      2,579,110             186,374                         2,765,484
                                       ----------------------------------------------------------------------
     Total Deposits                       3,053,651             229,734              0          3,283,385
                                       ----------------------------------------------------------------------

  Short-Term Borrowings:
    Federal Funds Purchased and
      Securities Sold Under
      Agreements to Repurchase              225,173                  --                           225,173
    Demand Notes of U.S.
       Treasury                               5,000                  --                             5,000
                                       ----------------------------------------------------------------------
     Total Short-Term Borrowings            230,173                  --              0            230,173
                                       ----------------------------------------------------------------------
  Accrued Interest Payable                   24,330                 710                            25,040
  Other Liabilities                          40,935                 726                            41,661
  Long-Term Debt                             21,074                  --                            21,074
                                       ----------------------------------------------------------------------
     Total Liabilities                    3,370,163             231,170              0          3,601,333
                                       ----------------------------------------------------------------------

                         Fulton Financial Corporation
                 Pro Forma Combined Balance Sheet (Unaudited)
                              September 30, 1996
                            (Dollars in Thousands)
                 --------------------------------------------

                                         Fulton
                                         Financial       The Woodstown National                 Pro Forma
                                         Corporation     Bank & Trust Company   Adjustments     Combined
                                       ----------------------------------------------------------------------
Shareholders' Equity
   Common Stock                              82,465                 400          6,800  (A)        89,665
   Capital Surplus                          220,977               1,200         (1,200) (A)       220,977
   Retained Earnings                         64,428              22,054         (5,600) (A)        80,882
   Less:  Treasury Stock                        (99)                                                  (99)
   Net Unrealized Holding Gain
    on Securities                             6,729                  10              0              6,739
                                       ----------------------------------------------------------------------
     Total Shareholders' Equity             374,500              23,664              0            398,164
                                       ----------------------------------------------------------------------
     TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                $3,744,663            $254,834             $0         $3,999,497
                                       ======================================================================

------------------
Notes to Pro Forma Combined Balance Sheets:

(A) These Adjustments to the capital accounts reflect the issuance of FFC Common Stock, $2.50 par value per share, for 100% of the WNB Common Stock, $.22 par value per share, issued and outstanding. An exchange ratio of 1.60 shares of FFC Common Stock for each share of WNB's Common Stock was utilized in this illustration.

                         Fulton Financial Corporation
                 Pro Forma Combined Balance Sheet (Unaudited)
                               December 31, 1995
                            (Dollars in Thousands)
                 --------------------------------------------


                                         Fulton
                                         Financial       The Woodstown National                 Pro Forma
                                         Corporation     Bank & Trust Company   Adjustments     Combined
                                       ----------------------------------------------------------------------
Assets
  Cash and Due from Banks                $  152,143            $  9,941             $0         $  162,084
  Interest Bearing Deposits                   4,425                  18                             4,443
 Federal Funds Sold and Securities
   Under Agreements to Resell                     -              10,310                            10,310
  Mortgage Loans Held for Sale                  613                 534                             1,147
 Investment Securities:
   Securities Held to Maturity              503,926              52,686                           556,612
   Securities Available for Sale            256,380               2,221                           258,601
  Loans                                   2,502,033             174,462                         2,676,495
   Less: Allowance for Loan Losses          (38,272)             (2,185)                          (40,457)
         Unearned Income                     (8,711)               (606)                           (9,317)
                                       ----------------------------------------------------------------------
   Net Loans                              2,455,050             171,671              0          2,626,721
                                       ----------------------------------------------------------------------
  Premises and Equipment                     47,606               3,700                            51,306
  Accrued Interest Receivable                25,275               1,745                            27,020
  Other Assets                               79,150               1,767                            80,917
                                       ----------------------------------------------------------------------
   TOTAL ASSETS                          $3,524,568            $254,593             $0         $3,779,161
                                       =====================================================================
Liabilities
  Deposits:
    Non-Interest Bearing                 $  427,384            $ 37,566                        $  464,950
    Interest Bearing                      2,487,885             193,523                         2,681,408
                                       ----------------------------------------------------------------------
   TOTAL DEPOSITS                         2,915,269             231,089              0         $3,146,358
                                       ----------------------------------------------------------------------
  Short-Term Borrowings:
    Federal Funds Purchased and
      Securities Sold Under
      Agreements to Repurchase              126,372                   -                           126,372
    Demand Notes of U.S. Treasury             5,058                   -                             5,058
                                       ----------------------------------------------------------------------
    TOTAL SHORT-TERM BORROWINGS             131,430                   -              0            131,430
                                       ----------------------------------------------------------------------
  Accrued Interest Payable                   19,357                 735                            20,092
  Other Liabilities                          69,809                 167                            69,976
  Long-Term Debt                             34,689                   -                            34,689
                                       ----------------------------------------------------------------------
    TOTAL LIABILITIES                     3,170,554             231,991              0          3,402,545

                         Fulton Financial Corporation
                 Pro Forma Combined Balance Sheet (Unaudited)
                               December 31, 1995
                            (Dollars in Thousands)
                 --------------------------------------------

                                         Fulton
                                         Financial       The Woodstown National                 Pro Forma
                                         Corporation     Bank & Trust Company   Adjustments     Combined
                                       ----------------------------------------------------------------------
Shareholders' Equity
   Common Stock                              74,907                 400          6,800  (A)        82,107
   Capital Surplus                          174,023               1,200         (1,200) (A)       174,023
   Retained Earnings                         98,746              21,002         (5,600) (A)       114,148
   Less:  Treasury Stock                     (2,188)                  -                            (2,188)
   Net Unrealized Holding Gain                8,526                   -                             8,526
     on Securities
                                       ----------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY               354,014              22,602              0            376,616
                                       ----------------------------------------------------------------------
   TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $3,524,568            $254,593             $0          3,779,161
                                       ======================================================================

-------------
Notes to Pro Forma Combined Balance Sheet:

(A) These Adjustments to the capital accounts reflect the issuance of FFC Common Stock, $2.50 par value per share, for 100% of the WNB Common Stock, $.22 par value per share, issued and outstanding. An exchange ratio of
     1.60 shares of FFC Common Stock for each share of WNB's Common Stock was utilized in this illustration.

                          Fulton Financial Corporation
                  Pro Forma Combined Balance Sheet (Unaudited)
                               December 31, 1994
                             (Dollars in Thousands)

                                              Fulton       The Woodstown National
                                              Financial    Bank & Trust Company                          Pro Forma
                                              Corporation                           Adjustments          Combined
                                             -------------------------------------------------------------------------------
Assets
    Cash and Due from Banks                  $  156,705         $  8,545              $      0          $  165,250
    Interest Bearing Deposits                     2,539               17                                     2,556
    Federal Funds Sold and Securities
       Under Agreements to Resell                13,675            5,400                                    19,075
    Mortgage Loans Held for Sale                    650                -                                       650
    Investment Securities:
       Securities Held to Maturity              515,063           48,259                                   563,322
       Securities Available for Sale            195,207            2,075                                   197,282
    Loans                                     2,356,292          161,749                                 2,518,058
       Less: Allowance for Loan Losses          (37,279)          (2,386)                                  (39,665)
             Unearned Income                    (10,952)            (570)                                  (11,522)

                                             -------------------------------------------------------------------------------
             Net Loans                        2,308,061          158,793                     0           2,466,871

                                             -------------------------------------------------------------------------------

    Premises and Equipment                       45,527            3,740                                    49,267
    Accrued Interest Receivable                  21,774            1,483                                    23,257
    Other Assets                                 79,226            1,508                                    80,717

                                             -------------------------------------------------------------------------------
             TOTAL ASSETS                    $3,338,427         $229,820                    $0          $3,568,247

                                             ===============================================================================
Liabilities
    Deposits:
      Non-Interest Bearing                   $  382,053         $ 38,479                                $  420,522
      Interest Bearing                        2,356,844          165,084                                 2,521,928
                                             -------------------------------------------------------------------------------
             TOTAL DEPOSITS                   2,738,897          203,563                     0           2,942,450
                                             -------------------------------------------------------------------------------
    Short-Term Borrowings:
      Federal Funds Purchased and
         Securities Sold Under
         Agreements to Repurchase               191,523                -                                   191,523
      Demand Notes of U.S. Treasury               5,000                -                                     5,000
      Other Short-Term Debt                           -            5,000                                     5,000
                                             -------------------------------------------------------------------------------
             TOTAL SHORT-TERM                   196,523            5,000                     0             201,523
             BORROWINGS
                                             -------------------------------------------------------------------------------

    Accrued Interest Payable                     13,017              543                                    13,564
    Other Liabilities                            43,099              211                                    43,316
    Long-Term Debt                               27,283                -                                    27,283

                                             -------------------------------------------------------------------------------
             TOTAL LIABILITIES                3,018,819           209,317                    0           3,228,136

                                             ===============================================================================

                         Fulton Financial Corporation
                  Pro Forma Combined Balance Sheet (Unaudited)
                               December 31, 1994
                             (Dollars in Thousands)
                 --------------------------------------------

                                      Fulton       The Woodstown National
                                      Financial    Bank & Trust Company                     Pro Forma
                                      Corporation                         Adjustments       Combined
                                     -------------------------------------------------------------------------------
Shareholders' Equity
   Common Stock                       $   69,072         $    400           6,800  (A)      $    76,272
   Capital Surplus                       139,012            1,200          (1,200) (A)          139,012
   Retained Earnings                     115,462           18,903          (5,600) (A)          128,765
   Less:  Treasury Stock                  (4,474)                                                (4,474)
   Net Unrealized Holding Gain
     on Securities                           536                                0                   536
                                     -------------------------------------------------------------------------------
   TOTAL SHAREHOLDERS' EQUITY            319,608           20,503               0               340,111

                                     -------------------------------------------------------------------------------
   TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY               $3,338,427         $229,820              $0           $ 3,568,247

                                     ===============================================================================

-----------------

Notes to Pro Forma Combined Balance Sheets:

(A) These adjustments to the capital accounts reflect the issuance of FFC Common Stock, $2.50 par value per share, for 100% of the WNB Common Stock, $.22 par value per share, issued and outstanding. An exchange ratio of
     1.60 shares of FFC Common Stock for each share of WNB's Common Stock was utilized in this illustration.

                          Fulton Financial Corporation
          Pro Forma Combined Condensed Statement of Income (Unaudited)
                  For the Nine Months Ended September 30, 1996
                             (Dollars in Thousands)
          -----------------------------------------------------------

                                      Fulton       The Woodstown National                   Pro Forma
                                      Financial    Bank & Trust Company     Adjustments     Combined
                                      Corporation
                                     -------------------------------------------------------------------------------
Interest Income
    Loans, Including Fees             $  166,716        $  11,776                           $  178,492
    Investment Securities:
       Taxable                            28,138            2,272                               30,410
       Tax-Exempt                          2,527              145                                2,672
       Dividends                           1,491               47                                1,538
    Federal Funds Sold and
       Repurchase Agreements                 154              385                                  539
    Interest-Bearing Deposits
       in Other Banks                        124                -                                  124
                                     -------------------------------------------------------------------------------
       TOTAL INTEREST INCOME             199,150           14,625                0             213,775

Interest Expense
    Deposits                              77,132            6,387                               83,519
    Short-Term Borrowings                  5,825                1                                5,826
    Long-Term Debt                         1,334                -                                1,334
                                     -------------------------------------------------------------------------------
       TOTAL INTEREST EXPENSE             84,291            6,388                0              90,679
                                     -------------------------------------------------------------------------------
       NET INTEREST INCOME               114,859            8,237                              123,096

Provision for Loan Losses                  2,794              585                                3,379
                                     -------------------------------------------------------------------------------
Net Interest Income After Provision
    for Loan Losses                      112,065            7,652                0             119,717
Other Income
       Trust Department                    5,744               58                                5,802
       Service Charges on Deposit
       Accounts                            9,424              653                               10,077
       Other Service Charges and
       Fees                                5,599              270                                5,869
       Gain on Sale of Mortgage
       Loans                                 699               16                                  715
       Investment Securities Gains         2,136                -                                2,136
                                     -------------------------------------------------------------------------------
       TOTAL OTHER INCOME                 23,602              997                0              24,599
                                     -------------------------------------------------------------------------------
Other Expenses
    Salaries and Employee Benefits        41,997            2,495                               44,492
    Net Occupancy Expense                  8,562              316                                8,878
    Equipment Expense                      4,405              354                                4,759
    FDIC Assessment Expense                3,240                2                                3,242
    Special Services                       4,836                -                                4,836
    Other                                 18,727            1,861                               20,588
                                     -------------------------------------------------------------------------------
       TOTAL OTHER EXPENSES               81,767            5,028                0              86,795

                                     -------------------------------------------------------------------------------
    Income Before Income Taxes            53,900            3,621                0              57,521

    Income Taxes                          15,555            1,597                               17,152
                                     -------------------------------------------------------------------------------
       NET INCOME                        $38,345           $2,024               $0             $40,369
                                     ===============================================================================
Per Share Data:
    Net Income                             $1.16            $1.12                                $1.13
    Cash Dividends                        $0.495           $0.540                               $0.482

Weighted Average Shares Outstanding   32,939,454        1,800,000                           35,819,454

                         Fulton Financial Corporation
         Pro Forma Combined Condensed Statement of Income (Unaudited)
                 For the Nine Months Ended September 30, 1995
                            (Dollars in Thousands)
         ------------------------------------------------------------


                                              Fulton            The Woodstown National                      Pro Forma
                                              Financial         Bank & Trust Company      Adjustments       Combined
                                              Corporation
                                            --------------------------------------------------------------------------------
Interest Income
      Loans, Including Fees                     $156,316                 $10,849                             $167,165
      Investment Securities:
         Taxable                                  23,307                   1,781                               25,088
         Tax-Exempt                                3,730                     263                                3,993
         Dividends                                 1,492                      57                                1,549
      Federal Funds Sold and Repurchase
        Agreements                                 1,540                     436                                1,976
      Interest-Bearing Deposits
         in Other Banks                              195                       -                                  195
                                            --------------------------------------------------------------------------------
              TOTAL INTEREST INCOME              186,580                  13,386             0                199,966

Interest Expense
      Deposits                                    73,245                   6,186                               79,431
      Short-Term Borrowings                        4,751                     116                                4,867
      Long-Term Debt                               1,504                       -                                1,504
                                            --------------------------------------------------------------------------------
              TOTAL INTEREST EXPENSE              79,500                   6,302             0                 85,802

                                            --------------------------------------------------------------------------------
                NET INTEREST INCOME              107,080                   7,084                              114,164

Provision for Loan Losses                          2,021                      90                                2,111
                                            --------------------------------------------------------------------------------
Net Interest Income After Provision              105,059                   6,994             0                112,053
      for Loan Losses

Other Income
         Trust Department                          5,568                      54                                5,622
         Service Charges on Deposit
              Accounts                             7,835                     579                                8,414
         Other Service Charges and Fees            5,648                     260                                5,908
         Gain on Sale of Mortgage Loans              811                      13                                  824
         Investment Securities Gains               1,409                       -                                1,409
                                            --------------------------------------------------------------------------------
              TOTAL OTHER INCOME                  21,271                     906             0                 22,177
                                            --------------------------------------------------------------------------------
Other Expenses
      Salaries and Employee Benefits              40,226                   2,179                               42,405
      Net Occupancy Expense                        8,036                     308                                8,344
      Equipment Expense                            4,555                     350                                4,905
      FDIC Assessment Expense                      3,071                     216                                3,287
      Special Services                             4,223                       -                                4,223
      Other                                       17,103                   1,299                               18,402
                                            --------------------------------------------------------------------------------
              TOTAL OTHER EXPENSES                77,214                   4,352             0                 81,566

                                            --------------------------------------------------------------------------------
      Income Before Income Taxes                  49,116                   3,548             0                 52,664
      Income Taxes                                13,446                   1,239                               14,685
                                            --------------------------------------------------------------------------------
              NET INCOME                         $35,670                  $2,309            $0                $37,979
                                            ================================================================================
Per Share Data:
         Net Income                                $1.08                   $1.28                                $1.06
         Cash Dividends                           $0.420                  $0.465                               $0.410
Weighted Average Shares Outstanding           32,928,042               1,800,000                           35,808,042

                         Fulton Financial Corporation
         Pro Forma Combined Condensed Statement of Income (Unaudited)
                         Year Ended December 31, 1995
                            (Dollars in Thousands)
         ------------------------------------------------------------


                                              Fulton            The Woodstown National
                                              Financial         Bank & Trust Company                                 Pro Forma
                                              Corporation                                        Adjustments         Combined
                                            -------------------------------------------------------------------------------------
Interest Income
      Loans, Including Fees                     $210,562               $14,551                                        $225,113
      Investment Securities:
         Taxable                                  32,233                 2,494                                          34,727
         Tax-Exempt                                4,843                   310                                           5,153
         Dividends                                 1,976                    74                                           2,050
      Federal Funds Sold and Repurchase
        Agreements                                 1,783                   686                                           2,469
      Interest-Bearing Deposits
         in Other Banks                              272                    -                                              272
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST INCOME                   251,669                18,115                         0               269,784

Interest Expense
      Deposits                                    99,523                 8,387                                         107,910
      Short-Term Borrowings                        6,291                   116                                           6,407
      Long-Term Debt                               2,081                     -                                           2,081
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST EXPENSE                  107,895                 8,503                        0                116,398

                                            -------------------------------------------------------------------------------------
         NET INTEREST INCOME                     143,774                 9,612                                         153,386

Provision for Loan Losses                          3,833                    90                                           3,923
                                            -------------------------------------------------------------------------------------
Net Interest Income After Provision
  for Loan Losses                                139,941                 9,522                         0               149,463

Other Income
      Trust Department                             7,334                   101                                           7,435
      Service Charges on Deposit
        Accounts                                  10,648                   792                                          11,440
      Other Service Charges and Fees               7,628                   452                                           8,080
      Gain on Sale of Mortgage Loans               1,074                    31                                           1,105
      Investment Securities Gains                  3,205                     -                                           3,205
                                            -------------------------------------------------------------------------------------
         TOTAL OTHER INCOME                       29,889                 1,376                         0                31,265
                                            -------------------------------------------------------------------------------------
Other Expenses
      Salaries and Employee Benefits              54,753                 2,970                                          57,723
      Net Occupancy Expenses                       9,683                   406                                          10,089
      Equipment Expense                            5,636                   396                                           6,032
      FDIC Assessment Expense                      3,541                   237                                           3,778
      Special Services                             5,727                     -                                           5,727
      Other                                       25,271                 1,901                                          27,172
                                            -------------------------------------------------------------------------------------
         TOTAL OTHER EXPENSES                    104,611                 5,910                         0               110,521
                                            -------------------------------------------------------------------------------------
      Income Before Income Taxes                  65,219                 4,988                         0                70,207
      Income Taxes                                17,907                 1,701                                          19,608
                                            -------------------------------------------------------------------------------------
                  NET INCOME                    $ 47,312               $ 3,287                        $0              $ 50,599
                                            =====================================================================================
Per Share Data:
      Net Income                                   $1.44                 $1.83                                           $1.41
      Cash Dividends                              $0.566                 $0.66                                          $0.554

Weighted Average Shares Outstanding           32,918,731             1,800,000                                      35,798,731

                         Fulton Financial Corporation
         Pro Forma Combined Condensed Statement of Income (Unaudited)
                         Year Ended December 31, 1994
                            (Dollars in Thousands)
         ------------------------------------------------------------


                                              Fulton            The Woodstown National                             Pro Forma
                                              Financial         Bank & Trust Company             Adjustments       Combined
                                              Corporation
                                            -------------------------------------------------------------------------------------
Interest Income
      Loans, Including Fees                    $169,894                $13,043                                      $182,937
      Investment Securities:
         Taxable                                 32,707                  1,645                                        34,352
         Tax-Exempt                               5,588                    543                                         6,131
         Dividends                                1,398                     72                                         1,470
      Federal Funds Sold and Repurchase
        Agreements                                  793                    268                                         1,061
      Interest-Bearing Deposits
         in Other Banks                             170                     -                                            170
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST INCOME                  210,550                 15,571                        0              226,121

Interest Expense
      Deposits                                   72,216                  5,816                                        78,032
      Short-Term Borrowings                       5,288                      6                                         5,294
      Long-Term Debt                              1,116                      -                                         1,116
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST EXPENSE                  78,620                  5,822                        0               84,442
                                            -------------------------------------------------------------------------------------
         NET INTEREST INCOME                    131,930                  9,749                                       141,679

Provision for Loan Losses                         2,715                    239                                         2,954
                                            -------------------------------------------------------------------------------------
Net Interest Income After Provision
  for Loan Losses                               129,215                  9,510                        0              138,725

Other Income
         Trust Department                         6,944                    119                                         7,063
         Service Charges on Deposit
         Accounts                                10,042                    689                                        10,731
         Other Service Charges and
         Fees                                     6,089                    390                                         6,479
         Gain on Sale of Mortgage
         Loans                                    1,189                      -                        -                1,189
         Investment Securities Gains              2,133                      -                                         2,133
                                            -------------------------------------------------------------------------------------
         TOTAL OTHER INCOME                      26,397                  1,198                        0               27,595
                                            -------------------------------------------------------------------------------------
Other Expenses
      Salaries and Employee Benefits             50,533                  2,939                                        53,472
      Net Occupancy Expense                       7,663                    418                                         8,081
      Equipment Expense                           5,480                    378                                         5,858
      FDIC Assessment Expense                     5,760                    446                                         6,206
      Special Services                            5,025                      -                                         5,025
      Other                                      23,047                  1,742                                        24,789
                                            -------------------------------------------------------------------------------------
         TOTAL OTHER EXPENSES                    97,508                  5,923                        0              103,431
                                            -------------------------------------------------------------------------------------
      Income Before Income Taxes                 58,104                  4,785                        0               62,889
      Income Taxes                               15,587                  1,632                                        17,219
                                            -------------------------------------------------------------------------------------
         NET INCOME                            $ 42,517                $ 3,153                       $0             $ 45,670
                                            =====================================================================================
Per Share Data:
      Net Income                                  $1.30                  $1.75                                         $1.28
      Cash Dividends                             $0.501                 $0.587                                        $0.490

Weighted Average Shares Outstanding          32,693,447              1,800,000                                    35,573,447

                         Fulton Financial Corporation
         Pro Forma Combined Condensed Statement of Income (Unaudited)
                         Year Ended December 31, 1993
                            (Dollars in Thousands)
         ------------------------------------------------------------


                                              Fulton            The Woodstown National                             Pro Forma
                                              Financial         Bank & Trust Company        Adjustments            Combined
                                              Corporation
                                            -------------------------------------------------------------------------------------
Interest Income
      Loans, Including Fees                    $155,704                $13,153                                      $168,857
      Investment Securities:
         Taxable                                 31,793                 1,035                                         32,828
         Tax-Exempt                               6,893                    768                                         7,661
         Dividends                                1,304                     86                                         1,390
      Federal Funds Sold and Repurchase
        Agreements                                1,910                    336                                         2,246
      Interest-Bearing Deposits
         in Other Banks                             597                     -                                            597
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST INCOME                  198,201                 15,378                        0              213,579

Interest Expense
      Deposits                                   74,997                  6,240                                        81,237
      Short-Term Borrowings                       1,612                      -                                         1,612
      Long-Term Debt                                890                      -                                           890
                                            -------------------------------------------------------------------------------------
         TOTAL INTEREST EXPENSE                  77,499                  6,240                        0               83,739
                                            -------------------------------------------------------------------------------------
         NET INTEREST INCOME                    120,702                  9,138                                       129,840
Provision for Loan Losses                         5,676                    472                                         6,148
                                            -------------------------------------------------------------------------------------

Net Interest Income After Provision
  for Loan Losses                               115,026                  8,666                        0              123,692

Other Income
         Trust Department                         6,812                     99                                         6,911
         Service Charges on Deposit
         Accounts                                10,014                    598                                        10,612
         Other Service Charges and
         Fees                                     6,090                    461                                         6,551
         Gain on Sale of Mortgage
         Loans                                    4,265                      -                                         4,265
         Investment Securities Gains              2,758                      -                                         2,758
                                            -------------------------------------------------------------------------------------
                  TOTAL OTHER INCOME             29,939                  1,158                        0               31,097
                                            -------------------------------------------------------------------------------------
Other Expenses
         Salaries and Employee
           Benefits                              47,721                  2,564                                        50,285
         Net Occupancy Expense                    7,920                    298                                         8,218
         Equipment Expense                        5,293                    286                                         5,579
         FDIC Assessment Expense                  5,733                    456                                         6,189
         Special Services                         5,253                      -                                         5,253
         Other                                   23,086                  1,446                                        24,532
                                            -------------------------------------------------------------------------------------
                  TOTAL OTHER EXPENSES           95,006                  5,050                        0              100,056
                                            -------------------------------------------------------------------------------------
         Income Before Income Taxes and
           Cumulative Effect of Changes in
           Accounting Principles                 49,959                  4,774                        0               54,733
         Income Taxes                            12,043                  1,743                                        13,786
                                            -------------------------------------------------------------------------------------
Income Before Cumulative Effect of
 Changes in Accounting Principles                37,916                  3,031                        0               40,947
Cumulative Effect of Changes
   in Accounting Principles                      (3,457)                     -                                        (3,457)
                                            -------------------------------------------------------------------------------------
                  NET INCOME                   $ 34,459                $ 3,031                       $0             $ 37,490
                                            =====================================================================================

                         Fulton Financial Corporation
         Pro Forma Combined Condensed Statement of Income (Unaudited)
                         Year Ended December 31, 1993
                            (Dollars in Thousands)
         ------------------------------------------------------------


                                              Fulton            The Woodstown National                             Pro Forma
                                              Financial         Bank & Trust Company         Adjustments           Combined
                                              Corporation

                                            -------------------------------------------------------------------------------------
Per Share Data:
      Income Before Cumulative
        Effect of Changes in Accounting
        Principles                                $1.17                  $1.68                                          $1.16
      Cumulative Effect of Changes in
        Accounting Principles                    ($0.11)                     -                                         ($0.10)
          NET INCOME                              $1.06                  $1.68                                          $1.06
         Cash Dividends                          $0.456                 $0.567                                         $0.448
Weighted Average Shares
           Outstanding                       32,387,061              1,800,000                                     35,267,061

              INFORMATION CONCERNING FULTON FINANCIAL CORPORATION
              ---------------------------------------------------
                      AND DESCRIPTION OF FFC COMMON STOCK
                      -----------------------------------

General
-------

        FFC is a Pennsylvania business corporation and a registered bank holding company with its headquarters in Lancaster, Pennsylvania. As a bank holding company, FFC engages in a general commercial and retail banking and trust business, and also in related financial businesses, through its bank and nonbank subsidiaries. FFC's subsidiary banks currently operate eighty-five banking offices in Pennsylvania, fifteen banking offices in Maryland, seven banking offices in Delaware, and seven banking offices in New Jersey. As of September 30, 1996, FFC had consolidated total assets of approximately $3.7 billion.

        The principal assets of FFC are the following nine wholly-owned bank subsidiaries, each of which is insured by the FDIC: (i) Fulton Bank ("Fulton"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (ii) Farmers Trust Bank ("Farmers Trust"), a Pennsylvania bank and trust company which is a member of the Federal Reserve System, (iii) Swineford National Bank ("Swineford"), a national banking association which is a member of the Federal Reserve System, (iv) Lafayette Bank ("Lafayette"), a Pennsylvania bank and trust company which is not a member of the Federal Reserve System, (v) FNB Bank, National Association ("FNB"), a national banking association which is a member of the Federal Reserve System, (vi) Great Valley Savings Bank ("Great Valley"), a Pennsylvania-chartered savings bank which is not a member of the Federal Reserve System, (vii) Hagerstown Trust Company ("Hagerstown"), a Maryland trust company which is not a member of the Federal Reserve System, (viii) Delaware National Bank ("Delaware National"), a national banking association which is a member of the Federal Reserve System, and (ix) The Bank of Gloucester County ("Gloucester"), a New Jersey bank which is not a member of the Federal Reserve System.

        In addition, FFC has the following wholly-owned direct nonbank subsidiaries: (i) Fulton Financial Realty Company, which holds title to or leases certain properties on which Fulton and Farmers Trust maintain branch offices or other facilities; (ii) Fulton Life Insurance Company, which engages in the business of reinsuring credit life, accident and health insurance that is directly related to extensions of credit by certain of FFC's bank subsidiaries; and (iii) Central Pennsylvania Financial Corp., which owns certain non-banking subsidiaries holding interests in real estate and (iv) FFC Management, Inc., which owns certain securities.

        As a registered bank holding company, FFC is subject to regulation under the federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") thereunder. Under applicable Federal Reserve Board policies, a bank holding company such as FFC is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a bank holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

        FFC has a resignation policy for directors of FFC and its subsidiaries. Under this policy, a director is required to tender his or her resignation upon reaching the age of seventy. However, under the Merger Agreement, FFC has agreed that each director of WNB who has reached age seventy as of the Effective Date, or who reaches such age within three years thereafter, shall be permitted to serve for a period of three years after the Effective Date before becoming subject to this policy.

        The principal executive offices of FFC are located at One Penn Square,
P.0. Box 4887, Lancaster, Pennsylvania 17604, and its telephone number is (717) 291-2411.

Loan Policies and Portfolio Quality
-----------------------------------

        FFC, through its bank subsidiaries, grants loans and makes other credit facilities available to the general public. These extensions of credit are structured to meet the varying needs of business, individual, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity serves as a major source of revenue for FFC. However, it also exposes FFC to potential losses upon borrower default. In order to minimize the occurrence of loss, FFC's bank subsidiaries follow strict loan underwriting and risk assessment policies. These policies emphasize the financial strength and cash flow of the borrower rather than collateral value. Although collateral continues to play an important part in lending decisions, it is not a substitute for a borrower's underlying ability to pay. FFC's bank subsidiaries confine their lending to customers who live, or which are based, in their respective market areas. By geographically restricting the lending activities of each bank subsidiary, their respective staffs can become more knowledgeable about local market conditions and can thereby make better credit risk assessments and, therefore, more prudent lending decisions. This superior knowledge of local economic conditions, when combined with prudent underwriting standards, offsets and often surmounts the potential risks arising from a geographic concentration of credits. Management believes that FFC's loan customer base is reasonably diversified, because FFC's subsidiary banks are located in and do business within a broad spectrum of local communities and regional economies located in central and northeastern Pennsylvania, western Maryland, and southern Delaware, and southwestern New Jersey.

        To counteract any problems with credit quality which do arise, FFC maintains a proactive loan review function. This function, in combination with the lending staff, attempts to identify deteriorating loans before they reach a critical stage. This loan review policy not only protects FFC and its subsidiaries from realizing greater loan losses but also, in many cases, assists the borrower as well. Due to their underwriting criteria, FFC and its bank subsidiaries have not made a determination to limit the availability of credit to any segment of their customer base due to changes in general economic conditions. FFC and its bank subsidiaries do take these conditions into consideration when assessing individual credit risk, but each loan request is evaluated individually.

        Prudent lending practices cannot completely insulate a financial institution from adverse economic trends. The economic recession experienced during the early 1990's in the market areas served by FFC caused a slight deterioration in the quality of the loan portfolios of FFC's banking subsidiaries. In addition, FFC acquired approximately $5.0 million in non-performing assets as part of its acquisition of Central Pennsylvania Financial Corp. in 1994. The total non-performing assets of FFC totalled $22.2 million, or 0.59% of total assets, at September 30, 1996, and $22.5 million, or 0.64% of total assets, at December 31, 1995. Additionally, FFC and its bank subsidiaries have certain loans on which payments are presently current, but where the borrowers are currently experiencing considerable financial difficulties. Loans under this classification totaled $23.7 million at September 30, 1996.

        As of September 30, 1996, FFC's allowance for loan losses was $40.5 million and equalled 206% of total non-performing loans and 183% of non-performing assets. FFC believes that this allowance is adequate to absorb any losses inherent in FFC's balance sheet.

Legal Proceedings
-----------------

        From time to time FFC and its subsidiaries are involved in routine litigation matters that are incidental to the businesses carried on by such entities. None of these matters is expected to have a material effect on FFC's financial condition or operating results.

General Description of FFC Common Stock
---------------------------------------

        The authorized capital of FFC consists exclusively of 100 million shares of Common Stock, par value $2.50 per share, and 10 million shares of preferred stock without par value. As of September 30, 1996, there were issued and outstanding 32,980,497 shares of FFC Common Stock, which shares were held by 11,245 owners of record, and there were 868,136 shares issuable upon the exercise of options. No shares of preferred stock have been issued by FFC. FFC Common Stock is listed for quotation on the over-the-counter NASDAQ National Market under the symbol "FULT."

        The holders of FFC Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders and may not cumulate their votes for the election of directors. Each share of FFC Common Stock is entitled to participate on an equal pro rata basis in dividends and other distributions. The holders of FFC Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by FFC, and no share is entitled in any manner to any preference over any other share. The shares of FFC Common Stock to be issued to the shareholders of WNB pursuant to the Merger will be fully paid and non-assessable and the holders thereof will not be subject to call or assessment under Pennsylvania law. Fulton Bank serves as the transfer agent for FFC.

Dividends
---------

        The holders of FFC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. FFC has in the past paid quarterly cash dividends to its shareholders on or about the 15th day of January, April, July and October of each year.

        The ability of FFC to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Fulton, Farmers Trust, Swineford, Lafayette, FNB, Great Valley, Hagerstown, Delaware National and Gloucester. Funds for the payment of dividends on FFC Common Stock are expected for the foreseeable future to be obtained primarily from dividends paid to FFC by these nine bank subsidiaries, and by WNB if the Merger is consummated, which dividends are subject to certain statutory limitations.

        Under applicable state and federal laws, the dividends that may be paid by the bank subsidiaries of FFC without prior regulatory approval are subject to certain prescribed limitations. As state banks chartered under the Pennsylvania Banking Code of 1965, as amended, Fulton, Farmers Trust, Lafayette and Great Valley may pay dividends only out of accumulated net earnings and may not declare or pay any dividend requiring a reduction of the statutorily required surplus of the institution. In the case of national banks such as Swineford, FNB and Delaware National, the approval of the Office of the Comptroller of the Currency ("OCC") is required under federal law if the total of all dividends declared during any calendar year would exceed the net profits (as defined) of the bank for the year, combined with its retained net profits (as defined) for the two preceding calendar years. As a commercial bank organized under the laws of the state of Maryland, Hagerstown may only declare a cash dividend from its undivided profits or (with the prior approval of the Maryland Bank Commissioner) from its surplus in excess of 100% of its required capital stock, in each case after providing for due or accrued expenses, losses, interest and taxes. In addition, if Hagerstown's surplus becomes less than 100% of its required capital stock, Hagerstown may not declare or pay any cash dividends that exceed 90% of its net earnings until its surplus becomes 100% of its required capital stock. As a New Jersey bank, Gloucester may not declare or pay any dividend which would impair its capital stock or reduce its surplus to a level of less than 50% of its capital stock or if the surplus is currently less than 50% of the capital stock, the payment of such dividends would not reduce the surplus of the bank. In addition to the foregoing statutory restrictions on dividends, the Pennsylvania Department of Banking (with respect to all Pennsylvania state-chartered banks), the FDIC (with respect to Pennsylvania state-chartered banks that are not members of the Federal Reserve System, such as Fulton, Lafayette and Great Valley), the FRB (with respect to Pennsylvania state-chartered banks that are members of the Federal Reserve System, such as Farmers Trust), and the OCC (with respect to national banks such as Swineford, FNB and Delaware National), also have adopted minimum capital standards and have broad authority to prohibit a bank from engaging in unsafe or unsound banking practices. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to impair its capital or to be such an unsafe or unsound practice.

        Under the restrictions set forth above, the aggregate amount available for the payment of dividends by the nine bank subsidiaries of FFC was approximately $19 million as of September 30, 1996.

Dividend Reinvestment Plan
--------------------------

        The holders of FFC Common Stock may elect to participate in the Fulton Financial Corporation Dividend Reinvestment Plan (the "Dividend Reinvestment Plan"), which is a plan administered by Fulton as the Plan Agent. Under the Dividend Reinvestment Plan, dividends payable to participating shareholders are paid to the Plan Agent and are used to purchase, on behalf of the participating shareholders, additional shares of FFC Common Stock. Participating shareholders may make additional voluntary cash payments, which are also used by the Plan Agent to purchase, on behalf of such shareholders, additional shares of FFC Common Stock. Shares of FFC Common Stock held for the account of participating shareholders are voted by the Plan Agent in accordance with the instructions of each participating shareholder as set forth in his or her proxy.

Securities Laws
---------------

        FFC, as a business corporation, is subject to the registration and prospectus delivery requirements of the 1933 Act and is also subject to similar requirements under state securities laws. FFC Common Stock is registered with the SEC under Section 12(g) of the 1934 Act, and FFC is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and ten percent shareholders of FFC are subject to certain restrictions affecting their right to sell shares of FFC Common Stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements and to the short-swing profit recapture provisions of Section 16 of the 1934 Act and may sell shares of FFC Common Stock only: (i) in compliance with the provisions of SEC Rule 144, (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act, or (iii) pursuant to an effective registration statement filed with the SEC under the 1933 Act.

Antitakeover Provisions
-----------------------

        The Articles of Incorporation and Bylaws of FFC include certain provisions which may be considered to be "antitakeover" in nature, because they may have the effect of discouraging or making more difficult the acquisition of control over FFC by means of a hostile tender offer, exchange offer, proxy contest or similar transaction. These provisions are intended to protect the shareholders of FFC (including the present shareholders of WNB, who will become shareholders of FFC following the Merger) by providing a measure of assurance that FFC's shareholders will be treated fairly in the event of an unsolicited takeover bid and by preventing a successful takeover bidder from exercising its voting control to the detriment of the other shareholders. However, the antitakeover provisions set forth in the Articles of Incorporation and Bylaws of FFC, taken as a whole, may discourage a hostile tender offer, exchange offer, proxy solicitation or similar transaction relating to FFC Common Stock. To the extent that these provisions actually discourage such a transaction, holders of FFC Common Stock may not have an opportunity to dispose of part or all of their stock at a higher price than that prevailing in the market. In addition, these provisions make it more difficult to remove, and thereby may serve to entrench, incumbent directors and officers of FFC, even if their removal would be regarded by some shareholders as desirable.

        The provisions in the Articles of Incorporation of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that provides for substantial amounts of authorized but unissued capital stock, including a class of preferred stock whose rights and privileges may be determined prior to issuance by FFC's Board of Directors, (ii) a provision that does not permit shareholders to cumulate their votes for the election of directors, (iii) a provision that requires a greater than majority shareholder vote in order to approve certain business combinations and other extraordinary corporate transactions, (iv) a provision that establishes criteria to be applied by the Board of Directors in evaluating an acquisition proposal, (v) a provision that requires a greater than majority shareholder vote in order for the shareholders to remove a director from office without cause, (vi) a provision that prohibits the taking of any action by the shareholders without a meeting and eliminates the right of shareholders to call a annual meeting, (vii) a provision that limits the right of the shareholders to amend the Bylaws, and
(viii) a provision that requires, under certain circumstances, a greater than majority shareholder vote in order to amend the Articles of Incorporation.

        The provisions of the Bylaws of FFC which may be considered to be "antitakeover" in nature include the following: (i) a provision that limits the permissible number of directors, (ii) a provision that establishes a Board of Directors divided into three classes, with members of each class elected for a three-year term that is staggered with the terms of the members of the other two classes, and (iii) a provision that requires advance written notice as a precondition to the nomination of any person for election to the Board of Directors, other than in the case of nominations made by existing management.

        As a Pennsylvania business corporation and a corporation registered under the Securities Exchange Act of 1934, FFC is subject to, and may take advantage of the protections of, the antitakeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"). These antitakeover provisions, which are designed to discourage the acquisition of control over a targeted Pennsylvania business corporation, include: (i) a provision whereby the directors of the corporation, in determining what is in the best interests of the corporation, may consider factors other than the economic interests of the shareholders, such as the effect of any action upon other constituencies, including employees, suppliers, customers, creditors and the community in which the corporation is located; (ii) a provision that permits shareholders to demand that a controlling person pay to them the fair value of their shares in cash upon a change in control; (iii) a provision that restricts certain business combinations unless there is prior approval by the directors or a supermajority of the shareholders; (iv) a provision permitting a corporation to adopt a shareholders rights plan; (v) a provision denying the right to vote to a person who acquires a specified percentage of stock ownership ("control shares") unless those voting rights are restored by a vote of disinterested shareholders; and
(vi) a provision requiring a person who acquires control shares to disgorge to the corporation all profits from the sale of equity securities within eighteen months thereafter. Corporations may elect to "opt out" of any or all of these antitakeover provisions of the BCL. FFC has not elected to opt out of any of the protections provided by the antitakeover statutes.

        On June 20, 1989, FFC adopted a Shareholder Rights Plan (the "Rights Plan"). The Rights Plan is intended to discourage unfair or financially inadequate takeover proposals and abusive takeover practices and to encourage third parties who may in the future be interested in acquiring FFC to negotiate with FFC's Board of Directors. The Rights Plan may have the effect of discouraging or making more difficult the acquisition of FFC by means of a hostile tender offer, exchange offer or similar transaction. The Rights Plan is similar to shareholder rights plans which have been adopted by many other bank holding companies and business corporations and contains "flip-in" and "flip-over" provisions which are typically included in plans of this kind. Each share of FFC Common Stock to be issued in connection with the Merger will be accompanied by one right issued pursuant to the terms of the Rights Plan, which right will initially, and until it becomes exercisable, trade with and be represented by the FFC Common Stock certificates to be received by the shareholders of WNB.

        The management of FFC does not presently contemplate recommending to the shareholders the adoption of any additional antitakeover provisions.

Indemnification
---------------

        The Bylaws of FFC provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interests of FFC, and without willful misconduct or recklessness. FFC has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling FFC pursuant to the foregoing provisions of FFC's Bylaws, FFC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Comparison of Shareholder Rights
--------------------------------

        Upon consummation of the Merger, the shareholders of WNB will become shareholders of FFC. There are differences between the rights of holders of

WNB Common Stock and FFC Common Stock. These differences arise out of (i) differences between the Articles of Association and Bylaws of WNB and the Articles of Incorporation and Bylaws of FFC, and (ii) differences between the respective state and regulatory laws applicable to WNB and FFC. The most significant differences are: (1) FFC has adopted a Shareholder Rights Plan, which provides FFC's shareholders with certain stock-related rights in the event of a hostile takeover but may have the effect of discouraging such a takeover (see the section above entitled "Antitakeover Provisions"), while WNB has not adopted any such plan; (2) FFC's Articles of Incorporation authorize the issuance of shares of preferred stock with such rights and privileges as may be determined by FFC's Board of Directors (although FFC currently has no plans to issue preferred stock), while WNB's Articles of Association do not authorize the issuance of any class of preferred stock; and (3) FFC Common Stock is registered under the 1934 Act and traded on the NASDAQ National Market, while WNB Common Stock is not registered or actively traded.

        The Articles of Incorporation and Bylaws of FFC also include a number of other provisions which are intended to protect the shareholders of FFC (including the present shareholders of WNB, who will become shareholders of FFC following the Merger) from abusive takeover practices and inadequate takeover proposals, but which may be considered to be "antitakeover" in nature and may serve to entrench the current management of FFC. See INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK--Antitakeover Provisions.

        The material differences between WNB Common Stock and FFC Common Stock and the rights of their respective holders are summarized in the following table:


=========================================================================================================================
                                                              WNB                                     FFC
-------------------------------------------------------------------------------------------------------------------------
Title                                            Common Stock, $0.22 par value         Common Stock, $2.50 par
                                                           per share                   value per share
-------------------------------------------------------------------------------------------------------------------------
Shares Authorized                                         10,000,000                              100,000,000
-------------------------------------------------------------------------------------------------------------------------
Shares Issued & Outstanding                                1,800,000                               32,980,497
-------------------------------------------------------------------------------------------------------------------------
Preemptive Rights                                             No                                      No
-------------------------------------------------------------------------------------------------------------------------
Classification of Board of                                    No                       Board of Directors
Directors                                                                              divided into 3 classes
                                                                                       with 3 year terms; one-
                                                                                       third of directors
                                                                                       elected each year
-------------------------------------------------------------------------------------------------------------------------
Voting: Election of Directors                             Cumulative                            Non-cumulative
-------------------------------------------------------------------------------------------------------------------------
Voting: Other Matters                          One vote for each share owned of        One vote for each share
                                                            record                     owned of record
-------------------------------------------------------------------------------------------------------------------------
Shareholder Rights Plan                                      None                                     Yes
-------------------------------------------------------------------------------------------------------------------------
Dissenters' Rights                                            Yes                      Not generally available,
                                                                                       except by resolution of
                                                                                       the Board of Directors
-------------------------------------------------------------------------------------------------------------------------
Dividend Reinvestment Plan                                   None                      Open market plan
                                                                                       administered by Fulton
                                                                                       Bank as Plan Agent
-------------------------------------------------------------------------------------------------------------------------
Market                                              Over-the-counter market            Listed for quotation on
                                                                                       NASDAQ National Market
-------------------------------------------------------------------------------------------------------------------------
Registered under 1934 Act                                     No                                      Yes
-------------------------------------------------------------------------------------------------------------------------
Limitation of Liability of                                    No                                      Yes
Directors for Monetary Damages
-------------------------------------------------------------------------------------------------------------------------
Indemnification of Directors,                                 Yes                                     Yes
Officers and Employees
-------------------------------------------------------------------------------------------------------------------------
Authorized Class of Preferred                                 No                       Yes, which can be issued
Stock                                                                                  under terms and
                                                                                       conditions to be
                                                                                       determined by the Board
                                                                                       of Directors
-------------------------------------------------------------------------------------------------------------------------
Control Share Statute                                         No                                      Yes
-------------------------------------------------------------------------------------------------------------------------
Business Combination Statute                                  No                                      Yes
-------------------------------------------------------------------------------------------------------------------------
Right of Shareholders to call                                 Yes                                     No
a Special Meeting
-------------------------------------------------------------------------------------------------------------------------
Shareholder Inspection Rights                                 Yes                                   General
-------------------------------------------------------------------------------------------------------------------------
Right of Shareholders to act                                  No                                      No
by Written Consent
=========================================================================================================================

       INFORMATION CONCERNING THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
       ------------------------------------------------------------------

Description of Business and Property
------------------------------------

        WNB is a national banking association which was organized in 1920. WNB is engaged in a general banking business, including commercial and retail banking operations, in Salem and Gloucester Counties, New Jersey. WNB currently conducts its business through six banking offices located in Salem and Gloucester Counties, New Jersey, consisting of its main office and five branch locations. At September 30, 1996, WNB had total deposits of approximately $230 million, total assets of approximately $255 million, Shareholders equity of $24 million, total net loans of approximately $177 million and employed 81 persons on a full-time basis and 32 persons on a part-time basis.

        The broad range of retail and commercial banking services which WNB offers include checking accounts, savings programs, money-market accounts, certificates of deposit, safe deposit facilities, consumer loans programs, revolving lines of credit, overdraft checking and extended banking hours. These services are primarily provided to consumers and small- to mid-sized companies within the Bank's market area. WNB focuses its lending services on commercial, consumer and real estate lending to local borrowers. WNB attempts to establish a total borrowing relationship with its customers, which may typically include a commercial real estate loan, a business line of credit for working capital needs, a mortgage loan for the borrower's residence, a consumer loan or a revolving personal credit line.

        WNB's service area consists of Salem and Gloucester Counties, New Jersey, with the larger part of its activities concentrated in Salem County. WNB encounters vigorous competition for market share in the communities it serves from bank holding companies, other community banks, thrift institutions and other non-bank financial organizations. WNB competes with banking and financial branching systems, some from out of state, which are substantially larger and have greater financial resources than WNB. There are approximately forty-five banks, savings and loan and credit union locations, including WNB, in the general market area serviced by WNB. The largest of these institutions had assets of over $139 billion and the smallest had assets of less than $100 million.

        In addition to banks and other financial institutions, WNB competes for deposits with various investment and depositary funds offered by non-banking firms in the securities industry. There is also competition from major retail-oriented firms who offer financial services similar to traditional services through commercial banks without being subject to the same degree of regulation.

WNB Common Stock Market Price and Dividends
-------------------------------------------

        WNB Common Stock has historically been traded on an extremely limited basis. Bid quotations are published by Ryan, Beck & Co., Monroe Securities and F. J. Morrissey. The two most recent trades known to management occurred in April 1996 and November 1996, both sales for $25 per share.

        The Merger Agreement restricts the ability of WNB to declare or pay cash dividends. However, the Merger Agreement permits WNB to declare and pay a dividend of up to $0.21 per share of WNB Common Stock on (i) December 15, 1996;
(ii) March 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on FFC Common Stock scheduled to be paid on April 15, 1997; (iii) June 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 1997; and (iv) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997 (it being the intent of FFC and WNB that WNB be permitted to pay a dividend on the WNB Common Stock on the dates indicated in subsections (ii), (iii) and (iv) above only if the shareholders of WNB, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections). See THE FFC/WNB MERGER -- Business Pending the Effective Date.

Information About Directors and Executive Officers
--------------------------------------------------

        Certain information concerning shares of WNB Common Stock owned beneficially by each director of WNB and by all directors and executive officers of WNB as a group, as of December 11, 1996, is set forth below:

=============================================================================================================================
                                                            SHARES OF WNB COMMON STOCK                       PERCENT
                                                           BENEFICIALLY OWNED, DIRECTLY                     OF SHARES
              NAME OF DIRECTOR                           AND INDIRECTLY, AS OF 12/11/96                    OUTSTANDING
=============================================================================================================================
Joseph E. Colson                                                       31,689                                  1.76
-----------------------------------------------------------------------------------------------------------------------------
Ethel M. Doble                                                        243,900                                 13.55
-----------------------------------------------------------------------------------------------------------------------------
Richard O. Erdner                                                     154,833                                  8.60
-----------------------------------------------------------------------------------------------------------------------------
James D. Hargrave                                                      20,882                                  1.16
-----------------------------------------------------------------------------------------------------------------------------
Ralph Homan                                                             1,801                                   *
-----------------------------------------------------------------------------------------------------------------------------
Samuel H. Jones, Jr.                                                  355,047                                 19.72
-----------------------------------------------------------------------------------------------------------------------------
Thomas Lail                                                             4,500                                   *
-----------------------------------------------------------------------------------------------------------------------------
Ross Levitsky                                                           4,500                                   *
-----------------------------------------------------------------------------------------------------------------------------
Robert R. McHarness                                                    12,034                                   *
-----------------------------------------------------------------------------------------------------------------------------
All Directors and Executive                                           835,486                                 46.42
Officers as a group
-----------------------------------------------------------------------------------------------------------------------------
*  Less than one percent.
=============================================================================================================================

Selected Historical Financial Data
----------------------------------

        The following table sets forth certain selected historical financial data for WNB for each of the five years in the period ended December 31, 1995, and for the nine-month periods ended September 30, 1996 and September 30, 1995. The table should be read in conjunction with the financial statements, footnotes and other financial information included in this Proxy Statement/Prospectus. See THE WOODSTOWN NATIONAL BANK & TRUST COMPANY--INDEX TO FINANCIAL STATEMENTS; AND WNB SUPPLEMENTARY FINANCIAL INFORMATION.

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY

                      Selected Historical Financial Data
                                (In Thousands)

                                     As of or for the Nine Months Ended September 30
                                     -----------------------------------------------
                                                    1996                 1995
                                        --------------------------------------------

Summary of Operations
---------------------
     Net interest income                           $8,237               $7,084
     Provision for loan losses                        585                   90
                                        --------------------------------------------

     Net interest income after provision
       for loan losses                              7,652                6,994
     Other operating income                           997                  906
     Other operating expense                        5,028                4,352
     Income tax expense                             1,597                1,239
                                        --------------------------------------------

     Net Income                                    $2,024               $2,309
                                        ============================================

Average Balance Sheet Totals
----------------------------

     Total assets                                $255,753             $239,261
     Investment securities and
       money market investments                    65,535               61,305
     Loans and leases
       (net of unearned income)                   176,227              166,411
     Total deposits                               230,965              214,431
     Long-term debt and lease obligations               -                    -
     Shareholders' equity                          23,573               21,199

Actual Balance at Period End
----------------------------

     Total assets                                $254,834             $251,595
     Long-term debt and lease obligations               -                    -

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
                      Selected Historical Financial Data
                                (In Thousands)


                                                                     As of or for the Year Ended December 31
                                                   --------------------------------------------------------------------------------
                                                         1995                1994            1993             1992       1991
                                                   ---------------------------------------------------------------------------------

Summary of Operations
---------------------
         Net interest income                               $9,612            $9,749         $9,138          $8,730       $7,513
         Provision for loan losses                             90               239            472             676          899
                                                   ---------------------------------------------------------------------------------

         Net interest income after provision
           for loan losses                                  9,522             9,510          8,666           8,054        6,614
         Other operating income                             1,376             1,198          1,158             944          808
         Other operating expense                            5,910             5,923          5,050           4,550        4,391
         Income tax expense                                 1,701             1,632          1,743           1,518          641
                                                   ---------------------------------------------------------------------------------

         Income before cumulative effect
           of changes in accounting principles              3,287            3,153           3,031           2,930        2,390
         Cumulative effects of changes in
           accounting principles                                -                -              -             (131)           -
                                                   ---------------------------------------------------------------------------------

         Net Income                                        $3,287            $3,153         $3,031          $2,799       $2,390
                                                  =================================================================================
Average Balance Sheet Totals
----------------------------
         Total assets                                    $243,109          $220,478       $211,530        $202,772     $198,807
         Investment securities and
           money market investments                        63,538            56,493         56,029          53,495       48,621
         Loans and leases
           (net of unearned income)                       167,748           153,794        146,961         141,453      142,709
         Total deposits                                   218,595           199,946        192,929         185,998      184,103
         Long-term debt and lease obligation                   -                 -             -               -            -
         Shareholders' equity                              21,460            19,363         17,549          15,882       13,995


Actual Balance at Period End
----------------------------
         Total assets                                    $254,593          $229,820       $212,169        $207,659     $199,598
         Long-term debt and lease obligations                   -               -              -               -            -

WNB Supplementary Financial Information
---------------------------------------
Financial Statements for the Interim Period Ended September 30, 1996
--------------------------------------------------------------------
         The following sets forth financial statements, and the notes thereto, for WNB at and for the interim period ended September 30, 1996:

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                                              September 30,                  December 31,
ASSETS                                                                            1996                           1995
                                                                             --------------                 -------------
Cash and due from Banks                                                      $       11,579                 $       9,941

Interest-bearing deposits with other banks                                               18                            18

Federal funds sold and securities purchased under
  agreements to resell                                                                3,590                        10,310

Mortgage loans held for sale                                                            749                           534

Investment securities:
    Held to maturity (Fair value - $40,365 in 1996 and
    $53,040 in 1995)                                                                 40,744                        52,686

    Available for sale                                                               12,622                         2,221

Loans                                                                               180,352                       174,462

Less:    Allowance for loan losses                                                  (2,581)                       (2,185)

         Unearned income                                                              (716)                         (606)
                                                                              -------------                   -----------

         Net loans                                                                  177,055                       171,671
                                                                              -------------                   -----------

Premises and equipment                                                                4,925                         3,700

Accrued interest receivable                                                           1,619                         1,745

Other assets                                                                          1,933                         1,767
                                                                              -------------                   -----------

    Total Assets                                                              $     254,834                   $   254,593
                                                                              =============                   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

Deposits:
    Noninterest-bearing                                                       $      43,360                   $    37,566

    Interest-bearing                                                                186,374                       193,523
                                                                              -------------                   -----------

       Total Deposits                                                               229,734                       231,089
                                                                              -------------                   -----------

Accrued interest payable                                                                710                           735

Other liabilities                                                                       726                           167
                                                                              -------------                   -----------

       Total Liabilities                                                            231,170                       231,991
                                                                              -------------                   -----------

Shareholders' Equity:

Common Stock, $.22 par value; 10,000,000 shares
authorized; 1,800,000 shares issued and outstanding                                     400                           400

Capital surplus                                                                       1,200                         1,200

Retained earnings                                                                    22,054                        21,002

Net unrealized holding gain on securities                                                10                             -
                                                                               ------------                   -----------
    Total Shareholders' Equity                                                       23,664                        22,602
                                                                               ------------                   -----------
    Total Liabilities and Shareholders' Equity                                 $    254,834                   $   254,593
                                                                               ============                   ===========
See Notes to Consolidated Financial Statements

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                  Three months ended                      Nine months ended
                                                                    September 30,                           September 30,

                                                                  1996               1995               1996               1995
                                                                  ----               ----               ----               ----
Interest income:
     Loans, including fees                              $         3,935    $        3,722     $       11,776     $      10,849

     Investment securities:

         Taxable                                                    762               646               2,272             1,781

         Tax-exempt                                                  55                74                 145               263

         Dividends                                                   18                19                  47                57

     Federal funds sold                                              94               220                 385               436
                                                        ----------------   ----------------   ----------------   ---------------

         Total interest income                                    4,864             4,681              14,625            13,386

Interest expense

     Deposits                                                     2,115             2,285               6,387             6,186

     Short-term borrowings                                            1                 -                   1               116
                                                        ----------------   ----------------   ----------------   ---------------

         Total interest expense                                   2,116             2,285               6,388             6,302
         Net interest income                                      2,748             2,396               8,237             7,084

Provision for loan losses                                           495                30                 585                90
                                                        ---------------   ----------------   ----------------   ---------------
   Net interest income after provision                            2,253             2,366               7,652             6,994

Other income:

     Trust department                                                25                16                  58                54

     Service charges on deposit accounts                            224               201                 653               579

     Other service charges and fees                                  81               144                 270               260

     Gain on sale of mortgage loans                                   2                 8                  16                13
                                                        ---------------   ----------------   ----------------   ---------------

                                                                    332               369                 997               906
Other expenses

     Salaries and employee benefits                                 840               693               2,495             2,179

     Net occupancy expenses                                         111               105                 316               308

     Equipment expenses                                             118               112                 354               350

     FDIC assessment expense                                          -               (11)                  2               216

     Other                                                          959               417               1,861             1,299
                                                        ---------------   ----------------   ----------------   ---------------
                                                                  2,028             1,316               5,028             4,352

       Income before income taxes                                   557             1,419               3,621             3,548

Income tax provision                                                487               519               1,597             1,239
                                                        ---------------   ----------------   ----------------   ---------------

       Net Income                                       $            70   $           900    $          2,024   $         2,309
                                                        ===============   ================   ================   ===============

Per share data:

     Net income                                         $          0.04   $          0.50    $           1.12   $          1.28
                                                        ===============   ================   ================   ===============

     Cash dividends                                     $         0.180   $         0.155    $          0.540   $         0.465
                                                        ===============   ================   ================   ===============

   Weighted average shares outstanding                        1,800,000         1,800,000           1,800,000         1,800,000
                                                        ===============   ================   ================   ===============

See Notes to Consolidated Financial Statements

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(DOLLARS IN THOUSANDS)


                                                                                         Nine Months Ended
                                                                                           September 30,

                                                                        -----------------------------------------------
                                                                                  1996                      1995
                                                                                  ----                      ----
Cash Flows from Operating Activities

Net income                                                               $          2,024          $          2,309

Adjustments to Reconcile Net Income
     to Net Cash Provided by Operating Activities:

         Provision for loan losses                                                    585                        90

         Depreciation and amortization of premises and equipment                      294                       286

         Net amortization of investment security premiums                              86                        81

         Increase in mortgage loans held for sale                                    (215)                     (311)

         Amortization of intangible assets                                             52                        52

         Decrease in accrued interest receivable                                      126                       163

         Decrease (increase) in other assets                                          857                      (391)

         Increase in other liabilities                                                559                        15

         (Decrease) increase in accrued interest payable                              (25)                      213
                                                                        ----------------------   ----------------------
Total adjustments                                                                   2,319                       198
                                                                        ----------------------   ----------------------

Net cash provided by operating activities                                           4,343                     2,507
                                                                        ----------------------   ----------------------

Cash Flows from Investing Activities:

         Proceeds from maturities of securities held to maturity                   17,742                    18,946

         Purchases of securities held to maturity                                  (7,030)                  (20,796)

         Purchase of other securities                                             (10,401)                     (184)

         Net increase in loans                                                     (5,890)                   (8,944)

         Purchase of premises and equipment                                        (1,519)                     (169)
                                                                         -----------------------   -----------------------

Net cash used in investing activities                                              (7,098)                  (11,147)
                                                                         -----------------------   -----------------------

Cash Flows from Financing Activities:

         Net increase in noninterest-bearing deposits                               5,794                       101

         Net (decrease) increase in interest-bearing deposits                      (7,149)                   24,974

         (Decrease) increase in borrowed funds                                          -                    (5,000)

         Dividends paid                                                              (972)                     (837)
                                                                        -----------------------   -----------------------

Net cash (used in) provided by financing activities                                (2,327)                   19,238
                                                                        -----------------------   ----------------------

Net (Decrease) Increase in Cash and Cash Equivalents                               (5,082)                   10,598

Cash and Cash Equivalents at Beginning of Period                                   20,269                    13,962
                                                                         -----------------------   ----------------------

Cash and Cash Equivalents at End of Period                               $         15,187         $          24,560
                                                                         =======================   ======================

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

         Interest                                                        $          6,413         $           6,089
                                                                         =======================   =======================

         Income taxes                                                    $          1,685         $           1,144
                                                                         =======================   =======================

See Notes to Consolidated Financial Statements

THE WOODSTOWN NATIONAL BANK & TRUST COMPANY AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note A - Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

Note B - Acquisition

     On September 30, 1996 WNB signed a definitive agreement with FFC pursuant to which each of the outstanding shares of WNB's Common Stock will be exchanged for 1.6 shares of FFC Common Stock. FFC is a multi-bank holding company with approximately $3.7 billion in total assets as of September 30, 1996. The acquisition of WNB by FFC is conditioned upon the approval of WNB's shareholders and regulatory authorities.

Management's Discussion and Analysis of Financial Condition and Results of
--------------------------------------------------------------------------
Operations for the Interim Period Ended September 20,
-----------------------------------------------------

Merger Activity
---------------

     On September 30, 1996, WNB entered into a merger agreement with FFC, under which the shareholders of WNB would receive 1.6 shares of FFC Common Stock for each of the 1.8 million shares of WNB's Common Stock. The acquisition is subject to approval by bank regulatory authorities and WNB's shareholders.

     FFC is headquartered in Lancaster, Pennsylvania and operates as a multi-bank holding company in Pennsylvania, New Jersey, Maryland and Delaware. As of September 30, 1996, FFC had approximately $3.7 billion in assets.

Results of Operations
---------------------

Three Months Ended September 30, 1996 versus Three Months Ended September 30,
-----------------------------------------------------------------------------
1995
----

     WNB's net income for the third quarter of 1996 decreased $830,000, or 92.2%, in comparison to net income for the same quarter in 1995. For the third quarter, return on average assets (ROA) was 0.11% in 1996 and 1.45% in 1995. Return on average equity (ROE) during the third quarter was 1.17% in 1996 and 14.60% in 1995.

     The decrease in net income and the decrease in ROA and ROE reflect the impact of charges associated with WNB's pending merger with FFC and an increase in the provision for loan losses.

Net Interest Income
-------------------

     Net interest income increased $352,000, or 14.7%, during the third quarter of 1996 compared to 1995. The increase was primarily the result of an increase in WNB's net interest margin (4.54% in 1996 and 4.05% in 1995). The following tables summarize the components of the increase in net interest income in average interest-earning assets and interest-bearing liabilities and the interest rates thereon. All dollar amounts are in thousands.

Summary Of Net Interest Income
------------------------------

                                                        Three Months Ended
                                                           September 30                             Change
                                                -----------------------------------   ------------------------------------

                                                     1996                1995              Dollar             Percent
                                                     ----                ----              ------             -------
Interest Income                                $           4,864   $          4,681   $           183               3.9%
Interest Expense                                           2,116              2,285              (169)             (7.4%)
                                               -----------------   ----------------   ----------------   ----------------

Net Interest Income                            $           2,748   $          2,396   $           352               14.7%
                                               =================   ================   ================


Summary of Average Balances and Interest Rates
----------------------------------------------

                                                              Three Months Ended
                                                                 September 30
                                                ----------------------------------------------

                                                         1996                   1995                 % Change
                                                         ----                   ----                 --------
Average interest-earning assets                        $ 242,230              $ 236,890                   2.3%
Yield on earning assets                                     8.03%                  7.90%                  1.6%

Average interest-bearing liabilities                   $ 192,769              $ 188,612                   2.2%
Cost of interest-bearing liabilities                        4.39%                  4.85%                 (9.5%)


        The 49 basis point increase in net interest margin was primarily a result of rates on liabilities decreasing 9.5% while rates on assets increased 1.6%. The 3.9% increase in interest income was due to an increase in average interest-earning assets of 2.3% and an increase of 1.6% in the yield on earning assets. Loans were responsible for the increase in average interest-earning asset growth between the periods, increasing $9.1 million, while fed funds sold and investment securities decreased $3.8 million.

        The decrease in interest expense was the result of a 46 basis point decline in rates, offset by a 2.2% increase in average interest-bearing liabilities.

Provision and Allowance for Loan Losses
---------------------------------------

        The provision for loan losses for the quarter ended September 30, 1996 was $495,000 compared to $30,000 for the same period in 1995. The allowance for loan losses as a percentage of gross loans (net of unearned income) was 1.44% at September 30, 1996 and 1.25% at December 31, 1995. The increase in the provision was due to two significant factors. First, WNB has historically sought to maintain an allowance ratio in the range of 1.5% of loans outstanding. Higher than normal charge-offs over the past two years, as certain problem assets were worked out, resulted in a decrease in this ratio to 1.25%. Although non-performing assets have declined proportionately, management believes it is prudent to re-establish a higher allowance ratio. Secondly, WNB has adopted more conservative criteria in the evaluation of its loan portfolio.

As the following table shows, WNB's non-performing assets have improved since December 31, 1995:


                                                                      September 30,                December 31
(Dollars in thousands)                                                    1996                        1995
                                                                  ---------------------       ------------------
Nonaccrual loans                                                             $ 2,032                  $ 2,528
Loans 90 days past due and accruing                                              420                      391
Other real estate owned                                                          461                      225
                                                                  ---------------------       ------------------

Total non-performing assets                                                  $ 2,913                  $ 3,144
                                                                  =====================       ==================

Non-performing assets/Total assets                                              1.14%                    1.23%
Non-performing assets/Gross loans                                               1.62%                    1.80

Other Income
------------

        Other income for the quarter ended September 30, 1996 was $332,000. This result was a decrease of $37,000, or 10%, less than the comparable period in 1995. A decrease of $63,000 in other service charges and fees was partially off-set by increases in trust fees and fees earned on deposit accounts.

Other Expenses
--------------

        Total other expenses for the third quarter of 1996 increased $712,000, or 54.1%, to $2.0 million from $1.3 million in the comparable period in 1995. The most significant increase in other expenses were other expense items relating to the merger that were expensed in the third quarter of 1996. These expenses amounted to approximately $500,000.

Income Taxes
------------

        Income tax expense for the quarter was $487,000, as compared to $519,000 for the comparable period in 1995. This $32,000, or 6.2%, decrease was due mainly to lower pre-tax income.

Nine Months Ended September 30, 1996 Versus Nine Months Ended September 30,
---------------------------------------------------------------------------
1995
----

        WNB's net income for the first nine months of 1996 decreased $285,000, or 12.3%, in comparison to the net income for the same period in 1995. ROA for the period was 1.06% versus 1.29% in 1995, while ROE was 11.45% compared to 14.52% in 1995. The decrease in year-to-date earnings is a result of increases in the provision for possible loan losses, other expenses and income tax provision, partially off-set by increases in net interest income and other income.

Net Interest Income
-------------------

        Net interest income increased $1.2 million, or 16.3%, during the first nine months of 1996.

        The increase was primarily the result of a strengthening of the net interest margin (4.54% in 1996 versus 4.15% in 1995) coupled with growth in WNB's balance sheet. The following tables summarize the components of this increase as well as the changes in average interest-earning assets and interest-bearing liabilities and the average interest rates thereon. All dollar amounts are in thousands.

Summary of Net Interest Income:
-------------------------------

                                                Nine Months Ended
                                                  September 30                             Change
                                          ---------------------------------    --------------------------------
                                             1996              1995             Dollar               Percent
                                             ----              ----             ------               -------
Interest Income                            $14,625           $13,386            $1,239                   9.3%
Interest Expense                             6,388             6,302                86                   1.4%
                                          --------           -------            ------

Net Interest Income                         $8,237            $7,084            $1,153                  16.3%
                                          ========           =======            ======

Summary of Average Balances and Interest Rates
----------------------------------------------

                                                             Nine Months Ended
                                                               September 30
                                       ---------------------------------------------------------

                                                    1996                  1995         % Change
                                                    ----                  ----         --------
Average interest-earning assets                 $  241,762            $  227,716         6.2%
Yield on earning asset                               8.07%                 7.84%         2.9%

Average interest-bearing                        $  193,729            $  181,144         6.9%
liabilities                                          4.40%                 4.64%        (5.2%)
Cost of interest-bearing
liabilities

        As the tables show, growth in interest income is due to a combination of asset growth and a higher rate of return on earning assets. Interest expense grew 1.4% greater in 1996 than 1995 as a 6.9% increase in interest-bearing liabilities was off-set by a 5.2% reduction in the cost of interest-bearing liabilities.

Provision and Allowance for Loan Losses
---------------------------------------

        The provision for loan losses for the nine months ended September 30, 1996 was $585,000 compared to $90,000 for the same period of 1995. As discussed in the quarterly comparison, the increase in the provision is a result of management's desire to increase the allowance ratio as a percentage of total loans.

Other Income
------------

        Other income for the nine months ended September 30, 1996 was $997,000, which is an increase of $91,000, or 10.0%, over the comparable period in 1995.

        Service charges on deposit accounts increased $74,000, or 12.8%, in the first nine months of 1996 as compared to the first nine months of 1995. This increase reflects the growth in WNB's deposits as well as changes in the fee structure.

Other Expenses
--------------

        Total other expenses for the nine months of 1996 increased $676,000, or 15.5%, to $5.0 million from $4.4 million in the comparable period from 1995. The overall increase however was reduced by a reduction in the FDIC assessment expense which was $2,000 in 1996 compared to $216,000 for the same period in 1995.

        Other expenses were $1.9 million, compared to $1.3 million for the same period in 1995. This $560,000, or 43.1%, increase is primarily the result of costs associated with pending merger activity.

Income Taxes
------------

        Income tax expense for the nine months ended September 30, 1996 was $1.6 million as compared to $1.2 million for the comparable period in 1995. This $358,000 million, or 33%, increase was due to higher pre-tax income, a reduction in WNB's tax-free investments and an increase in non-deductible expenses.

Financial Condition
-------------------

        At September 30, 1996, WNB had assets of $254.8 million, an increase of $0.2 million, or 0.1%, over December 31, 1995. While overall growth of WNB's assets were minimal, net loans increased $5.4 million, or 3.1% over December 31, 1995. This increase was funded by a decrease of $6.7 million, or 65.0%, in fed funds sold.

        Total deposits of WNB at September 30, 1996 were $229.7 million, a decrease of $1.4 million, or 0.6%, compared to December 31, 1995. Non- interest bearing deposits increased $5.8 million, or 15.4%, to $43.4 million compared to $37.6 million at December 31, 1995 and interest-bearing deposits decreased $7.2 million, or 3.7% to $186.3 million compared to $193.5 million at December 31, 1995.

        Shareholders' equity of WNB has continued to grow during 1996, increasing 4.7% to $23.7 million. Growth in equity is primarily a result of net income, net of dividends paid to shareholders.

        WNB must meet certain risk-based capital standards established by bank regulatory authorities. These capital standards relate a bank's capital to the risk profile of its assets and commitments and provides a basis for which all banks are evaluated in terms of capital adequacy. The risk-based capital standards require all banks to have Tier 1 risk-based capital of at least 4% and total risk-based capital, including Tier 1 risk-based capital, of at least 8% of risk-adjusted assets. Tier 1 risk-based capital for WNB includes common stock, capital surplus and retained earnings, reduced by unamortized premiums paid in the acquisition of deposits. WNB's total risk-based capital ratio includes Tier 1 risk-based capital and a portion of the allowance for credit losses.

        WNB is also subject to a "leverage capital" requirement, which compares capital (using the definition of Tier 1 capital) to total balance sheet assets and is intended to supplement the risk-based capital ratios in measuring capital adequacy. The minimum acceptable leverage capital ratio is 3.0% for institutions which are highly rated in terms of safety and soundness and which are not experiencing or anticipating any significant growth. Other institutions are expected to maintain capital levels at least one or two percent above the minimum.

        As of September 30, 1996, WNB's capital ratios exceeded all of the minimum ratios as set forth above.

Additional Statistical Disclosure
---------------------------------

The following tables present certain additional statistical disclosure regarding WNB's loan portfolio as of the dates indicated.

Types of Loans. The amounts of WNB's gross loans outstanding by type as of the dates indicated were as follows:

                                                                                     December 31,
                                                1995          1994           1993           1992               1991
                                                          (In thousands)
Commercial, financial
     and agricultural                       $ 15,853       $ 13,161       $ 13,099      $ 11,480           $ 11,255
Real estate - construction                     3,914          3,185          1,300         2,298              2,302
Real estate - mortgage                       142,940        135,166        128,379       117,790            117,670
Consumer                                      11,755         10,237          8,556        11,905             13,965
Leasing and other                                  0              0              0             0                  0
                                            -----------------------------------------------------------------------
                                            $174,462       $161,749       $151,334      $149,473           $145,192
                                            =======================================================================







        Maturity and Sensitivities of Loans to Changes in Interest Rates. The
        -----------------------------------------------------------------
following table sets forth the amount of loans, by maturity as of December 31, 1995, with floating or adjustable interest rates and with predetermined interest rates:

                                     Due 1 year         Due after 1 year                Due after
                                     or less                 thru 5 years                5 years              Total
                                     ------------------------------------------------------------------------------
                                                          (In thousands)
Floating rate                 $31,465                  $ 26,355                               -            $ 57,820
Fixed rate                     38,367                    49,429                          29,390             117,186
                              -------------------------------------------------------------------------------------
        Total loans           $69,832                  $ 75,784                         $29,390            $175,006
                              =====================================================================================

        Non-Accrual, Past Due and Restructured Loans. The following table
        --------------------------------------------
presents information concerning the aggregate amount of nonaccrual, past due and restructured loans and other non-performing assets as of the dates indicated:

                                                                          December 31
                                     -------------------------------------------------------------------------------------
                                           1995             1994            1993             1992              1991
                                     -------------------------------------------------------------------------------------
                                                                        (In thousands)
Nonaccrual loans (1) (2) (3)                $ 2,528         $ 3,461          $ 2,540          $ 2,624           $   983
Accruing loans past due 90 days                 391             634              881            1,135             2,087
or more (3)
Other real estate                               225             209              474              333               398
                                     -------------------------------------------------------------------------------------
                                            $ 3,144         $ 4,304          $ 3,895          $ 4,092           $ 3,468
                                     =====================================================================================


(1) Includes impaired loans as defined by Statement of Financial Accounting Standards No. 114 of approximately $1.2 million at December 31, 1995.

(2) As of December 31, 1995, the gross interest income that would have been recorded during 1995 if nonaccrual loans had been current in accordance with their original terms was approximately $393,000.

(3) Accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal and interest. When interest accruals are discontinued, interest credited to income in the current year is reversed and interest accrued in any prior year is charged to the allowance for loan losses. Nonaccrual loans are restored to accrual status when all delinquent principal and interest becomes current or the loan is considered secured and in the process of collection. Certain loans, primarily residential mortgages, that are determined to be sufficiently collateralized may continue to accrue interest after reaching 90 days past due.

        Summary of Loan Loss Experience.  An analysis of WNB's loan loss
        -------------------------------
experience as of the dates indicated is as follows:

                                                    Year Ended December 31
                                                    ------------------------------------------------------------------------
                                                      1995           1994                  1993           1992          1991
                                                    ------------------------------------------------------------------------
                                                                                                (In thousands)
Amount of loans and leases
  outstanding at end of
  period                                    $174,462       $161,749              $151,334       $149,473             $145,192
                                            =================================================================================
Daily average amount of loans
  and leases                                 167,748        153,794               146,961        141,453              142,709
                                            =================================================================================
Balance of allowance for loan
  losses at beginning of period                2,386          2,296                 1,893          1,500                1,000

Loans charged-off:

  Commercial, financial and
    agricultural                                   0              0                     0            131                   62
  Real estate - construction                       0              0                     0              0                    0
  Real estate - mortgage                         373            128                    41             51                   55
  Consumer                                        89             98                   187            176                  311
  Leasing and other                                0              0                     0              0                    0
                                            ---------------------------------------------------------------------------------
    Total loans charged-off                      462            226                   228            358                  428
                                            =================================================================================

Recoveries of loans previously
  charged-off:

  Commercial, financial and
    agricultural                                   0             10                     4              0                    0
  Real estate - construction                       0              0                     0              0                    0
  Real estate - mortgage                          57              6                    14              7                    0
  Consumer                                       114             61                   141             68                   29
  Leasing and other                                0              0                     0              0                    0
                                            ---------------------------------------------------------------------------------
    Total recoveries                             171             77                   159             75                   29
                                            =================================================================================
Net loans charged-off                            291            149                    69            283                  399

Additions to allowance
  charged to operations                           90            239                   472            676                  899
                                            ---------------------------------------------------------------------------------
Balance at end of period                      $2,185         $2,386                $2,296         $1,893               $1,500
                                            =================================================================================
Ratio of net charge-offs during
  period to average loans
  outstanding                                   0.17           0.10                  0.05           0.20                 0.28

Ratio of reserve to loans
  outstanding at end of period                  1.25           1.48                  1.52           1.27                 1.03

        Allocation of Allowance for Possible Loan Losses. The allowance for loan
        ------------------------------------------------
losses of WNB was allocated as follows as of the dates indicated:

                                        ================================================================================
                                                   1995                      1994                     1993
                                                       Percent of               Percent of                Percent of
                                                      loans in each            loans in each             loans in each
                                                       category to              category to               category to
                                           Allowance   total loans  Allowance   total loans   Allowance    total loans
                                        --------------------------------------------------------------------------------
Commercial, financial &                      $ 21          9.1%         $30         8.2%        $269         8.7%
agricultural
Real estate - construction &                 1,382         84.2        1,557        85.5        1,291        85.7
mortgages
Consumer, leasing & other                     155          6.7          148         6.3          214         5.6
Unallocated                                   627          N/A          651         N/A          522         N/A
                                        --------------------------------------------------------------------------------
                                            $2,185         100%       $2,386        100%       $2,296        100%
                                        ================================================================================

                                     =================================================
                                                1992                    1991
                                                   Percent of              Percent of
                                                  loans in each           loans in each
                                                   category to             category to
                                      Allowance    total loans  Allowance  total loans
                                     -------------------------------------------------
Commercial, financial &                   $336         8.0%       $558        7.8%
agricultural
Real estate - construction &              1,131        83.7        794        82.6
mortgages
Consumer, leasing & other                  368         8.3         119        9.6
Unallocated                                58          N/A         29         N/A
                                     -------------------------------------------------
                                         $1,893        100%      $1,500       100%
                                     =================================================



 WNB allocates the allowance for possible loan losses in a number of components:
(1) specific accounts, (2) a percentage of criticized and classified loans based on historical experience (excluding those subject to specific allocation under (1)), (3) concentration levels, as well as (4) the effect the current economy has on various portfolio's and (5) growth of loan portfolio components. As of December 31, 1995, WNB allocated $511,000 based on historical averages: $9,000 commercial, $103,000 consumer, and $399,000 mortgage. The allocation was $384,000 for specific accounts, $41,000 for criticized loans, and $369,000 for classified loans. The allocation for concentrations and economic and growth factors was $253,000.

        Quarterly Consolidated Results of Operations
        --------------------------------------------

             The following table sets forth certain quarterly financial data for WNB for the periods indicated:

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY
QUARTERLY CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                  Three Months Ended
                             --------------------------------------------------------------
                                 March 31       June 30       Sept. 30       Dec. 31
                             --------------------------------------------------------------
For the Year 1995
Interest income                $      4,241   $      4,464   $      4,681   $      4,729
Interest expense                      1,903          2,114          2,285          2,201
                             --------------------------------------------------------------
Net interest income                   2,338          2,350          2,396          2,528
Provision for loan losses                30             30             30             --
Other income                            243            294            369            470
Other expenses                        1,507          1,529          1,316          1,558
                             --------------------------------------------------------------
Income before taxes                   1,044          1,085          1,419          1,440
Income tax expense                      356            364            519            462
                             --------------------------------------------------------------
Net income                     $        688   $        721   $        900  $         978
                             ==============================================================

Per-share data:
        Net income             $       0.38   $       0.40   $       0.50  $        0.54
                             ==============================================================
        Cash dividends         $      0.155   $      0.155   $      0.155  $       0.195
                             ==============================================================

For the Year 1994
Interest income                $      3,721   $      3,804   $      3,933  $       4,113
Interest expense                      1,388          1,430          1,483          1,521
                             -------------------------------------------------------------
Net interest income                   2,333          2,374          2,450          2,592
Provision for loan losses               139             50             20             30
Other income                            167            205            286            540
Other expenses                        1,323          1,374          1,513          1,713
                             -------------------------------------------------------------
Income before taxes                   1,038          1,155          1,203          1,389
Income tax expense                      382            435            485            330
                             -------------------------------------------------------------
Net income                     $        656   $        720   $        718  $       1,059
                             =============================================================

Per-share data:
        Net income             $       0.36   $       0.40   $       0.40  $        0.59
                             =============================================================
        Cash dividends         $      0.143   $      0.143   $      0.145  $       0.155
                             =============================================================

                                    EXPERTS
                                    -------

     The financial statements of FFC as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, which are included in FFC's Annual Report on Form 10-K for the year ended December 31, 1995 and are incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of WNB as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which are included in WNB's 1995 and 1994 Annual Reports to shareholders have been audited by Petroni & Associates, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS
                                 -------------

     The legality of the shares of FFC Common Stock to be issued in connection with the Merger and certain other legal matters relating to the Merger will be passed upon by the law firm of Barley, Snyder, Senft & Cohen, LLP, located in Harrisburg, Lancaster and York, Pennsylvania, which is acting as counsel for FFC. John O. Shirk is a partner in the firm and is a member of the Board of Directors of FFC. As of November 15, 1996, the partners and associates of Barley, Snyder, Senft & Cohen owned beneficially and in the aggregate approximately 24,721 shares of FFC Common Stock.

     The law firm of Muldoon, Murphy & Faucette, located in Washington, D.C., has acted as counsel to WNB in connection with the Merger.

                            ADDITIONAL INFORMATION
                            ----------------------

     FFC has filed with the SEC a Registration Statement (No. 333-17329) with respect to the shares of FFC Common Stock to be issued in connection with the Merger. The Registration Statement contains certain additional information which has been omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the SEC and may be examined at the offices of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the SEC upon payment of the prescribed fee.

                                 OTHER MATTERS
                                 -------------

        The Board of Directors of WNB knows of no other matters other than those discussed in this Proxy Statement/Prospectus which will be presented at the Special Meeting. However, if any other matters are properly brought before the Special Meeting or any postponement or adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of WNB.

                                   EXHIBIT A

                               MERGER AGREEMENT
                               ----------------

                               MERGER AGREEMENT

                                BY AND BETWEEN

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY

                                      AND

                         FULTON FINANCIAL CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page
                                                                                 ----

ARTICLE I   PLAN OF MERGER.......................................................   1
      Section 1.1 Plan of Merger.................................................   1

ARTICLE II  CONVERSION OF SHARES AND
            EXCHANGE OF STOCK CERTIFICATES.......................................   1
      Section 2.1 Conversion of Shares...........................................   1
            (a)   General........................................................   1
            (b)   Antidilution Provision.........................................   1
            (c)   No Fractional Shares...........................................   2
            (d)   Closing Market Price...........................................   2
      Section 2.2 Exchange of Stock Certificates.................................   2
            (a)   Exchange Agent.................................................   2
            (b)   Surrender of Certificates......................................   2
            (c)   Dividend Withholding...........................................   2
            (d)   Failure to Surrender Certificates..............................   3
            (e)   Expenses.......................................................   3
      Section 2.3 Reservations of Shares.........................................   3
      Section 2.4 Taking Necessary Actions.......................................   3
      Section 2.5 Press Releases.................................................   3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF WNB................................   3
      Section 3.1 Authority......................................................   4
      Section 3.2 Subsidiaries...................................................   4
      Section 3.3 Organization and Standing......................................   4
      Section 3.4 Capitalization.................................................   4
      Section 3.5 Charter, Bylaws and Minute Books...............................   4
      Section 3.6 Financial Statements...........................................   4
      Section 3.7 Absence of Undisclosed Liabilities.............................   5
      Section 3.8 Absence of Changes.............................................   5
      Section 3.9 Dividends, Distributions and Stock Purchases...................   5
      Section 3.10 Taxes.........................................................   5
      Section 3.11 Title to and Condition of Assets..............................   6
      Section 3.12 Contracts.....................................................   6
      Section 3.13 Litigation and Governmental Directives........................   6
      Section 3.14 Compliance with Laws; Governmental Authorizations.............   7
      Section 3.15 Insurance.....................................................   7
      Section 3.16 Financial Institutions Bonds..................................   7
      Section 3.17 Labor Relations and Employment Agreements.....................   7
      Section 3.18 Employee Benefit Plans........................................   7
      Section 3.19 Related Party Transactions....................................   8
      Section 3.20 No Finder.....................................................   8
      Section 3.21 Complete and Accurate Disclosure..............................   8
      Section 3.22 Environmental Matters.........................................   8
      Section 3.23 Proxy Statement/Prospectus....................................   9
      Section 3.24 SEC Filings...................................................   9
      Section 3.25 Reports.......................................................   9
      Section 3.26 Loan Portfolio of the WNB.....................................  10
      Section 3.27 Investment Portfolio..........................................  10
      Section 3.28 Regulatory Examinations.......................................  10
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF FFC................................  10
      Section 4.1 Authority......................................................  10
      Section 4.2 Organization and Standing......................................  11
      Section 4.3 Capitalization.................................................  11
      Section 4.4 Articles of Incorporation and Bylaws...........................  11
      Section 4.5 Subsidiaries...................................................  11
      Section 4.6 Financial Statements...........................................  11
      Section 4.7 Absence of Undisclosed Liabilities.............................  12
      Section 4.8 Absence of Changes.............................................  12


      Section 4.9 Litigation and Governmental Directives.........................  12
      Section 4.10 Compliance with Laws; Governmental Authorizations.............  12
      Section 4.11 Complete and Accurate Disclosure..............................  12
      Section 4.12 Labor Relations...............................................  13
      Section 4.13 Employee Benefits Plans.......................................  13
      Section 4.14 Environmental Matters.........................................  13
      Section 4.15 SEC Filings...................................................  13
      Section 4.16 Proxy Statement/Prospectus....................................  14
      Section 4.17 Accounting Treatment..........................................  14

ARTICLE V   COVENANTS OF WNB.....................................................  14
      Section 5.1 Conduct of Business............................................  14
      Section 5.2 Best Efforts...................................................  15
      Section 5.3 Access to Properties and Records...............................  15
      Section 5.4 Subsequent Financial Statements................................  16
      Section 5.5 Update Schedules...............................................  16
      Section 5.6 Notice.........................................................  16
      Section 5.7 Other Proposals................................................  16
      Section 5.8 Affiliate Letters..............................................  16
      Section 5.9 No Purchases or Sales of FFC Common Stock
                  During Price Determination Period..............................  16
      Section 5.10 Accounting Treatment..........................................  17
      Section 5.11 Dividends.....................................................  17
      Section 5.12 Employment Obligations........................................  17

ARTICLE VI  COVENANTS OF FFC.....................................................  17
      Section 6.1 Best Efforts...................................................  17
            (a)   Applications for Regulatory Approval...........................  17
            (b)   Registration Statement.........................................  17
            (c)   State Securities Laws..........................................  18
            (d)   Stock Listing..................................................  18
            (e)   WNB Interim Bank...............................................  18
            (f)   Accounting Treatment...........................................  18
      Section 6.2 Access to Properties and Records...............................  18
      Section 6.3 Subsequent Financial Statements................................  18
      Section 6.4 Update Schedule................................................  18
      Section 6.5 Notice.........................................................  18
      Section 6.6 Employment Arrangements........................................  19
      Section 6.7 No Purchase or Sales of FFC Common Stock
                  During Price Determination Period..............................  19
      Section 6.8 Appointment of FFC Director....................................  19
      Section 6.9 Continuation of WNB's Structure, Name and Directors............  19


ARTICLE VII CONDITIONS PRECEDENT.................................................  20
      Section 7.1 Common Conditions..............................................  20
            (a)   Stockholder Approval...........................................  20
            (b)   Regulatory Approvals...........................................  20
            (c)   Stock Listing..................................................  20
            (d)   Tax Opinion....................................................  20
            (e)   Registration Statement.........................................  21
            (f)   No Suits.......................................................  21
      Section 7.2  Conditions Precedent to Obligations of FFC....................  21
            (a)   Accuracy of Representations and Warranties.....................  21
            (b)   Covenants Performed............................................  22
            (c)   Opinion of Counsel for WNB.....................................  22
            (d)   Affiliate Agreements...........................................  22
            (e)   Financial Confirmation.........................................  22
            (f)   Accountants' Letter............................................  22

            (g)   Accounting Treatment..........................................  23
            (h)   Federal and State Securities and Antitrust Laws...............  23
            (i)   Dissenting Shareholders.......................................  23
            (j)   Environmental Matters.........................................  23
            (k)   Closing Documents.............................................  23
      Section 7.3 Conditions Precedent to the Obligations of WNB................  23
            (a)   Accuracy of Representations and Warranties....................  24
            (b)   Covenants Performed...........................................  24
            (c)   Opinion of Counsel for FFC....................................  24
            (d)   Fairness Opinion..............................................  24
            (e)   Financial Confirmation........................................  24
            (f)   Closing Documents.............................................  24

ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER.............................  25
      Section 8.1 Termination...................................................  25
            (a)   Mutual Consent................................................  25
            (b)   Unilateral Action by FFC......................................  25
            (c)   Unilateral Action By WNB......................................  25
      Section 8.2 Effect of Termination.........................................  25
            (a)   Effect........................................................  25
            (b)   Limited Liability.............................................  25
            (c)   Confidentiality...............................................  25
      Section 8.3 Amendment.....................................................  26
      Section 8.4 Waiver........................................................  26

ARTICLE IX  RIGHTS OF DISSENTING SHAREHOLDERS OF WNB............................  26
      Section 9.1 Rights of Dissenting Shareholders of WNB......................  26

ARTICLE X   CLOSING AND EFFECTIVE DATE..........................................  26
      Section 10.1 Closing......................................................  26
      Section 10.2 Effective Date...............................................  26

ARTICLE XI  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................  26
      Section 11.1 No Survival..................................................  26

ARTICLE XII GENERAL PROVISIONS..................................................  26
      Section 12.1 Expenses.....................................................  26
      Section 12.2 Other Mergers and Acquisitions...............................  27
      Section 12.3 Notices......................................................  27
      Section 12.4 Counterparts.................................................  27
      Section 12.5 Governing Law................................................  27
      Section 12.6 Parties in Interest..........................................  28
      Section 12.7 Entire Agreement.............................................  28

                              INDEX OF SCHEDULES
                              ------------------


 Schedule 3.7    Undisclosed Liabilities
 ------------

 Schedule 3.8    Changes
 ------------

 Schedule 3.9    Dividends, Distributions and Stock Purchases
 ------------

 Schedule 3.10   Taxes
 -------------

 Schedule 3.11   Title to and Condition of Assets
 -------------

 Schedule 3.12   Contracts
 -------------

 Schedule 3.13   Litigations and Governmental Directives
 -------------

 Schedule 3.14   Compliance with Laws; Governmental
 -------------
                 Authorizations

 Schedule 3.15   Insurance
 -------------

 Schedule 3.16   Financial Institution Bonds
 -------------

 Schedule 3.17   Labor Relations and Employment Agreements
 -------------

 Schedule 3.18   Employee Benefit Plans
 -------------

 Schedule 3.19   Related Party Transactions
 -------------

 Schedule 3.20   Finders
 -------------

 Schedule 3.22   Environmental Matters
 -------------

 Schedule 3.26   Loan Portfolio
 -------------

 Schedule 3.27   Investment Portfolio
 -------------

 Schedule 4.5    Subsidiaries
 ------------

 Schedule 4.7    Undisclosed Liabilities
 ------------

 Schedule 4.9    Litigation and Governmental Directives
 ------------

 Schedule 4.10   Compliance with Laws; Governmental
 -------------
                 Authorizations

 Schedule 4.14   Environmental Matters
 -------------

                               INDEX OF EXHIBITS
                               -----------------


 Exhibit A            Form of Warrant Agreement
 ---------

 Exhibit B            Form of Warrant
 ---------

 Exhibit C            Form of Plan of Merger
 ---------

 Exhibit D            Form of Opinion of WNB's Counsel
 ---------

 Exhibit E            Form of Opinion of FFC's Counsel
 ---------

                                MERGER AGREEMENT
                                ----------------

        Merger Agreement made as of the 30th day of September, 1996, as amended and restated as of November 1, 1996, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and THE WOODSTOWN NATIONAL BANK & TRUST COMPANY, a national banking association having its administrative headquarters at One South Main Street, Woodstown, New Jersey, 08098 ("WNB").


                                  BACKGROUND:
                                  -----------

        FFC is a Pennsylvania bank holding company. WNB is a national banking association. FFC wishes to acquire WNB, and WNB wishes to be acquired by FFC. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) FFC will organize a national banking association "(WNB Interim Bank") as a wholly-owned subsidiary of FFC and cause WNB Interim Bank to become a party to this Agreement, (ii) WNB will be merged with and into WNB Interim Bank, (iii) WNB Interim Bank will survive the Merger and operate as a wholly-owned subsidiary of FFC under the name "The Woodstown National Bank & Trust Company", and (iv) all of the outstanding shares of the common stock of WNB, par value $.22 per share ("WNB Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock"). Any reference to WNB after the merger of WNB with and into WNB Interim Bank shall mean the surviving entity of said merger. Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement of even date herewith in the form of Exhibit A attached hereto (the "Warrant Agreement"), which provides for the
---------
delivery by WNB of a warrant in the form of Exhibit B attached hereto (the
                                            ---------
"Warrant") entitling FFC to purchase shares of the WNB Common Stock in certain circumstances.


                                  WITNESSETH:
                                  -----------

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:


                                    ARTICLE I
                                 PLAN OF MERGER
                                 --------------

        Section 1.1 Plan of Merger.  Subject to the terms and conditions of this
        ----------- --------------
Agreement, WNB shall merge with and into WNB Interim Bank in accordance with the Plan of Merger in the form of Exhibit C attached hereto.
                              ---------

                                    ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES
                         ------------------------------

        Section 2.1 Conversion of Shares.  On the Effective Date (as defined in
        ----------- --------------------
Section 10.2 herein) the shares of WNB Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

              (a)  General:  Subject to the provisions of Sections 2.1(b) and
                   -------
2.1(c) herein, each share of WNB Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, 1.60 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock.

              (b)  Antidilution Provision:  In the event that FFC shall at any
                   ----------------------
time before the Effective Date: (i) issue a dividend in shares of FFC Common Stock, (ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to three decimal places), so that each WNB stockholder shall receive on the Effective Date, in exchange for his shares of WNB Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Date had occurred before the record date of such event (for example, if FFC were to declare a ten percent (10%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Date, the Conversion Ratio would be adjusted from
1.60 shares to 1.76 shares).

              (c)  No Fractional Shares:  No fractional shares of FFC Common
                   --------------------
Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former stockholder of WNB shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(d) herein).

              (d)  Closing Market Price:  For purposes of this Agreement, the
                   --------------------
Closing Market Price shall be the average of the average of the per share closing bid prices for FFC Common Stock, rounded up to the nearest $.125, for the ten (10) trading days immediately preceding the date which is two (2) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period." (For example, if March 31, 1997 were to be the Effective Date, then the Price Determination Period would be March 17, 18, 19, 20, 21, 24, 25, 26, 27 and 28, 1997.) In the
event that NASDAQ shall fail to report a closing bid price for FFC Common Stock for any trading day during the Price Determination Period, the closing bid prices for that day shall be equal to the average of the closing bid prices and the average of the closing asked prices as quoted: (i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or, (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by WNB.

        Section 2.2 Exchange of Stock Certificates.  WNB Common Stock
        ------------------------------------------
certificates shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

              (a)  Exchange Agent:  The transfer agent of FFC shall act as
                   --------------
exchange agent (the "Exchange Agent") to receive WNB Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of WNB Common Stock pursuant to Section 2.1(c) herein. The Exchange Agent shall, within five business days after the Effective Date, mail to each former stockholder of WNB a notice specifying the procedures to be followed in surrendering such stockholder's WNB Common Stock certificates.

              (b)  Surrender of Certificates:  As promptly as possible after
                   -------------------------
receipt of the Exchange Agent's notice, each former stockholder of WNB shall surrender his WNB Common Stock certificates to the Exchange Agent; provided,
                                                                   --------
that if any former stockholder of WNB shall be unable to surrender his WNB Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Within 10 business days following the receipt of a proper actual or constructive surrender of WNB Common Stock certificates from a former WNB stockholder, the Exchange Agent shall issue to such stockholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such stockholder's shares of WNB Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such stockholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

              (c)  Dividend Withholding:  Dividends, if any, payable by FFC
                   --------------------
after the Effective Date to any former stockholder of WNB who has not prior to the payment date surrendered his WNB Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former stockholder of WNB upon proper surrender of his WNB Common Stock certificates.

              (d)  Failure to Surrender Certificates:  All WNB Common Stock
                   ---------------------------------
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former stockholder of WNB shall not have properly surrendered his WNB Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former stockholder of WNB shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former stockholder of WNB, without interest, upon proper surrender of his WNB Common Stock certificates.

              (e)  Expenses:  All costs and expenses associated with the
                   --------
foregoing surrender and exchange procedure shall be borne by FFC.

        Section 2.3 Reservation of Shares.  FFC agrees that (i) prior to the
        ----------- ---------------------
Effective Date it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) on the Effective Date, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

        Section 2.4 Taking Necessary Action.  FFC and WNB shall take all such
        ----------- -----------------------
actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of WNB, the officers and directors of WNB, at the expense of FFC, shall take all such necessary action.

        Section 2.5 Press Releases.  FFC and WNB agree that all press releases
        ----------- --------------
or other public communications relating to this Agreement or the transactions contemplated hereby will require consultation among FFC and WNB, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to effect such consultation.


                                    ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                     OF WNB
                         ------------------------------

        WNB represents and warrants to FFC, as of the date of this Agreement and as of the date of the Closing (as defined in Section 10.1 herein), as follows:

        Section 3.1 Authority.  The execution and delivery of this Agreement,
        ----------- ---------
the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of WNB and, except for the approval of this Agreement by its stockholders, WNB has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by WNB and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of WNB. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Association or Bylaws of WNB,
(ii) the Certificate of Incorporation or Bylaws of Woodstown Investment Company ("WIC"), (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to WNB or WIC, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which WNB or WIC is a party or by which WNB, or WIC or any of their properties are bound.

        Section 3.2 Subsidiaries.  WIC is a direct wholly-owned subsidiary of
        ------------------------
WNB. Except for WIC, WNB owns no subsidiaries, directly or indirectly.

        Section 3.3 Organization and Standing.  WNB is a bank that is duly
        ----------- -------------------------
organized, validly existing and in good standing under the laws of the United States. WNB is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is a member of the Federal Reserve System. WNB has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. WIC is a business corporation that is duly organized, validly existing and in good standing of the laws of the State of Delaware. WIC has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

        Section 3.4 Capitalization.  The authorized capital of WNB consists
        ----------- --------------
exclusively of 10,000,000 shares of WNB Common Stock, of which 1,800,000 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 358,200 shares of (or approximately 19.9% of the outstanding), WNB Common Stock are reserved for issuance upon exercise of the Warrant. Except for the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of WNB Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of WNB Common Stock. WIC consists exclusively of 1,000 shares of common stock, par value $1.00 per share (the "WIC Common Stock"), of which 1,000 shares are validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of WIC Common Stock are owned beneficially and of record by WNB. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of WIC Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of WIC Common Stock.

        Section 3.5 Charter, Bylaws and Minute Books.  The copies of the
        ----------- --------------------------------
Articles of Association, Certificate of Incorporation and Bylaws of WNB and WIC that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of WNB and WIC that have been made available to FFC for inspection are true, correct and complete in all respects and accurately record the actions taken by the Boards of Directors and stockholders of WNB and WIC at the meetings documented in such minutes.

        Section 3.6 Financial Statements.  WNB and WIC have delivered to FFC the
        ----------- --------------------
following financial statements: (i) Consolidated Statements of Condition for WNB at December 31, 1995 and 1994 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity, and Consolidated Statements of Cash Flows of WNB for the years ended December 31, 1995 and 1994 certified by

Petroni & Associates, and set forth in the 1995 Annual Report to WNB's stockholders; and (ii) a Consolidated Statement of Condition of WNB at June 30, 1996 and Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows of WNB for the six-month period ended June 30, 1996, (the aforementioned Consolidated Statement of Condition as of June 30, 1996 being hereinafter referred to as the "WNB Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of WNB and WIC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in WNB's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

        Section 3.7 Absence of Undisclosed Liabilities.  Except as disclosed in
        ----------- ----------------------------------
Schedule 3.7, or as reflected, noted or adequately reserved against in the WNB
------------
Balance Sheet, as at June 30, 1996, WNB had no consolidated liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the WNB Balance Sheet under generally accepted accounting principles or which were in any case or in the aggregate material. Except as disclosed in Schedule 3.7, WNB and WIC have not incurred, since
                       ------------
June 30, 1996, any such liability, other than liabilities of the same nature as those set forth in the WNB Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with WNB's and WIC's customary business practices.

        Section 3.8 Absence of Changes.  Since June 30, 1996, WNB and WIC have
        ----------- ------------------
conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither WNB nor WIC have undergone any changes in its
             ------------
condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to WNB and WIC.

        Section 3.9 Dividends, Distributions and Stock Purchases.  Except as
        ----------- --------------------------------------------
disclosed in Schedule 3.9, since January 1, 1996, WNB has not declared, set
             ------------
aside, made or paid any dividend or other distribution in respect of the WNB Common Stock, or purchased, issued or sold any shares of WNB Common Stock or WIC Common Stock.

        Section 3.10 Taxes.  WNB and WIC have filed all federal, state, county,
        ------------ -----
municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of June 30, 1996. Except as disclosed in Schedule 3.10: (i) WNB has paid all taxes, penalties and interest which have
   -------------
become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither WNB nor WIC have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of WNB for any year through and including the year ended December 31, 1995. Except as disclosed in Schedule 3.10, neither WNB nor WIC
                                           -------------
have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the
                                                         -------------
accruals and reserves reflected in the WNB Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of WNB's consolidated operations for all periods prior to the date of such Balance Sheet.

        Section 3.11 Title to and Condition of Assets.  Except as disclosed in
        ------------ --------------------------------
Schedule 3.11; WNB and WIC have good and marketable title to all consolidated
-------------
real and personal properties and assets reflected in the WNB Balance Sheet or acquired subsequent to June 30, 1996 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and
                        --------  -------
warranties contained in this sentence do not cover liens or encumbrances that:
(i) are reflected in the WNB Balance Sheet or in Schedule 3.11; (ii) represent
                                                 -------------
liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the WNB Balance Sheet or acquired subsequent to June 30, 1996: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present or proposed use, of such structures, improvements, furniture, fixtures and equipment. WNB and WIC own or has the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

          Section 3.12 Contracts.  Each written or oral contract entered into by
          ------------ ---------
WNB or WIC (other than contracts with customers reasonably entered into by WNB or WIC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which WNB or WIC is a party or by which either WNB, WIC or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12.
                                                             -------------
Except as disclosed in Schedule 3.12, all Material Contracts are valid and in
                       -------------
full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect. Schedule 3.12 identifies all Material
                                    -------------
Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

          Section 3.13 Litigation and Governmental Directives. Except as
          ------------ --------------------------------------
disclosed in Schedule 3.13, (i) there is no litigation, investigation or
             -------------
proceeding pending, or to the knowledge of WNB threatened, that involves WNB, WIC or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of WNB or WIC that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, WIC or that in any manner restrict the right of WNB or WIC to carry on their businesses as presently conducted taken as a whole; and (iii) neither WNB nor WIC is aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to WNB or WIC , would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC or would restrict in any manner the right of WNB or WIC to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which WNB or WIC have filed proofs of claim) in which WNB or WIC is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule
                                                                     --------
3.13.
----

        Section 3.14 Compliance with Laws; Governmental Authorizations.  Except
        ------------ -------------------------------------------------
as disclosed in Schedule 3.14 or where noncompliance would not have a material
                -------------
and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB or WIC: (i) WNB and WIC are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to WNB and WIC or to any of their properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of WNB or WIC as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

        Section 3.15 Insurance.  All policies of insurance relating to WNB's and
        ------------ ---------
WIC's operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of WNB or WIC are listed in Schedule 3.15. All such policies of insurance are in full force
              -------------
and effect, and no notices of cancellation have been received in connection therewith.

        Section 3.16 Financial Institutions Bonds.  Since January, 1989, WNB has
        ------------ ----------------------------
continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring WNB against acts of
                             -------------
dishonesty by each of its employees. No claim has been made under any such bond and WNB is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. WNB has no reason to believe that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

        Section 3.17 Labor Relations and Employment Agreements.  Neither WNB nor
        ------------ -----------------------------------------
WIC is a party to or bound by any collective bargaining agreement. WNB and WIC enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of WNB or WIC threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of WNB or WIC. Except as disclosed in
Schedule 3.17, neither WNB nor WIC has employment contract, severance agreement,
-------------
deferred compensation agreement, consulting agreement or similar obligation (an "Employment Obligation") with any director, officer, employee, agent or consultant, and all such persons are serving at the will and pleasure of WNB or WIC, as the case may be. Except as disclosed in Schedule 3.17, as of the
                                                -------------
Effective Date (as defined in Section 10.2 herein), neither WNB nor WIC will have any liability for employee termination rights arising out of any Employment Obligation.

        Section 3.18 Employee Benefit Plans.  All employee benefit plans,
        ------------ ----------------------
contracts or arrangements to which WNB or WIC is a party or by which WNB or WIC is bound, including without limitation all pension, retirement, deferred compensation, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements, are identified in Schedule 3.18. WNB's retirement
                                             -------------
savings plan, a contributory defined contribution plan (the "WNB 401(k) Plan") is exempt from tax under Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code"), has been maintained and operated in material compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No "prohibited transaction" (as such term is defined in the Code or in ERISA) has occurred in respect of the WNB 401(k) Plan or any other employee benefit plan, including, without limitation, WNB's nonqualified deferred compensation plan, nonqualified salary continuation agreement and severance pay plan (all "employee benefit pension plans" and all "employee welfare benefit plans", as those terms are defined in ERISA, of WNB and WIC being collectively referred to herein as "WNB Benefit Plans" and individually as a "WNB Benefit Plan"), to which WNB or WIC is a party or by which WNB or WIC is bound. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the WNB 401(k) Plan or any other WNB Benefit Plan, and no claim is pending or threatened with respect to any WNB Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither WNB nor WIC has incurred any material liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the WNB 401(k) Plan or any other WNB Benefit Plan. There has not been any audit of any WNB Benefit Plan by the Department of Labor, the IRS or the PBGC since January 1, 1989.

        Section 3.19 Related Party Transactions.  Except as disclosed in
        ------------ --------------------------
Schedule 3.19, neither WNB nor WIC has any contract, extension of credit,
-------------
business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1994) of WNB or WIC; (ii) any stockholder owning five percent (5%) or more of the outstanding WNB Common Stock; and (iii) any "associate" (as defined in Rule 405 of the SEC) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as
                                                  -------------
otherwise specifically described therein, has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

        Section 3.20 No Finder.  Except as disclosed in Schedule 3.20, neither
        ------------ ---------                          -------------
WNB nor WIC has paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

        Section 3.21 Complete and Accurate Disclosure.  Neither this Agreement
        ------------ --------------------------------
(insofar as it relates to WNB, WIC, WNB Common Stock, WIC Common Stock, and the involvement of WNB in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by WNB or WIC to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by WNB and WIC to FFC in connection with the Registration Statement (as defined in Section 6.1(b) herein), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

        Section 3.22 Environmental Matters.  Except as disclosed in
        ------------ ---------------------
Schedule 3.22, neither WNB nor WIC has knowledge that any environmental
-------------
contaminant, pollutant,
toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither WNB nor WIC
                                           -------------
has any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by WNB or WIC.

     Section 3.23 Proxy Statement/Prospectus.  At the time the Proxy
     ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the stockholders of WNB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to WNB, WIC, WNB Common Stock, WIC Common Stock and all actions taken and statements made by WNB and WIC in connection with the transactions contemplated herein (except for information provided by FFC to WNB) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") or the Office of the Comptroller of the Currency ("the OCC") thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.24 SEC Filings.  No registration statement, offering circular,
     ------------ -----------
proxy statement, schedule or report filed and not withdrawn, since December 31, 1993, by WNB with the SEC or the OCC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.25 Reports.  WNB and WIC  have filed all material reports,
     ------------ -------
registrations and statements that are required to be filed with the OCC, Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), the New Jersey Department of Banking and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be cleared to be breach of the foregoing representation unless such failure has or may have a material adverse impact on WNB or WIC on a consolidated basis. WNB has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 1996 through the date of this Agreement. The WNB Common Stock is traded in the over-the-counter market.

     Section 3.26 Loan Portfolio of WNB.
     ------------ ---------------------

                 (a) Attached hereto as Schedule 3.26 is a list of (w) all
                                        -------------
outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of WNB with an aggregate principal amount in excess of $500,000, (x) all loans of WNB classified by WNB or any regulatory authority as "Substandard," "Doubtful" or "Loss," (y) all commercial and mortgage loans of WNB classified as "non-accrual," and (z) all commercial loans of WNB classified as "in substance foreclosed."

                 (b) WNB has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and WNB's reserve for loan losses is adequate in all material respects.

     Section 3.27 Investment Portfolio.  Attached hereto as Schedule 3.27 is a
     ------------ --------------------                      -------------
list of all securities held by WNB and WIC for investment, showing the principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of June 30, 1996. These securities are free and clear of all liens, pledges and encumbrances, except as shown on
Schedule 3.27.
-------------

     Section 3.28 Regulatory Examinations.
     ------------ -----------------------

                 (a) Within the past five years, except for normal examinations conducted by a regulatory agency in the regular course of the business of WNB or WIC, no regulatory agency has initiated any proceeding or investigation into the business or operations of WNB. Neither WNB nor WIC has received objection from any regulatory agency to WNB's or WIC's response to any violation, criticism or exception with respect to any report or statement relating to any examinations of WNB and WIC which would have a materially adverse effect on WNB.

                 (b) Neither WNB nor WIC will be required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on WNB and WIC on a consolidated basis.


                                    ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FFC
                     -------------------------------------

     FFC represents and warrants to WNB, as of the date of this Agreement and as of the date of the Closing, as follows:

     Section 4.1 Authority.  The execution and delivery of this Agreement and
     ----------- ---------
the consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by WNB, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

     Section 4.2 Organization and Standing.  FFC is a business corporation that
     ----------- -------------------------
is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 4.3 Capitalization.  The authorized capital of FFC consists
     ----------- --------------
exclusively of 100,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). There are validly issued 32,985,637 shares of FFC Common Stock as of the date of this Agreement, of which 32,980,497 shares are outstanding, fully paid and non-assessable and 5,140 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of the date of this Agreement, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows: (i) 868,141 shares of FFC Common Stock are issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there are outstanding 32,980,497 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Rights Agreement, dated June 20, 1989, entered into between FFC and Fulton Bank and (iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans.

     Section 4.4 Articles of Incorporation and Bylaws.  The copies of the
     ----------- ------------------------------------
Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to WNB are true, correct and complete.

     Section 4.5 Subsidiaries.  Schedule 4.5 contains a list of all subsidiaries
     ----------- ------------   ------------
("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all of the
             ------------
outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

     Section 4.6 Financial Statements.  FFC has delivered to WNB the following
     ----------- --------------------
financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1995; and (ii) Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995, Consolidated Statements of Income for the three-month and six-month periods ended June 30, 1996 and Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995,as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated

Balance Sheet as of June 30, 1996 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in FFC's above-mentioned Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

     Section 4.7 Absence of Undisclosed Liabilities.  Except as disclosed in
     ----------- ----------------------------------
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC
------------
Balance Sheet, at June 30, 1996 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in
Schedule 4.7, since June 30, 1996 FFC has not incurred any such liability other
------------
than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

     Section 4.8 Absence of Changes.  Since June 30, 1996, there has not been
     ----------- ------------------
any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC.

     Section 4.9 Litigation and Governmental Directives.  Except as disclosed in
     ----------- --------------------------------------
Schedule 4.9:  (i) there is no litigation, investigation or proceeding pending,
------------
or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

     Section 4.10 Compliance with Laws; Governmental Authorizations.  Except as
     ------------ -------------------------------------------------
disclosed in Schedule 4.10 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are not proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 4.11 Complete and Accurate Disclosure.  Neither this Agreement
     ------------ --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule

(including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to WNB in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to WNB in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 4.12 Labor Relations.  Neither FFC nor any of its Subsidiaries is a
     ------------ ---------------
party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FFC.

     Section 4.13 Employee Benefits Plans.  FFC's contributory profit-sharings
     ------------ -----------------------
plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the PBGC. No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other FFC employee benefit plan (each hereinafter called an "FFC Benefit Plan").
There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan. FFC has not incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan.

     Section 4.14 Environmental Matters.  Except as disclosed in Schedule 4.14
     ------------ ---------------------                          -------------
or as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no knowledge of any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

     Section 4.15 SEC Filings.  No registration statement, offering circular,
     ------------ -----------
proxy statement, schedule or report filed and not withdrawn, since December 31, 1991, by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.16 Proxy Statement/Prospectus.  At the time the Proxy
     ------------ --------------------------
Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the stockholders of WNB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC,

     FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by WNB to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 4.17 Accounting Treatment.  To the best of FFC's knowledge after
     ------------ --------------------
reasonable investigation and consultation with its advisors, the Merger will qualify for pooling-of-interests accounting treatment.

                                    ARTICLE V
                                COVENANTS OF WNB
                                ----------------

     From the date of this Agreement until the Effective Date, WNB covenants and agrees to, and shall cause WIC to do the following:

     Section 5.1 Conduct of Business.  Except as otherwise consented to by FFC
     ----------- -------------------
in writing, which consent will not be unreasonably withheld, WNB and WIC shall:
(i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with WNB or WIC; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to WNB or WIC; (v) keep in full force and effect all insurance policies now carried by WNB or WIC; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which WNB or WIC is a party or by which either of them may be bound or which relate to or affect its properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to WNB or WIC and to the conduct of their businesses; (ix) not amend WNB's or WIC's Articles of Association, Certificate of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) except as permitted in subparagraph (xxiii) below, not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement; (xiii) except as permitted in Section 5.11 herein, not declare, set aside or pay any dividend or make any other distribution in respect of WNB Common Stock; (xiv) not authorize, purchase, redeem, issue or sell (or grant options or rights to purchase or sell) any shares of WNB Common

Stock or any other equity or debt securities of WNB; (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any WNB Benefit Plan (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with, any officer, director, employee or consultant of WNB or WIC, except that WNB and WIC may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by WNB with respect to its fiscal year ending December 31, 1996, WNB and WIC shall consult with FFC and shall act in accordance with generally accepted accounting principles and WNB's and WIC's customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on WNB and WIC except in the Ordinary Course of Business consistent with past practice (provided that FFC shall not unreasonably withhold its consent to such transactions); (xx) except with respect to existing plans related to the Mantua Township Branch, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; (xxiii) not make purchases of securities for its investment portfolio without prior consultation with FFC; or (xxiv) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under
Section 368 of the Code.

     Section 5.2 Best Efforts.  WNB and WIC shall cooperate with FFC and shall
     ----------- ------------
use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, WNB and WIC shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); (ii) call a meeting of its stockholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its stockholders at that meeting; and
(iii) cooperate with FFC in making WNB's and WIC's employees reasonably available for training by FFC at WNB's facilities prior to the Effective Date, to the extent that such training is deemed reasonably necessary by FFC to ensure that WNB's facilities will be properly operated in accordance with FFC's policies after the Merger.

     Section 5.3 Access to Properties and Records.  WNB and WIC shall give to
     ----------- --------------------------------
FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of WNB and WIC as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning WNB and WIC obtained by reason of such access and subject to applicable law.

     Section 5.4 Subsequent Financial Statements.  Between the date of signing
     ----------- -------------------------------
of this Agreement and the Effective Date, WNB and WIC shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to stockholders and all reports to regulatory authorities prepared by or for WNB or WIC (which additional financial statements and reports are hereinafter collectively referred to as the "Additional WNB Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional WNB Financial Statements.

     Section 5.5 Update Schedules.  WNB and WIC shall promptly disclose to FFC
     ----------- ----------------
in writing any change, addition, deletion or other modification to the information set forth in its Schedules hereto.

     Section 5.6 Notice.  WNB and WIC shall promptly notify FFC in writing of
     ----------- ------
any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of WNB or WIC or restrict in any manner their respective abilities to carry on its business as presently conducted.

     Section 5.7 Other Proposals.  WNB and WIC shall not, nor shall they permit
     ----------- ---------------
any of their officers, directors, employees, agents, consultants or other representatives to: (i) solicit, initiate or encourage any proposal for a merger or other acquisition of WNB or WIC, or any material portion of their properties or assets, with or by any person other than FFC, or (ii) cooperate with, or furnish any nonpublic information concerning WNB or WIC to, any person in connection with such a proposal (an "Acquisition Proposal"); provided, however, that the obligations of WNB or WIC and their directors and other representatives under this Section 5.7 are subject to the limitation that the Board of Directors shall be free to take such action as the Board of Directors determines, in good faith, that in the exercise of its fiduciary duties, after receipt of a written opinion of outside counsel to that effect. WNB will notify FFC immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to an Acquisition Proposal or potential Acquisition Proposal or if any Acquisition Proposal is received or indicated to be forthcoming.

     Section 5.8 Affiliate Letters.  WNB shall deliver or cause to be delivered
     ----------- -----------------
to FFC, at or before the Closing, a letter from each of the executive officers and directors of WNB (and shall use its best efforts to obtain and deliver such a letter from each stockholder of WNB) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of WNB, in form and substance satisfactory to FFC, under the terms of which each such officer, director or stockholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

     Section 5.9 No Purchases or Sales of FFC Common Stock During Price
     ----------- ------------------------------------------------------
Determination Period.  WNB and WIC shall not, and shall ensure that their
--------------------
executive officers and directors do not, and shall use their best efforts to ensure that each stockholder of WNB who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of WNB does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

    Section 5.10 Accounting Treatment.  WNB acknowledges that FFC presently
    ------------ --------------------
intends to treat the business combination contemplated by this Agreement as a "pooling-of-interests" for financial reporting purposes. WNB shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of WNB or WIC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

    Section 5.11 Dividends.  WNB shall not declare or pay a cash dividend on the
    ------------ ---------
WNB Common Stock; provided, however, that WNB may declare and pay a dividend of up to $.21 per share of WNB Common Stock on (i) December 15, 1996; (ii) March 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on April 15, 1997; (iii) June 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 1997; and (iv) September 15, 1997, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 1997 (it being the intent of FFC and WNB that WNB be permitted to pay a dividend on the WNB Common Stock on the dates indicated in subsections (ii), (iii) and (iv) above only if the shareholders of WNB, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

    Section 5.12 Employment Obligations. Prior to the Effective Date, without
    ------------ ----------------------
the prior written consent of FFC, WNB shall not modify the terms of the Employment Obligations (as defined in Section 3.17) and neither WNB nor WIC shall create any new Employment Obligation.


                                    ARTICLE VI
                                COVENANTS OF FFC
                                ----------------

    From the date of this Agreement until the Effective Date, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

    Section 6.1 Best Efforts.  FFC shall cooperate with WNB and shall use its
    ----------- ------------
best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

       (a)  Applications for Regulatory Approval:  FFC shall promptly prepare
            ------------------------------------
and file, with the cooperation and assistance of (and after review by) WNB and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation an application for approval under the BHC Act, the National Bank Act, the New Jersey Banking Act of 1948, as amended, and the Pennsylvania Banking Code of 1965, as amended, as required;

       (b)  Registration Statement:  FFC shall promptly prepare, with the
            ----------------------
cooperation and assistance of (and after review by) WNB and its counsel and accountants, and file with the SEC and the OCC a registration statement (the "Registration Statement") and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of WNB, and the soliciting the proxies of WNB's shareholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by WNB and WIC in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statements/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by WNB or WIC or by any of their officers, agents or representatives;

       (c)  State Securities Laws:  FFC, with the cooperation and assistance of
            ---------------------
WNB and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement;

       (d)  Stock Listing:  FFC, with the cooperation and assistance of WNB and
            -------------
its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ; and

       (e) WNB Interim Bank.  FFC shall organize WNB Interim Bank and cause WNB
           ----------------
Interim Bank to be a party to this Agreement.

       (f) Accounting Treatment.  FFC shall take no action which would have the
           --------------------
effect of causing the Merger not to qualify for pooling-of-interests accounting treatment.

    Section 6.2 Access to Properties and Records.  FFC shall give to WNB and to
    ----------- --------------------------------
its authorized employees and representatives (including without limitation WNB's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as WNB may reasonably request, subject to the obligation of WNB and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

    Section 6.3 Subsequent Financial Statements.  Between the date of signing of
    ----------- -------------------------------
this Agreement and the Effective Date, FFC shall promptly prepare and deliver to WNB as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

    Section 6.4 Update Schedule.  FFC shall promptly disclose to WNB in writing
    ----------- ---------------
any change, addition, deletion or other modification to the information set forth in its Schedule to this Agreement.

    Section 6.5 Notice. FFC shall promptly notify WNB in writing of any actions,
    ----------- ------
claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to WNB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

    Section 6.6 Employment Arrangements.
    ----------- -----------------------

       (a) From and after the Effective Date, FFC shall cause WNB: (i) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein), and (ii) to satisfy WNB's obligations under the WNB Benefit Plans.

       (b) On and after the Effective Date for a period of at least five (5) years, FFC shall cause WNB to (i) pay compensation to each person who was employed by WNB or WIC as of the Effective Date and who continues to be employed by WNB on or after the Effective Date, that is at least equal to the aggregate compensation that such person was receiving from WNB or WIC prior to the Effective Date, (ii) WNB shall provide employee benefits, including under the WNB Benefit Plans, to each such person who is a full-time employee, on and after the Effective Date, that are substantially equivalent in the aggregate to the employee benefits that such person was receiving as a full-time employee from WNB prior to the Effective Date, and (iii) WNB shall provide employee benefits to each such person who is a part-time employee, on or after the Effective Date, that are the same as the employee benefits that are being received at the applicable time by part-time employees of other banking Subsidiaries owned by FFC.

    Section 6.7 No Purchase or Sales of FFC Common Stock During Price
    ----------- -----------------------------------------------------
Determination Period.  Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares
                                --------  -------
of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's dividend reinvestment plan.

    Section 6.8 Appointment of FFC Director.  FFC shall, on or promptly after
    ----------- ---------------------------
the Effective Date, appoint to FFC's Board of Directors one of WNB's current directors (designated, subject to the reasonable approval of FFC, by vote of WNB's Board of Directors prior to the Effective Date) to serve as a director of FFC. During the five-year period after the Effective Date, the FFC Board of Directors shall nominate such designee for election, and support his election, at each annual meeting of shareholders of FFC at which such designee's term expires. During such period, in the event such designee shall cease to serve as a director of FFC, the Board of Directors of WNB shall have the right to designate one other person then serving on as a director of WNB to serve as a director of FFC (subject to the concurrence of FFC as to the person designated).

    Section 6.9 Continuation of WNB's Structure, Name and Directors.  For a
    ----------- ---------------------------------------------------
period of five (5) years after the Effective Date, FFC shall (subject to the right of FFC to terminate its obligations under this Section 6.9 as a result of regulatory considerations, safe and sound banking practices or the exercise of their fiduciary duties by FFC's directors) (i) preserve the business structure of WNB as a national banking association;; (ii) preserve the present name of WNB; and (iii) continue in office the present directors of WNB who indicate their desire to serve (the "WNB Continuing Directors"), provided, that (A) each
                                                        --------
non-employee WNB Continuing Director shall continue to receive director's fees from WNB of $10,000 per director annually and shall continue to receive such other incidental benefits as he was receiving from WNB prior to the Effective Date (such benefits being previously disclosed to FFC), and (B) each WNB Continuing Director who has reached the age of 70 as of the Effective Date, or who reaches such age within three (3) years thereafter, shall be permitted to serve for a period of three (3) years after the Effective Date before becoming subject to FFC's mandatory retirement rules for directors. Notwithstanding anything herein to the contrary, the WNB Continuing Directors, in their exercise of their fiduciary duty as to the best interests of WNB and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in this Section 6.9.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT
                              --------------------

    Section 7.1 Common Conditions.  The obligations of the parties to
    ----------- -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

       (a)  Stockholder Approval:  This Agreement shall have been duly
            --------------------
authorized, approved and adopted by the stockholders of WNB.

       (b)  Regulatory Approvals:  The approval of each federal and state
            --------------------
regulatory authority having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Federal Reserve Board, the OCC, the New Jersey Department of Banking, the Pennsylvania Department of Banking and the Maryland Bank Commissioner, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would (i) require or could reasonably be expected to require
(A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by WNB or WIC of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of WNB or WIC, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

       (c) Stock Listing.  The shares of FFC Common Stock to be issued in the
           -------------
Merger shall have been authorized for listing on NASDAQ.

       (d) Tax Opinion.  Each of FFC and WNB shall have received an opinion
           -----------
of FFC's counsel, Barley, Snyder, Senft & Cohen, LLP, reasonably acceptable to FFC and WNB, addressed to FFC and WNB, with respect to federal tax laws or regulations, to the effect that:

           (1) The Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) and (a)(2)(D) of the Code;

           (2) No gain or loss will be recognized by FFC, WNB Interim Bank or WNB by reason of the Merger;

           (3) The bases of the assets of WNB immediately after the Merger will be the same as the bases of such assets immediately prior to the Merger;

           (4) The holding period of the assets of WNB immediately after the Merger will include the period during which such assets were held by WNB prior the Merger;

           (5) A holder of WNB Common Stock who receives shares of FFC Common Stock in exchange for his WNB Common Stock pursuant to the reorganization (including fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange;

           (6) A holder of WNB Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization and FFC then redeemed such fractional share for the cash. The holder of WNB Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

           (7) The tax basis of the FFC Common Stock to be received by the shareholders of WNB pursuant to the terms of this Agreement will be equal to the tax basis of the WNB Common Stock surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of any gain (and by the amount of any dividend income) recognized on the exchange; and

           (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of WNB will include the period during which they held the shares of WNB Common Stock surrendered, provided the shares of WNB Common Stock are held as a capital asset on the date of the exchange.

       (e)  Registration Statement:  The Registration Statement (as defined in
            ----------------------
Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the Proxy Statement/Prospectus shall have received regulatory clearance from the OCC, the information contained in the Registration Statement and the Proxy Statement/Prospectus shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of WNB; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

       (f)  No Suits:  No action, suit or proceeding shall be pending or
            --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify WNB
           --------  -------
and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of WNB to consummate this Agreement.

    Section 7.2 Conditions Precedent to Obligations of FFC.  The obligations
    ----------- ------------------------------------------
of FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

       (a)  Accuracy of Representations and Warranties:  All of the
            ------------------------------------------
representations and warranties of WNB as set forth in this Agreement, all of the information contained in the Schedules hereto and all WNB Closing Documents (as defined in Section 7.2(i)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date); provided, that, without limiting the generality of the
                     --------
foregoing clause, a "material" deviation from the accuracy of WNB's representations and warranties shall be deemed to exist for purposes of this
Section 7.2(a) if, as of the Closing, FFC shall have discovered information not previously disclosed in WNB's Schedules or in the WNB Balance Sheet indicating that WNB or WIC has incurred or will incur costs, expenses, losses and/or liabilities which would have a material impact on WNB's financial condition or operating results.

       (b)  Covenants Performed:  WNB shall have performed or complied in all
            -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by it.

       (c)  Opinion of Counsel for WNB:  FFC shall have received an opinion,
            --------------------------
dated the Effective Date, from Muldoon, Murphy & Faucette, counsel to WNB, in substantially the form of Exhibit D hereto. In rendering any such opinion,
                          ---------
such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of WNB, FFC, affiliates of the foregoing, and others.

       (d)  Affiliate Agreements.  Shareholders of WNB who are or will be
            --------------------
affiliates of WNB or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) the ability of FFC to use pooling-of-interests accounting for the Merger; and (ii) compliance with Rule 145 under the 1933 Act.

       (e)  Financial Confirmation:  FFC (together with its accountants, if the
            ----------------------
advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that the WNB Balance Sheet fairly presents the financial condition, assets and liabilities of WNB as at June 30, 1996, and that, since December 31, 1995, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB. In particular, without limiting the generality of the foregoing sentence, the Additional WNB Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of WNB as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the WNB Balance Sheet. For purposes of this
Section 7.2(f), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in a material adverse effect upon (A) the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, or (B) the ability of WNB to consummate the transactions contemplated by this Agreement; it being understood that such definition shall not include: (i) a change with respect to, or effect on, the WNB resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles,
(ii) a change with respect to, or effect on, WNB resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated hereby which are substantially consistent with the estimates thereof provided to FFC; or (iii) a change with respect to, or effect on, the WNB resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates.

       (f) Accountants' Letter.  At its option, FFC shall have received a
           -------------------
"comfort" letter from the independent certified public accountants for WNB, dated (i) the effective date of the Registration Statement and (ii) the effective date, in each case substantially to the effect that:

           (1) it is a firm of independent public accounts with respect to WNB and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the SEC thereunder;

           (2) in its opinion the audited financial statements of WNB examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on the form employed; and

           (3) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted audit standards), consisting of a reading of the unaudited financial statements, if any, of WNB included in such Registration Statement and of the latest available unaudited financial statements of WNB, inquiries of officers responsible for financial and accounting matters of WNB and a reading of the minutes of meetings of shareholders and the Board of Directors of WNB, nothing has come to its attention which causes it to believe: (i) that the financial statements, if any, of WNB included in such Registration Statement do not comply in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and (ii) that any such unaudited financial information set forth in such Registration Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.

       (g)  Accounting Treatment:  FFC and its accountants shall have
            --------------------
established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling-of-interests" for financial reporting purposes; provided, however, that FFC shall have no right to terminate this Agreement pursuant to this Section 7.2(g) if the inability to use "pooling of interest" accounting treatment is due solely to actions by FFC taken after the date of this Agreement.

       (h)  Federal and State Securities and Antitrust Laws:  FFC and its
            -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

       (i)  Dissenting Shareholders:  Dissenters' rights shall have been
            -----------------------
exercised with respect to less than 10% of the outstanding shares of WNB Common Stock.

       (j)  Environmental Matters:  No environmental problem of the kind
            ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of WNB, provided, that for purposes of
                                       --------
determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to
Section 7.2(a) of this Agreement.

       (k)  Closing Documents:  WNB shall have delivered to FFC:  (i) a
            -----------------
certificate signed by WNB's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of WNB set forth in this Agreement are true and correct in all material respects as of the Closing and that WNB has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which WNB is a party or by which they or any of its properties are bound; and
(iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "WNB Closing Documents").

    Section 7.3 Conditions Precedent to the Obligations of WNB.  The
    ----------- ----------------------------------------------
obligation of WNB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by WNB in accordance with the provisions of Section 8.4 herein:

       (a)  Accuracy of Representations and Warranties:  All of the
            ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules and all FFC Closing Documents (as defined in Section 7.3(e) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

       (b)  Covenants Performed:  FFC shall have performed or complied in all
            -------------------
material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

       (c)  Opinion of Counsel for FFC:  WNB shall have received an opinion
            --------------------------
from Barley, Snyder, Senft & Cohen, LLP, counsel to FFC, dated the Effective Date, in substantially the form of Exhibit E hereto. In rendering any such
                                   ---------
opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, WNB, affiliates of the foregoing, and others.

       (d)  Fairness Opinion:  WNB shall have obtained from McConnell, Budd
            ----------------
& Downes, or from another independent financial advisor selected by the Board of Directors of WNB, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the shareholders of WNB stating that the terms of the acquisition contemplated by this Agreement are fair to the shareholders of WNB from a financial point of view.

       (e) Financial Confirmation:  WNB (together with its accountants, if
           ----------------------
the advice of such accountants is deemed necessary or desirable by WNB) shall have established to its reasonable satisfaction that the FFC Balance Sheet fairly presents the financial condition, assets and liabilities of FFC as at June 30, 1996, and that, since December 31, 1995, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements shall indicate that the financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(g), the terms "material and adverse change" and "vary adversely in any material respect" shall mean any change or changes that would result, in the aggregate, in a reduction of more than five percent (5%) in FFC's consolidated total shareholders' equity between June 30, 1996 or December 31, 1995, as the case may be, and any later date up to and including the Effective Date, as determined in accordance with generally accepted accounting principles consistently applied.

       (f)  Closing Documents:  FFC shall have delivered to WNB:  (i) a
            -----------------
certificate signed by FFC's President and Chief Executive Officer and by its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as WNB and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

       Section 8.1 Termination.  This Agreement may be terminated at any time
       ----------- -----------
 before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB) as follows:

           (a)  Mutual Consent:  This Agreement may be terminated by mutual
                --------------
 consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of WNB and FFC, followed by written notices given to the other party.

           (b)  Unilateral Action by FFC:  This Agreement may be terminated
                ------------------------
 unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given to WNB, if: (i) there has been a material breach by WNB of any representation, warranty or covenant set forth in this Agreement which breach results in a material and adverse change as to WNB (as such standard is set forth in Section 7.2(c) herein) and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to WNB; or (ii) any condition precedent to FFC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of FFC, on September 30, 1997.

           (c)  Unilateral Action By WNB:  This Agreement may be terminated
                ------------------------
 unilaterally by the affirmative vote of a majority of the Board of Directors of WNB, followed by written notice given to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by WNB to FFC; (ii) any condition precedent to WNB's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of WNB, on September 30, 1997; or (iii) the Closing Market Price is equal to or less than $12.00.

       Section 8.2 Effect of Termination.
       ----------- ---------------------

           (a)  Effect.  In the event of a permitted termination of this
                ------
 Agreement under Section 8.1 herein shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

           (b)  Limited Liability.  The termination of this Agreement in
                -----------------
 accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by WNB, or if this Agreement is terminated by WNB by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the fees of its counsel, accountants, consultants and other advisors and representatives.

           (c)  Confidentiality.  In the event of a permitted termination of
                ---------------
 this Agreement under Section 8.1 herein, neither FFC nor WNB shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

       Section 8.3 Amendment.  To the extent permitted by law, this Agreement
       ----------- ---------
 may be amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB), but only by a written instrument duly authorized, executed and delivered by FFC and by WNB; provided, however, that (i) any amendment to the
                              --------  -------
 provisions of Section 2.1 herein relating to the consideration to be received by the former stockholders of WNB in exchange for their shares of WNB Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the stockholders of WNB in accordance with applicable law and (ii) WNB Interim Bank shall be permitted to join as a party to this Agreement upon its formation without execution of such joinder by FFC or WNB.

       Section 8.4 Waiver.  Any term or condition of this Agreement may be
       ----------- ------
 waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the stockholders of WNB) by a written instrument duly authorized, executed and delivered by such party or parties.


                                  ARTICLE IX
                   RIGHTS OF DISSENTING SHAREHOLDERS OF WNB
                   ----------------------------------------

       Section 9.1 Rights of Dissenting Shareholders of WNB.  The stockholders
       ----------- ----------------------------------------
 of WNB shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of 12 U.S.C (S)215a(b),
 (c) and (d).


                                   ARTICLE X
                          CLOSING AND EFFECTIVE DATE
                          --------------------------

       Section 10.1 Closing.  Provided that all conditions precedent set forth
       ------------ -------
 in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the WNB Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(c), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

       Section 10.2 Effective Date.  The merger of WNB with and into FFC shall
       ------------ --------------
 become effective and this Agreement shall be consummated on the date (the "Effective Date") approved by the OCC pursuant to the Plan of Merger and the National Bank Act.


                                  ARTICLE XI
                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

       Section 11.1 No Survival.  The representations and warranties of WNB and
       ------------ -----------
 of FFC set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.


                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

       Section 12.1 Expenses.  Except as provided in Section 8.2(b) herein, each
       ------------ --------
 party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
 Section 12.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

       Section 12.2 Other Mergers and Acquisitions.  Subject to the right of WNB
       ------------ ------------------------------
 to refuse to consummate this Agreement pursuant to Section 8.1(c) herein by reason of a material breach by FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed:
 (i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Date, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

       Section 12.3 Notices.  All notices, claims, requests, demands and other
       ------------ -------
 communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

           (a)  If to FFC, to:

                      Rufus A. Fulton, Jr., President
                         and Chief Executive Officer
                      Fulton Financial Corporation
                      One Penn Square
                      P.O. Box 4887
                      Lancaster, Pennsylvania  17604

                With a copy to:

                      Paul G. Mattaini, Esq.
                      Barley, Snyder, Senft & Cohen, LLP
                      126 East King Street
                      Lancaster, PA  17602

           (b)  If to WNB, to:

                      Ralph Homan, Chief Executive Officer
                      The Woodstown National Bank & Trust Company
                      One South Main Street,
                      Woodstown, New Jersey 08098

                With a copy to:

                      Joseph G. Passaic, Jr., Esq.
                      Muldoon, Murphy & Faucette
                      501 Wisconsin Avenue, N.W.
                      Washington, DC 20016

       Section 12.4 Counterparts.  This Agreement may be executed simultaneously
       ------------ ------------
 in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

       Section 12.5 Governing Law.  This Agreement shall be deemed to have been
       ------------ -------------
 made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

       Section 12.6 Parties in Interest.  This Agreement shall be binding upon
       ------------ -------------------
 and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may
                                    --------  -------
 assign its rights or delegate its duties under this Agreement without the prior written consent of the other party.

       Section 12.7 Entire Agreement.  This Agreement, together with the Warrant
       ------------ ----------------
 Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                FULTON FINANCIAL CORPORATION


                                By:     /s/ Rufus A. Fulton, Jr.
                                   ------------------------------------------
                                   Rufus A. Fulton, Jr., President
                                     and Chief Executive Officer


                                Attest:    /s/  William R. Colmery
                                       --------------------------------------
                                           William R. Colmery, Secretary

                                THE WOODSTOWN NATIONAL BANK &
                                TRUST COMPANY


                                By:    /s/ Ralph Homan
                                   ------------------------------------------
                                     Ralph Homan, Chief Executive Officer


                                Attest:    /s/ F. Steven Meddick
                                       --------------------------------------
                                       F. Steven Meddick, Acting Secretary

                                   EXHIBIT B

                      OPINION OF McCONNELL, BUDD & DOWNES
                      -----------------------------------



                                                               December 13, 1996


The Board of Directors
Woodstown National Bank & Trust Company
1 South Main Street
Woodstown, NJ  08098-0248

Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.22 per share (the "WNB Common Stock") of Woodstown National Bank & Trust Company ("WNB), of the consideration to be received for each issued and outstanding share of the WNB Common Stock in the merger (the "Merger") of WNB with and into Fulton Financial Corporation ("FFC") pursuant to the Merger Agreement dated September 30, 1996, as amended as of November 1, 1996 (the "Agreement"), between FFC and WNB. As is more specifically set forth in the Agreement, pursuant to the Merger, each issued and outstanding share of WNB Common Stock will be converted into the right to receive 1.60 shares of FFC Common Stock.

     McConnell, Budd & Downes, Inc., as part of its investment banking business, is regularly engaged in the valuation of bank holding companies, banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, market making as a NASD market marker, secondary distributions of listed securities, private placements and valuations for corporate, estate and other purposes. We have acted as financial advisor to WNB on a contractual basis since August 2, 1996. Advice and assistance to WNB in connection with the process and negotiations leading up to the Merger with FFC were part of the contractual relationship and involved our attendance at numerous meetings with management and eight separate meetings of the Board of Directors. In the course of our role as financial advisor to WNB in conjunction with the Merger we have received fees for our services and will receive additional fees contingent on certain occurrences. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length mergers and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger. We will receive a fee for rendering this opinion. In the ordinary course of our business, we may from time to time trade the equity securities of WNB or FFC for our own account, for the accounts of our customers and for the accounts of individual employees of McConnell, Budd & Downes, Inc. Accordingly we may from time to time hold a long or short position in the equity securities of WNB or FFC. McConnell, Budd & Downes, Inc. also covers WNB and FFC in certain of its equity research products.

     In arriving at our opinion, we have reviewed publicly available business, financial and shareholder information relating to WNB and its subsidiaries and certain publicly available financial information relating to FFC. We have also made a detailed review of the Agreement. In addition, we have reviewed certain other information, including internal reports and documents from both WNB and FCC and certain management-prepared financial information provided to us by both WNB and FFC. We have also met with and had discussions with members of the senior management of both WNB and FFC to discuss their past and current business operations, current financial condition and future prospects. In addition, we have reviewed the quarterly releases announcing the results for both WNB and FFC for the interim periods ended March 31, 1996, June 30, 1996, and September 30, 1996. We have reviewed and studied the historical stock prices and trading volumes of the common stock of both WNB and FFC as well as the terms and material conditions of a number of recent acquisition transactions involving publicly traded banking institutions which we deem to be comparable to the proposed acquisition of WNB by FFC. We have also conducted such other studies, analyses and investigations as we deem appropriate under the circumstances surrounding the proposed transaction.

      In the course of our review and analysis we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information provided to us by WNB and FFC or otherwise publicly obtainable. In reaching our opinion, we have not performed or obtained from any other source, any independent appraisals of the assets of WNB or FFC. We have also relied on the management of both WNB and FFC as to the reasonableness of various financial and operating forecasts and of the assumptions on which they are based, which were provided to us for use in our analyses.

     In the course of rendering this opinion, which is being rendered prior to the receipt of certain required regulatory approvals necessary before consummation of the Merger, we assume that no conditions will be imposed by any regulatory agency in connection with its approval of the Merger that will have a material adverse effect on the amount or form of consideration or on the results of operations, the financial condition or the prospects of FFC.

     Based upon and subject to the foregoing, it is our opinion, that as of the date of this letter, the consideration to be received of 1.60 shares of FFC Common Stock pursuant to the Merger is fair to the holders of WNB Common Stock, $0.22 par value, from a financial point of view.

                               Very truly yours,



                               McConnell, Budd & Downes, Inc.

                                   EXHIBIT C

                         WARRANT AGREEMENT AND WARRANT
                         -----------------------------

                               WARRANT AGREEMENT
                               -----------------


     THIS WARRANT AGREEMENT is made September 30, 1996 by and between Fulton Financial Corporation, a Pennsylvania business corporation ("FFC") and The Woodstown National Bank & Trust Company, a national banking association ("WNB").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, FFC and WNB are, simultaneously with the execution of this Agreement, entering into a Merger Agreement dated as of the date hereof (the "Merger Agreement"); and

     WHEREAS, as a condition to FFC's entry into the Merger Agreement and in consideration of such entry, WNB has agreed to issue to FFC, on the terms and conditions set forth herein, a warrant entitling FFC to purchase up to an aggregate of 358,200 shares of WNB's common stock, par value $.22 per share (the "Common Stock");

     NOW, THEREFORE, in consideration of the execution of the Merger Agreement and the premises herein contained, and intending to be legally bound, FFC and WNB agree as follows:

     1.  Issuance of Warrant.  Concurrently with the execution of the Merger
         -------------------
Agreement and this Agreement, WNB shall issue to FFC a warrant in the form attached as Exhibit A hereto (the "Warrant", which term as used herein shall include any warrant or warrants issued upon transfer or exchange of the original Warrant) to purchase up to 358,200 shares of Common Stock, subject to adjustment as provided in this Agreement and in the Warrant. The Warrant shall be exercisable at a purchase price of $24.00 per share, subject to adjustment as provided in this Agreement and the Warrant (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, WNB shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the Warrant may be exercised, without any additional authorization of Common Stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. WNB represents and warrants that it has duly authorized the execution and delivery of the Warrant and this Agreement and the issuance of Common Stock upon exercise of the Warrant. WNB covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be, when so issued, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the shares of Common Stock to be issued upon exercise of the Warrant are hereinafter collectively referred to, from time to time, as the "Securities." So long as the Warrant is owned by FFC, the Warrant will in no event be exercised for more than that number of shares of Common Stock equal to 358,200 (subject to adjustment as provided in this Agreement and in the Warrant) less the number of shares of Common Stock at the time owned by FFC.

     2.  Assignment, Transfer, or Exercise of Warrant.  FFC will not sell,
         --------------------------------------------
assign, transfer or exercise the Warrant, in whole or in part, without the prior written consent of WNB except upon or after the occurrence of any of the following: (i) a knowing breach of any representation, warranty, or covenant set forth in the Merger Agreement by WNB which would permit a termination of the Merger Agreement by FFC pursuant to Section 8.1(b)(i) thereof; (ii) the failure of WNB's shareholders to approve the Merger Agreement at a meeting called for such purpose if at the time of such meeting there has been an announcement by any Person (other than FFC) of an offer or proposal to acquire 25% or more of the Common Stock (before giving effect to any exercise of the Warrant), or to acquire, merge or consolidate with WNB, or to purchase all or substantially all of WNB's assets; (iii) the acquisition by any Person of Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant); (iv) any Person (other than FFC) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of WNB such that, upon consummation of such offer, such Person would have Beneficial Ownership of 25% or more of the Common Stock (before giving effect to any exercise of the Warrant); (v) WNB shall have entered into an agreement, letter of intent, or other understanding with any Person (other than FFC) providing for such Person (A) to acquire, merge, consolidate or enter into a statutory share exchange with WNB or to purchase all or substantially all of WNB's assets, or (B) to negotiate with WNB with respect to any of the events or transactions mentioned in the preceding clause (A) or (vi) termination, or attempted termination, of the Merger Agreement by WNB under Section 5.7 of the Merger Agreement. As used in this Paragraph 2, the terms "Beneficial Ownership" and "Person" shall have the respective meanings set forth in Paragraph 7(f) herein.

     3.  Registration Rights, Etc..  If, at any time after the Warrant may be
         -------------------------
exercised or sold, WNB shall receive a written request therefor from FFC, WNB shall prepare, file and keep effective and current a shelf registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and provide or file such documentation as may be required by the Office of the Comptroller of the Currency (the "OCC") or other governmental entity or agency (any such other governmental filing hereinafter referred to as the "Governmental Filing"), covering, or in connection with, the Warrant and/or the Common Stock issued or issuable upon exercise of the Warrant. WNB shall use its best efforts to cause the Registration Statement to become effective and remain current. Without the prior written consent of FFC, neither WNB nor any other holder of securities of WNB may include such securities in the Registration Statement.

     4.  Duties of WNB upon Registration, or Governmental Filing.  If and
         -------------------------------------------------------
whenever WNB is required by the provisions of Paragraph 3 of this Agreement to effect the registration of any of the Securities under the Securities Act or to take any other action, WNB shall:

          (a) prepare and file with the Securities and Exchange Commission (the "SEC"), the OCC, or other governmental entity or agency such amendments to the Registration Statement and supplements to the prospectus contained therein or the Governmental Filing as may be necessary to keep the Registration Statement or Governmental Filing effective, current, and accurate;

          (b) in the case of a registration of any securities under the Securities Act, furnish to FFC and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as FFC or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

          (c) in the case of a registration of any securities under the Securities Act, use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as FFC or such underwriters may reasonably request;

          (d) notify FFC, promptly after WNB shall receive notice thereof, of the time when the Registration Statement or the Governmenal Filing has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement or the Governmental Filing has been filed;

          (e) notify FFC promptly of any request by the SEC, the OCC, or other governmental entity or agency for the amending or supplementing of (i) the Registration Statement or the prospectus contained therein; or (ii) the Governmental Filing, or for additional information;

          (f) prepare and file with the SEC, the OCC, or other governmental entity or agency promptly upon the request of FFC, any amendments or supplements to the Registration Statement or the prospectus contained therein or to the Governmental Filing which, in the opinion of counsel for FFC, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the public offering of the Securities or by any other law or regulation;

          (g) prepare and promptly file with the SEC the OCC, or other governmental entity or agency such amendments of or supplements to (i) the Registration Statement or the prospectus contained therein; or (ii) the Governmental filing as may be necessary to correct any statements or omissions if, at the time when a prospectus or Governmental Filing relating to such Securities is required to be delivered under the Securities Act or other law or regulation, any event shall have occurred as the result of which such prospectus Governmental Filing as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) advise FFC, promptly after WNB shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or of any action by the OCC or other governmental entity or agency preventing the exercise of any right or obligation hereunder or that may be exercised in connection herewith, or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent such action or to obtain its withdrawal if such action should be taken; and

          (i) at the request of FFC, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for WNB for the purposes of such registration or Governmental Filing, addressed to the underwriters and to FFC, covering such matters as such underwriters and FFC may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants for WNB, addressed to the underwriters and to FFC, covering such matters as such underwriters or FFC may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of WNB included in the Registration Statement or Governmental Filing or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act or such other law or regulation as may be at issue.

     5.  Expenses of Registration.  With respect to the registration or
         ------------------------
Governmental Filing requested pursuant to Paragraph 3 of this Agreement, (a) WNB shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of WNB to comply with state securities or blue sky laws of any jurisdictions in which the Securities to be offered are to be registered or qualified; and (b) FFC shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for FFC and any other expenses incurred by FFC.

     6.  Indemnification.  In connection with any Registration Statement or
         ---------------
Governmental Filing or any amendment or supplement thereto:

          (a) WNB shall indemnify and hold harmless FFC, any underwriter (as defined in the Securities Act) for FFC, and each person, if any, who controls FFC or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which FFC or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, any prospectus or preliminary prospectus contained therein; or (ii) any Governmental Filing, or any amendment or supplement to the foregoing, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                                   --------
     however, that WNB will not be liable in any such case to the extent that
     -------
     any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by FFC, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) FFC shall indemnify and hold harmless WNB, any underwriter (as defined in the Securities Act), and each person, if any, who controls WNB or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which WNB or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in (i) the Registration Statement, any prospectus or preliminary prospectus contained therein; or (ii) any Governmental Filing, or any amendment or supplement to the foregoing, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by FFC specifically for use in the preparation thereof.

          (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 6, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if
                                                     --------  -------
     the defendants in any
     action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or
     (b) of this Paragraph 6, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act or such other law or regulation as may be applicable. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. FFC and WNB agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and FFC as a group were considered a single entity for such purpose.

     7.  Redemption and Repurchase Rights.
         --------------------------------

          (a) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), who has exercised the Warrant in whole or in part shall have the right to require WNB to redeem some or all of the shares of Common Stock for which the Warrant was exercised at a redemption price per share (the "Redemption Price") equal to the highest of: (i) the Exercise Price, (ii) the highest price paid or agreed to be paid for any share of Common Stock by an Acquiring Person (as defined below) during the one year period immediately preceding the date of redemption, and (iii) in the event of a sale of all or substantially all of WNB's assets: (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of WNB as determined by a recognized investment banking firm selected by such Holder, divided by (y) the number of shares of Common Stock then outstanding. If the price paid consists in whole or in part of securities or assets other than cash, the value of such securities or assets shall be their then current market value as determined by a recognized investment banking firm selected by the Holder.

          (b) From and after the date on which any event described in Paragraph 2 of this Agreement occurs, the Holder as defined in the Warrant (which shall include a former Holder), shall have the right to require WNB to repurchase all or any portion of the Warrant at a price (the "Warrant Repurchase Price") equal to the product obtained by multiplying:
     (i) the number of shares of Common Stock represented by the portion of the Warrant that the Holder is requiring WNB to repurchase, times (ii) the excess of the Redemption Price over the Exercise Price.

          (c) The Holder's right, pursuant to this Paragraph 7, to require WNB to repurchase a portion or all of the Warrant, and/or to require WNB to redeem some or all of the shares of Common Stock for which the Warrant was exercised, shall expire on the close of business on the 60th day following the occurrence of any event described in Paragraph 2.

          (d) The Holder may exercise its right, pursuant to this Paragraph 7, to require WNB to repurchase all or a portion of the Warrant, and/or to require WNB to redeem some or all of the shares of Common Stock for which the Warrant was exercised, by surrendering for such purpose to WNB, at its principal office within the time period specified in the preceding subparagraph, the Warrant and/or a certificate or certificates representing the number of shares to be redeemed accompanied by a written notice stating that it elects to require WNB to repurchase the Warrant or a portion thereof and/or to redeem all or a specified number of such shares in accordance with the provisions of this Paragraph 7. As promptly as practicable, and in any event within five business days after the surrender of the Warrant and/or such certificates and the receipt of such notice relating thereto, WNB shall deliver or cause to be delivered to the Holder:
     (i) the applicable Redemption Price (in immediately available funds) for the shares of Common Stock which it is not then prohibited under applicable law or regulation from redeeming, and/or (ii) the applicable Warrant Repurchase Price, and/or (iii) if the Holder has given WNB notice that less than the whole Warrant is to be repurchased and/or less than the full number of shares of Common Stock evidenced by the surrendered certificate or certificates are to be redeemed, a new certificate or certificates, of like tenor, for the number of shares of Common Stock evidenced by such surrendered certificate or certificates less the number shares of Common Stock redeemed and/or a new Warrant reflecting the fact that only a portion of the Warrant was repurchased.

          (e) To the extent that WNB is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant and/or redeeming the Common Stock as to which the Holder has given notice of repurchase and/or redemption, WNB shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price and/or the Redemption Price which it is no longer prohibited from delivering, within five business days after the date on which WNB is no longer so prohibited; provided, however, that to the extent
                                           --------  -------
     that WNB is at the time and after the expiration of 25 months, so prohibited from delivering the Warrant Repurchase Price and/or the Redemption Price, in full (and WNB hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), WNB shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which WNB is then so prohibited from repurchasing, and/or WNB shall deliver to the Holder a certificate for the shares of Common Stock which WNB is then so prohibited from redeeming, and WNB shall have no further obligation to repurchase such new Warrant or redeem such Common Stock; and
                                                                            ---
     provided further, that upon receipt of such notice and until five days
     -------- -------
     thereafter the Holder may revoke its notice of repurchase of the Warrant and/or redemption of Common Stock by written notice to WNB at its principal office stating that the Holder elects to revoke its election to exercise its right to require WNB to repurchase the Warrant and/or redeem the Common Stock, whereupon WNB will promptly redeliver to the Holder the Warrant and/or the certificates representing shares of Common Stock surrendered to WNB for purposes of such repurchase and/or redemption, and WNB shall have no further obligation to repurchase such Warrant and/or redeem such Common Stock.

          (f) As used in this Agreement the following terms have the meanings indicated:

               (1) "Acquiring Person" shall mean any "Person" (hereinafter defined) who or which is the "Beneficial Owner" (hereinafter defined) of 25% or more of the Common Stock;

               (2) A "Person" shall mean any individual, firm, corporation or other entity and shall also include any syndicate or group deemed to be a "Person" by operation of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended;

               (3) A Person shall be a "Beneficial Owner", and shall have "Beneficial Ownership", of all securities:

                    (i) which such Person or any of its Affiliates (as hereinafter defined) beneficially owns, directly or indirectly; and

                    (ii) which such Person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or otherwise) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any proxy, power of attorney, voting trust, agreement, arrangement or understanding; and

               (4) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the regulations promulgated by the SEC under the Securities and Exchange Act of 1934, as amended.

     8.  Remedies.  Without limiting the foregoing or any remedies available to
         --------
FFC, it is specifically acknowledged that FFC would not have an adequate remedy at law for any breach of this Warrant Agreement and shall be entitled to specific performance of WNB's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.

     9.  Miscellaneous.
         -------------

          (a) The representations, warranties, and covenants of WNB set forth in the Merger Agreement are hereby incorporated by reference in and made a part of this Agreement, as if set forth in full herein.

          (b) This Agreement, the Warrant and the Merger Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all prior agreements, arrangements and understandings, whether written or oral, relating to the subject matter hereof and thereof. No amendment, supplement, modification, waiver, or termination of this Agreement shall be valid and binding unless executed in writing by both parties.

          (c) This Agreement shall be deemed to have been made in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.


                                    FULTON FINANCIAL CORPORATION


                                    By:
                                       --------------------------------
                                       Rufus A. Fulton, Jr., President
                                       and Chief Executive Officer


                                    Attest:
                                           ----------------------------
                                          William R. Colmery, Secretary



                                    THE WOODSTOWN NATIONAL BANK
                                    & TRUST COMPANY

                                    By:
                                       -------------------------------
                                         Ralph Homan, President


                                    Attest:
                                           ---------------------------
                                              ____________, Secretary

                                    WARRANT

                    to Purchase up to 358,200 Shares of the
                    Common Stock, Par Value $.22 Per Share,
                                      of

                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY


     This is to certify that, for value received, Fulton Financial Corporation ("FFC") or any permitted transferee (FFC or such transferee being hereinafter called the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from The Woodstown National Bank & Trust Company, a national banking association ("WNB"), at any time on or after the date hereof, an aggregate of up to 358,200 fully paid and non-assessable shares of common stock, par value $.22 per share (the "Common Stock"), of WNB at a price per share equal to $24.00, subject to adjustment as herein provided (the "Exercise Price").

     1.  Exercise of Warrant.  Subject to the provisions hereof and the
         -------------------
limitations set forth in Paragraph 2 of a Warrant Agreement of even date herewith by and between FFC and WNB (the "Warrant Agreement"), which Warrant Agreement was entered into simultaneously with a Merger Agreement of even date herewith between FFC and WNB (the "Merger Agreement"), this Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof. This Warrant shall be exercised by presentation and surrender hereof to WNB at the principal office of WNB, accompanied by (i) a written notice of exercise, (ii) payment to WNB, for the account of WNB, of the Exercise Price for the number of shares of Common Stock specified in such notice, and
(iii) a certificate of the Holder specifying the event or events which have occurred and entitle the Holder to exercise this Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

     Upon such presentation and surrender, WNB shall issue promptly (and within one business day if requested by the Holder) to the Holder or its assignee, transferee or designee the number of shares of Common Stock to which the Holder is entitled hereunder. WNB covenants and warrants that such shares of Common Stock, when so issued, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens and encumbrances.

     If this Warrant should be exercised in part only, WNB shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock issuable hereunder. Upon receipt by WNB of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of WNB may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. WNB shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder or its assignee, transferee or designee.

     2.  Reservation of Shares; Preservation of Rights of Holder.
         -------------------------------------------------------

     WNB shall at all times, while this Warrant is outstanding and unexercised, maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that this Warrant may be exercised without any additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. WNB further agrees that (i) it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or omission, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Warrant Agreement by WNB, (ii) it will promptly take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S)18a and the regulations promulgated thereunder and (B) in the event that, under the Bank Holding Company Act of 1956, as amended, the Change in Bank Control Act of 1978, as amended, or the National Bank Act, prior approval of the Board of Governors of the Federal Reserve System (the "Board") or the Office of the Comptroller of the Currency (the "OCC") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board or the OCC as the Board or the OCC may require) in order to permit the Holder to exercise this Warrant and WNB duly and effectively to issue shares of its Common Stock hereunder, and
(iii) it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

     3.   Fractional Shares.  WNB shall not be required to issue fractional
          -----------------
shares of Common Stock upon exercise of this Warrant but shall pay for any fractional shares in cash or by certified or official bank check at the Exercise Price.

     4.   Exchange or Loss of Warrant.  This Warrant is exchangeable, without
          ---------------------------
expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of WNB for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock issuable hereunder. The term "Warrant" as used herein includes any warrants for which this Warrant may be exchanged. Upon receipt by WNB of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, WNB will execute and deliver a new Warrant of like tenor and date.

     5.   Repurchase.  (A) From and after the date on which any event described
          ----------
in Paragraph 2 of the Warrant Agreement occurs, the Holder shall have the right to require WNB to repurchase all or any portion of this Warrant at the Warrant Repurchase Price (as defined in Paragraph 7(b) of the Warrant Agreement). The Holder's right to require WNB to repurchase this Warrant under this Paragraph 5 shall expire at the close of business on the 60th day following the occurrence of any event described in Paragraph 2 of the Warrant Agreement.

     (B) The Holder of this Warrant may exercise its right to require WNB to repurchase this Warrant or a portion thereof pursuant to this Paragraph 5 by surrendering for such purpose to WNB, at its principal office, within the 60 day period specified above, this Warrant accompanied by a written notice stating that the Holder elects to require WNB to repurchase this Warrant or a portion thereof in accordance with the provisions of this Paragraph 5. As promptly as practicable, and in any event within five business days after the surrender of this Warrant and the receipt of such notice relating thereto, WNB shall deliver or cause to be delivered to the Holder the Warrant Repurchase Price in immediately available funds therefor or the portion thereof which it is not then prohibited under applicable law and regulation from delivering to the Holder.

     (C) To the extent that WNB is prohibited under applicable law or regulation, or as a result of administrative or judicial action, from repurchasing the Warrant, WNB shall immediately so notify the Holder and thereafter deliver or cause to be delivered, from time to time to the Holder, the portion of the Warrant Repurchase Price which it is no longer prohibited from delivering, within five business days after the date on which WNB is no longer so prohibited; provided, however, that to the extent that WNB is at the
                      --------  -------
time and after the expiration of 25 months so prohibited from delivering the Warrant Repurchase Price in full (and WNB hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable), WNB shall deliver to the Holder a new Warrant (expiring one year after delivery) evidencing the right of the Holder to purchase that number of shares of Common Stock representing the portion of the Warrant which WNB is then so prohibited from repurchasing, and WNB shall have no further obligation to repurchase such new Warrant; and provided further, that upon receipt of such
                             --- -------- -------
notice and until five days thereafter the Holder may revoke its notice of repurchase of the Warrant by written notice to WNB at its principal office stating that the Holder elects to revoke its election to exercise its right to require WNB to repurchase the Warrant, whereupon WNB will promptly redeliver to the Holder the Warrant surrendered to WNB for purposes of such repurchase and WNB shall have no further obligation to repurchase such Warrant.

     6.  Adjustment.  The number of shares of Common Stock issuable upon the
         ----------
exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 6.

         (A)  Stock Dividends, etc.
              ---------------------

              (1)  Stock Dividends.  In case WNB shall pay or make a dividend
                   ---------------
or other distribution on any class of capital stock of WNB in Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

              (2)  Subdivisions.  In case outstanding shares of Common Stock
                   ------------
shall be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

              (3)  Reclassifications.  The reclassification of Common Stock into
                   -----------------
securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

              (4)  Optional Adjustments.  WNB may make such increases in the
                   --------------------
number of shares of Common Stock issuable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

              (5)  Adjustment to Exercise Price.  Whenever the number of shares
                   ----------------------------
of Common Stock issuable upon exercise of this Warrant is adjusted as provided in this Paragraph 6(A), the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock issuable prior to the adjustment and the denominator is equal to the number of shares of Common Stock issuable after the adjustment.

         (B)  Certain Sales of Common Stock.
              -----------------------------

              (1)  Adjustment to Shares Issuable.  If and whenever WNB sells
                   -----------------------------
or otherwise issues (other than under circumstances in which Paragraph 6(A) applies) any shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such sale or issuance and the numerator of which shall be the sum of such number of shares and the total number of shares constituting such sale or other issuance, such increase to become effective immediately after the opening of business on the day following such sale or issuance.

              (2)  Adjustment to Exercise Price.  If and whenever WNB sells or
                   ----------------------------
otherwise issues any shares of Common Stock (excluding any stock dividend or other issuance not for consideration to which Paragraph 6(A) applies) for a consideration per share which is less than the Exercise Price at the time of such sale or other issuance, then in each such case the Exercise Price shall be forthwith changed (but only if a reduction would result) to the price (calculated to the nearest cent) determined by dividing: (i) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the then effective Exercise Price, plus (bb) the total consideration, if any, received and deemed received by WNB upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

         (C)  Definition.  For purposes of this Paragraph 6, the term "Common
              ----------
Stock" shall include (1) any shares of WNB of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of WNB and which is not subject to redemption by WNB, and (2) any rights or options to subscribe for or to purchase shares of Common Stock or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable. For purposes of any adjustments made under Paragraph 6(A) or 6(B) as a result of the distribution, sale or other issuance of rights or options or Convertible Securities, the number of Shares of Common Stock outstanding after or as a result of the occurrence of events described in Paragraph 6(A)(1) or 6(B)(1) shall be calculated by assuming that all such rights, options or Convertible Securities have been exercised for the maximum number of shares issuable thereunder.

     7.  Notice.  (A)  Whenever the number of shares of Common Stock for which
         ------
this Warrant is exercisable is adjusted as provided in Paragraph 6, WNB shall promptly compute such adjustment and mail to the Holder a certificate, signed by the principal financial officer of WNB, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment having become effective.

         (B) Upon the occurrence of any event which results in the Holder having the right to require WNB to repurchase this Warrant, as provided in Paragraph 5, WNB shall promptly notify the Holder of such event; and WNB shall promptly compute the Warrant Repurchase Price and furnish to the Holder a certificate, signed by the principal financial officer of WNB, setting forth the Warrant Repurchase Price and the basis and computation thereof.

     8.   Rights of the Holder.  (A)  Without limiting the foregoing or any
          --------------------
remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provisions of this Warrant and shall be entitled to specific performance of WNB's obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person (as defined in Paragraph 7 of the Warrant Agreement) subject to, this Warrant.

          (B) The Holder shall not, by virtue of its status as Holder, be entitled to any rights of a shareholder in WNB.

     9.   Termination.  This Warrant and the rights conferred hereby shall
          -----------
terminate (i) upon the Effective Date of the merger provided for in the Merger Agreement, (ii) upon a valid termination of the Merger Agreement prior to the occurrence of an event described in Paragraph 2 of the Warrant Agreement, or
(iii) to the extent this Warrant has not previously been exercised, 60 days after the occurrence of an event described in Paragraph 2 of the Warrant Agreement.

     10.  Governing Law.  This Warrant shall be deemed to have been delivered
          -------------
in, and shall be governed by and interpreted in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

Dated:  September 30, 1996
                                       THE WOODSTOWN NATIONAL BANK
                                       & TRUST COMPANY


                                       By:
                                          --------------------------------------
--------------                              Ralph Homan, President


                                       Attest:
                                              ----------------------------------
--------------                                                    , Secretary
                                                ------------------
RLG/288672.1

                                   EXHIBIT D

                    STATUTE RELATING TO DISSENTERS' RIGHTS
                    --------------------------------------
                             (12 U.S.C. (S) 215a)

(b)  Dissenting shareholders

     If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)  Valuation of shares

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash;
(2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

     If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                   EXHIBIT E

                1995 AND 1994 ANNUAL REPORT TO SHAREHOLDERS OF
                  THE WOODSTOWN NATIONAL BANK & TRUST COMPANY
                  -------------------------------------------

                                                                       EXHIBIT E
                                                                       ---------

                           A N N U A L  R E P O R T




                            [ART WORK APPEARS HERE]





       [LOGO OF WOODSTOWN NATIONAL BANK AND TRUST COMPANY APPEARS HERE]

                 The landscape of banking is ever changing, as

                   evidenced by the number of consolidations

                     of regional and super-regional banks

                       this past year.  We have a sense

                            of comfort knowing that

                             our customers always

                                have access to

                               decision makers.


                            [ARTWORK APPEARS HERE]


C O N T E N T S


President's Message............................................................4

Management's Discussion and Analysis..........................................12

Selected Consolidated Financial Data..........................................18

Independent Auditor's Report..................................................19

Consolidated Financial Statements.............................................20

Notes to Consolidated Financial Statements....................................24

RELATIONSHIP BANKING
--------------------------------------------------------------------------------

[ART APPEARS HERE]

Profile The Woodstown National Bank and Trust Company is committed to creating value for its shareholders, customers and employees. The company focuses on relationship banking and takes pride being the friendliest, independently owned and operated hometown bank in the region. Woodstown National offers a wide variety of banking services. By offering customers a compelling value, based on superior pricing and service, and by delivering our products in a faster, friendlier and more personal manner, Woodstown National has charted a course of managed, profitable growth. We have consistently outperformed the majority of our peers. While we do not purport to be everything to everyone, our roots run deep and throughout the communities we serve. Small business owners and individuals alike appreciate being called by name and having quick access to decision makers. At Woodstown National we make sure that the personal touch is always a part of the relationship we have with our customers. Woodstown National, while possessing leading edge technology and products, understands that it's a friendly smile and firm handshake that creates a relationship that lasts a lifetime.

[ART APPEARS HERE]                                   [GRAPHIC APPEARS HERE]

STATISTICAL SUMMARY


---------------------------------------------------------------------------------------------
                                                                               Percent Change
(dollars in thousands, except per share data)           1995         1994       For The Year
---------------------------------------------------------------------------------------------

FOR THE YEAR


EARNINGS

Net interest income after provision
for credit losses                                     $  9,522     $  9,510            0.1

Other income                                             1,376        1,198           14.9

Operating expenses                                       5,910        5,923           (0.2)

Income before income tax expense                         4,988        4,785            4.2

Net income                                               3,287        3,153            4.2


PER SHARE

Earnings                                              $   1.83     $   1.75            4.6

Dividends paid                                            0.66         0.59           12.5

Book value                                               12.56        11.39           10.3


FINANCIAL RATIOS

Net interest margin                                       4.15%        4.63%

Return on average assets                                  1.35%        1.43%

Return on average equity                                 15.32%       16.28%


AT YEAR END

Investment securities                                 $ 53,658     $ 49,230            9.0

Loans (net)                                            172,205      158,793            8.4

Total assets                                           254,593      229,820           10.8

Total deposits                                         231,089      203,563           13.5

Shareholders' equity                                    22,602       20,503           10.2


LOAN PERFORMANCE

Loans past due and accruing                           $  4,619     $  2,795           65.3

Loans on non-accrual                                     2,528        3,461          (27.0)

Delinquency rate                                          4.10%        3.88%           5.7

Allowance coverage of non-performing loans               86.43%       68.94%          25.4

---
 2
---

[BAR GRAPH TOTAL ASSETS (in millions) APPEARS HERE]

[BAR GRAPH SHAREHOLDERS' EQUITY (in millions) APPEARS HERE]

[BAR GRAPH EARNINGS PER SHARE APPEARS HERE]

--------------------------------------------------------------------------------
SIGNIFICANT ACCOMPLISHMENTS



EARNINGS Increased for the fourth consecutive year to $3.29 million or $1.83 per share.


BALANCE SHEET       Set yet another record year-end high of $254.6 million
                    supported by a healthy capital base of $22.6 million.


LOAN GROWTH         Experienced the largest annual growth since 1990, reaching
                    $172.2 million in net loans at year-end.


DEPOSIT GROWTH      Increased deposits for the 22nd consecutive year, with this year's increase of $27.5 million representing the single largest annual increase in the Bank's history.


INDUSTRY RANKING    The Bank's return on assets of 1.35% is significantly above the national peer group of 1.19%.


CAPITAL STRENGTH    Woodstown National has maintained a 5 star rating from Bauer
                    Financial Services, supporting the fact that we are one of the strongest financial institutions in the nation.


                                                                             ---
                                                                              3
                                                                             ---

President's Message
--------------------------------------------------------------------------------

"Providing quality service and meeting the needs of our customers has always been a key ingredient to the success of our Bank"


TO OUR SHAREHOLDERS:

It is with pleasure that I report to you another year of strong operating results. While much of the region and economy was chugging along and taking a wait and see attitude in 1995, The Woodstown National Bank and Trust Company was forging ahead. The Bank set record levels in earnings, dividends paid, assets, deposits and shareholders' equity. The strength of our operations fosters public confidence, affording us the opportunity to attract new customers and to grow your bank in a profitable, well managed manner.

Providing quality service and meeting the needs of our customers has always been a key ingredient to the success of our Bank and 1995 was no exception. The Bank had a highly successful deposit gathering campaign in June, which coincided with the 75th anniversary of the opening of our first branch facility on June 28, 1920. "Advantage 55", a package of products and services designed for individuals age 55 and over was introduced to the public in April and has been accepted favorably. For the second consecutive year we have expanded our retail banking hours for our customers' convenience. As you can see from just these few highlights, Woodstown National is serious about meeting the needs of our customers.

Woodstown National's financial condition continued to strengthen in 1995. Helped by a reduction in the FDIC insurance premium assessment, which the banking industry felt was long overdue, net income increased for the fourth consecutive year. The following, highlight some of the other financial accomplishments made by the Bank in 1995:

---
 4
---

* Assets: Total assets increased 10.8% to $254.6 million. This represents the 22nd consecutive year in which assets have increased. The increase was funded by a $27.5 million increase in deposits, a $2.1 million increase in shareholders' equity, less a $5 million reduction in borrowed funds.

* Loans: Loans increased $13.4 million or 8.4% to $172.2 million. This year's increase was shared by almost all lending products of the Bank, from residential and commercial real estate loans to business and consumer lending.

* Asset Quality: Non-accrual loans and loans past due 90 days or more and still earning, represented 1.71% of net loans outstanding as of December 31, 1995, substantially down from 2.58% at December 31, 1994. Management continually assesses the quality of its assets. Maintaining a high quality of assets has always been one of the Bank's priorities. Management and the Board feel that the Bank's loan loss reserve at December 31, 1995 is adequate.

* Deposits: This year's deposit growth represented the largest annual increase in the Bank's history. Deposits stood at $231.1 million at year-end, representing a 13.5% or $27.5 million increase over 1994 year-end balance of $203.6 million. Deposit balances were up at all six branch locations and the number of accounts increased 5% over December 31, 1994 totals.

* Net Income: Net income increased 4.25% to $3.29 million, compared to $3.15 million in 1994. While we fell just short of last year's record net interest income, record earnings were achieved in 1995 by reducing total operating expenses and the provision for credit losses and increasing other income.

* Dividends: For the 24th consecutive year the Bank has increased the dividend paid to shareholders. Dividends declared and paid increased 12.5% from $.587 per share in 1994 to $.66

                                                                             ---
                                                                              5
                                                                             ---
  per share in 1995. Total dividends declared and paid in 1995 amounted to $1.188 million compared to $1.056 million declared and paid in 1994.

* Capital: Capital increased $2.1 million to an all time high of $22.6 million. This represents a 10.2% increase over total capital of $20.5 million at December 31, 1994. We are quite pleased that capital levels continue to increase significantly while at the same time increasing the dividend to net income payout ratio from 33.5% in 1994 to 36.1% in 1995.

                      [PICTURE OF DIRECTORS APPEARS HERE]

        Directors (l to r) top row: Richard O. Erdner, Ross Levitsky,
             James D. Hargrave, Samuel H. Jones, Jr., bottom row:
              Robert R. McHarness, Joseph E. Colson, Thomas Lail,
                             J. Michael Galvin, Jr.

The Woodstown National Bank and Trust Company believes firmly in a commitment to excellence. We will always attempt to hire the most qualified individuals to meet staffing needs. We seek individuals who possess excellent people skills, whether on the front line or in the back office, that understand the importance of being attentive and responsive to our customer's needs. We will always strive to explore and choose the most profitable lines of business to create more value for you our shareholder. And we will always go the extra mile to make sure that we meet our customer's expectations. At Woodstown National, excellence is not a buzz word, it's the manner in which we choose to do business daily.

---
 6
---

Our Bank family was deeply saddened by the recent passing of our Chairman, Robert B. Doble, Sr. Bob, began his tenure on the Board in 1972. His energy and enthusiasm for Woodstown National will be sorely missed.

For all of us at Woodstown National, we thank you for the support you have shown us by being a shareholder of our Bank. We pledge our best efforts in serving you well in the many years to come while still remaining your "friendly, independent, hometown, bank."

Sincerely,


/s/ Richard O. Erdner
Richard O. Erdner
President


                                                                             ---
                                                                              7
                                                                             ---

      "We've built this company by building relationships. Our customers appreciate being called by name."


Through good times and bad, for over seventy-five years, Woodstown National has been serving the financial needs of the areas businesses and individuals alike. Over the years, many of the region's community banks have been gobbled up by regional and super-regional institutions and have lost their identity. During that same period of time several of these larger banks have come into the area, only to close their doors and leave town. Nobody knows this market better than we do. We have had a long standing commitment to serve the financial needs of the region. Whether it's having access to cash 24 hours a day at one of our conveniently located ATM's, structuring a bridge loan to get from one settlement to the next or establishing a living trust to provide for those you cherish the most, Woodstown National is here for you and is here to stay.

RETAIL BANKING

                            [PICTURE APPEARS HERE]
          (l to r) Charles W. Sutton - Business Development Officer,
                    Ralph Homan - Chief Executive Officer,
               F. Steven Meddick, Sr. - Chief Financial Officer

One of the cornerstones of our operation is having a branch network which is easily accessible, with convenient hours. With branch locations in six communities in Salem and Southern Gloucester counties our presence is felt in much of the southwestern corner of the State. Our branch managers are experienced bankers who understand all aspects of banking and can structure a solution to any financial situation.

Woodstown National offers a wide variety of banking services. Our deposit products are extensive and when put in combination, can meet the needs of any individual or business in our market place. We have been a long time member of the MAC system, giving our customers instant access to cash

---
 8
---

                            [PICTURE APPEARS HERE]
       Branch managers (l to r) Lura Conner, Laura Boger, Ann McFadden,
                Mary Johnson, Penny Duffield,  Margaret Massey


nationwide, as well as, the ability to make purchases at any participating point of sale (POS) merchant. We underwrite and originate our own VISA and MASTERCARD credit cards, allowing us to give our customers very competitive terms. As a direct access member of the Federal Reserve System we provide national and international wire transfer capability, as well as, ACH deposits and withdrawals. These are just a few of the products and services we have to offer. Our customer service representatives are trained professionals armed with all the products and services necessary to make a banking relationship with us, one to last a lifetime.


SMALL BUSINESS SPECIALIST

We have established a reputation within the business community as a small business specialist. Working side by side with so many small businessmen and women over the years has given us a firm understanding of what it takes to run their companies. With that knowledge we have designed a unique package of banking services aimed specifically at serving the financial needs of small businesses in the region.

Choosing a bank is one of the most important decisions a small business will make. No matter how small or complex a financial problem may seem, Woodstown National can help. We look for ways to


                                                                             ---
                                                                              9
                                                                             ---

                            [PICTURE APPEARS HERE]
    Donald W. Davis - Trust Officer,  Dana L. Pratta - Branch Administrator

make loans to small businesses. Our loan specialists understand their marketplace and have the skills to help small businesses succeed and grow. Since loan decisions are made locally, our small business clients have their loans quickly.

TRUST SERVICES

The Woodstown National Bank and Trust Company has been offering trust services for over 70 years. There are a variety of ways in which we can represent a client. These include among others, acting in the capacity of custodian, investment manager, trustee and/or executor.

There are numerous benefits which come standard with all of our trust services. We take the necessary steps to protect against the physical loss of our clients securities. We are constantly in touch with our investment managers to insure the timely and proper execution of all security transactions. Our systems provide for the rapid collection and reinvestment of income, which is crucial in our philosophy of creating the most value possible for our clients. We also feel that it is just as critical that our customers have an accurate picture of what has transpired in their accounts. We provide this through accurate record keeping and the timely submission of understandable account statements and year-end tax information.

Our asset management services have been enhanced through the use of Asset Allocation-Portfolios. These are investment portfolios specifically structured to meet the financial objectives of our trust clients. For our institutional clients we offer cash management services in the form of a fully collateralized cash sweep program. The Collateralized Cash Manager is a daily cash sweep program that takes uninvested funds and puts them to work without jeopardizing the liquidity that is so important to daily operations.

----
 10
----

With our track record, years of experience and products, we feel we are uniquely qualified to meet all the trust service requirements of our community.

                            [PICTURE APPEARS HERE]
     Sandra Kay Battle - Loan Officer,  Donald C.Ulzheimer - Loan Officer

LENDING

Woodstown National Bank prides itself in offering its customers many types of loans. Both fixed rate Fannie Mae and ARM (Adjustable Rate Mortgages) are offered for the acquisition or refinance of 1-4 single family homes. All mortgages, whether sold or not, are always serviced by the Bank and not by an outside service agent.

The Bank has developed a niche in lending to builders and developers in the Salem and Gloucester County areas. In addition, we have become very proficient in lending to all types and sizes of businesses to meet their real estate, equipment and working capital needs.

On the consumer side of the portfolio we offer a variety of installment products such as automobile, personal and home improvement loans. More recently, the Bank has offered credit cards to both individuals and local retail merchants.


                                                                            ----
                                                                             11
                                                                            ----

------------
MANAGEMENT'S
DISCUSSION
AND ANALYSIS
OF FINANCIAL
CONDITION
AND
RESULTS OF
OPERATIONS
------------

Management's discussion and analysis of the Bank's financial condition and results of its operations analyzes various components of its consolidated balance sheet and income statement. This section should be read in conjunction with the Bank's consolidated financial statements and accompanying notes.

1995 OVERVIEW

The first 3 months of 1995 saw deposit rates rise significantly only to subside and in some cases finish lower by the end of the year. The reason for the escalation in rates during the first quarter was twofold. The local marketplace had not kept pace with the rapid increase in rates of alternative investments for depositors in 1994 and had to hurriedly increase rates in the last half of 1994 and first quarter of 1995 to stem the outflow of deposit funds. That in combination with a rather robust appetite for loan demand, brought on by some of the lowest rates in decades for borrowers, made it necessary to retain core deposits, which were more cost effective than other funding sources.

The Federal Reserve Board, while very active in raising the discount rate in 1994 as a tool to regulate the economy, raised it a half of one percent in February 1995 to 5.25%, where it remained at year-end. The entire treasury yield curve was between 5% and 6% for maturities of 3 months to 30 years at December 31, 1995. At December 31, 1994, a 3 year treasury note was trading at nearly 8% compared to 5.25% at December 31, 1995. The plummeting of treasury note rates in 1995 made bank rates much more attractive and provided the fuel necessary to set record levels in deposit growth at the Bank.

At year-end 1995 total assets were $254.6 million of which $172.2 million, or 68% were in net loans and $53.9 million or 21% were in investment securities to be held to maturity and short term money market instruments. In 1995 net loans increased $13.4 million while investment securities to be held to maturity and short term money market instruments increased $4.6 million. With

----
 12
----
respect to liabilities, deposits increased $27.5 million or 13.5% over the prior year with all the increase coming in time deposit categories. The Bank which is predominantly a seller of funds had no borrowed funds at December 31, 1995, compared to $5.0 million at the end of 1994.

AVERAGE BALANCES

The table below sets forth balance sheet items on a daily average basis for the years ended December 31, 1995, 1994 and 1993 and presents the daily average interest rates earned on assets and the daily average interest rates paid on liabilities for such periods.


WOODSTOWN NATIONAL BANK & SUBSIDIARY
AVERAGE BALANCES AND NET INTEREST INCOME

                                                                          Years Ended December 31,
                              ------------------------------------------------------------------------------------------------------

                                                 1995                         1994                         1993
                              ------------------------------------------------------------------------------------------------------

                              Average                Average    Average                 Average    Average                Average
(dollars in thousands)        Balance     Interest   Yld/Rate   Balance      Interest   Yld/Rate    Balance    Interest   Yld/Rate
------------------------------------------------------------------------------------------------------------------------------------

Interest earning assets:

  Loans (1)                     $167,748   $14,551       8.67%     $153,794   $13,043        8.48%   $146,961   $13,153       8.95%
  Securities to be held to
   maturity (2)                   50,784     2,754       5.42%       47,806     2,149        4.50%     42,502     1,764       4.15%
  Other (3)                       12,754       810       6.35%        8,687       379        4.36%     13,527       461       3.41%
------------------------------------------------------------------------------------------------------------------------------------

Total interest earning
 assets                         $231,286   $18,115       7.83%     $210,287   $15,571        7.40%   $202,990   $15,378       7.58%
------------------------------------------------------------------------------------------------------------------------------------

Interest bearing
 liabilities:

  Deposits:
  Savings, money market,
   NOW deposits                 $ 83,960   $ 2,912       3.47%     $ 80,163   $ 2,195        2.74%   $ 72,195   $ 2,848       3.94%
  Time certificates of deposit
   $100 & over                    24,791     1,419       5.72%       20,959       936        4.47%     22,830     1,116       4.89%
  Other time deposits (4)         73,587     4,056       5.51%       64,532     2,685        4.16%     67,767     2,276       3.36%
------------------------------------------------------------------------------------------------------------------------------------

                                 182,338     8,387       4.60%      165,654     5,816        3.51%    162,792     6,240       3.83%
  Borrowed funds                   1,888       116       6.14%          110         6        5.45%
------------------------------------------------------------------------------------------------------------------------------------

Total interest bearing
 liabilities                     184,226     8,503       4.62%      165,764     5,822        3.51%    162,792     6,240       3.83%
Non-interest bearing funds        47,060                             44,523                40,198
------------------------------------------------------------------------------------------------------------------------------------

Total sources to fund
 earning assets                 $231,286   $ 8,503       3.68%     $210,287   $ 5,822        2.77%   $202,990   $ 6,240       3.07%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income and
 margin                                    $ 9,612       4.15%                $ 9,749        4.63%              $ 9,138       4.51%
====================================================================================================================================

Other Balances:
  Cash & due from banks         $  7,430                           $  6,380                          $  5,353
  Other assets                     6,603                              6,152                             5,200
  Total assets                   243,109                            220,478                           211,530
  Non-interest bearing demand
   deposits                       36,257                             34,292                            30,137
  Other liabilities                1,166                              1,059                             1,052
  Shareholders' equity            21,460                             19,363                            17,549


(1) Average balance is net before taking into account the allowance for credit losses and includes loans on non-accrual.

(2) Includes treasury notes and bills, municipal securities, callable debentures and mortgage-backed securities.

(3) Includes principally fed funds sold, Federal Home Loan Bank stock and a money market mutual fund.

(4) Includes time certificates of deposit less than $100 and IRA deposits.

                                                                           ----
                                                                            13
                                                                           ----

During 1995 average interest earning assets totaled $231.3 million, an increase of $21 million or 10% over 1994. The rise in average interest earning assets occurred as a result of average loans increasing $14 million, average securities to be held to maturity increasing $3 million and average other interest-earning assets increasing $4 million compared to their respective average balances in the prior year. Total average interest bearing liabilities increased $18.5 million or 11.1% over 1994. The increase was shared by all deposit categories as well as borrowed funds. Average saving, money market and NOW deposits increased $3.8 million or 4.7% over the preceding year. Average time certificates of deposit of $100 thousand and over experienced a $3.8 million or 18.3% increase over average balances for 1994 and other time deposits showed the largest gain increasing $9.1 million or 14% over 1994 average balances. Average borrowed funds increased from $110 thousand in 1994 to $1.9 million in 1995. The increase in outstanding average balances of certificates of deposit and other time deposits reverses a trend which the Bank had experienced over the past several years when rates were generally falling. Certificates of deposit and other time deposits started to increase by the end of 1994 as certificate of deposit rates began to increase in the later part of the third quarter and throughout the fourth quarter of that year. The momentum carried into 1995 as evidenced by average monthly certificate of deposit balances increasing $16.9 million in December 1995 compared to December 1994.

NET INTEREST INCOME
AND NET INTEREST MARGIN

Net interest income for 1995 was $9.6 million, a decrease of $0.1 million or 1.0% compared to 1994. Interest income increased to $18.1 million in 1995 from $15.6 million in 1994, a change of $2.5 million or 16%. The substantial increase in interest income was due to a combination of both volume and rate. Average interest earning assets increased $21 million and the weighted average yield on earning assets increased 43 basis points from 1994 to 1995. Loans carried on non-accrual status had the effect of decreasing interest income on loans by (in thousands) $393 in 1995, $431 in 1994 and $355 in 1993. Interest expense for 1995 increased $2.7 million to $8.5 million from $5.8 million in 1994 or 46.6%. The cost of average interest bearing liabilities was 4.62%, an increase of 111 basis points from 3.51% in 1994. This is opposite from the reduction which was experienced from 1993 to 1994, when the weighted average cost of interest bearing liabilities decreased 32 basis points. The net interest margin (defined as net interest income as a percentage of average earning assets) was 4.15% in 1995 down from 4.63% in 1994 and 4.51% in 1993.

NON-INTEREST INCOME

For 1995, non-interest income totaled $1.38 million, an increase of $180 thousand or 16.7% from $1.2 million in 1994. Income from fiduciary (trust) activities decreased $18 thousand or 15% to $101 thousand in 1995. Other miscellaneous service charges and fees decreased $36 thousand from the prior year to $118 thousand. Service charges on deposit accounts increased $103 thousand or 15% to $792 thousand in 1995 compared to $689 thousand in 1994 and other income increased $129 thousand or 55% to $365 thousand in 1995 compared to $236 thousand in 1994. The majority of the increase in deposit account service charges is attributable to a $45 thousand increase in the collection of overdraft charges from the preceding year as well as a $20 thousand increase in fees generated from automated teller machine usage and a $28 thousand increase in additional checking account fees, as a result of increasing the number of demand deposit accounts during the year. The $129 thousand increase in other income was primarily the result of $24 thousand increase in third party credit card fees and a $92 thousand increase in miscellaneous income.

----
 14
----

NON-INTEREST EXPENSE

Non-interest expense totaled $5.9 million for 1995 remaining unchanged from 1994. Salaries and employee benefits increased $31 thousand or 1.05% for the current period, compared to the prior year. Occupancy and equipment expense stayed the same and stood at $0.8 million for both years ended December 31, 1995 and 1994. Other operating expense of $2.14 million for 1995 was down $50 thousand from 1994's other operating expense of $2.19 million. A reduction of $208 thousand in the FDIC insurance premium assessment, as well as, an $88 thousand decrease in loss on sale of loans, when combined with a net increase of $246 thousand in the balance of other operating expenses resulted in the $50 thousand decrease in other operating expense.

INCOME TAXES

During 1995 the Bank expensed $1.7 million in combined federal and state income taxes on pre-tax income of $4.99 million compared to $1.63 million of tax expense in 1994 on pre-tax income of $4.78 million. The Bank's effective income tax rates were 34.09% and 34.12% for the years ended December 31, 1995 and 1994, respectively.

RETURN ON AVERAGE ASSETS
AND AVERAGE EQUITY

Two industry measures of a bank's performance are its return on average assets
(ROAA) and return on average equity (ROAE). ROAA measures net income in relation to average assets and indicates the bank's ability to employ its resources profitably. For 1995 and 1994 the Bank's ROAA was 1.35% and 1.43% respectively, compared to banks nationwide with assets of $100-300 million which had on average, ROAA of 1.19% in 1995 and 1.12% in 1994. ROAE is determined by dividing net income by average shareholders' equity and indicates how effectively a bank can generate profits on the capital invested and accumulated by its shareholders. For 1995, the Bank's ROAE was 15.32% compared to 16.28% in 1994.

LOAN PORTFOLIO

The table below summarizes the Bank's loan portfolio as of December 31, for years 1995 through 1993.



                                                December 31,
                                   ----------------------------------
(in thousands)                          1995       1994        1993
---------------------------------------------------------------------
Mortgages

   Residential                        $ 92,195   $ 85,654    $ 84,807
   Residential construction              2,663      3,149       1,377
   Commercial                           51,317     48,274      42,350
   Agricultural                          2,233      1,191       1,161
                                      -------------------------------
                                       148,408    138,268     129,695
                                      -------------------------------
Other secured and unsecured
   Commercial                           14,652     12,090      11,782
   Agricultural                          1,071      1,071       1,317
   Consumer                             10,259      9,750       8,167
                                      -------------------------------
                                        25,982     22,911      21,266
                                      -------------------------------
Total loans                           $174,390   $161,179    $150,961
                                      ===============================

Loans on non-accrual                  $  2,528   $  3,461    $  2,540

Other real estate                          225        209         474
                                      -------------------------------
Total non-performing assets           $  2,753   $  3,670    $  3,014
                                      ===============================

Non-performing assets
as a percent of total assets              1.08%      1.60%       1.42%
                                      -------------------------------

The Bank has traditionally been an active provider of real estate loans to credit worthy borrowers in its primary trade area. At December 31, 1995, 85.1% of the loan portfolio was secured by real estate compared to 85.8% and 85.9% at December 31, 1994 and 1993, respectively. During 1995, loans before the effect of the allowance for possible credit losses, increased $13.2 million or 8.20% compared to increasing $10.2 million or 6.77% in 1994. Residential mortgage lending lead the way in 1995 accounting for nearly half of the loan portfolio's increase at $6.5 million from $85.7 million at December 31, 1994 to $92.2 million at December 31, 1995 or 7.58%. Lending on commercial real estate had been the primary contributor in the loan portfolio's increase in the prior year increasing $5.9 million in 1994.

                                                                            ----
                                                                             15
                                                                            ----

NON-PERFORMING LOANS AND ASSETS

Non-performing assets (non-performing loans and other real estate) at December 31, 1995 were $2.75 million or 1.08% of total assets compared to $3.67 million or 1.60% of total assets at December 31, 1994. Total non-accrual loans at December 31, 1995 were $2.53 million compared to $3.46 million a year ago. The Bank generally places a loan on non-accrual status and ceases to accrue interest when loan payment performance is deemed unsatisfactory or when management becomes aware of an event that may cause an impairment in the future repayment of a loan. Generally, loans 90 days or more delinquent are placed on non-accrual status, unless the loan is both well secured and in the process of collection. At December 31, 1995, loans past due 90 days or more and still accruing amounted to $391 thousand down from $634 thousand at December 31, 1994. Other real estate (ORE) at December 31, 1995 totaled $225 thousand compared to $209 thousand a year ago. The ORE total of $225 thousand consist of one single family residence, owned by the Bank. The property has been written down to its net realizable value. Management does not anticipate any material loss based on the current fair value of the property.


ALLOWANCE FOR CREDIT LOSSES

The following table presents, for the periods indicated,an analysis of the allowance for credit losses and other related data.



                                        Years Ended December 31,
                                       --------------------------
(in thousands)                           1995     1994     1993
-----------------------------------------------------------------

Balance at beginning of period          $2,386   $2,296   $1,893
Provisions charged
   to operating expenses                    90      239      472
                                       --------------------------
                                         2,476    2,535    2,365
                                       --------------------------

Recoveries of loans
 previously charged off:
 Consumer                                  114       61      144
 Commercial                                          10        1
 Real estate                                57        6       14
                                       --------------------------
                                           171       77      159
                                       --------------------------

Loans charged-off:
 Consumer                                   89       98      190
 Commercial
 Real estate                               373      128       38
                                       --------------------------
Total charged-off                          462      226      228
                                       --------------------------
Net charge-offs                           (291)    (149)     (69)
                                       --------------------------
Balance at end of period                $2,185   $2,386   $2,296
                                       ==========================
Net charge-offs as a percentage
 of average loans outstanding             0.17%    0.10%    0.05%
                                       --------------------------
Allowance for credit losses as a
 percentage of year-end loans             1.25%    1.48%    1.52%
                                       --------------------------
Allowance coverage
 of non-performing loans                 86.43%   68.94%   90.39%
                                       --------------------------


The allowance for credit losses is a reserve established through charges to earnings in the form of a provision for credit losses. Management has established an allowance for credit loss which it believes is adequate for estimated losses in its portfolio and contingent liabilities (primarily outstanding and unused loan commitments). Management evaluates the adequacy of the allowance quarterly and reviews its findings with the Board of Directors. Changes to

----
 16
----
the provision, if required, are made at that time for the up-coming quarter. Charge-offs occur when loans are deemed to be uncollectible. At December 31, 1995, the allowance totaled $2.19 million or 1.25% of total loans and provided coverage of 86% of non-performing loans.

INVESTMENT SECURITIES

The Bank's investment securities portfolio increased $4.43 million or 9% to $53.66 million during the year. All securities purchased are designated as securities to be held to maturity. The Bank does not purchase securities to trade nor has it made investment security purchases that would be available for sale. Management and the Board regularly review the Bank's investment strategy and may at some future date adopt policies to purchase securities that could be traded, as well as, purchase securities that would be available for sale.

DEPOSITS

Total deposits of the Bank increased $27.5 million or 13.52% to $231.1 million compared to deposit growth of $10.5 million or 5.46% in the previous year. The Bank is a deposit driven financial institution that looks to attract and retain core deposits as its basis for stable growth and profitability. Core deposits are all deposits other than certificates of deposit in excess of $100 thousand. At December 31, 1995 core deposits represented 88.8% of total deposits compared to 90.5% at December 31, 1994.

SHAREHOLDERS' EQUITY

At December 31, 1995, shareholders' equity totaled $22.6 million, up $2.1 million or 10.24% over shareholders' equity of $20.5 million at December 31, 1994. The increase was attributable to retained earnings increasing $3.29 million from 1995 net income and decreasing $1.19 million from dividends declared and paid in the current year. Shareholders' equity as a percent of total assets at December 31, 1995 and December 31, 1994 was 8.88% and 8.92%, respectively. The banking industry must meet certain risk-based capital standards established by bank regulatory authorities. These capital standards relate a bank's capital to the risk profile of its assets and commitments and provides a basis for which all banks are evaluated in terms of capital adequacy. The risk-based capital standards require all banks to have Tier 1 risk-based capital of at least 4% and total risk-based capital, including Tier 1 risk-based capital, of at least 8% of risk-adjusted assets. Tier 1 risk-based capital for the Bank includes common stock , capital surplus and retained earnings, reduced by unamortized premiums paid in the acquisition of deposits. The Bank's total risk-based capital, used in computing the total risk-based capital ratio, includes Tier 1 risk-based capital and a portion of the allowance for credit losses. The Bank's Tier 1 risk-based capital ratio at December 31, 1995 was 14.85% and its total risk-based capital ratio was 16.11%. These ratios define Woodstown National as a "well capitalized" bank.

                                                                            ----
                                                                             17
                                                                            ----

------------
    SELECTED
CONSOLIDATED
   FINANCIAL
        DATA
------------


WOODSTOWN NATIONAL BANK & SUBSIDIARY
(in thousands except per share data)                   Years Ended December 31,
                                  -----------------------------------------------------------------
                                     1995         1994           1993          1992          1991
                                  -----------------------------------------------------------------

INCOME STATEMENT DATA:
  Net interest income             $  9,612      $  9,749      $  9,138      $  8,730      $  7,513
  Provision for credit losses           90           239           472           676           899
  Non-interest income                1,376         1,198         1,158           944           808
  Non-interest expense               5,910         5,923         5,050         4,550         4,391
  Income before income taxes         4,988         4,785         4,774         4,448         3,031
  Effect of accounting change                                                   (131)
  Net income                         3,287         3,153         3,031         2,799         2,390

BALANCE SHEET DATA:
  Total assets                    $254,593      $229,820      $212,169      $207,659      $199,598
  Loans (net)                      172,205       158,793       148,665       141,141       143,047
  Securities held for investment    53,658        49,230        46,600        40,425        32,958
  Federal funds sold                10,310         5,400         3,045        13,465        10,205
  Deposits                         231,089       203,563       193,016       190,387       183,850
  Borrowed funds                                   5,000
  Shareholders' equity              22,602        20,503        18,406        16,395        14,586

PER SHARE DATA:
  Net income                      $   1.83      $   1.75      $   1.68      $   1.56      $   1.33
  Cash dividends                      0.66          0.59          0.57          0.55          0.52
  Book value                         12.56         11.39         10.22          9.11          8.10

SELECTED RATIOS:
  Performance
  Return on average assets            1.35%         1.43%         1.43%         1.38%         1.20%
  Return on average equity           15.32         16.28         17.27         17.62         17.24
  Net interest margin                 4.15          4.63          4.51          4.48          3.94
  Liquidity and Capital
  Average loans to average
    deposits                         76.74         76.92         76.17         76.05         77.51
  Dividend payout                    36.14         33.49         33.65         35.37         39.41
  Total risk-based capital           16.11         15.56         15.42         14.24         13.97
  Leverage                            8.73          8.72          8.68          7.97          7.25
  Asset Quality
  Non-performing loans
    to year-end loans                 1.45          2.15          1.68          1.83          0.68

  Non-performing assets
    to year-end assets                1.08          1.60          1.42          1.42          0.69

  Allowance for credit losses
    to year-end loans                 1.25          1.48          1.52          1.32          1.04

  Allowance for credit losses
    to non-performing loans          86.43         68.94         90.39         72.14        152.59

----
 18
----

---------------------------------------------------------------   INDEPENDENT
                                                                  AUDITOR'S
      [LETTERHEAD OF PETRONI & ASSOCIATES APPEARS HERE]           REPORT


                INDEPENDENT AUDITOR'S REPORT
                ----------------------------



The Board of Directors and Shareholders
The Woodstown National Bank and Trust Company
P.O. Box 248
Woodstown, NJ  08098

I have audited the accompanying consolidated statements of condition of The Woodstown National Bank and Trust Company and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodstown National Bank and Trust Company and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

Respectfully submitted,

PETRONI & ASSOCIATES


/s/ Nick L. Petroni
Nick L. Petroni
Certified Public Accountant

January 12, 1996

---------------------------------------------------------------

                                                                            ----
                                                                             19
                                                                            ----

------------
CONSOLIDATED
   FINANCIAL
  STATEMENTS
------------


THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31, 1995 AND 1994
(Thousands)

ASSETS                                                          1995        1994
                                                                ----        ----
Cash and due from banks                                     $  9,959    $  8,562

Money market mutual fund                                       1,249       1,104

Federal funds sold                                            10,310       5,400
                                                              ------       -----

Total cash and cash equivalents                               21,518      15,066

Investment securities:
   Held to maturity (market value of $53,040
   in 1995 and $47,034 in 1994)                               52,686      48,260

   Other (market value of $972 in 1995 and $970 in 1994)         972         970

Loans, net of allowance for credit losses
   of $2,185 in 1995 and $2,386 in 1994                      172,205     158,793

Accrued interest receivable                                    1,745       1,483

Properties and equipment, net                                  3,700       3,740

Other assets                                                   1,767       1,508
                                                             -------     -------
Total assets                                                $254,593    $229,820
                                                             =======     =======

LIABILITIES AND SHAREHOLDERS' EQUITY


LIABILITIES:

Demand deposits                                             $ 37,566    $ 38,479

Savings, money market, and NOW deposits                       90,047      79,978

Time certificates of deposit $100 and over                    25,946      19,373

Other time deposits                                           77,530      65,733
                                                             -------     -------

Total deposits                                               231,089     203,563

Other borrowed funds                                                       5,000

Accrued interest payable                                         735         543

Accrued expenses and other liabilities                           167         211
                                                             -------     -------
Total liabilities                                            231,991     209,317
                                                             -------     -------

SHAREHOLDERS' EQUITY:

Common stock, $.22 par value; 10,000 shares authorized;
   1,800 shares issued and outstanding                           400         400

Additional paid-in capital                                     1,200       1,200

Retained earnings                                             21,002      18,903
                                                             -------     -------
Total shareholders' equity                                    22,602      20,503
                                                             -------     -------
Total liabilities and shareholders' equity                  $254,593    $229,820
                                                             =======     =======

The accompanying notes are an integral part of these consolidated financial statements.

----
 20
----

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended DECEMBER 31, 1995 AND 1994
(Thousands, except per share amounts)

                                                         1995              1994
                                                       -------           -------
INTEREST INCOME:

  Interest and fees on loans                           $14,551           $13,043

  Interest on securities to be held to maturity          2,754             2,149

  Interest on federal funds sold                           686               268

  Other                                                    124               111
                                                       -------           -------
Total interest income                                   18,115            15,571
                                                       -------           -------

INTEREST EXPENSE:

  Interest on deposits                                   8,387             5,816

  Interest on other borrowed funds                         116                 6
                                                       -------           -------

Total interest expense                                   8,503             5,822
                                                       -------           -------

Net interest income                                      9,612             9,749

Provision for credit losses                                 90               239
                                                       -------           -------

Net interest income after provision for credit
 losses                                                  9,522             9,510
                                                       -------           -------

OTHER INCOME:

  Income from fiduciary activities                         101               119

  Service charges on deposit accounts                      792               689

  Other service charges and fees                           118               154

  Other income                                             365               236
                                                       -------           -------
Total other income                                       1,376             1,198
                                                       -------           -------

OPERATING EXPENSES:

  Salaries and employee benefits                         2,970             2,939

  Occupancy and equipment expense                          802               796

  Other operating expense                                2,138             2,188
                                                       -------           -------

Total operating expenses                                 5,910             5,923
                                                       -------           -------

Income before income tax expense                         4,988             4,785

Income tax expense                                       1,701             1,632
                                                       -------           -------

NET INCOME                                             $ 3,287           $ 3,153
                                                       =======           =======
Net income per share of common stock                     $1.83             $1.75
                                                       =======           =======
Average shares outstanding                               1,800             1,800
                                                       =======           =======


The accompanying notes are an integral part of these consolidated financial statements.

                                                                            ----
                                                                             21
                                                                            ----

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994
(Thousands)


                                            Additional                  Total
                                    Common   Paid-In        Retained  Shareholders'
                                     Stock   Capital        Earnings    Equity
                                    ------- ----------      --------  ------------
Balance at December 31, 1993           $400    $1,200        $16,806   $18,406

Net income for 1994                                            3,153     3,153

Cash dividends paid - $.587 per
 share                                                        (1,056)   (1,056)
                                      ------   -------       -------   -------
Balance at December 31, 1994            400     1,200         18,903    20,503

Net income for 1995                                            3,287     3,287

Cash dividends paid - $.66 per
 share                                                        (1,188)   (1,188)
                                      ------   -------       -------   -------

Balance at December 31, 1995           $400    $1,200        $21,002   $22,602
                                      ======   =======       =======   =======

The accompanying notes are an integral part of these consolidated financial statements.

----
 22
----

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
(Thousands)

                                                        1995             1994
                                                       -------         -------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                            $  3,287        $  3,153
                                                       -------         -------
Adjustments to reconcile net income to net
  cash provided by operating activities:

  Depreciation                                             378             361
  Amortization and accretion, net                           62             139
  Provision for credit losses                               90             239
  Deferred income taxes                                   (172)             91
  (Increase) decrease in interest receivable              (262)           (223)
  (Increase) decrease in other assets                       54            (475)
  (Increase) decrease in prepaid expense                     5             (99)
  Increase in interest payable                             192              38
  Increase in deferred income                               17              42
  Decrease in accrued expenses and other
    liabilities                                            (44)            (30)
  Purchase of investment real estate                      (125)
                                                       -------         -------

Total adjustments                                          195              83
                                                       -------         -------
Net cash provided by operating activities                3,482           3,236
                                                       -------         -------

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from maturities of securities to be
  held to maturity                                      23,833          25,604

Purchases of securities to be held to maturity         (28,321)        (28,346)

Purchase of other restricted securities                     (2)            (37)

Net increase in loans                                  (13,540)        (10,133)

Purchases of properties and equipment                     (338)           (980)
                                                       -------         -------

Net cash used in investing activities                  (18,368)        (13,892)
                                                       -------         -------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net increase in non-interest bearing demand,
  savings, NOW, and money market deposit accounts        9,156          11,623

Net increase (decrease) in time deposits                18,370          (1,076)

Net increase (decrease) in borrowed funds               (5,000)          5,000

Dividends paid                                          (1,188)         (1,056)
                                                       -------         -------

Net cash provided by financing activities               21,338          14,491
                                                       -------         -------

Net increase (decrease) in cash and equivalents          6,452           3,835

Cash and cash equivalents, January 1                    15,066          11,231
                                                       -------         -------

Cash and cash equivalents, December 31                $ 21,518        $ 15,066
                                                       =======         =======
Interest paid                                         $  8,310        $  5,784
                                                       =======         =======
Income taxes paid                                     $  1,896        $  1,591
                                                       =======         =======

The accompanying notes are an integral part of these consolidated financial statements.

                                                                            ----
                                                                             23
                                                                            ----

-------------
THE WOODSTOWN
NATIONAL BANK
    AND TRUST
  COMPANY AND
   SUBSIDIARY
     NOTES TO
 CONSOLIDATED
    FINANCIAL
   STATEMENTS
-------------

NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of The Woodstown National Bank and Trust Company and Subsidiary conform to generally accepted accounting principles and to general practices in the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

PRINCIPLES OF CONSOLIDATION: The accompanying consolidated financial statements include the accounts of The Woodstown National Bank and Trust Company and its wholly owned subsidiary Woodstown Investment Company, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

NATURE OF OPERATIONS: The Woodstown National Bank and Trust Company operates under a national bank charter and provides full banking services, including trust services. As a national bank, the Bank is subject to regulation of the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by The Woodstown National Bank and Trust Company is the south western region of New Jersey and services are provided at 6 branches located in Salem and Gloucester Counties.

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS: For purpose of presentation in the Statement of Cash Flows, the Bank considers cash and cash equivalents to include cash on hand, amounts due from banks, investments in money market mutual funds and federal funds sold, since their maturities are generally one business day.

INVESTMENTS IN SECURITIES:
SECURITIES TO BE HELD TO MATURITY: Bonds, notes and debentures for which the Bank has the positive ability and intent to hold to maturity are reported at cost adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity. Securities reported in the held to maturity category include U. S. Treasury Notes, U. S. Government and agencies, and municipal obligations.

Other securities include stock in the Federal Reserve Bank and the Federal Home Loan Bank.

LOANS HELD FOR SALE: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

LOANS: Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, net of unearned discount, allowance for credit losses, and unearned loan fees. Unearned discounts on discounted loans are recognized as income over the term of the loans using a method that approximates the interest method. For all other loans, interest is accrued daily on the outstanding balances.

Loan origination fees are deferred and amortized as an adjustment of the yield on the related loans.

Loans are generally placed on non-accrual status when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

ALLOWANCE FOR CREDIT LOSSES: The allowance is maintained at a level which, in management's judgment, is adequate to absorb probable losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. The allowance is increased by provisions for loan losses and recoveries on loans previously charged off and reduced by charge-offs of loans deemed uncollectible.

FORECLOSED REAL ESTATE: Real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value less costs to sell at the date of foreclosure. At the date of acquisition, losses are charged to the allowance for loan losses. Subsequent write downs are charged to expense in the period they are incurred.

PROPERTIES AND EQUIPMENT: Depreciation is provided over the estimated useful
lives of the respective assets computed by the straight-line method.   Land is
carried at cost. Bank premises, furniture and equipment are recorded at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to operations, and the expenditures for major replacements and betterments are added to the property and equipment accounts. The cost and accumulated depreciation of the property and equipment retired or sold are eliminated from the property accounts at the time of retirement or sale and the resulting gain or loss is reflected in current operations.

OTHER ASSETS: A core deposit premium intangible acquired during 1994 is being amortized on the straight line basis over seven years. The carrying amount included in other assets at December 31, 1995 and 1994 (in thousands) is $390 and $460, respectively, and amortization expense for 1995 and 1994 amounted to $70 and $29, respectively.

INCOME TAXES: Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for credit losses, accumulated depreciation, and deferred loan fees. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

EMPLOYEE BENEFITS: The Bank has a 401(k) retirement savings plan, covering substantially all employees. To be eligible, an employee must be 21 years of age and have completed one participation year of service. Eligible employees may elect to defer from 1% to 16% of compensation. The Bank is required to make a contribution equal to 100% of the first 6% of employee contributions.

A nonqualified deferred compensation plan was adopted for key employees. Eligible employees elect to reduce irrevocably his or her compensation not yet earned for the following calendar year.

A nonqualified salary continuation agreement was also adopted for the benefit of key employees. The Board of Directors, at its discretion, may make annual contributions of 1.1 percent of annual pretax profits to fund the plan.

The Bank had elected a partial self-funding of employee medical insurance. The Bank could have paid (in thousands) the first $10 for each employee and family member covered with a group maximum

----
 24
----
of approximately $325. Costs in excess of this amount were covered by an excess loss reinsurance contract. During 1994, the self-funding plan was terminated. Management does not anticipate any loss contingency as a result of this termination.

The Board entered into a contract with certain employees for a severance pay plan. There is no obligation by the Bank for any payments under this plan unless certain events occur as defined in the plan agreement. No liability has been recorded as a result of this contract.

NET INCOME PER SHARE OF COMMON STOCK: Net income per share of common stock is calculated on the weighted average number of shares outstanding during the period after giving retroactive effect of stock dividends and stock splits. During 1994, the shareholders approved a 3 for 1 stock split increasing the number of shares issued and outstanding from (in thousands) 600 to 1,800. The average number of shares outstanding have been retroactively restated for all periods presented to reflect this change.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The following methods and assumptions were used to estimate the fair value of financial instruments:

 . CASH AND SHORT-TERM INSTRUMENTS: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

 . SECURITIES TO BE HELD TO MATURITY: Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. It is the Bank's policy to hold investments until maturity.

 . OTHER SECURITIES: The carrying values of restricted equity securities approximate fair values.

 . LOANS RECEIVABLE: Fair value of homogeneous categories of residential mortgages and consumer loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

 . DEPOSIT LIABILITIES: Fair value of demand deposits, savings accounts, and NOW accounts is defined as the amount payable on demand at the reporting date. The fair value for certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

 . SHORT-TERM BORROWINGS: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values.

 . ACCRUED INTEREST: The carrying amounts of accrued interest approximate their fair values.

TRUST DEPARTMENT: Property (other than cash deposits) held by the Bank in a fiduciary or agency capacity for its customers is not included in the accompanying consolidated statement of condition, since such amounts are not assets of the Bank. Trust fees are recorded by the Bank on the accrual basis.

ADVERTISING COSTS: The Bank charges expenditures for advertising costs to income as incurred. Advertising expense amounted to (in thousands) $153 and $143 during 1995 and 1994, respectively.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS: In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

NOTE 2:  INVESTMENT SECURITIES

Investment securities are carried at amortized cost. The amortized cost and estimated market value of the investment securities are as follows (in thousands):

                                              Gross          Gross
                              Amortized    Unrealized     Unrealized    Estimated
                                 Cost         Gains         Losses     Market Value
                              ---------     ----------    ----------   ------------
Securities to be
  held to maturity:

December 31, 1995

U.S. treasuries                 $38,839         $  416        $    6        $39,249

U.S. government
  agencies securities             3,508             22                        3,530

Mortgage-backed
  securities                      5,721                           76          5,645

State and municipal
  obligations                     4,618              1             3          4,616
                                -------         ------        ------        -------
                                 52,686            439            85         53,040

Other securities                    972                                         972
                                -------         ------        ------        -------
Total investment
  securities                    $53,658         $  439        $   85        $54,012
                                =======         ======        ======        =======

                                              Gross         Gross
                              Amortized     Unrealized    Unrealized    Estimated
                                Cost          Gains         Losses     Market Value
                              ---------     ----------    ----------   ------------
Securities to be
  held to maturity:

December 31, 1994

U. S. treasuries                $30,749        $    13       $ 1,122        $29,640

Morgage-backed
  securities                      6,373                          604          5,769

State and municipal
  obligations                    11,138              2           119         11,021
                                -------         ------        ------        -------
                                 48,260             15         1,845         46,430
Other securities                    970                                         970
                                -------         ------        ------        -------
Total investment
  securities                    $49,230        $    15       $ 1,845        $47,400
                                =======         ======       =======        =======

The amortized cost and estimated market value of debt securities at December 31, 1995 and 1994, by contractual maturity, follow. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                        1995                        1994
                              --------------------------  --------------------------
                              Amortized      Estimated    Amortized     Estimated
                                Cost        Market Value    Cost        Market Value
                              -----------   ------------  -----------   ------------

Due in one year
  or less                         $21,404        $21,500      $21,674        $21,474

Due after one year
  through five years               30,482         30,740       19,313         18,891

Due from five to
  ten years                           800            800        7,273          6,669
                                  -------         ------      -------        -------
                                   52,686         53,040       48,260         47,034

Federal Reserve Bank
  stock                                48             48           48             48

Federal Home Loan
  Bank-NY stock                       924            924          922            922
                                  -------         ------      -------        -------
                                  $53,658        $54,012      $49,230        $48,004
                                  =======         ======      =======        =======

The Bank did not realize any gains or losses on securities for December 31, 1995 and 1994.

                                                                            ----
                                                                             25
                                                                            ----

Investment securities with a carrying value of $29,548 and $16,510 at December 31, 1995 and 1994,respectively, were pledged to secure public deposits, qualify for fiduciary powers and for other purposes required or permitted by law. Approximate market value of pledged securities at December 31, 1995 and 1994 was $29,687 and $16,221, respectively.

NOTE 3: LOANS
Major classifications of loans in the consolidated balance sheet at December 31 are summarized as follows (in thousands):

                                                           1995         1994
                                                          ------       ------
Residential real estate                                $ 90,228       $ 86,046

Commercial real estate                                   53,862         49,608

Agricultural                                              2,082          1,071

Commercial                                               13,771         12,090

Real estate construction                                  3,914          3,185

Consumer loans                                           11,139          9,767
                                                       --------        -------
                                                        174,996        161,767

Net deferred loan fees                                     (606)          (588)

Allowance for credit losses                              (2,185)        (2,386)
                                                       --------       --------
Loans, net                                             $172,205       $158,793
                                                       ========       ========

An analysis of the change in the allowance for credit losses follows:

                                                          1995           1994
                                                          -----         ------
Balance January 1                                      $  2,386       $  2,296

Provision for credit losses                                  90            239

Credits charged off                                        (462)          (226)

Recoveries                                                  171             77
                                                       --------       --------
Balance December 31                                    $  2,185       $  2,386
                                                       ========       ========

Loans past due 90 days or more and still earning totaled $391 and $634 at December 31, 1995 and 1994, respectively. Non-accruing loans (principally real estate loans) totaled $2,528 and $3,461 at December 31, 1995 and 1994, respectively, which had the effect of reducing income $393 and $431, and earnings per common share $.22 and $.24, respectively.

Impairment of loans having recorded investments of $1,237 and $1,882 at December 31, 1995 and 1994, respectively, has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 1995 and 1994 was $1,577 and $1,886, respectively. The total allowance for loan losses related to these loans was $384 at December 31, 1995 and $650 at December 31, 1994. Loans having carrying values of $356 and $113 were transferred to foreclosed real estate in 1995 and 1994, respectively.


NOTE 4:  LOAN SERVICING

The Bank has retained servicing rights in certain mortgage loans sold to the Federal National Mortgage Association (Fannie Mae). These loans are not included in the accompanying consolidated balance sheets. The unpaid principal balances of those loans totaled (in thousands) $6,978 and $4,116 at December 31, 1995 and 1994, respectively.


NOTE 5:  PROPERTIES AND EQUIPMENT

Components of properties and equipment at December 31 were as follows (in thousands):

                                                           1995         1994
                                                          ------       ------
Land                                                     $  409         $  304

Bank premises                                             3,280          3,295

Equipment, furniture and fixtures                         2,248          2,190

Construction in process                                     191
                                                         ------         ------
Total cost                                                6,128          5,789

Less: Accumulated depreciation                            2,428          2,049
                                                         ------         ------
Net book value                                           $3,700         $3,740
                                                         ======         ======

During 1995, the Bank acquired for a contract sales price of $100, in an arms-length transaction, land adjacent to one of its branch banks from an organization whose principals included a Director of the bank. This transaction is included under land in the above schedule of components of properties and equipment at December 31, 1995.

Depreciation expense amounted to $378 in 1995 and $361 in 1994.


NOTE 6:  FORECLOSED REAL ESTATE

The balance of other real estate owned acquired through foreclosure in settlement of loans is included in other assets and totaled at December 31, 1995 and 1994 (in thousands) $225 and $209, respectively. Loss on foreclosed real estate includes net expense of $13 and $28 in 1995 and 1994, respectively.


NOTE 7:  DEPOSITS

The following is a maturity distribution of time deposits in denomination of (in thousands) $100 or more at December 31 :

                                                           1995         1994
                                                          ------       ------
Three months or less                                    $ 7,397         $7,142
Over three months through twelve months                  11,050          8,028
Over one year through five years                          7,499          4,203
                                                        -------        -------
                                                        $25,946        $19,373
                                                        =======        =======


NOTE 8:  SHORT-TERM BORROWINGS

A line of credit in the amount of (in thousands) $11,491 was established April 25, 1995 with the Federal Home Loan Bank of NY and expires in one year. This credit line is subject to the terms and conditions of the Bank's overnight advance program as detailed in the following paragraph. Pricing of the credit line may fluctuate during the year based on existing market conditions and demand for credit.

The Bank had no outstanding advances at December 31, 1995, and outstanding advances of $5,000 at December 31, 1994. Advances matured January 30, 1995 and carried an interest rate of 6.15%. A security interest in certain collateral with a carrying value at least equal to advances has been made in accordance with the terms of the advances, collateral pledge, and security agreement entered into with FHLB-NY. Federal Home Loan Bank stock required to be held by the Bank had a carrying amount of $924 and $922 at December 31, 1995 and 1994, respectively.

----
 26
----

NOTE 9:  INCOME TAXES

The consolidated provision for income taxes for 1995 and 1994 consisted of the following at December 31, (in thousands):

                                                           1995         1994
                                                          ------       ------
Current tax expense

  Federal                                                $1,628         $1,337

  State                                                     245            204
                                                        -------        -------
   Total current                                          1,873          1,541
                                                        -------        -------
Deferred taxes
  Federal                                                 ( 135)            68

  State                                                  (   37)            23
                                                        -------        -------
   Total deferred                                         ( 172)            91
                                                        -------        -------
Net tax expense                                          $1,701         $1,632
                                                        =======        =======

The provision for federal and state income taxes differs from that computed by applying the federal and state statutory rates to income before income tax expense, as indicated in the following analysis:

                                            1995                       1994
                                --------------------------  -------------------------
                                 Amount        Percentage    Amount       Percentage
                                --------     -------------  --------     ------------
Expected tax provision
  at the statutory rate         $ 2,145       43.000         $ 2,057         43.000

Effect of tax-exempt
  income                         (   85)      (1.707)          ( 156)        (3.261)

Income of subsidiary-
  federal taxable                (  236)      (4.736)          ( 181)        (3.783)

Other net                        (  123)      (2.463)         (   88)        (1.839)
                                --------     --------        --------       --------
                                 $1,701       34.094         $ 1,632         34.117
                                ========     ========        ========       ========

Deferred tax liabilities have been provided for taxable temporary differences related to depreciation. Deferred tax assets have been provided for deductible temporary differences related to the allowance for credit losses and deferred loan origination fees. The deferred tax asset valuation allowance relates to the allowance for credit losses which management believes will not be realized due to the disparity between the regulatory required provision and the Bank's experience of the actual amounts charged to the allowance.

The net deferred tax assets included in other assets in the accompanying consolidated statements of condition include the following components at December 31,:

                                                           1995         1994
                                                          ------       ------
Federal and State

Deferred tax liabilities                                 $ (163)        $ (159)

Deferred tax assets                                       1,397          1,273

Deferred tax assets valuation allowance                    (442)          (494)
                                                         -------        -------
Net deferred tax assets                                  $  792         $  620
                                                         =======        =======

NOTE 10:  TRANSACTIONS WITH RELATED PARTIES

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Total loans and commitments to these persons and firms was (in thousands) $4,910 and $4,207 at December 31, 1995 and 1994, respectively.

The Bank entered into a participation loan agreement with a Director of the Bank. The participation sold constituted an assignment, without recourse to the Bank, of an undivided 41.2% interest in the Bank's right, title and interest in the outstanding loan. The outstanding participation loan balance at December 31, 1995 and 1994 amounted to $569 and $601, respectively. Also see Note 5:
Properties and Equipment for additional information regarding related party transactions.


NOTE 11:  RETIREMENT PLANS

The Bank charged pension expense (in thousands) $117 and $108 for contributions to the 401(k) retirement savings plan in 1995 and 1994, respectively, and none and $8 in 1995 and 1994, respectively, to the key employees salary continuation retirement plan.


NOTE 12:  CONTINGENT LIABILITIES AND COMMITMENTS

The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest-rate risk and liquidity risk. These commitments and contingent liabilities are described in Note 8: Short-Term Borrowings and Note 16: Financial Instruments. The Bank and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.


NOTE 13:  REGULATORY MATTERS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends that the Bank could have declared without the approval of the Comptroller of the Currency, amounted to approximately (in thousands) $7,395 in 1995 and $6,973 in 1994. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets as defined by the banking regulators. At December 31, 1995 and 1994, the Bank was required to have minimum Tier I and Total Capital ratios of 4% and 8%, respectively. The Bank's actual ratios at those dates were 14.85% and 16.11% for 1995 and 14.30% and 15.56% for 1994, respectively. In addition, the Bank maintained a leverage capital ratio of 8.73% and 8.72% at December 31, 1995 and 1994, respectively, which exceeded the minimum required by regulation.


NOTE 14:  CONCENTRATIONS OF CREDIT RISK

Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to creditworthy borrowers, although credit losses are expected to occur because of subjective factors and factors beyond the control of the

                                                                            ----
                                                                             27
                                                                            ----

Bank. The concentrations of credit by type of loan are set forth in Note 3.
In addition, the Bank is a community bank and, as such, is mandated by the Community Reinvestment Act and other regulations to conduct most of its lending activities within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

At December 31, 1995, the Bank's cash included two correspondent bank checking accounts aggregating (in thousands) $2,011 in excess of the Federal Deposit Insurance Corporation limit of $100 per institution.


NOTE 15:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1995, varies from 0% to 100%; the average amount collateralized was 61.4%.

The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1995 or 1994.


A summary of the Bank's commitments at December 31, 1995 is as follows:

                                                       Contract or
                                                     Notional Amounts
                                                     ----------------
Commitments to extend credit                             $27,483

Credit card arrangements                                     924

Standby letters of credit                                  1,839
                                                         -------
Total commitments                                        $30,246
                                                         =======

NOTE 16:  FAIR VALUES OF FINANCIAL INSTRUMENTS

FINANCIAL INSTRUMENTS:
The estimated fair values of the Bank's financial instruments at December 31, are as follows (in thousands):

                                          1995                   1994
                                   ------------------   -------------------
                                   Carrying     Fair     Carrying     Fair
                                    Amount      Value     Amount      Value
                                   --------    ------   ---------    ------
Financial assets:
  Cash and cash
    equivalents                    $ 21,518   $ 21,518   $ 15,066   $ 15,066

  Securities to be
    held to maturity                 52,686     53,040     48,260     47,034

  Other securities                      972        972        970        970

  Adjustable residential
    real estate loans                91,990     95,894     88,068     88,227

  Fixed rate
    real estate loans                17,258     18,094     15,952     14,765

  Consumer
    installment loans                16,240     16,294     15,944     15,867

  Commercial and
    other loans                      48,902     48,902     41,215     41,215

  Allowance for
    credit losses                    (2,185)    (2,185)    (2,386)    (2,386)

  Accrued interest
    receivable                        1,744      1,744      1,483      1,483

Financial liabilities:
  Deposits                          231,089    230,694    203,563    203,768

  Accrued interest
    payable                             735        735        543        543

  Short-term borrowings                                     5,000      5,000

It is not practical to estimate the market values of commercial and certain other loans that are carried at amounts due from borrowers, reduced by appropriate allowances for collectibility. There are no quoted market prices for loans of these types and the Bank does not have available resources to estimate fair values based on estimated cash flows of the individual loans. The approximate average effective interest rate for these loans was 9.52% and 8.94% at December 31, 1995 and 1994, respectively. Maturities range from on demand to 23 years at December 31, 1995.

NOTE 17:  RECLASSIFICATIONS

Certain items have been reclassified for 1994 to conform with the 1995 presentation. Such reclassifications had no effect on net earnings or shareholders' equity as previously reported.

----
 28
----

HEADQUARTERS
The Woodstown National Bank
and Trust Company
1 South Main Street
Woodstown, NJ 08098-0248


ANNUAL
SHAREHOLDERS' MEETING
Woodstown National's annual
shareholders' meeting will be held
on Tuesday, April 16, 1996 at 11:00 a.m.
at the Salem County Sportmen's Club,
Carneys Point, New Jersey


DIRECTORS

Joseph E. Colson
Insurance Broker

*Richard O. Erdner, President
President
Erdner Bros., Inc.

J. Michael Galvin, Jr.
President & CEO
The Memorial Hospital
of Salem County, Inc.

James D. Hargrave
CPA

Samuel H. Jones, Jr., SVP
President/Owner
SJ Transportation Co.

Thomas Lail
Real Estate Developer

Ross Levitsky
Attorney

Robert R. McHarness, CPA
Director
Farmers Mutual Insurance Co.

In Memoriam
Robert B. Doble Sr., Chairman


OFFICERS

Ralph Homan, SVP
Chief Executive Officer

Sandra Kay Battle, SVP
Cashier/Loan Officer

F. Steven Meddick, Sr., SVP
Chief Financial Officer

Charles W. Sutton, SVP
Marketing/Business Development Director

Donald C. Ulzheimer, SVP
Loan Officer

Lura M. Conner, VP
Branch Manager

Donald W. Davis, VP
Trust Officer

Helen H. Sickler, VP
Investment Officer

Carole R. Battle, AVP
Loan Officer

Laura L. Boger, AVP
Branch Manager

Penny M. Duffield, AVP
Branch Manager

Sharon H. Eastlack, AVP
Asst. Trust Officer

Christina Humphreys, AVP
CRA/Loan Officer

Mary H.A. Johnson, AVP
Branch Manager

Ann M. McFadden, AVP
Branch Manager

Margaret A. Massey, AVP
Branch Manager

Lois H. Nelson, AVP
Operations Manager

Dana L. Pratta, AVP
Branch Administrator

Brian K. Timberman, AVP
Loan Officer

David A. Wagner, AVP
General Auditor

Ruth A. Williams, AVP
Data Processing Manager


BANKING FACILITIES

MAIN OFFICE
1 South Main Street
Woodstown, NJ 08098
Phone (609) 769-0040
Fax   (609) 769-2395

ALLOWAY
48 South Greenwich Street
Alloway, NJ 08001
Phone (609) 935-5300
Fax   (609) 935-5527

SHARPTOWN
837 Route 40
Pilesgrove, NJ 08098
Phone (609) 769-3300
Fax   (609) 769-2225

SWEDESBORO
278 Kings Highway
Swedesboro, NJ 08085
Phone (609) 467-0505
Fax   (609) 467-1930

MANNINGTON
125 Salem-Woodstown Rd.
Salem, NJ 08079
Phone (609) 935-6200
Fax   (609) 935-6116

BECKETT
22 Village Center Drive
Swedesboro, NJ 08085
Phone (609) 467-3400
Fax   (609) 467-5587


BANK BY PHONE
1-800-899-6639


BANKING HOURS

MONDAY & TUESDAY
Lobby           9-3
Drive-in     8:30-4

WEDNESDAY
Lobby           9-3
Drive-in     8:30-5

THURSDAY
Lobby           9-6
Drive-in     8:30-6

FRIDAY
Lobby           9-7
Drive-in     8:30-7

SATURDAY
Lobby          9-11
Drive-in    8:30-11

                              1994 Annual Report

                                                              75 Years
                                                             OF SERVICE

                                                              1920-1994

                                   Woodstown
                                 National Bank
                               AND TRUST COMPANY

                                    MISSION

         The Mission of The Woodstown National Bank & Trust Company is to be a progressive, quality driven, independent, community bank.

        Over time our community may change as we look for opportunities to grow and expand; but it shall always be our purpose and mission to remain an independent entity.

           We will strive to provide consistent profits and growth.

           We will strive to maximize shareholders return and value.

      We will take advantage of the strong reputation which the Bank has established, through safety of deposits and a strong capital base.

                       We will be motivated by the needs
                              of our customers and
                                 our community.

                            [ARTWORK APPEARS HERE]

                                   CONTENTS



              President's Message                                 2

              Management's Discussion and Analysis                6

              Selected Consolidated Financial Data               10

              Independent Auditor's Report                       11

              Consolidated Financial Statements                  12

              Notes to Consolidated Financial Statements         16

                                  COMMITMENT

     Opening its doors for business in 1920, The Woodstown National Bank and Trust Company has always been committed to serving the banking needs of the region. From its beginnings of renting storefront space in the Woodstown Opera House to its current branch network serving Salem and southern Gloucester Counties, Woodstown National has been a strong and dependable partner in its role as financial intermediary by facilitating both investment opportunity and capital access in the area.

Pictured below is an early morning sunrise emerging over one of our area's greatest natural resources; the Mannington Marsh. We are extremely fortunate to have this treasure in our backyard for all to enjoy. It's quiet strength and natural beauty is symbolic of so much of the region in which we live, work and play.

Much like a new day dawning over the Mannington Marsh, Woodstown National stands poised and ready to meet the area's financial needs of the day. From its modest beginnings to its current financial strength Woodstown National has answered the banking needs of its customers for 75 years. We have the products and services for business and consumer alike and the technology to meet the future banking needs of the region. Those of us at Woodstown National stand ready to serve you.


                            [PICTURE APPEARS HERE]

                              PRESIDENT'S MESSAGE


TO OUR SHAREHOLDERS:

A YEAR OF GROWTH

It is with pleasure and pride that I report to you the results of the Bank's operations for 1994. A year which was punctuated by the word "growth". Growth not only in the dollar amount of assets, deposits and loans but in the number of branches and employees of the Bank. Growth not only in capital, net income and the number of shares outstanding but in the book value per share and the dividend pay-out as well. Growth not only in the number of deposit and loan accounts but also growth in our community outreach program by increasing the number of business development calls made by directors and officers. The Bank embarked on a mission of planned growth in 1994 and met or surpassed most of its goals and objectives.

FINANCIAL STRENGTH

The financial condition of the Bank continued to strengthen in 1994. The acquisition of the Beckett branch and the opening of the Mannington branch fueled the Banks asset growth and accounted for nearly all of its deposit growth. In addition, 1994 saw record earnings and increased capital as well as a three for one stock split. During 1994 Woodstown National achieved the following financial results:

     . Assets: Total assets increased 8% to $229.8 million. This represented a year-end record high in assets and was funded by a $10.5 million increase in deposits, borrowed funds of $5.0 million and a healthy increase of $2.1 million in retained earnings.

     . Loans: Loans increased $10.1 million or 6.8% to $158.8 million. The residential refinancing frenzy of 1993 waned in 1994. Most of the loan increase in the current year was attributable to commercial real estate and business lending, as those in business felt relatively comfortable with the low rate of inflation, borrowing terms and the prospects for new and continuing business.

     . Asset Quality: Non-accrual loans and loans past due 90 days or more and still earning represented 2.58% of net loans outstanding as of December 31, 1994, up from 2.30% at December 31, 1993. Maintaining a high quality of assets is one of the Bank's priorities. Management and the Board feel that the Bank's loan loss reserve at December 31, 1994 is adequate.

     . Deposits: The Bank's deposits surpassed the $200 million plateau and stood at $203.6 million at year-end, representing a 5% or $10.5 million increase over the prior year-end balance. Woodstown National has strengthened its retail franchise as evidenced by our branch expansion and the increase in our core deposits.

     . Net Income: Net income increased 4% to a record $3.15 million. The increase in earnings was due in part to the Bank realizing its greatest net interest margin ever of $9.7 million.

     . Net Income Per Share: The annual report this year reflects the three for one stock split approved in July. The number of shares currently outstanding are 1.8 million. All per share data is based on 1.8 million shares issued and outstanding. Net income per share increased to $1.75 per share from $1.68 per share in the prior year.

     . Dividends: For the 23rd consecutive year the Bank has increased the dividend paid to shareholders. Dividends declared and paid increased 3.5% from $.567 per share in 1993 to $.587 per share in 1994. Total dividends paid-out in 1994 amounted to $1.056 million compared to $1.020 million paid-out in 1993.

     . Capital: One of the Bank's best defenses against adverse interest rate risk and credit risk is the strength of its capital base. We are quite pleased that capital reached an all time high of $20.5 million, representing an 11% increase over the prior year-end balance, while achieving a dividend to net income payout ratio of 33.5%.

BRANCHING OUT

Woodstown National increased its branch network this year by putting two new retail banking facilities on-line. The Mannington branch that opened in January was joined in July by our Beckett location. At year-end there were 2600 new deposit accounts at these branch sites totaling $12.9 million. Each facility has been equipped with an automated teller machine to provide additional banking convenience to the communities they serve. We look forward to forging long lasting relationships in these areas and becoming a partner with local residents and businesses in helping them to meet all of their financial needs.

VISION

The Board has adopted a Mission Statement that is highlighted on the inside cover of this report. The Statement contains our vision of what The Woodstown National Bank and Trust Company should be today and for many years to come. A company that will always look for ways to increase and strengthen your shareholder value by looking for opportunities to grow, while simultaneously attaining consistent profits and strengthening our capital base. A company which is attentive and listens to our customers needs and provides the quality in service which they have come to expect. And a company that is independent and deeply rooted in its community; committed to being a partner with the region well into the future. We are pleased with the growth and direction the Bank has taken and look forward to the challenges and opportunities that lie ahead. With dedicated efforts of the board, management and staff, and your continued support, our vision of maintaining Woodstown National as your friendly independent hometown bank will always be a reality.


Very truly yours,

/s/ Richard O. Erdner

Richard O. Erdner
President


                             [PHOTO APPEARS HERE]

                              Board of Directors

          1. Richard O. Erdner                5. Joseph E. Colson
          2. Thomas Lail                      6. James D. Hargrave
          3. Robert R. McHarness              7. Robert B. Doble, Sr.
          4. J. Michael Galvin, Jr.           8. Harry Levitsky
                            9. Samuel H. Jones, Jr.

                                    SERVICE

     Beginning in 1920 The Woodstown National Bank and Trust Company made a commitment to serve the financial needs of the region. Twenty-five years later, after surviving the great depression and with our nation still in the midst of war, assets had just surpassed two million dollars, and Woodstown National was still serving the communities financial needs with pride.

We thought that with this being our 75th anniversary we would share with you some thoughts the Bank expressed some 50 years ago in the 25th anniversary issue of it's annual report. While we may have said things differently today the sentiment still holds true.

"...it is with satisfaction and pride we inform (you) that your bank is today strong and respected ...we have made many friends who have remained loyal to us, and recollections of their kindness and interest in our behalf fill our anniversary thoughts ...we face the years ahead knowing that this bank is strong
 ...it is our desire to be of increasing usefulness to you in a banking or trust manner in the years ahead..."

While we firmly believe that we should never lose sight of our past, we just as firmly believe that our success lies in our preparation for the future.

Today, some 75 years after our beginnings, the Bank continues to take pride in serving the area's credit and investment needs. We have taken significant steps this year in expanding the Bank's branch network, giving us the opportunity to offer our financial services to thousands of potential customers, both retail and business. Having the products and services as well as the technology and staff to meet the regions banking needs bodes well for the Bank's continued growth and profitability for many more anniversaries to come.


                             [PHOTO APPEARS HERE]

                                    GROWTH


     The Bank further strengthened it's commitment to the region with the opening of two new branch locations in 1994. The expansion effort greatly increased the Bank's trade area.


                             [PHOTO APPEARS HERE]
                                            Mannington


                             [PHOTO APPEARS HERE]


Bringing two new branch facilities on line in 1994 was one of the Bank's primary objectives. Both the Mannington and Beckett branch locations had successful grand opening celebrations, with Mannington opening it's doors for business in January and Beckett in August.

The Grand Opening of Mannington (l to r) Charles Sutton, Harry Levitsky, Ralph Homan, Richard Erdner, Mayor Donald Asay, Robert Doble, Sam Jones and Magaret Massey


Mannington will provide the Bank with coverage in the western portion of Salem County. Beckett will give the Bank access to Logan Township, a community with over 5,000 residents and the Pureland Industrial Park, one of the largest industrial complexes of its type in the northeast sector of the nation.


                             [PHOTO APPEARS HERE]
                                             Beckett

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's discussion and analysis of the Bank's financial condition and results of its operations analyzes various components of its consolidated balance sheet and income statement. This section should be read in conjunction with the Bank's consolidated financial statements and accompanying notes.

1994 OVERVIEW

Interest rates at the beginning of the year hit 20 year lows for many financial instruments, however, by year-end, rates had risen significantly. The rise in rates followed the impetus set by the Federal Reserve Bank which increased the discount rate (the rate at which they charge member banks to borrow) three times during the course of the year from 3.00% to 4.75%, an increase of almost 60%. The Bank's local market did not feel pressure to increase deposit rates until the fourth quarter. A combination of rising asset rates throughout the year and stable deposit rates for much of the year contributed to a $9.75 million net interest margin; the largest in the Bank's history.

At year-end 1994 total assets were $229.8 million of which $158.8 million, or 69% were in loans and $55.7 million or 24% were in investment securities to be held to maturity and short term money market instruments. In 1994 loans increased $10.1 million while investment securities to be held to maturity and short term money market instruments increased $4.0 million. With respect to liabilities, deposits increased $10.5 million or 5% over the prior year with all the increase coming in core categories. The Bank which is predominantly a seller of funds had borrowed funds of $5.0 million at year-end 1994, compared to no borrowings at the end of 1993.

AVERAGE BALANCES

The table below sets forth balance sheet items on a daily average basis for the years ended December 31, 1994, 1993 and 1992 and presents the daily average interest rates earned on assets and the daily average interest rates paid on liabilities for such periods.

WOODSTOWN NATIONAL BANK & SUBSIDIARY
AVERAGE BALANCES AND NET INTEREST INCOME

                                                                    Years Ended December 31,
                             ------------------------------------------------------------------------------------------------------
                                                   1994                        1993                         1992
                             ------------------------------------------------------------------------------------------------------
                                Average                Average      Average               Average    Average              Average
(dollars in thousands)          Balance    Interest    Yld/Rate     Balance   Interest   Yld/Rate    Balance   Interest   Yld/Rate
-----------------------------------------------------------------------------------------------------------------------------------
Interest earning assets:
  Loans (1)                      $153,794   $13,043       8.48%     $146,961  $ 13,153      8.95%    $141,453   $14,144      10.00%
  Securities to be held to
   maturity (2)                    47,806     2,149       4.50%       42,502     1,764      4.15%      34,897     1,823       5.22%
  Other (3)                         8,687       379       4.36%       13,527       461      3.41%      18,598       681       3.66%
-----------------------------------------------------------------------------------------------------------------------------------
Total interest earning assets    $210,287   $15,571       7.40%     $202,990  $ 15,378      7.58%    $194,948   $16,648       8.54%
-----------------------------------------------------------------------------------------------------------------------------------
Interest bearing liabilities:
  Deposits:
  Savings, money market,
   NOW deposits                  $ 80,163   $ 2,195       2.74%     $ 72,195  $  2,848      3.94%    $ 57,908   $ 2,984       5.15%
  Time certificates of
   deposit $100 & over             20,959       936       4.47%       22,830     1,116      4.89%      26,272     1,477       5.62%
  Other time deposits (4)          64,532     2,685       4.16%       67,767     2,276      3.36%      75,350     3,455       4.59%
-----------------------------------------------------------------------------------------------------------------------------------
                                  165,654     5,816       3.51%      162,792     6,240      3.83%     159,530     7,916      4.96%
  Borrowed funds                      110         6       5.45%            0         0                     34         2      5.88%
-----------------------------------------------------------------------------------------------------------------------------------

Total interest bearing
 liabilities                      165,764     5,822       3.51%      162,792     6,240      3.83%     159,564     7,918       4.96%
Non-interest bearing funds         44,523               40,198                  35,384
-----------------------------------------------------------------------------------------------------------------------------------
Total sources to fund
 earning assets                  $210,287   $ 5,822       2.77%     $202,990  $  6,240      3.07%    $194,948   $ 7,918       4.06%
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income and margin              $ 9,749       4.63%               $  9,138      4.50%               $ 8,730       4.48%
===================================================================================================================================
Other Balances:
  Cash & due from banks          $  6,380                           $  5,353                         $  4,864
  Other assets                      6,152                              5,200                            4,657
  Total assets                    220,478                            211,530                          202,772
  Non-interest bearing
   demand deposits                 34,292                             30,137                           26,468
  Other liabilities                 1,059                              1,052                              858
  Shareholder's equity             19,363                             17,549                           15,882

(1) Average balance is net before taking into account the allowance for credit loss and includes loans on non-accrual.
(2) Includes treasury notes and bills, municipal securities and mortgage-backed securities.
(3) Includes principally fed funds sold, Federal Home Loan Bank stock and a money market mutual fund.
(4) Includes time certificates of deposit less than $100 and IRA deposits.

During 1994 average interest earning assets totaled $210.3 million, an increase of $7.3 million or 3.5% over 1993. The net rise in average interest earning assets occurred as a result of average loans increasing $6.8 million and average securities to be held to maturity increasing $5.3 million and average other interest-earning assets decreasing $4.8 million compared to their respective average balances in the prior year. Total average interest bearing liabilities increased a modest $3.0 million or 1.8% over 1993. An $8.0 million or 11% increase in average saving, money market and NOW deposits and a $0.1 million increase in average borrowed funds was offset by a $5.1 million or 5.6% decrease in total average time deposits, compared to the prior year. The decline in outstanding average balances of certificates of deposits and other time deposits and the increase in saving, money market and NOW accounts reflects a trend which the Bank has experienced over the past several years as rates have generally fallen. This trend however, started to reverse by the end of 1994 as certificate of deposit rates began to increase in the later part of the third quarter and throughout the fourth quarter.

NET INTEREST INCOME AND NET INTEREST MARGIN

Net interest income for 1994 was $9.7 million, an increase of $0.6 million or 6.7% over 1993. Interest income increased to $15.6 million from $15.4 million or 1.3%. The effect of a decrease in the yield of the loan portfolio was almost entirely offset by an increase in the portfolio's volume, which had a net effect of decreasing interest income on loans by $0.1 million or 0.8%. Loans carried on non-accrual status had the effect of decreasing interest income on loans by (in thousands) $431 in 1994, $355 in 1993 and $190 in 1992.

Interest expense for 1994 decreased $0.4 million to $5.8 million from $6.2 million, or 6.7%. The cost of average interest bearing liabilities was 3.51%; a decline of 32 basis points from 3.83% for 1993. This is a much smaller reduction than was experienced in the prior year when the cost of average interest bearing liabilities decreased 113 basis points from 1992 to 1993. The net interest margin (defined as net interest income as a percentage of average earning assets) was 4.63% in 1994 up from 4.50% in 1993 and 4.48% in 1992.

NON-INTEREST INCOME

For 1994, non-interest income totaled $1.2 million, an increase of $40 thousand or 3.45% from $1.16 million in 1993.Income from fiduciary (trust) activities increased $20 thousand or 20% to $119 thousand in 1994. Other miscellaneous service charges and fees increased $19 thousand from the prior year to $154 thousand.

Service charges on deposit accounts increased $91 thousand or 15% to $689 thousand and other income decreased $90 thousand or 28% to $236 thousand in 1994. The increase in deposit account service charges is attributable to increasing the number of branch locations and automated teller machines. The decrease in other income is primarily a result of recouping less prior period interest and expenses on delinquent loans and loans in foreclosure in 1994 than in 1993.

NON-INTEREST EXPENSE

Non-interest expense totaled $5.9 million for 1994, an increase of $873 thousand, or 17% over 1993. Most of the increase is a result of the Bank's branch expansion efforts in 1994. Salary and employee benefit expenses of $2.94 million for 1994 was $375 thousand or 14.6% higher than 1993. This increase was mainly due to additional staffing, primarily in branch operations, wage increases and increases in medical insurance cost. Occupancy and equipment expense increased $212 thousand, or 36% from $584 thousand in 1993 to $796 thousand in 1994. Most of this increase resulted from increasing the number of branch sites from four in 1993 to six in 1994. Other operating expense totaled $2.19 million for the current year, an increase of $290 thousand over the prior year. Contributing to the increase in other operating expense in 1994 was an increase of $82 thousand in losses realized on the disposition of assets; primarily loans sold, a $58 thousand increase in advertising and promotional expense, due to branch expansion, a $34 thousand increase in supplies and a $28 thousand increase in telephone cost resulting from adding 2 branches and providing 800 telephone service for the entire year of 1994 compared to only offering this service during the later part of 1993.

INCOME TAXES

During 1994 the Bank expensed $1.63 million in combined federal and state income taxes on pre-tax income of $4.78 million compared to $1.74 million of tax expense in 1993 on pre-tax income of $4.77 million. The Bank's effective income tax rates were 34.11% and 36.50% for the years ended December 31, 1994 and 1993 respectively.

RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY

Two industry measures of a banks performance are its return on average assets
(ROA) and return on average equity (ROE). ROA measures net income in relation to average assets and indicates the banks ability to employ its resources profitably. For 1994 and 1993 the Bank's ROA was 1.43%, compared to banks nationwide with assets of $100-300 million which had on average, ROA's of 1.12% in 1994 and 1.17% in 1993. ROE is determined by dividing net income by average shareholders' equity and indicates how effectively a bank can generate profits on the capital invested and accumulated by its shareholders. For 1994, the Bank's ROE was 16.28% compared to 17.27% in 1993.

LOAN PORTFOLIO

The table below summarizes the Bank's loan portfolio as of December 31, for years 1994 through 1992.

                                                         DECEMBER 31,
                                              -------------------------------
(in thousands)                                  1994        1993       1992
-----------------------------------------------------------------------------
Mortgages
 Residential                                  $ 85,654   $  84,807   $ 85,356
 Residential construction                        3,149       1,377      2,271
 Commercial                                     48,274      42,350     31,395
 Agricultural                                    1,191       1,161      1,091
                                              -------------------------------
                                               138,268     129,695    120,113
                                              -------------------------------
Other secured and unsecured
 Commercial                                     12,090      11,782     10,472
 Agricultural                                    1,071       1,317      1,008
 Consumer                                        9,750       8,167     11,441
                                              -------------------------------
                                                22,911      21,266     22,921
                                              -------------------------------

Total loans                                    161,179     150,961    143,034
                                              ===============================

Loans on non-accrual                             3,461       2,540      2,624
Other real estate                                  209         474        333
                                              -------------------------------

Total non-performing assets                   $  3,670   $   3,014   $  2,957
                                              ===============================
Non-performing assets
  as a percent of total assets                    1.60%       1.42%      1.42%
                                              -------------------------------

The Bank has traditionally been an active provider of real estate loans to credit worthy borrowers in its primary trade area. At December 31, 1994, 85.8% of the loan portfolio was secured by real estate compared to 85.9% and 84.0% at December 31, 1993 and 1992 respectively.

During 1994, loans before the effect of the allowance for possible credit losses, increased $10.2 million or 6.77% compared to increasing $7.9 million or 5.54% in 1993. Lending on commercial real estate has been the primary contributor in the loan portfolio's increase over the past two years increasing $5.9 million or 14% in 1994 and $10.9 million or 35% in 1993.

NON-PERFORMING LOANS AND ASSETS

Non-performing assets (non-performing loans and other real estate) at December 31, 1994 were $3.67 million or 1.60% of total assets compared to $3.01 million or 1.42% of total assets at December 31, 1993. Total non-accrual loans at December 31, 1994 were $3.46 million compared to $2.54 million a year ago. The Bank generally places a loan on non-accrual status and ceases to accrue interest when loan payment performance is deemed unsatisfactory or when management becomes aware of an event that may cause an impairment in the future repayment of a loan. Generally, loans 90 days or more delinquent are placed on non-accrual status, unless the loan is both well secured and in the process of collection. At December 31, 1994 loans past due 90 days or more and still accruing amounted to $634 thousand down from $881 thousand at December 31, 1993.

Other real estate (ORE) at December 31, 1994 totaled $209 thousand compared to $474 thousand a year ago. The ORE total of $209 thousand consist of four parcels of property, two of which, totaling $137 thousand, are owned by the Bank. These properties have been written down to net realizable value. The other $72 thousand of ORE are in-substance foreclosures. In-substance foreclosure is an accounting treatment for troubled real estate loans where the collateral is considered to be substantially foreclosed on when the borrower has little or no equity in the collateral, sources of repayment depend on the operation or sale of the collateral, and the borrower has abandoned control of the collateral. When the Bank identifies a property as in-substance fore-closure, a current appraisal is obtained. Differences between the fair market value and carrying value, if any, are charged to the allowance for credit losses. As of December 31, 1994, in-substance foreclosures consisted of two parcels of property. Management does not anticipate any material loss based on the current fair value of the properties.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is a reserve established through charges to earnings in the form of a provision for credit losses. Management has established an allowance for credit loss which it believes is adequate for estimated losses in its loan portfolio and contingent liabilities (primarily outstanding and unused loan commitments). Management evaluates the adequacy of the allowance quarterly and reviews its findings with the Board of Directors. Changes to the provision, if required, are made at that time for the up-coming quarter. Charge-offs occur when loans are deemed to be uncollectible. At December 31, 1994 the allowance totaled $2.39 million or 1.48% of total loans and provided coverage of 69% of non-performing loans.


                            [ARTWORK APPEARS HERE]

The following table presents, for the periods indicated, an analysis of the allowance for credit losses and other related data.

                                                   Years Ended December 31,
                                                ------------------------------
(in thousands)                                   1994        1993        1992
------------------------------------------------------------------------------
Balance at beginning of period                  $2,296      $1,893      $1,500
Provisions charged
  to operating expenses                            239         472         676
                                                ------------------------------
                                                 2,535       2,365       2,176
Recoveries of loans
 previously charged off:
  Consumer                                          61         144          68
  Commercial                                        10           1           0
  Real Estate                                        6          14           7
                                                ------------------------------

Total recoveries                                    77         159          75
                                                ------------------------------

Loans charged-off:
  Consumer                                          98         190         176
  Commercial                                         0           0         131
  Real Estate                                      128          38          51
                                                ------------------------------

Total charged-off                                  226         228         358
                                                ------------------------------
Net charge-offs                                   (149)        (69)       (283)
                                                ------------------------------
Balance at end of period                        $2,386      $2,296      $1,893
                                                ==============================

Net charge-offs as a percentage
  of average loans outstanding                    O.10%       0.05%       0.20%
                                                ------------------------------
Allowance for credit losses as a
  percentage of year-end loans                    1.48%       1.52%       1.32%
                                                ------------------------------

Allowance coverage
    of non-performing loans                      68.94%      90.39%      72.14%
                                                ------------------------------

INVESTMENT SECURITIES

The Bank's investment securities portfolio increased $2.63 million or 5.64% to $49.23 million during the year. All securities purchased are designated as securities to be held to maturity. The Bank does not purchase securities to trade nor has it made investment security purchases that would be available for sale. Management and the Board regularly review the Bank's investment strategy and may at some future date adopt policies to purchase securities that could be traded as well as purchase securities that would be available for sale.

DEPOSITS

Total deposits of the Bank increased $10.5 million or 5.46% to $203.56 million compared to deposit growth of $2.6 million or 1.38% in the previous year. Most of the deposit growth in 1994 came in accounts that are relatively liquid for the depositor. Demand deposit accounts increased $4.64 million or 13.7% over 1993 year-end balances, and savings, money market checking and NOW checking accounts in total, increased $6.98 million or 9.56% compared to December 31, 1993.

The Bank is a deposit driven financial institution that looks to attract and retain core deposits as its basis for stable growth and profitability. Core deposits are all deposits other than certificates of deposit in excess of $100 thousand. At December 31, 1994 core deposits represented 90.5% of total deposits compared to 88.8% at December 31, 1993.

SHAREHOLDERS' EQUITY

At December 31, 1994 shareholders' equity totaled $20.5 million, up $2.1 million or 11.39% over shareholders' equity of $18.4 million at December 31, 1993. The increase was attributable to retained earnings increasing $3.15 million from 1994 net income and decreasing $1.06 million from dividends declared and paid in the current year. Shareholders' equity as a percent of total assets at December 31,1994 and December 31, 1993 was 8.92% and 8.68% respectively.

The banking industry must meet certain risk-based capital standards established by bank regulatory authorities. These capital standards relate a bank's capital to the risk profile of its assets and commitments and provide a basis for which all banks are evaluated in terms of capital adequacy. The risk-based capital standards require all banks to have Tier 1 risk-based capital of at least 4% and total risk-based capital, including Tier 1 risk-based capital, of at least 8% of risk-adjusted assets. Tier 1 risk-based capital for the Bank includes common stock, capital surplus and retained earnings reduced by unamortized premiums paid in the acquisition of deposits. The Bank's total risk-based capital, used in computing the total risk-based capital ratio, includes Tier 1 risk-based capital and a portion of the allowance for credit losses. The Bank's Tier 1 risk-based capital ratio at December 31, 1994 was 14.30% and its total risk-based capital ratio was 15.56%. These ratio's define Woodstown National as a "well capitalized" bank.

                            [ARTWORK APPEARS HERE]


WOODSTOWN NATIONAL BANK & SUBSIDIARY
SELECTED FINANCIAL DATA                                                                    Years Ended December 31,
                                                                       -------------------------------------------------------------
(in thousands except per share data)                                      1994         1993         1992         1991         1990
                                                                       -------------------------------------------------------------

Income Statement Data:
  Net interest income                                                  $  9,749     $  9,138     $  8,730     $  7,513     $  6,700
  Provision for credit losses                                               239          472          676          899          629
  Non -interest income                                                    1,198        1,158          944          808          690
  Non -interest expense                                                   5,923        5,050        4,550        4,391        3,335
  Income before income taxes                                              4,785        4,774        4,448        3,031        3,426
  Effect of accounting change                                                 0            0         (131)           0            0
  Net income                                                              3,153        3,031        2,799        2,390        2,418

Balance Sheet Data:
  Total assets                                                         $229,820     $212,169     $207,659     $199,598     $187,224
  Loans (net)                                                           158,793      148,665      141,141      143,047      138,392
  Securities held for investment                                         49,230       46,600       40,425       32,958       33,497
  Federal funds sold                                                      5,400        3,045       13,465       10,205        5,015
  Deposits                                                              203,563      193,016      190,387      183,850      172,897
  Borrowed funds                                                          5,000            0            0            0            0
  Shareholders' equity                                                   20,503       18,406       16,395       14,586       13,138

Per Share Data:
  Net income                                                           $   1.75     $   1.68     $   1.56     $   1.33     $   1.34
  Cash dividends                                                           0.59         0.57         0.55         0.52         0.52
  Book value                                                              11.39        10.22         9.11         8.10         7.30

Selected Ratios:
  Performance
  Return on average assets                                                 1.43%        1.43%        1.38%        1.20%        1.36%
  Return on average equity                                                16.28        17.27        17.62        17.24        19.51
  Net interest margin                                                      4.63         4.50         4.48         3.94         3.94
  Liquidity and Capital
  Average loans to average deposits                                       76.92        76.17        76.05        77.51        79.24
  Dividend payout                                                         33.49        33.65        35.37        39.41        38.46
  Total risk-based capital                                                15.56        15.42        14.24        13.97        12.22
  Leverage                                                                 8.72         8.68         7.97         7.25         7.16
  Asset Quality
  Non-performing loans to year-end loans                                   2.15         1.68         1.83         0.68         0.64
  Non-performing assets to year-end assets                                 1.60         1.42         1.42         0.69         0.60
  Allowance for credit losses to year-end loans                            1.48         1.52         1.32         1.04         0.72
  Allowance for credit losses to non-performing loans                     68.94        90.39        72.14       152.59       111.36

--------------------------------------------------------------------------------

               [LETTERHEAD OF NICK L. PETRONI, CPA APPEARS HERE]


                         INDEPENDENT AUDITOR'S REPORT
                         ----------------------------


January 20, 1995

The Board of Directors and Shareholders
The Woodstown National Bank and Trust Company
P. O. Box 248
Woodstown, NJ 08098

Gentlemen:

I have audited the accompanying consolidated statements of condition of The Woodstown National Bank and Trust Company and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Woodstown National Bank and Trust Company and Subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

Respectfully submitted,

/s/ Nick L. Petroni

Nick L. Petroni
Certified Public Accountant

--------------------------------------------------------------------------------

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31, 1994 AND 1993
(Thousands)


ASSETS                                                           1994       1993
                                                             --------   --------

Cash and due from banks                                      $  8,562   $  6,078
Money market mutual fund                                        1,104      2,108
Federal funds sold                                              5,400      3,045
                                                             --------   --------
Total cash and cash equivalents                                15,066     11,231

Securities to be held to maturity                              49,230     46,600
Loans, net of allowance for credit losses
  of $2,386 in 1994 and $2,296 in 1993                        158,793    148,665
Properties and equipment                                        3,740      3,122
Accrued interest receivable                                     1,483      1,260
Other assets                                                    1,508      1,291
                                                             --------   --------

Total assets                                                 $229,820   $212,169
                                                             ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Demand deposits                                              $ 38,479   $ 33,840
Savings, money market, and NOW deposits                        79,978     72,994
Time certificates of deposit $100 and over                     19,373     21,531
Other time deposits                                            65,733     64,651
                                                             --------   --------

Total deposits                                                203,563    193,016
Other borrowed funds                                            5,000
Accrued interest payable                                          543        505
Accrued expenses and other liabilities                            211        242
                                                             --------   --------
Total liabilities                                             209,317    193,763
                                                             --------   --------
Shareholders' equity:
Common stock, $.22 par value; 10,000 shares
  authorized; 1,800 shares issued and outstanding                 400        400
Capital surplus                                                 1,200      1,200
Retained earnings                                              18,903     16,806
                                                             --------   --------
Total shareholders' equity                                     20,503     18,406
                                                             --------   --------
Total liabilities and shareholders' equity                   $229,820   $212,169
                                                             ========   ========


The accompanying notes are an integral part of these consolidated financial statements.

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Thousands, except per share amounts)


                                                                  1994      1993
                                                                ------    ------
Interest income:
  Interest and fees on loans                                   $13,043   $13,153
  Interest on securities to be held to maturity                  2,149     1,764
  Interest on federal funds sold                                   268       336
  Interest - other                                                 111       125
                                                                ------    ------
Total interest income                                           15,571    15,378
                                                                ------    ------
Interest expense:
  Interest on deposits                                           5,816     6,240
  Interest on other borrowed funds                                   6
                                                                ------    ------
Total interest expense                                           5,822     6,240
                                                                ------    ------
Net interest income                                              9,749     9,138
Provision for credit losses                                        239       472
                                                                ------    ------
Net interest income after provision for credit losses            9,510     8,666
                                                                ------    ------
Other income:
  Income from fiduciary activities                                 119        99
  Service charges on deposit accounts                              689       598
  Other service charges and fees                                   154       135
  Other income                                                     236       326
                                                                ------    ------
Total other income                                               1,198     1,158
                                                                ------    ------
Operating expenses:
  Salaries and employee benefits                                 2,939     2,564
  Occupancy and equipment expense                                  796       584
  Other operating expense                                        2,188     1,902
                                                                ------    ------
Total operating expenses                                         5,923     5,050
                                                                ------    ------
Income before income tax expense                                 4,785     4,774
Income tax expense                                               1,632     1,743
                                                                ------    ------
Net income                                                     $ 3,153   $ 3,031
                                                                ======    ======
Net income per share of common stock                           $  1.75   $  1.68
                                                                ======    ======
Average shares outstanding                                       1,800     1,800
                                                                ======    ======


The accompanying notes are an integral part of these consolidated financial statements.

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994 AND 1993
(Thousands)

                                                                                                             Total
                                                           Common         Capital        Retained        Shareholders'
                                                           Stock          Surplus        Earnings           Equity
                                                       ------------    ------------    ------------      ------------
Balance at December 31, 1992                              $  400           $1,200         $14,795          $16,395

Net Income for 1993                                                                         3,031            3,031
Cash dividends paid - $.567 per share                                                      (1,020)          (1,020)
                                                       ------------    ------------    ------------      ------------
Balance at December 31, 1993                                 400            1,200          16,806           18,406

Net Income for 1994                                                                         3,153            3,153
Cash dividends paid - $.587 per share                                                      (1,056)          (1,056)
                                                       ------------    ------------    ------------      ------------
Balance at December 31, 1994                              $  400           $1,200         $18,903          $20,503
                                                       ============    ============    ============      ============


The accompanying notes are an integral part of these consolidated financial statements.

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994 AND 1993
(Thousands)

                                                                                                             1994          1993
                                                                                                           --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                               $  3,153       $  3,031
                                                                                                           --------      --------
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                                                                               361           294
    Amortization and accretion, net                                                                            139           390
    Provision for credit losses                                                                                239           472
    Deferred income taxes                                                                                       91          (213)
    Net loss on disposal of fixed assets                                                                                      18
    (Increase) decrease in interest receivable                                                                (223)           87
    (Increase) decrease in other assets                                                                       (475)
    (Increase) decrease in prepaid expense                                                                     (99)           28
    (Decrease) increase interest payable                                                                        38          (168)
    (Decrease) increase in deferred income                                                                      42           103
    (Decrease) increase in accrued expenses and other liabilities                                              (30)           32
                                                                                                           --------      --------
Total adjustments                                                                                               83         1,043
                                                                                                           --------      --------
Net cash provided by operating activities                                                                    3,236         4,074
                                                                                                           --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of securities to be held to maturity                                               25,604        26,853
Purchases of securities to be held to maturity                                                             (28,383)      (33,417)
Net increase in loans                                                                                      (10,133)       (8,157)
Purchases of properties and equipment                                                                         (980)         (892)
                                                                                                         ----------    ----------
Net cash used in investing activities                                                                      (13,892)      (15,613)
                                                                                                         ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in non-interest bearing demand, savings, NOW, and money market deposit accounts                11,623        11,814
Net decrease in time deposits                                                                               (1,076)       (9,186)
Net increase in borrowed funds                                                                               5,000
Dividends paid                                                                                              (1,056)       (1,020)
                                                                                                         ----------    ----------
Net cash provided by financing activities                                                                   14,491         1,608
                                                                                                         ----------    ----------
Net increase (decrease) in cash and cash equivalents                                                         3,835        (9,931)
Cash and cash equivalents, January 1                                                                        11,231        21,162
                                                                                                         ----------    ----------
Cash and cash equivalents, December 31                                                                    $ 15,066      $ 11,231
                                                                                                         ==========    ==========
Interest paid                                                                                             $  5,784      $  6,407
                                                                                                         ==========    ==========
Income taxes paid                                                                                         $  1,591      $  1,958
                                                                                                         ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.

THE WOODSTOWN NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

NOTE 1: SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:
The accompanying consolidated financial statements include the accounts of The Woodstown National Bank and Trust Company and its wholly owned subsidiary Woodstown Investment Company, Inc. All significant intercompany balances and transactions have been eliminated.

ACCOUNTING BASIS:
The accounting policies of The Woodstown National Bank and Trust Company conform to generally accepted accounting principles and to general practices in the banking industry. The Bank is on the accrual basis of accounting.

INVESTMENTS IN SECURITIES:
Securities to be held to maturity:
Bonds, notes and debentures for which the Bank has the positive ability and intent to hold to maturity are reported at cost adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

LOANS:
Loans are stated at face value, net of unearned discount, allowance for credit losses, and unearned loan fees. Unearned discounts on discounted loans are recognized as income over the term of the loans using a method that approximates the interest method. For all other loans, interest is accrued daily on the outstanding balances.

Loan origination fees are capitalized and recognized as an adjustment of the yield on the related loan.

Loans are generally placed on nonaccrual when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income, and thereafter interest is recognized only to the extent of payments received.

ALLOWANCE FOR CREDIT LOSSES:
The allowance is maintained at a level which, in management's judgment, is adequate to absorb probable losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. The allowance is increased by provisions for loan losses and recoveries on loans previously charged off and reduced by charge-offs of loans deemed uncollectible.

PROPERTIES AND EQUIPMENT:
Depreciation is provided over the estimated useful lives of the respective assets.All premises and equipment are recorded at cost less accumulated depreciation.

OTHER ASSETS:
A core deposit premium intangible acquired during 1994 is being amortized on the straight line basis over seven years. The carrying amount included in other assets at December 31, 1994 (in thousands) is $460 and amortization expense for 1994 amounted to $29.

INCOME TAXES:
Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for credit losses, accumulated depreciation, and deferred loan fees. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled as prescribed in SFAS No. 109, Accountinq for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

EMPLOYEE BENEFITS:
The Bank has a 401(k) retirement savings plan, established during 1991, covering substantially all employees. To be eligible, an employee must be 21 years of age and have completed one participation year of service.

Eligible employees may elect to defer from 1% to 16% of compensation. The Bank is required to make a contribution equal to 100% of the first 6% of employee contributions.

A nonqualified deferred compensation plan was adopted, effective December 31, 1993, for key executives. Eligible executives may elect to reduce irrevocably his or her compensation not yet earned for the following calendar year.

A nonqualified salary continuation agreement was also adopted effective December 31, 1993 for the benefit of key executives. The Board of Directors, at its discretion, may make annual contributions of 1.1 percent of annual pretax profits to fund the plan.

The Bank has elected a partial self-funding of employee medical insurance. For 1993, the Bank will pay (in thousands) the first $10 for each employee and family member covered with a group maximum of approximately $325. Costs in excess of this amount are covered by an excess loss reinsurance contract. During 1994, the self-funding plan was terminated. Management does not anticipate any loss contingency as a result of this termination.

CASH AND CASH EQUIVALENTS:
The Bank considers cash and cash equivalents to include cash on hand, amounts due from banks, investments in money market mutual funds and federal funds sold, since their original maturities are less than three months for the purposes of the statements of cash flows.

FAIR VALUE OF FINANCIAL INSTRUMENTS:
The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and Short-Term Investments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities to be Held to Maturity: Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. It is the Bank's policy to hold investments until maturity.

Loans Receivable: Fair value of homogeneous categories of residential mortgages and consumer loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposit Liabilities: Fair value of demand deposits, savings accounts, and NOW accounts is defined as the amount payable on demand at the reporting date. The fair value for certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values.

Accrued interest: The carrying amounts of accrued interest approximate their fair values.

EARNINGS PER SHARE:
Net income per share of common stock is calculated on the weighted average number of shares outstanding during the period after giving retroactive effect of stock dividends and stock splits. During 1994, the shareholders approved a 3 for 1 stock split increasing the number of shares issued and outstanding from (in thousands) 600 to 1,800. The average number of shares outstanding have been retroactively restated for all periods presented to reflect this change.

NOTE 2:  INVESTMENT SECURITIES

Investment securities are carried at amortized cost. The amortized cost and estimated market value of the investment securities are as follows (in thousands):

                                                                                       Gross            Gross
                                                                    Amortized        Unrealized      Unrealized      Estimated
                                                                      Cost             Gains           Losses       Market Value
                                                                    ---------        ----------      ----------     ------------
Securities to be held to maturity:
December 31, 1994
U. S. government and federal agencies                                 $37,122           $   13          $ 1,122         $36,013
State and municipal securities                                         11,138                2              119          11,021
Other securities                                                          970                                               970
                                                                    ---------        ----------      ----------     ------------
                                                                      $49,230           $   15          $ 1,241         $48,004
                                                                    =========        ==========      ==========     ============

                                                                                       Gross            Gross
                                                                    Amortized        Unrealized      Unrealized      Estimated
                                                                      Cost             Gains           Losses       Market Value
                                                                    ---------        ----------      ----------     ------------
December 31, 1993
U.S. government and federal agencies                                  $26,858           $   67          $    46         $26,879
State and municipal securities                                         18,809               48               20          18,837
Other securities                                                          933                                               933
                                                                    ---------        ----------      ----------     ------------
                                                                      $46,600             $115          $   66          $46,649
                                                                    =========        ==========      ==========     ============

The amortized cost and estimated market value of debt securities at December 31, 1994 and 1993, by contractual maturity, follow. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The maturities of investment securities at December 31 were as follows:

                                                                                   1994                          1993
                                                                         --------------------------    --------------------------
                                                                         Amortized      Estimated      Amortized      Estimated
                                                                           Cost        Market Value      Cost        Market Value
                                                                         ---------     ------------    ---------     ------------
Due in one year or less                                                   $21,674          $21,474      $19,846          $19,920
Due after one year through five years                                      19,313           18,891       17,812           17,826
Due from five to ten years                                                  7,273            6,669        8,009            7,970
Federal Reserve Bank stock                                                     48               48           48               48
Federal Home Loan Bank-NY stock                                               922              922          885              885
                                                                         ---------     ------------    ---------     ------------
                                                                          $49,230          $48,004      $46,600          $46,649
                                                                         =========     ============    =========     ============

The Bank did not realize any gains or losses on securities for December 31, 1994 and 1993.

Investment securities with a carrying value of $16,510 and $15,079 at December 31, 1994 and 1993, were pledged to secure public deposits, qualify for fiduciary powers and for other purposes required by law. Approximate market value of pledged securities at December 31, 1994 was $16,221.

NOTE 3: LOANS

Major classifications of loans in the consolidated balance sheet at December 31 are summarized as follows (in thousands):

                                                           1994         1993
                                                        --------     --------
Residential real estate                                 $ 85,654     $ 84,807
Commercial real estate                                    49,465       43,511
Agricultural                                               1,071        1,317
Commercial                                                12,090       11,782
Real estate construction                                   3,149        1,377
Consumer loans                                             9,750        8,167
                                                        --------     --------
                                                         161,179      150,961
Less: Allowance for credit losses                          2,386        2,296
                                                        --------     --------
Loans, net                                              $158,793     $148,665
                                                        ========     ========

Loans past due 90 days or more and still earning totaled $634 and $881 at December 31, 1994 and 1993 respectively. Non-accruing loans (principally real estate loans) totaled $3,461 and $2,540 at December 31, 1994 and 1993, respectively, which had the effect of reducing income $431 and $355, and earnings per common share $.24 and $.20 respectively.

An analysis of the change in the allowance for credit losses follows:

                                1994     1993
                               ------   ------
Balance January 1,             $2,296   $1,893
Provision for credit losses       239      472
Credits charged off              (226)    (228)
Recoveries                         77      159
                               ------   ------
Balance December 31,           $2,386   $2,296
                               ======   ======

NOTE 4: LOAN SERVICING

The Bank has retained servicing rights in certain mortgage loans sold to the Federal National Mortgage Association (Fannie Mae). These loans totaled (in thousands)$4,116 at December 31, 1994.

NOTE 5: PROPERTIES AND EQUIPMENT

Components of properties and equipment at December 31 were as follows (in thousands):

                                    1994    1993
                                   ------  ------
Land                               $  304  $  144
Bank premises                       3,295   2,789
Equipment, furniture & fixtures     2,190   1,874
                                   ------  ------
Total cost                          5,789   4,807
Less: Accumulated depreciation      2,049   1,685
                                   ------  ------
Net book value                     $3,740  $3,122
                                   ======  ======

Depreciation expense amounted to $361 in 1994 and $294 in 1993. Capitalized interest costs on branch construction amounted to $5 in 1993.

NOTE 6: FORECLOSED REAL ESTATE

The balance of other real estate owned acquired through foreclosure or in-substance foreclosure in settlement of loans is included in other assets and totaled at December 31, 1994 and 1993 (in thousands) $209 and $474 respectively.

At the time of foreclosure, foreclosed real estate is recorded at the lower of the Bank's cost or the fair value, less estimated costs to sell, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in income (loss) on other real estate owned.

NOTE 7: DEPOSITS

The following is a maturity distribution of time deposits in denominations of (in thousands) $100 or more at December 31:

                            1994   1993
                          -------  -------
Three months or less      $ 7,142   $7,100
Over three months
 through twelve months      8,028    8,732
Over one year
 through five years         4,203    5,699
                          -------  -------
                          $19,373  $21,531
                          =======  =======

NOTE 8: SHORT-TERM BORROWINGS

The Bank had outstanding advances from the Federal Home Loan Bank of New York (FHLB-NY) at December 31, 1994 of (in thousands) $5,000. Advances mature January 30, 1995 and carry an interest rate of 6.15%. A security interest in certain collateral with a carrying value at least equal to advances has been made in accordance with the terms of the Advances, Collateral Pledge, and Security Agreement entered into with FHLB-NY. Federal Home Loan Bank stock required to be held by the Bank had a carrying amount of $922 and $885 at December 31, 1994 and 1993 respectively.

NOTE 9: INCOME TAXES

The consolidated provision for income taxes for 1994 and 1993 consists of the following at December 31, (in thousands):

                                          1994     1993
                                        -------   -------
Components
    of income tax expense:
Currently paid or payable:
  Federal                               $ 1,337   $ 1,585
  State                                     204       371
Deferred income taxes                        91      (213)
                                        -------   -------
                                        $ 1,632   $ 1,743
                                        =======   =======

The provision for federal and state income taxes differs from that computed by applying the federal and state statutory rates to income before income tax expense, as indicated in the following analysis:


                                               1994                  1993
                                        -------------------    -------------------
                                         Amount  Percentage     Amount  Percentage
                                        -------  ----------    -------  ----------
Expected tax provision
   at the statutory rate                $ 2,057    43.000      $ 2,071   43.375
Effect of tax-exempt income                (156)   (3.261)        (221)  (4.629)
Income of subsidiary
   - federal taxable                       (181)   (3.783)        (157)  (3.289)
Other, net                                  (88)   (1.839)          50    1.047
                                        -------  --------      -------  -------
                                        $ 1,632    34.117      $ 1,743   36.504

Deferred tax liabilities have been provided for taxable temporary differences related to accumulated depreciation.

Deferred tax assets have been provided for deductible temporary differences related to the allowance for credit losses and deferred loan origination fees. The deferred tax asset valuation allowance relates to the allowance for credit losses which management believes will not be realized due to the disparity between the regulatory required provision and the Bank's experience of the actual amounts charged to the allowance. The net deferred tax assets in the accompanying consolidated statements of financial condition include the following components at December 31,:

                             1994     1993
                            ------   ------
FEDERAL AND STATE
Deferred tax liabilities    $ (159)  $ (123)
Deferred tax assets          1,273    1,133
Deferred tax assets
    valuation allowance       (494)    (300)
                            ------   -------
Net deferred tax assets     $  620   $  710
                            ======   =======

NOTE 10: TRANSACTIONS
WITH DIRECTORS AND OFFICERS

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Total loans and commitments to these persons and firms was (in thousands) $4,207 and $2,237 at December 31, 1994 and 1993 respectively.

On December 27, 1990, the Bank entered into a participation loan agreement with a Director of the Bank. The participation sold constituted an assignment, without recourse to the Bank, of an undivided 41.2% interest in the Bank's right, title and interest in the outstanding loan.

NOTE 11: RETIREMENT PLANS

The Bank expensed (in thousands) $108 and $92 for contributions to the 401(k) retirement savings plan in 1994 and 1993, respectively, and $8 and $84 in 1994 and 1993, respectively, to the key employees salary continuation retirement plan.

NOTE 12: CONTINGENT LIABILITIES AND COMMITMENTS

The Bank's consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest-rate risk and liquidity risk. These commitments and contingent liabilities are described in Note 16: Financial Instruments.

The Bank and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.

NOTE 13: REGULATORY MATTERS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends that the Bank could have declared without the approval of the Comptroller of the Currency, amounted to approximately (in thousands) $6,973 in 1994 and $6,288 in 1993.

The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets as defined by the banking regulators. At December 31, 1994, the Bank was required to have minimum Tier 1 and total capital ratios of 4 percent and 8 percent respectively. The Bank's actual ratios at that date were 14.30 percent and 15.56 percent respectively.

In addition, the Bank maintained a leverage ratio of 8.72 percent which exceeded the minimum required by the banking regulators.

NOTE 14: CONCENTRATIONS OF CREDIT

Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to creditworthy borrowers, although credit losses are expected to occur because of subjective factors and factors beyond the control of the Bank. The concentrations of credit by type of loan are set forth in Note
3. In addition, the Bank is a community bank and, as such, is mandated by the Community Reinvestment Act and other regulations to conduct most of its lending activities within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

NOTE 15: TRUST DEPARTMENT

Property (other than cash deposits) held by the Bank in fiduciary or agency capacity for its customers is not included in the accompanying statement of condition, since such items are not assets of the Bank.

NOTE 16: FINANCIAL INSTRUMENTS

Financial Instruments:

The estimated fair values of the Bank's financial instruments are as follows (in thousands):

                                             1994                  1993
                                     -------------------   -------------------
                                     Carrying     Fair     Carrying     Fair
                                      Amount      Value     Amount      Value
                                     --------   --------   --------   --------
Financial assets:
Cash and cash equivalents            $ 15,066   $ 15,066   $ 11,231   $ 11,231
Securities to be held to maturity      49,230     48,004     46,599     46,648
Adjustable residential real estate
 loans                                 88,068     88,227    102,569    103,592
Fixed rate real estate loans           15,952     14,765     10,144     10,566
Consumer installment loans             15,944     15,867
Commercial and other loans             41,215     41,215     38,248     38,248
Allowance for credit losses            (2,386)    (2,386)    (2,296)    (2,296)
Accrued interest receivable             1,483      1,483      1,260      1,260

Financial liabilities:
Deposits                              203,553    203,768    193,016    192,906
Accrued interest payable                  543        543        505        505
Short-term borrowings                   5,000      5,000

It is not practical to estimate the market values of commercial and certain other loans that are carried at amounts due from borrowers, reduced by appropriate allowances for collectibility. There are no quoted market prices for loans of these types and the Bank does not have available resources to estimate fair values based on estimated cash flows of the individual loans. The approximate average effective interest rate for these loans was 8.94% at December 31, 1994. Maturities range from on demand to 24 years.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, and, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

Commitments to Extend Credit and Financial Guarantees: At December 31, 1994, the Bank was exposed to credit risk on commitments to extend credit having contract amounts of $27,419 and standby letters of credit and financial guarantees written of $2,520.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1994, varies from 0% to 100%; the average amount collateralized is 61.4%.

The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1994 or 1993.

A summary of the Bank's commitments at December 31 is as follows:

                                Notional Amount
                                ----------------
                                  1994    1993
                                -------  -------
Commitments to extend credit    $27,017  $22,354
Credit card arrangements            402       31
Standby letters of credit         2,520    2,067
                                -------  -------
Total commitments               $29,939  $24,452
                                =======  =======

HEADQUARTERS
The Woodstown National Bank
and Trust Company
1 South Main Street
Woodstown, NJ 08098-0248

ANNUAL
SHAREHOLDERS' MEETING
Woodstown Nationals annual
shareholders' meeting will be held
on Tuesday, April 4, 1995 at 11:00 a.m.
at the Bank's corporate headquarters

DIRECTORS
Joseph E. Colson
Insurance Broker

Robert B. Doble, Sr.,  Chairman
Real Estate Broker
Chairman
D & N Machine Co.

Richard O. Erdner, President
President
Erdner Bros, Inc.

J. Michael Galvin, Jr.
President & CEO
The Memorial Hospital
of Salem County, Inc.

James D. Hargrave
CPA

Samuel H. Jones, Jr.
President/Owner
SJ Transportation Co.

Thomas Lail
Real Estate Developer

Harry Levitsky, SVP
Retired

Robert R. McHarness, CPA
Director
Farmers Mutual Insurance Co.

OFFICERS
Ralph Homan, SVP
Chief Operating Officer

Sandra Kay Battle, SVP
Cashier/Loan Officer

F. Steven Meddick, Sr., SVP
Controller

Charles W. Sutton, SVP
Marketing/Business Development Director

Donald C. Ulzheimer, SVP
Loan Officer

Lura M. Conner, VP
Branch Manager

Donald W. Davis, VP
Trust Officer

Helen H. Sickler, VP
Investment Officer

Carole R. Battle, AVP
Loan Officer

Laura L. Boger, AVP
Branch Manager

Penny M. Duffield, AVP
Branch Manager

Sharon H. Eastlack, AVP
Asst. Trust Officer

Christina Humphreys, AVP
CRA/Loan Officer

Mary H.A. Johnson, AVP
Branch Manager

Ann M. McFadden, AVP
Branch Manager

Margaret A. Massey, AVP
Branch Manager

Lois H. Nelson, AVP
Operations Manager

Dana L. Pratta, AVP
Branch Administrator

Brian K. Timberman, AVP
Loan Officer

David A. Wagner, AVP
General Auditor

Ruth A. Williams, AVP
Data Processing Manager

BANKING FACILITIES

MAIN OFFICE
1 South Main Street
Woodstown, NJ 08098
Phone (800) 899-6639
Fax   (609) 769-2395

ALLOWAY
48 S. Greenwich St.
Alloway, NJ 08001
Phone (609) 935-5300
Fax   (609) 935 - 5527

SHARPTOWN
Kings Hwy & US Rt 40
Woodstown, NJ 08098
Phone (609) 769-3300
Fax   (609) 769-2225

SWEDESBORO
278 Kings Highway
Swedesboro, NJ 08085
Phone (609) 467-0505
Fax   (609) 467-1930

MANNINGTON
125 Salem-Woodstown Rd.
Salem, NJ 08079
Phone (609) 935-6200
Fax   (609) 935-6116

BECKETT
22 Village Center Drive
Swedesboro, NJ 08085
Phone (609) 467-3400
Fax   (609) 467-5587

BANKING HOURS

MONDAY & TUESDAY
Lobby                9-3
Drive-in             9-4

WEDNESDAY
Lobby                9-3
Drive-in             9-5

THURSDAY
Lobby                9-6
Drive-in             9-6

FRIDAY
Lobby                9-7
Drive-in             9-7

SATURDAY
Lobby               9-11
Drive-in            9-11

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.
          -----------------------------------------

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (BCL), 15 Pa. C.S. (S)(S) 1741-50, provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. A copy of Subchapter D of Chapter 17 of the BCL is attached as
Exhibit 99(d) to this Registration Statement.

     Article V of the Bylaws of Fulton Financial Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the BCL. Article V of the Bylaws of Fulton Financial Corporation, as set forth in Exhibit 3(b) to this Registration Statement, is hereby incorporated by reference in response to this Item 20.

     Fulton Financial Corporation has purchased insurance to indemnify its directors, officers, employees and agents under certain circumstances.

     For disclosure concerning the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act of 1933, see the Section in the Proxy Statement/Prospectus (which is included in Part I of this Registration Statement) entitled INFORMATION CONCERNING FULTON FINANCIAL CORPORATION AND DESCRIPTION OF FFC COMMON STOCK -- Indemnification.

Item 21.  Exhibits and Financial Statement Schedules.
          ------------------------------------------

          (a)  Exhibits:
               --------

       Number                                   Title
       ------                                   -----

          2 Merger Agreement dated September 30, 1996, as amended as of November 1, 1996, between Fulton Financial Corporation and The Woodstown National Bank & Trust Company -- Furnished as Exhibit A to the Proxy Statement/Prospectus which is included in Part I of this Registration Statement.

        3(a) Articles of Incorporation of Fulton Financial Corporation -- Incorporated by reference to Exhibit
                        (a)(i) of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1987

Number                                      Title
------                                      -----

 3(b) Bylaws of Fulton financial Corporation -- Incorporated by reference to Exhibit (a)(i) of the Fulton Financial Corporation Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1989

   4 Rights Agreement dated June 20, 1989, between Fulton Financial Corporation and Fulton Bank -- Incorporated by reference to
               Exhibit 1 of the Fulton Financial Corporation Current Report on Form 8-K dated June 21, 1989

   5           Opinion of Barley, Snyder, Senft & Cohen, LLP re: legality

   8           Opinion of Barley, Snyder, Senft & Cohen, LLP re: tax matters

  13 Annual Report on Form 10-K of Fulton Financial Corporation for the Year Ending December 31, 1995 -- Incorporated by reference in the Proxy Statement/Prospectus which is included in part I of this Registration Statement

  21           Subsidiaries of Fulton Financial Corporation

 23(a)         Consent of Barley, Snyder, Senft & Cohen, LLP

 23(b)         Consent of Arthur Andersen LLP

 23(c)         Consent of Muldoon, Murphy & Faucette

 23(d)         Consent of Petroni & Associates

 23(e)         Consent of McConnell, Budd & Downes

  24           Power of Attorney

 99(a)         Form of Proxy

 99(b)         Letter to Shareholders of The Woodstown National Bank & Trust
               Company

 99(c) Notice of Special Meeting of Shareholders of The Woodstown National Bank & Trust Company

 99(d)         Statute Relating to Indemnification

(b)  Financial Statement Schedules:
     -----------------------------

     None required.

(c)  Opinion of Financial Advisor:
     ----------------------------

     Furnished as Exhibit B to the Proxy Statement/Prospectus which is included in Part I of this Registration Statement.

Item 22.  Undertakings.
          ------------

     (a)

     1.  The undersigned registrant hereby undertakes as follows:

          (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, the paragraphs (1) (A) (i) and (1) (A) (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934) (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES
                                  ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania on December 12, 1996.

                                   FULTON FINANCIAL CORPORATION

Attest: /s/William R. Colmery           By: /s/Rufus A. Fulton, Jr.
        -------------------------           ---------------------------------
        William R. Colmery,                 Rufus A. Fulton, Jr., President
        Secretary                           and Chief Executive Officer

(Corporate Seal)


    Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Capacity                Date
       ---------                           --------                ----


*/s/Jeffrey G. Albertson                   Director           December 12, 1996
 --------------------------
   (Jeffrey G. Albertson)


*/s/James R. Argires                       Director           December 12, 1996
 --------------------------
   (James R. Argires)


*/s/Donald M. Bowman, Jr.                  Director           December 12, 1996
 --------------------------
  (Donald M. Bowman, Jr.)


                                           Director
 --------------------------
 (Thomas D. Caldwell, Jr.)

                                        Vice President        December 12, 1996
 /s/Beth Ann L. Chivinski               and Controller
 --------------------------          (Principal Accounting
  (Beth Ann L. Chivinski)                  Officer)


*/s/Harold D. Chubb                        Director           December 12, 1996
 --------------------------
    (Harold D. Chubb)


*/s/William H. Clark, Jr.                  Director           December 12, 1996
 --------------------------
  (William H. Clark, Jr.)

        Signature                       Capacity                Date
        ---------                       --------                ----

*/s/  Frederick B. Fichthorn            Director            December 12, 1996
 -----------------------------
    (Frederick B. Fichthorn)

*/s/  Patrick J. Freer                  Director            December 12, 1996
 -----------------------------
    (Patrick J. Freer)

 /s/  Rufus A. Fulton, Jr.          President, Chief        December 12, 1996
 -----------------------------    Executive Officer and
    (Rufus A. Fulton, Jr.)              Director
                                  (Principal Executive
                                        Officer)

*/s/  Eugene H. Gardner                 Director            December 12, 1996
 -----------------------------
    (Eugene H. Gardner)

*/s/  Robert D. Garner            Chairman of the Board     December 12, 1996
 -----------------------------        and Director
    (Robert D. Garner)

*/s/  Daniel M. Heisey                  Director            December 12, 1996
 -----------------------------
    (Daniel M. Heisey)

*/s/  J. Robert Hess                    Director            December 12, 1996
 -----------------------------
    (J. Robert Hess)

*/s/  Carolyn R. Holleran               Director            December 12, 1996
 -----------------------------
    (Carolyn R. Holleran)

*/s/  Clyde W. Horst                    Director            December 12, 1996
 -----------------------------
    (Clyde W. Horst)

*/s/  Bernard J. Metz, Sr.              Director            December 12, 1996
 -----------------------------
    (Bernard J. Metz, Sr.)

                                     Executive Vice         December 12, 1996
 /s/  Charles J. Nugent            President and Chief
 ----------------------------       Financial Officer
    (Charles J. Nugent)            (Principal Financial
                                        Officer)


*/s/  Arthur M. Peters, Jr.             Director            December 12, 1996
   ------------------------------
    (Arthur M. Peters, Jr.)

             Signature               Capacity                 Date
             ---------               --------                 ----

*/s/ Stuart H. Raub, Jr.             Director           December 12, 1996
 -----------------------------
  (Stuart H. Raub, Jr.)


*/s/ Donald E. Ruhl                  Director           December 12, 1996
 -----------------------------
      (Donald E. Ruhl)


*/s/ William E. Rusling              Director           December 12, 1996
 -----------------------------
    (William E. Rusling)


*/s/ Mary Ann Russell                Director           December 12, 1996
 -----------------------------
    (Mary Ann Russell)


*/s/ John O. Shirk                   Director           December 12, 1996
 -----------------------------
      (John O. Shirk)

                                   Executive Vice
 /s/ R. Scott Smith                  President          December 12, 1996
 -----------------------------
      (R. Scott Smith)

*/s/ James K. Sperry               Executive Vice       December 12, 1996
 -----------------------------      President and
     (James K. Sperry)               Director


*/s/ Kenneth G. Stoudt               Director           December 12, 1996
 -----------------------------
     (Kenneth G. Stoudt)




* By:/s/ William R. Colmery        Attorney-in-Fact     December 12, 1996
     -------------------------
         (William R. Colmery)

                                 EXHIBIT INDEX


                               Required Exhibits
                               -----------------


Number                          Title
------                          -----

  2             Merger Agreement dated September 30,
                1996, as amended as of November 1,
                1996, between Fulton Financial
                Corporation and The Woodstown National
                Bank & Trust Company -- Furnished as
                Exhibit A to the Proxy
                Statement/Prospectus which is included
                in Part I of this Registration
                Statement

  3(a)          Articles of Incorporation of Fulton
                Financial Corporation -- Incorporated
                by reference to Exhibit (a)(i) of the
                Fulton Financial Corporation Quarterly
                Report on Form 10-Q for the Quarter
                Ended June 30, 1987

  3(b)          Bylaws of Fulton Financial Corporation
                -- Incorporated by reference to Exhibit
                (a)(i) of the Fulton Financial
                Corporation Quarterly Report on Form
                10-Q for the Quarter Ended June 30,
                1989

   4            Rights Agreement dated June 20, 1989,
                between Fulton Financial Corporation
                and Fulton Bank -- Incorporated by
                reference to Exhibit 1 for the Fulton
                Financial Corporation Current Report on
                Form 8-K dated June 21, 1989

   5            Opinion of Barley, Snyder, Senft &
                Cohen, LLP re: legality

   8            Opinion of Barley, Snyder, Senft &
                Cohen, LLP re: tax matters

  13            Annual Report on Form 10-K for Fulton
                Financial Corporation for the Year
                Ending December 31, 1995 --
                Incorporated by reference in the Proxy
                Statement/Prospectus which is included
                in Part I of this Registration
                Statement

  21            Subsidiaries of Fulton Financial
                Corporation

Number                        Title
------                        -----

23(a)           Consent of Barley, Snyder, Senft & Cohen, LLP

23(b)           Consent of Arthur Andersen LLP

23(c)           Consent of Muldoon, Murphy & Faucette

23(d)           Consent of Petroni & Associates

23(e)           Consent of McConnell, Budd & Downes

 24             Power of Attorney

99(a)           Form of Proxy

99(b)           Letter to Shareholders of The Woodstown National Bank & Trust
                Company

99(c) Notice of Special Meeting of Shareholders of the Woodstown National Bank & Trust Company

99(d)           Statute Relating to Indemnification